   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1997

                                                      REGISTRATION NO. 333-35703
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                   AMENDMENT
                                    NO. TWO
                                    FORM S-4


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            FLEMING COMPANIES, INC.*

             (Exact name of registrant as specified in its charter)

           OKLAHOMA                          5140                  73-1395733
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

       6301 WATERFORD BOULEVARD                   DAVID R. ALMOND, ESQ.
              BOX 26647                    6301 WATERFORD BOULEVARD, BOX 26647
    OKLAHOMA CITY, OKLAHOMA 73126             OKLAHOMA CITY, OKLAHOMA 73126
            (405) 840-7200                            (405) 840-7200
  (Address, including Zip Code, and        (Name, address, including Zip Code,
telephone number, including area code,     and telephone number, including area
 of registrants' principal executive           code, of agent for service)
               offices)

                            ------------------------

                                   COPIES TO:
                            BRICE E. TARZWELL, ESQ.
                            CONNIE S. STAMETS, ESQ.
                    MCAFEE & TAFT A PROFESSIONAL CORPORATION
                       TENTH FLOOR, TWO LEADERSHIP SQUARE
                               211 NORTH ROBINSON
                         OKLAHOMA CITY, OKLAHOMA 73102
                                 (405) 235-9621

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                            ------------------------

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

* The wholly-owned subsidiaries of Fleming Companies, Inc. have guaranteed the securities being registered hereby and therefore are also registrants. Information about such additional registrants appears on the following pages.

                             ADDITIONAL REGISTRANTS

                               ABCO MARKETS INC.
             (Exact name of registrant as specified in its charter)

           ARIZONA                           5410                  86-0491500
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                               ABCO REALTY CORP.
             (Exact name of registrant as specified in its charter)

           ARIZONA                           6511                  86-0491499
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                       FLEMING FOREIGN SALES CORPORATION
             (Exact name of registrant as specified in its charter)

           BARBADOS                          5140                  98-0129721
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                           FLEMING INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

           OKLAHOMA                          5140                  73-1414701
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                     FLEMING SUPERMARKETS OF FLORIDA, INC.
             (Exact name of registrant as specified in its charter)

           FLORIDA                           5410                  65-0418543
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                      FLEMING TRANSPORTATION SERVICE, INC.
             (Exact name of registrant as specified in its charter)

           OKLAHOMA                          4200                  73-1126039
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                            FLEMING WHOLESALE, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                           5140                  93-1175982
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                         GATEWAY INSURANCE AGENCY, INC.
             (Exact name of registrant as specified in its charter)

          WISCONSIN                          6411                  39-1346803
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                                   LAS, INC.
             (Exact name of registrant as specified in its charter)

           OKLAHOMA                          5140                  73-1410261
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                             PIGGLY WIGGLY COMPANY
             (Exact name of registrant as specified in its charter)

           OKLAHOMA                          7389                  73-1477999
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                            PROGRESSIVE REALTY, INC.
             (Exact name of registrant as specified in its charter)

           OKLAHOMA                          6511                  73-1485750
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                           RETAIL SUPERMARKETS, INC.
             (Exact name of registrant as specified in its charter)

           OKLAHOMA                          5140                  74-0658440
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                          RFS MARKETING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           OKLAHOMA                          4890                  73-1489627
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                         SCRIVNER TRANSPORTATION, INC.
             (Exact name of registrant as specified in its charter)

           OKLAHOMA                        INACTIVE                73-1288028
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                                SMARTRANS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          4723                  13-2656567
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

                             UNIVERSITY FOODS, INC.
             (Exact name of registrant as specified in its charter)

             UTAH                            5410                  87-0470281
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                           --------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED DECEMBER 19, 1997


                                     [LOGO]

                               OFFER TO EXCHANGE

            10 1/2% SERIES B SENIOR SUBORDINATED NOTES DUE 2004 FOR
           ALL OUTSTANDING 10 1/2% SENIOR SUBORDINATED NOTES DUE 2004
                  ($250,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      AND
            10 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2007 FOR
           ALL OUTSTANDING 10 5/8% SENIOR SUBORDINATED NOTES DUE 2007
                  ($250,000,000 PRINCIPAL AMOUNT OUTSTANDING)

                            ------------------------


    The Exchange Offer will expire at 5:00 p.m., New York City time, on January 21, 1998, unless extended (if and as extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.


                            ------------------------

    Fleming Companies, Inc., an Oklahoma corporation (the "company" or "Fleming"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal relating to the Exchange Offer (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 10 1/2% Series B Senior Subordinated Notes due 2004 ("New Notes due 2004") for each $1,000 principal amount of its outstanding 10 1/2% Senior Subordinated Notes due 2004 ("Old Notes due 2004") and to exchange $1,000 principal amount of its 10 5/8% Series B Senior Subordinated Notes due 2007 ("New Notes due 2007" and, together with its New Notes due 2004, the "New Notes") for each $1,000 principal amount of its 10 5/8% Senior Subordinated Notes due 2007 ("Old Notes due 2007" and, together with its Old Notes due 2004, the "Old Notes"). The New Notes and the Old Notes are collectively referred to herein as the "Notes."

    The form and terms of the New Notes (which will be issued under the same Indentures as the correlative Old Notes) are identical in all material respects to the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indentures. Following consummation of the Exchange Offer, the holders of the Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the company will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes held by them. The company has no current plans to list either the Old Notes or the New Notes on any securities exchange or over-the-counter market system.

                            ------------------------


    SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS WHICH INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NEW NOTES OFFERED HEREBY.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    BROKER-DEALERS WHO DID NOT ACQUIRE OLD NOTES AS A RESULT OF MARKET MAKING ACTIVITIES OR TRADING ACTIVITIES MAY NOT PARTICIPATE IN THE EXCHANGE OFFER. SEE
P. 3.

                            ------------------------


               The date of this Prospectus is December 22, 1997.

    The New Notes due 2004 will mature on December 1, 2004, and the New Notes due 2007 will mature on July 31, 2007. Interest on the New Notes due 2004 will be payable semiannually on June 1 and December 1 of each year, commencing December 1, 1997. Interest on the New Notes due 2007 will be payable semiannually on January 31 and July 31 of each year, commencing January 30, 1998. The New Notes will be redeemable at the option of the company, in whole or in part, at any time on or after June 1, 2001 with respect to the New Notes due 2004 and July 31, 2002 with respect to the New Notes due 2007 at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined herein; see "Definitions"), if any, to the redemption date. In addition, on or prior to June 1, 2000 (in the case of the New Notes due 2004) and July 31, 2000 (in the case of the New Notes due 2007), the company may redeem at any time or from time to time up to 35% of the aggregate principal amount of each of the Notes due 2004 and the Notes due 2007 originally issued at a redemption price of 110 1/2% (in the case of the Notes due 2004) and 110 5/8% (in the case of the Notes due 2007) of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of one or more Public Equity Offerings (as defined herein); PROVIDED, HOWEVER, that at least $162.5 million in aggregate principal amount of each tranche of Notes remains outstanding following each such redemption. Upon the occurrence of a Change of Control Triggering Event (as defined herein), each holder of Notes will have the right, to the extent not inconsistent with the company's Bylaws as in effect on July 25, 1997, to require that the company purchase such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase.



    The New Notes will be general unsecured obligations of Fleming, subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of the company, including all obligations of the company under the New Credit Agreement (as defined herein), and senior to or PARI PASSU with all existing and future subordinated indebtedness of the company. At October 4, 1997, Fleming and its subsidiaries had outstanding approximately $1.065 billion of Senior Indebtedness (excluding $85 million of obligations under undrawn letters of credit), of which $674 million was secured indebtedness. The Indentures permit Fleming and its subsidiaries to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. The payment of principal of, premium, if any, and interest on the New Notes will be unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis (the "Note Guarantees") by all of the company's Wholly Owned Restricted Subsidiaries (as defined herein), which currently comprise substantially all of the company's subsidiaries (the "Subsidiary Guarantors"). The Note Guarantees will be general unsecured obligations of the Subsidiary Guarantors, subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors (including their guarantees of indebtedness under the New Credit Agreement and certain senior notes of the company), and senior to or PARI PASSU with all existing and future subordinated indebtedness of the Subsidiary Guarantors. At October 4, 1997, the Subsidiary Guarantors had approximately $590 million of Senior Indebtedness outstanding (including guarantees of Senior Indebtedness). See "Description of Notes" and "Description of Other Indebtedness."



    This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes as of December 15, 1997. The company will not receive any proceeds from this Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer. See "Plan of Distribution."


    The Exchange Offer is being made pursuant to the terms of the registration rights agreement (the "Registration Rights Agreement") entered into on July 25, 1997 among the company and the Subsidiary Guarantors and Bear, Stearns & Co. Inc., Chase Securities Inc., BancAmerica Securities, Inc. and Societe Generale Securities Corporation (the "Initial Purchasers") pursuant to the terms of the Purchase Agreement dated July 18, 1997 between the company and the Subsidiary Guarantors and the Initial Purchasers. See "The Exchange Offer--Purpose and Effect of the Exchange Offer."

    Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than certain broker-dealers, as set forth below, and any holder that is an "affiliate" of the company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Holders of Old Notes wishing to accept the Exchange Offer must represent to the company in the Letter of Transmittal that such conditions have been met.


    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The company has agreed that, for a period of 180 days, if required, from the date on which the Exchange Offer is consummated (the "Exchange Date"), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." A broker-dealer who is an affiliate of the company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.


                                PERIODIC REPORTS



    The Indentures provide that whether or not required by the rules and regulations of the Commission, including the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the company and its Subsidiaries and, with respect to the annual information only, a report on the consolidated financial statements required by Form 10-K by the company's independent certified public accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the company will file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors or prospective investors who request it in writing. (Section 1019)


                            ------------------------

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                            ------------------------

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THIS EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

    The company has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term includes all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    The company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following regional offices of the Commission:
7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The company's reports, proxy statements and other information concerning the company can be inspected and copied at the offices of the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996, the company's Quarterly Reports on Form 10-Q for the quarters ended April 19, July 12 (as amended by Form 10-QA on December 19, 1997) and October 4 (as amended by Form 10-QA on December 19, 1997), and the company's Current Reports on Form 8-K dated February 28, March 21, June 16, June 23 and July 25, 1997 are incorporated by reference in this Prospectus. All documents subsequently filed by the company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of the filing of such document. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM DAVID R. ALMOND, SENIOR VICE PRESIDENT-- GENERAL COUNSEL AND SECRETARY, FLEMING COMPANIES, INC., 6301 WATERFORD BOULEVARD, BOX 26647, OKLAHOMA CITY, OKLAHOMA 73126, BY MAIL, AND IF BY TELEPHONE (405) 840-7200. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JANUARY 16, 1998.

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. THE TERMS "FLEMING" AND "COMPANY" REFER TO FLEMING COMPANIES, INC. AND ITS SUBSIDIARIES, UNLESS OTHERWISE STATED OR INDICATED BY THE CONTEXT. REFERENCES TO A "FISCAL" YEAR REFER TO THE COMPANY'S FISCAL YEAR WHICH ENDS ON THE LAST SATURDAY IN DECEMBER (E.G., "FISCAL 1996" MEANS THE COMPANY'S FISCAL YEAR ENDED DECEMBER 28, 1996). THE COMPANY'S EXECUTIVE OFFICES ARE LOCATED IN OKLAHOMA CITY. ITS MAILING ADDRESS IS 6301 WATERFORD BOULEVARD, BOX 26647, OKLAHOMA CITY, OKLAHOMA 73126, AND ITS TELEPHONE NUMBER IS (405) 840-7200. FOR THE DEFINITION OF THE DEFINED TERMS USED THROUGHOUT THIS PROSPECTUS, OR A CROSS REFERENCE TO WHERE SUCH DEFINITIONS MAY BE FOUND, SEE "DEFINITIONS".


                                  THE COMPANY


    Fleming is a recognized leader in the food marketing and distribution industry, with net sales of $15.6 billion for the 52 weeks ended October 4, 1997. Fleming's food distribution business is conducted by its Food Distribution Segment, which is one of the largest food and general merchandise distributors in the United States. Fleming's retail business is conducted by its Retail Food Segment which owns 14 local chains and groups operating under separate banners. At year-end 1996, the Retail Food Segment was one of the 20 largest retailers in the United States based on net sales. Fleming's combined businesses generated net earnings of $42 million, $27 million and $25 million for fiscal 1995 and 1996 and for the 52 weeks ended October 4, 1997, respectively. Additionally, the company generated net cash flows from operations of $399 million, $328 million and $186 million for the same periods, respectively. The combined businesses generated $448 million, $435 million and $448 million of Adjusted EBITDA (as defined on page 17, notes (g) and (h)) for fiscal 1995 and 1996 and for the 52 weeks ended October 4, 1997, respectively.


    The company is focused on achieving earnings growth in both its food distribution and its retail food businesses. In its food distribution business, Fleming is (i) increasing its sales efforts, particularly by emphasizing the company's marketing plan alternatives and information technology systems, (ii) streamlining and strengthening its store brand products ("Fleming Brands") and its offerings of retail services ("Retail Services") and (iii) broadening its perishables and foodservice offerings. In its retail food business, Fleming is making significant investments in new and remodeled stores in its existing retail chains and will seek selective acquisitions of supermarket groups or chains which can be integrated into its distribution infrastructure. The company will continue to implement cost reduction initiatives in both of its business segments and in its corporate staff operations.

    FOOD DISTRIBUTION SEGMENT. Fleming's Food Distribution Segment serves as the principal source of supply for more than 3,100 supermarkets (including supermarkets owned by the Retail Food Segment), which represented approximately 10% of all supermarkets in the United States at year-end 1996. Food distribution operations are conducted through a network of 35 full-line food product supply centers, six general merchandise and specialty food distribution centers, and two centers focused primarily on serving convenience stores. The Food Distribution Segment serves stores of various sizes located in 42 states. Food Distribution customers operate in a wide variety of formats, including conventional full-service supermarkets, supercenters, price impact stores, combination stores and convenience stores.

    In 1996, approximately 19% of the Food Distribution Segment's sales were to the Fleming Retail Food Segment, 30% were to members of Fleming Banner Groups, and 51% were to other retail chains and independents. Fleming Banner Groups are retail stores operating under the IGA-Registered Trademark- or Piggly Wiggly-Registered Trademark- banner or under one of a number of banners representing a price impact retail format. Fleming Banner Group stores are owned by customers, most of which license their store banner from Fleming. The company is working to encourage independents and small chains to join one of the Fleming Banner Groups to increase marketing strength and procurement benefits from vendors.

    The Food Distribution Segment offers a complete selection of national brand and Fleming Brand products, including groceries, meat, dairy and delicatessen products, frozen foods, produce, bakery goods and a variety of general merchandise and related items. The company markets its distribution products in several ways. In approximately 56% of the company's operations, all products are offered under various sell plans which add a predetermined percentage charge to listed prices for various product categories. This is referred to in the industry as "traditional pricing." The company has also developed two alternative marketing plans, FlexPro-SM- and FlexStar-SM-, which are used to market grocery, frozen and dairy products at product supply centers covering approximately 44% of its sales base. Under these alternative marketing plans, products are listed at a price approximating the net cash price paid by Fleming. Additional service charges are established for the itemized storage, handling and delivery services provided to the customer. See "Business--Pricing." The company has begun to offer a third marketing alternative--FlexMate-SM--- which, while utilizing the same marketing information as the other two alternative marketing plans, will look much more like traditional pricing to retailers who choose to use it.

    Fleming Brands, which include both private label products and controlled label products, offer consumers a quality alternative to national brands at a reasonable price while generating improved margins (for both the retailer and the Food Distribution Segment) and reinforcing a retailer's marketing identity. The company is expanding its line of in-store foodservice products to offer consumers home meal replacement solutions.

    The Food Distribution Segment also offers an extensive menu of individually marketed and priced Retail Services, which draw on Fleming's broad industry expertise and are designed to enable both Fleming-owned and Fleming-served retailers to compete more effectively. Retail Services include consulting services (such as advertising, store development and pricing advice), administrative services (education, inventory management and promotional campaigns) and information technology systems (including retail management systems and VISIONET-TM-, the company's interactive electronic information network; see "Business--Retail Services--INFORMATION TECHNOLOGY SYSTEMS:VISIONET-TM-").


    Net sales for the Food Distribution Segment were $14.1 billion, including $2.0 billion of net sales to the Retail Food Segment, for the 52 week period ended October 4, 1997.



    RETAIL FOOD SEGMENT. The Fleming Retail Food Segment owns approximately 275 supermarkets which are operated as 14 local chains and groups under separate banners. The Retail Food Segment's supermarkets vary in format from conventional supermarkets to super warehouse stores and serve consumers in the Minneapolis, Phoenix, Milwaukee, Omaha, Buffalo, Peoria, Salt Lake City and Oklahoma City markets as well as important regional areas located in Pennsylvania, Florida, Maryland, Kansas, Missouri, New York, Arkansas and California. Each Retail Food Segment supermarket is served by a product supply center operated by the Food Distribution Segment.



    In 1996 and the first three quarters of 1997, the Retail Food Segment improved its performance by:



    - selling or closing 76 stores which were unprofitable or inconsistent with Fleming's strategy,



    - investing in 11 new stores and remodeling and upgrading 55 stores,


    - implementing customer loyalty programs which have become key marketing tools to boost sales, and

    - installing computer-based training in many Retail Food Segment supermarkets.


    Net sales of the Retail Food Segment were $3.5 billion for the 52 weeks ended October 4, 1997 compared to $0.7 billion in fiscal 1992. This growth is attributable primarily to acquisitions, but also to remodeling existing stores and constructing new stores.

COMPETITIVE STRENGTHS

    Fleming believes that its position as a leader in the food marketing and distribution industry is attributable to a number of competitive strengths:


    - SIGNIFICANT CUSTOMER BASE: As one of the largest food marketing and distribution companies in the United States, with 43 product supply centers and approximately 275 supermarkets, the company has access to millions of consumers who shop at Fleming-supported retail stores.



    - STREAMLINED OPERATIONS: During the past three years, the Food Distribution Segment has significantly enhanced the efficiency of its distribution network as a result of facilities consolidations, staff reductions resulting from reorganizations, warehouse space eliminations and transportation outsourcing. In addition, 30 of the company's full-line food product supply centers and five general merchandise distribution centers operate under Fleming's on-line operating distribution system ("FOODS"), an internally developed information technology software system. (See "Business-- Competitive Strengths--STREAMLINED OPERATION" for a further description of FOODS.)


    - FLEMING RETAIL FOOD SEGMENT: The Retail Food Segment's portfolio of 14 chains and groups operating under 13 distinct retail banners, each with its own identity, local management and marketing capabilities, provides a stable sales volume for the Food Distribution Segment and gives Fleming important first-hand knowledge of consumer preferences and the retail environment. Retail sales also offer Fleming the opportunity to earn attractive margins relative to its distribution operations.

    - HIGH QUALITY FLEMING BRANDS: Fleming Brand products generally produce higher margins than national brand products for both the distributor and the retailer and they increase consumer loyalty. Capitalizing on its substantial purchasing power and efficient distribution system, the Food Distribution Segment offers a wide variety of high quality Fleming Brand products.

    - EXPERTISE IN PERISHABLES: The company has developed extensive expertise in handling, marketing, distributing and retailing higher margin perishable products. The company derived 40% of net sales in 1996 from the sale of perishables.

    - DIVERSE OPERATIONS: With distribution customers in 42 states and company-owned supermarkets operating in 23 states, Fleming is geographically diverse. It also has broad experience in supplying and in operating retail food stores across the full spectrum of formats and pricing strategies.

BUSINESS STRATEGY

    Fleming's business strategy is to leverage its competitive strengths to achieve earnings growth in its marketing and distribution business and in its retail business. As principal elements of its business strategy, Fleming will:


    - FOCUS ON DISTRIBUTION EARNINGS GROWTH: The Food Distribution Segment will continue to pursue profitable sales and the expansion of its customer base. The company pursues those customers and sales which can be profitable for the long term, and will manage its costs in accordance with sales performance. Fleming will strive to be the best-value supplier of distribution products and retail services. The company has lost sales since 1994 due, in part, to changing competitive forces in the industry, disruptions associated with the company's initial reengineering efforts, adverse publicity surrounding certain litigation matters, the sale or closing of certain company-owned stores and stricter credit practices. See "Risk Factors--Changing Industry Environment" and "--Sales Declines." Renewed sales efforts are emphasizing regaining customers lost since 1994, in part by highlighting the advantages of Fleming's new marketing plan alternatives. Efforts to educate retailers about the advantages of Fleming Retail Services in managing their businesses will also be increased. Finally, investments in and loans to retailers will continue to be made on a selective basis.

    - EXPAND RETAIL OPERATIONS: Fleming will seek to increase its ownership of retail food operations by increasing investments in new and remodeled stores within the Retail Food Segment and by selective acquisitions of additional supermarket groups and chains, primarily in the markets already served by the Food Distribution Segment. Retail sales have the potential to generate attractive gross margins relative to Fleming's food distribution business, and management believes that its broad expertise in meeting consumer needs can be leveraged through a larger retailing business. The company will seek to improve the Retail Food Segment's profitability by increasing administrative efficiencies and divesting unprofitable stores as needed.

    - AGGRESSIVELY MARKET FLEMING RETAIL SERVICES: The Food Distribution Segment will exploit opportunities for growth in Fleming Retail Services. In conjunction with the development of its new marketing plans, Fleming "unbundled" the Retail Services offered to its distribution customers, giving them the opportunity to choose the services they wish to receive. The company also repriced its Retail Services based on its own market analyses. A separate business group dedicated to marketing Fleming's Retail Services seeks to increase penetration with existing customers and to attract new customers.

    - EMPHASIZE PERISHABLES AND FOODSERVICE OFFERINGS: Fleming is increasing its emphasis on higher margin perishables as consumer demand grows for fresh and prepared foods, in-store bakeries, delis, and expanded meat and produce offerings. The company is also developing home meal replacement concepts under its Chef's Cupboard-TM- banner. Other programs in development include a signature in-store pizza program, Holiday Dinners and a line of more than 300 prepared meals.


    - STREAMLINE AND STRENGTHEN FLEMING BRANDS: Fleming believes it has a substantial opportunity to strengthen Fleming Brands, which currently account for 5% of Food Distribution Segment sales and 6% of Retail Food Segment grocery, frozen and dairy sales. Store brand products comprise approximately 15% of sales for the average supermarket. Fleming Brands are targeted to three market segments: premium products, national quality products and value products. The company is consolidating its brands to three national quality brands (BestYet-Registered Trademark-, IGA-Registered Trademark- and Piggly Wiggly-Registered Trademark-), at least one value brand (Rainbow-Registered Trademark-), and a multiple-brand group of premium, upscale products individually tailored to selected market niches. The number of products offered in each brand will be expanded, and Fleming will develop new logos, packaging and marketing programs over the next two years to strengthen sales for each Fleming Brand. The costs to the company are not expected to be material.



    - LEVERAGE INFORMATION TECHNOLOGY SYSTEMS: Fleming will continue to utilize and to provide its customers with market leading information technology systems. Initiatives currently underway include two distinct integrated retail management systems which will combine point-of-sale systems, inventory management and shrinkage control systems, frequent shopper programs and labor scheduling systems. The Food Distribution Segment will continue to promote VISIONET-TM-, the company's proprietary interactive electronic information network, which allows more efficient information exchanges among vendors, Fleming and retailers. VISIONET-TM- gives retailers access to inventory information, financial data, vendor promotions, retail support services and on-line ordering. Also, vendors compensate the company for access to Fleming's customers through VISIONET-TM-. The system currently covers approximately 1,500 retail customer locations and is being upgraded with the introduction of a third generation. With this new version, VISIONET-TM- will provide greater internet capabilities. The company's scale allows it to leverage investments in information technology more broadly than many of its competitors.


    - INCREASE COST EFFICIENCIES: The company will continue to aggressively exploit opportunities for further consolidation of its operating units and support systems, capitalize on staff efficiency initiatives, primarily in its administrative operations, and pursue additional outsourcing opportunities, particularly in transportation.

THE RECAPITALIZATION PROGRAM


    On July 25, 1997, the company consummated a recapitalization program (the "Recapitalization Program") consisting of the sale and issuance of $500 million of Old Notes, establishment of a new bank credit agreement (the "New Credit Agreement"), the repayment of outstanding indebtedness under and the extinguishment of its then existing bank credit agreement, and the call for redemption of $200 million principal amount of the company's outstanding Floating Rate Senior Notes due 2001 (the "Floating Rate Senior Notes"). The Floating Rate Senior Notes were redeemed on September 15, 1997. See "Description of Other Indebtedness." Completion of the Recapitalization Program will provide the company greater flexibility to redeploy assets in pursuit of its business strategy.


                               THE EXCHANGE OFFER


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THE EXCHANGE OFFER...........  Pursuant to the Exchange Offer, the company is offering to exchange (the "Exchange Offer") $1,000 principal amount of
                               New Notes due 2004 for each $1,000 principal amount of Old
                               Notes due 2004 validly tendered and not withdrawn, and to
                               exchange $1,000 principal amount of New Notes due 2007 for each $1,000 principal amount of Old Notes due 2007 validly tendered and not withdrawn. As of the date of this
                               Prospectus, $250,000,000 aggregate principal amount of Old
                               Notes due 2004 was outstanding, and $250,000,000 aggregate principal amount of Old Notes due 2007 was outstanding. See
                               "The Exchange Offer."

CONSEQUENCE OF FAILURE TO
  EXCHANGE...................  Holders of Old Notes whose Old Notes are not tendered and accepted in the Exchange Offer will continue to hold such
                               Old Notes and will be entitled to all the rights and
                               preferences and will be subject to the limitations
                               applicable thereto under the Indentures governing the Notes.
                               Following consummation of the Exchange Offer, the holders of
                               Old Notes will continue to be subject to the existing
                               restrictions upon transfer thereof and the company will have no further obligation to such holders (other than Initial
                               Purchasers in certain circumstances) to provide for
                               registration under the Securities Act of the Old Notes held by them. Following the completion of the Exchange Offer,
                               assuming the company has no registration obligation with
                               respect to any Notes held by Initial Purchasers, none of the holders of Notes will be entitled to receive Liquidated
                               Damages.

RESALE.......................  Based on interpretations by the staff of the Securities and
                               Exchange Commission (the "Commission") set forth in
                               no-action letters issued to third parties, the company
                               believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than certain broker-dealers, as set forth below, and any holder that is an "affiliate" of the company within the meaning of
                               Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the
                               Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any
                               holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a
                               distribution of the New Notes or who is an affiliate of the company may not rely upon such interpretations by
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                                       9

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                               the staff of the Commission and, in the absence of an
                               exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in
                               connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the company. Each broker-dealer (other than an affiliate of the company) that receives New Notes for its own account pursuant to the
                               Exchange Offer must acknowledge that it will deliver a
                               prospectus in connection with any resale of such New Notes.
                               The Letter of Transmittal states that by so acknowledging
                               and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the
                               meaning of the Securities Act. The company has agreed that, for a period of 180 days, if required, after the Exchange
                               Date, it will make this Prospectus available to any
                               broker-dealer for use in connection with any such resale. An affiliate of the company, however, will not be relieved of its registration obligations. See "Plan of Distribution."

                               The Exchange Offer is not being made to, nor will the
                               company accept surrenders for exchange from, holders of Old
                               Notes in any jurisdiction in which this Exchange Offer or
                               the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

EXPIRATION DATE..............  The Exchange Offer will expire at 5:00 p.m., New York City time, on January 21, 1998, unless extended, in which case
                               the term "Expiration Date" shall mean the latest date and
                               time to which the Exchange Offer is extended. Any extension, if made, will be publicly announced through a release to the
                               Dow Jones News Service and as otherwise required by
                               applicable law or regulations.

CONDITIONS TO THE EXCHANGE
  OFFER......................  The Exchange Offer is subject to certain conditions, which may be waived by the company. See "The Exchange
                               Offer--Conditions of the Exchange Offer." The Exchange Offer
                               is not conditioned upon any minimum principal amount of Old
                               Notes being tendered.

PROCEDURES FOR TENDERING
  OLD NOTES..................  Each holder of Old Notes in certificated form wishing to accept the Exchange Offer must complete, sign and date the
                               Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or a
                               facsimile thereof, together with such Old Notes and any
                               other required documentation to Manufacturers and Traders
                               Trust Company, the Exchange Agent, at one of the addresses set forth herein and therein. By executing the Letter of
                               Transmittal, each holder will represent to the company that, among other things, the New Notes acquired pursuant to the
                               Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding
                               with any person to participate in the distribution of such
                               New Notes and that neither the holder nor any such other
                               person is an "affiliate" of the company within the meaning of Rule 405 under the Securities Act. See
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                                       10


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                               "The Exchange Offer--Terms of the Exchange Offer--Procedures
                               for Tendering Old Notes" and "--Guaranteed Delivery
                               Procedures."

SPECIAL PROCEDURES FOR
  BENEFICIAL OWNERS..........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the
                               Exchange Offer should instruct such registered holder (or, in the case of Old Notes represented by a Global Note, the participant in The Depository Trust Company whose account is credited with such Old Notes) to tender on such beneficial owner's behalf by following the procedures described above or complying with the procedures for book-entry transfer. If such beneficial owner wishes to tender on its own behalf,
                               such owner must, prior to completing and executing the
                               Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the
                               Old Notes in such owner's name or obtain a properly
                               completed bond power from the registered holder. The
                               transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration
                               Date. See "The Exchange Offer--Terms of the Exchange Offer--
                               Procedures for Tendering Old Notes."

GUARANTEED DELIVERY
  PROCEDURES.................  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any
                               other documents required by the Letter of Transmittal to the
                               Exchange Agent prior to the Expiration Date, must tender
                               their Old Notes according to the guaranteed delivery
                               procedures set forth in "The Exchange Offer--Terms of the
                               Exchange Offer--Guaranteed Delivery Procedures."

ACCEPTANCE OF OLD NOTES AND
  DELIVERY OF NEW NOTES......  Subject to certain conditions (as described more fully in
                               "The Exchange Offer--Conditions of the Exchange Offer"), the
                               company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer and not
                               withdrawn, prior to 5:00 p.m., New York City time, on the
                               Expiration Date. The New Notes issued pursuant to the
                               Exchange Offer will be delivered as promptly as practicable following the Expiration Date.

WITHDRAWAL RIGHTS............  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York
                               City time, on the Expiration Date. See "The Exchange
                               Offer--Terms of the Exchange Offer--Withdrawal of Tenders of
                               Old Notes."

CERTAIN FEDERAL INCOME TAX
  CONSIDERATIONS.............  An exchange of Old Notes for New Notes pursuant to the
                               Exchange Offer will be treated, for federal income tax
                               purposes, as a refinancing and will not produce recognizable gain or loss to either the company or a holder of an
                               exchanged Old Note. A holder's initial adjusted tax basis
                               and holding period in a New Note will be the same as in the exchanged Old Note.

EXCHANGE AGENT...............  Manufacturers and Traders Trust Company is the Exchange
                               Agent. The address, telephone number and facsimile number of the


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                               Exchange Agent are set forth in "The Exchange
                               Offer--Exchange Agent" and on the back cover.

                       SUMMARY OF TERMS OF THE NEW NOTES

    The Exchange Offer applies to $250,000,000 aggregate principal amount of Old Notes due 2004, and $250,000,000 aggregate principal amount of Old Notes due 2007. The form and terms of the New Notes will be identical in all material respects to the form and terms of the respective Old Notes except that (i) the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) holders of the New Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement, which will terminate upon consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes, will be entitled to the benefits of the respective Indentures and will be treated as a single class thereunder with any Old Notes that remain outstanding. Following the Exchange Offer, assuming the company has no registration obligation with respect to any Notes held by Initial Purchasers, none of the holders of Notes will be entitled to receive Liquidated Damages as provided for in the Registration Rights Agreement in the event of certain Registration Defaults defined therein. See "Description of Notes."

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SECURITIES........................  $500 million principal amount of New Notes, consisting of $250 million principal amount of New Notes due 2004
                                    and $250 million principal amount of New Notes due 2007.
MATURITY DATE.....................  The Notes due 2004 mature December 1, 2004 and the Notes due 2007 mature July 31, 2007.
INTEREST RATE AND PAYMENT DATES...  Interest on the New Notes due 2004 will accrue at the rate of 10 1/2% per annum and interest on the New Notes
                                    due 2007 will accrue at the rate of 10 5/8% per annum,
                                    payable semiannually in arrears on (in the case of the
                                    New Notes due 2004) June 1 and December 1 of each year,
                                    commencing December 1, 1997, and (in the case of the New
                                    Notes due 2007) January 31 and July 31 of each year,
                                    commencing January 30, 1998.
OPTIONAL REDEMPTION...............  The New Notes will be redeemable at the option of the company, in whole or in part, at any time on or after
                                    June 1, 2001 with respect to the New Notes due 2004 and
                                    July 31, 2002 with respect to the New Notes due 2007 at
                                    the redemption prices set forth herein, plus accrued and
                                    unpaid interest and Liquidated Damages, if any, to the
                                    date of redemption. See "Description of Notes--Optional
                                    Redemption." In addition, on or prior to June 1, 2000
                                    (in the case of the New Notes due 2004) and July 31,
                                    2000 (in the case of the New Notes due 2007), the
                                    company may redeem at any time or from time to time up
                                    to 35% of the aggregate principal amount of each of the
                                    Notes due 2004 and the Notes due 2007 originally issued
                                    at a redemption price of 110 1/2% (in the case of the
                                    Notes due 2004) and 110 5/8% (in the case of the Notes
                                    due 2007) of the principal amount thereof, plus accrued
                                    and unpaid interest and Liquidated Damages, if any, to
                                    the redemption date, with the net proceeds of one or
                                    more Public Equity Offerings; PROVIDED, HOWEVER, that at
                                    least $162.5 million in aggregate principal amount of
                                    each tranche of Notes remains outstanding following each
                                    such redemption.
MANDATORY REDEMPTION..............  None.
CHANGE OF CONTROL TRIGGERING
  EVENT...........................  Upon the occurrence of a Change of Control Triggering
                                    Event (which requires both a Change of Control and a
                                    Rating Decline;
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                                       12


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                                    see "Definitions"), each holder of Notes will have the
                                    right (if not prohibited by the company's Bylaws; see
                                    "Risk Factors-- Prohibition of Poison Pills") to require
                                    the company to purchase such holder's Notes at a
                                    purchase price equal to 101% of the principal amount
                                    thereof, plus accrued and unpaid interest and Liquidated
                                    Damages, if any, to the date of repurchase. Prior to
                                    offering to purchase the Notes, the company is obligated
                                    to repay in full all amounts outstanding under the New
                                    Credit Agreement (or offer to repay such indebtedness
                                    and to repay any lender accepting such offer) or obtain
                                    any requisite consent under the New Credit Agreement to
                                    permit the repurchase of the Notes. An offer to
                                    repurchase the Notes may constitute a default under
                                    Senior Indebtedness (even if the underlying events did
                                    not trigger a repurchase obligation with respect to such
                                    Senior Indebtedness). Failure, for any reason, of the
                                    company to offer to repurchase Notes following a Change
                                    of Control Triggering Event would constitute a default
                                    under the Indentures. Prospective purchasers should note
                                    that the company's New Credit Agreement provides that a
                                    "change of control" (as therein defined to include stock
                                    aggregation of 20% as opposed to 50%) constitutes a
                                    default under such agreement without requiring a rating
                                    decline. Upon a change of control under the New Credit
                                    Agreement and acceleration of the obligations due
                                    thereunder, the Indentures would be in cross-default
                                    (assuming more than $50 million was outstanding under
                                    the New Credit Agreement at the time) and Holders would
                                    have the right to accelerate all obligations due under
                                    the Indentures. A Change of Control Triggering Event
                                    under the Indentures would also constitute a change of
                                    control triggering event under the company's Fixed Rate
                                    Senior Notes and under the first series of Medium Term
                                    Notes. Acceleration of Fleming's obligations under the
                                    Indentures, either pursuant to a Change of Control
                                    Triggering Event or resulting from Fleming's failure to
                                    make the required offer to repurchase, would cause a
                                    cross default under the Fixed Rate Senior Notes, the
                                    Medium Term Notes and the New Credit Agreement. If a
                                    Change of Control Triggering Event were to occur (under
                                    the Indentures or any other debt instrument with similar
                                    provisions), Fleming could not fund its obligations to
                                    repurchase its indebtedness absent a waiver under or an
                                    amendment to its New Credit Agreement or obtaining
                                    additional sources of funds. There can be no assurance
                                    that the company could obtain such a waiver or amendment
                                    or additional funds to repay all affected obligations
                                    upon a change of control. See "Risk Factors" and
                                    "Description of Notes--Certain Covenants--PURCHASE OF
                                    NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT."
RANKING...........................  The New Notes will be general unsecured obligations of the company, subordinated in right of payment to all
                                    existing and future Senior Indebtedness of the company,
                                    including all obligations of the company under the New
                                    Credit Agreement, and senior to or PARI PASSU with all
                                    existing and future subordinated indebtedness of the
                                    company. Subject to certain restrictions, the company
                                    and the Subsidiary Guarantors may incur additional
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                                       13


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                                    indebtedness, including Senior Indebtedness, in the
                                    future. At October 4, 1997, the company and its
                                    subsidiaries had outstanding approximately $1.065
                                    billion of Senior Indebtedness (excluding $85 million of
                                    obligations under undrawn letters of credit), of which
                                    $674 million was secured indebtedness. See "Description
                                    of Notes--Subordination."
GUARANTEES........................  The New Notes will be unconditionally guaranteed (the
                                    "Note Guarantees"), jointly and severally, by all of the
                                    Wholly Owned Restricted Subsidiaries (the "Subsidiary
                                    Guarantors"). The Note Guarantees will be general
                                    unsecured obligations of the Subsidiary Guarantors
                                    subordinated in right of payment to all existing and
                                    future Senior Indebtedness of the Subsidiary Guarantors
                                    (including their guarantees of indebtedness under the
                                    New Credit Agreement and certain other Senior
                                    Indebtedness of the company), and senior to or PARI
                                    PASSU with all existing and future subordinated
                                    indebtedness of the Subsidiary Guarantors. At October 4,
                                    1997, the Subsidiary Guarantors had approximately $590
                                    million of Senior Indebtedness outstanding (including
                                    guarantees of Senior Indebtedness). See "Description of
                                    Notes--Guarantees."
CERTAIN COVENANTS.................  A separate indenture governs each of the Notes due 2004 and the Notes due 2007 (the "Indentures"). The
                                    Indentures contain certain covenants which, among other
                                    things, limit the ability of the company and the
                                    Subsidiary Guarantors to incur additional Indebtedness,
                                    pay dividends or make other distributions, issue or sell
                                    capital stock of subsidiaries, repurchase capital stock
                                    or Subordinated Indebtedness, make certain investments,
                                    create certain liens, enter into certain transactions
                                    with affiliates, sell assets or enter into certain
                                    mergers and consolidations, in each case so long as
                                    either of the Rating Categories assigned by the Rating
                                    Agencies remain below Investment Grade. See "Description
                                    of Notes--Certain Covenants." A default under either
                                    Note Indenture would constitute a default under the
                                    company's New Credit Agreement and each of the Prior
                                    Indentures. See "Description of Other Indebtedness."
BOOK ENTRY, DELIVERY AND FORM;
  SAME-DAY SETTLEMENT AND
  PAYMENT.........................  Transfers of Notes between participants in The
                                    Depository Trust Company ("DTC") will be effected in the
                                    ordinary way in accordance with DTC rules and will be
                                    settled in same-day funds. See "Description of
                                    Notes--Book Entry, Delivery and Form" and "--Same-Day
                                    Settlement and Payment."
TERMINATION OF CERTAIN COVENANTS
  IN EVENT OF INVESTMENT GRADE
  RATING..........................  In the event that each of the Rating Categories assigned by the Rating Agencies becomes Investment Grade, certain
                                    covenants shall cease to apply to the company and shall
                                    remain inapplicable until either Rating Category shall
                                    subsequently decline below Investment Grade. Such
                                    covenants include the limitations on indebtedness
                                    (Section 1010), restricted payments (Section 1011),
                                    transactions with affiliates (Section 1013), sale of
                                    assets (Section 1016), issuance and sales of capital
                                    stock of subsidiaries (Section 1017) and certain net
                                    worth limitations following mergers, consolidations,
                                    etc.

                                    (Section 801(3)). See "Description of Notes--Certain
                                    Covenants-- Termination of Certain Covenants in Event of
                                    Change of Investment Grade Rating." During any period in
                                    which the company has satisfied the investment rating
                                    test described above, failure to comply with the
                                    referenced covenants would not constitute a default.
                                    Furthermore, during such time, no offer to repurchase
                                    Notes will result from any Asset Sale.
REPORTS...........................  The company will furnish quarterly and annual financial information to Holders so long as the Notes remain
                                    outstanding. See "Description of Notes--Certain
                                    Covenants--REPORTS."
USE OF PROCEEDS...................  The company will not receive any net proceeds from the issuance of the New Notes pursuant to this Prospectus.

                                  RISK FACTORS

    For a discussion of certain factors which should be considered in evaluating the company, its business and an investment in the New Notes, see "Risk Factors."

                     SUMMARY SELECTED FINANCIAL INFORMATION


    The summary consolidated financial information presented below for, and as of the end of, each of the fiscal years in the five-year period ended December 28, 1996 is derived from the audited consolidated financial statements of Fleming. In the opinion of the company, the unaudited financial information presented for the 40 weeks ended October 5, 1996 and October 4, 1997 contains all adjustments (consisting only of normal recurring adjustments, except as noted) necessary to present fairly the financial information included therein. Results for interim periods are not necessarily indicative of results for the full year. This summary information should be read in conjunction with the detailed financial information and consolidated financial statements of the company and the notes thereto included elsewhere herein. See "Selected Financial Information" and "Management's Discussion and Analysis."


                                                                                                                    40 WEEKS
                                                                                                                      ENDED
                                                               YEAR ENDED LAST SATURDAY IN DECEMBER,               -----------
                                                  ---------------------------------------------------------------  OCTOBER 5,
                                                    1992(a)      1993(a)      1994(b)      1995(c)      1996(d)      1996(e)
                                                  -----------  -----------  -----------  -----------  -----------  -----------
                                                                             (DOLLARS IN MILLIONS)
STATEMENT OF EARNINGS DATA:
Net sales.......................................   $  12,894    $  13,096    $  15,724    $  17,502    $  16,487    $  12,617
Costs and expenses (income):
  Cost of sales.................................      12,167       12,331       14,601       16,092       15,005       11,482
  Selling and administrative expense............         495          554          933        1,189        1,274          981
  Operating earnings............................         232          211          190          221          208          154
  Interest expense..............................          81           78          120          175          163          125
  Interest income(f)............................         (59)         (59)         (57)         (58)         (49)         (38)
  Equity investment results.....................          15           12           15           27           18           13
  Litigation charge.............................      --           --           --           --               21           21
  Facilities consolidation and restructuring....      --              108       --               (9)      --           --
Earnings before taxes...........................         195           72          112           86           55           33
Net earnings after extraordinary items..........         113           35           56           42           27           16
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital.................................   $     528    $     442    $     496    $     364    $     221    $     232
Total assets....................................       3,118        3,103        4,608        4,297        4,055        4,080
Total debt, including capitalized leases........       1,086        1,078        2,121        1,790        1,598        1,628
Shareholders' equity............................       1,060        1,060        1,079        1,083        1,076        1,091
OTHER DATA:
Cash flow activity:
  Operating.....................................   $      90    $     208    $     333    $     399    $     328    $     223
  Investing.....................................        (114)        (114)        (538)         (34)         (57)         (39)
  Financing.....................................           8          (97)         232         (389)        (212)        (184)
EBITDA(g).......................................         385          263          389          457          411          307
Adjusted EBITDA(h)..............................         385          371          389          448          435          330
Depreciation and amortization, net(i)...........          94          101          142          169          175          135
Capital expenditures............................          62           53          150          117          129          101
Ratio of EBITDA to interest expense.............        4.75x        3.37x        3.24x        2.61x        2.51x        2.45x
Ratio of Adjusted EBITDA to interest expense....        4.75x        4.76x        3.24x        2.56x        2.66x        2.64x
Ratio of earnings to fixed charges(j)...........        2.85x        1.71x        1.76x        1.40x        1.27x        1.21x


                                                  OCTOBER 4,
                                                    1997(e)
                                                  -----------

STATEMENT OF EARNINGS DATA:
Net sales.......................................   $  11,756
Costs and expenses (income):
  Cost of sales.................................      10,670
  Selling and administrative expense............         912
  Operating earnings............................         174
  Interest expense..............................         124
  Interest income(f)............................         (36)
  Equity investment results.....................          11
  Litigation charge.............................          19
  Facilities consolidation and restructuring....      --
Earnings before taxes...........................          56
Net earnings after extraordinary items..........          14
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital.................................   $     311
Total assets....................................       3,870
Total debt, including capitalized leases........       1,565
Shareholders' equity............................       1,090
OTHER DATA:
Cash flow activity:
  Operating.....................................   $      82
  Investing.....................................         (42)
  Financing.....................................         (76)
EBITDA(g).......................................         324
Adjusted EBITDA(h)..............................         343
Depreciation and amortization, net(i)...........         133
Capital expenditures............................          82
Ratio of EBITDA to interest expense.............        2.61x
Ratio of Adjusted EBITDA to interest expense....        2.76x
Ratio of earnings to fixed charges(j)...........        1.37x


------------------------------

(a) In 1992 and 1993, the company recorded an extraordinary after-tax loss of $5.9 million and $2.3 million, respectively, for early retirement of debt. The results in 1993 include an after-tax charge of approximately $66 million for facilities consolidation and restructuring.

(b) The results in 1994 reflect the July 1994 acquisition of Scrivner Inc.

(c) In 1995, management changed its estimates with respect to the general merchandise portion of the 1993 charge and reversed $4 million, after tax benefits. See note (a) above.

(d) Results in 1996 include a $20 million charge related to the agreement to settle two related lawsuits pending against Fleming and a $650,000 charge related to the David's litigation (see note (e) below).

(e) Results in the first three quarters of 1996 include a first quarter $7.1 million charge to establish a reserve related to the jury verdict in the David's litigation, which was reversed in the second quarter of 1996 and a new reserve of $650,000 was established. Results in the first three quarters of 1997 include a first quarter charge of $19.2 million reflecting the settlement of the David's litigation. Results in the first three quarters of 1997 also include an after-tax charge of $13.3 million for early retirement of debt resulting from the Recapitalization Program.


(f) Consists primarily of interest earned on notes receivable from customers and income generated from direct financing leases of retail stores and related equipment.

(g) EBITDA represents earnings before extraordinary items and accounting change before taking into consideration interest expense, income taxes, depreciation and amortization and equity investment results. EBITDA should not be considered as an alternative measure of the company's net income, operating performance, cash flow or liquidity. It is included herein to provide additional information related to the company's ability to service debt. Amounts presented herein may not be comparable to EBITDA disclosures of other companies.

(h) Adjusted EBITDA represents EBITDA before taking into consideration one-time adjustments. One-time adjustments are the litigation charges in 1996 and 1997, the facilities consolidation and restructuring adjustments in 1993 and 1995 and $3 million in other charges in 1996 due primarily to divested stores.

(i) This excludes amortization related to debt acquisition costs and to interest rate swaps and caps.


(j) This ratio is determined in accordance with Regulation S-K promulgated by the Securities and Exchange Commission. For purposes of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist primarily of interest expense, including amortization of deferred debt issuance costs, and one-third of rental expense (the portion considered representative of the interest factor).

                                  RISK FACTORS


    THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT, AND SECTION 21E OF THE EXCHANGE ACT. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, STATEMENTS UNDER THE CAPTIONS "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS" AND "BUSINESS," REGARDING THE COMPANY'S FINANCIAL POSITION, BUSINESS STRATEGY AND PLANS AND OBJECTIVES OF MANAGEMENT OF THE COMPANY FOR FUTURE OPERATIONS, CONSTITUTE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. CAUTIONARY STATEMENTS DESCRIBING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ARE DISCLOSED HEREUNDER AND ELSEWHERE IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY SUCH CAUTIONARY STATEMENTS.


    Prospective holders of the New Notes offered hereby should consider carefully the information set forth or incorporated by reference in this Prospectus and, in particular, should evaluate the following risks:

CHANGING INDUSTRY ENVIRONMENT

    The food marketing and distribution industry is undergoing accelerated change as producers, manufacturers, distributors and retailers seek to lower costs and increase services in an increasingly competitive environment of relatively static overall demand. Alternative format food stores (such as warehouse stores and supercenters) have gained retail food market share at the expense of traditional supermarket operators, including independent grocers, many of whom are Fleming customers. Vendors, seeking to ensure that more of their promotional fees and allowances are used by retailers to increase sales volume, increasingly direct promotional dollars to large self-distributing chains. The company believes that these changes have led to reduced sales, reduced margins and lower profitability among many of its customers and at the company itself. In response to these changes, the company initiated a consolidation, reorganization and reengineering plan in 1994 to redesign the way in which the company markets, distributes and prices its products and services. See "Business." Failure to develop a successful response to changing market conditions over the long-term and improve profitability could have a material adverse effect on the company's business as well as the company's results of operations and financial condition.

SALES DECLINES


    Net sales declined in 1995 compared to 1994 (on a pro forma basis after giving effect to the acquisition of Scrivner), and continued to decline in 1996 (6% compared to 1995) and through the third quarter of 1997 (7% compared to the first three quarters of 1996). The company anticipates that net sales for the balance of 1997 will be lower than for the comparable period in 1996. See "Management's Discussion and Analysis." The company believes that its performance has been adversely affected by the combined effects of the changing industry environment and the events described below.



    Fleming was faced with the bankruptcy of a major customer in 1994, the addition through foreclosure in early 1996 of a 71-store customer in Arizona, and several litigation developments (including the David's litigation and disputes with two of the company's largest customers; see "Management's Discussion and Analyses--General," "--Litigation and Other Contingencies" and
Note 5 to the company's interim financial statements), and the adverse publicity surrounding these developments, in 1996 and 1997. Moreover, since 1994 the company has imposed stricter credit policies in making credit extensions to, and investments in, customers. In 1996 and the first three quarters of 1997, the company closed or sold 76 company-owned retail stores. Although Fleming is taking steps to reverse sales declines and to enhance its overall profitability (see "Business--Business Strategy"), no assurance can be given that the company will be successful in these efforts. Continued sales declines could lead to decreased earnings as competitive pressures and fixed charges may ultimately limit the company's ability to adjust prices and cut costs to maintain or improve profitability. In such event, the decrease in earnings could be materially adverse.

COMPETITION

    The food marketing and distribution industry is highly competitive. The company faces competition from local, regional and national food distributors on the basis of price, quality and assortment, schedules and reliability of deliveries and the range and quality of services provided. The company also competes with retail supermarket chains that provide their own distribution functions, purchasing directly from producers and distributing products to their supermarkets for sale to the consumer.


    In its retail operations, Fleming competes with other food outlets on the basis of price, quality and assortment, store location and format, sales promotions, advertising, availability of parking, hours of operation and store appeal. Traditional mass merchandisers have gained a growing foothold in food marketing and distribution with alternative store formats, such as warehouse stores and supercenters, which depend on concentrated buying power and low-cost distribution technology. Market share of stores with alternative formats is expected to continue to grow in the future. To meet the challenges of a rapidly changing and highly competitive retail environment, the company must maintain operational flexibility and develop effective strategies across many market segments.



    The food marketing and distribution and the retail food industries have undergone increased consolidations. Consolidation of distribution operations may produce even stronger competition for the Food Distribution Segment. Retail consolidations not only produce stronger competition, but may result in declining sales if Food Distribution Segment customers are acquired by self-distributing chains.


    In addition, food wholesalers have traditionally competed through their willingness to invest capital in their customers. Fleming has imposed stricter credit policies and applied cost/benefit analysis to loans to and investments in its customers and enters into such arrangements only with customers who have demonstrated their ability to be successful operators. Fleming's credit practices have caused and may continue to cause the loss of business to competitors.

CERTAIN LITIGATION


    Fleming is involved in substantial litigation which exposes the company to material loss contingencies. See "Management's Discussion and Analysis--General," "--Litigation and Other Contingencies," "Business--Legal Proceedings" and Note 5 to the company's interim financial statements.


POTENTIAL LOSSES FROM INVESTMENTS IN RETAILERS


    The company provides subleases and extends loans to and makes investments in many of its retail customers, often in conjunction with the establishment of long-term supply contracts with such customers. Loans to customers are generally not investment grade and, along with equity investments in such customers, are highly illiquid. In recent years, the company has reduced losses associated with these activities. Credit loss expenses, including losses from receivables and investments in customers, decreased to $15 million for the 40 weeks ended October 4, 1997 from $22 million for the comparable 1996 period. At October 4, 1997, the company's loans to customers and equity investments in customers totaled $186 million. Such amount excludes investments in customers through direct financing leases, lease guarantees, operating leases, credit extensions for inventory purchases and the recourse portion of notes sold evidencing such loans. During fiscal year 1997, 1996 and 1995, Fleming sold, with limited recourse, $29 million, $35 million and $77 million, respectively, of notes evidencing loans to its customers. See "Management's Discussion and Analysis," "Business--Capital Invested in Customers" and Fleming's consolidated financial statements and the notes thereto included elsewhere in this Prospectus. Although the company has imposed stricter credit policies and applied cost/benefit analyses to loans to and investments in customers, there can be no assurance that credit losses from existing or future investments or commitments will not have a material adverse effect on the company's results of operations or financial condition. The company also invests heavily in real estate to assure market access or to secure supply points. See the Lease Agreements note to the company's consolidated financial statements.


YEAR 2000 COMPLIANCE

    Fleming has numerous computer systems which were developed employing six digit date structures. Where date logic requires the year 2000 or beyond, such date structures may produce inaccurate results.

Management has implemented a program to comply with year 2000 requirements on a system-by-system basis. Program costs are being expensed as incurred, but to compensate for the diluting effect on results of operations, the company has delayed other non-critical development and support initiatives. Fleming's plan includes extensive systems testing and is expected to be completed by the first quarter of 1999. Each of the systems has a solution that is potentially unique and often dependent on third-party software providers and developers. A failure on the part of the company to ensure that its computer systems are year 2000 compliant could have a material adverse effect on the company's operations. Additionally, failure of the company's suppliers or, more importantly, its customers to become year 2000 compliant might have a material adverse impact on the company's operations.


LEVERAGE


    The company has substantial indebtedness in relation to its shareholders' equity. As of October 4, 1997, the company had approximately $1.565 billion of indebtedness outstanding and approximately $1.090 billion of shareholders' equity. Also, the company had available approximately $475 million of borrowing capacity under the New Credit Agreement, subject to the maintenance of certain financial ratios thereunder. See "Capitalization." The degree to which the company is leveraged could have important consequences to holders of the Notes, including the following: (i) the company's ability to obtain other financing in the future may be impaired; (ii) a substantial portion of the company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness; and (iii) a high degree of leverage may make the company more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. Fleming's ability to make scheduled payments on or, to the extent not restricted pursuant to the terms thereof, refinance its indebtedness depends on its financial and operating performance, which may fluctuate significantly from quarter to quarter and is subject to prevailing economic conditions and to financial, business and other factors beyond the company's control.


    If Fleming is unable to generate sufficient cash flow to meet its debt obligations, the company may be required to renegotiate the payment terms or refinance all or a portion of the indebtedness under the New Credit Agreement or the Notes, to sell assets or to obtain additional financing. If Fleming could not satisfy its obligations related to such indebtedness, substantially all of the company's long-term debt could be in default and could be declared immediately due and payable. There can be no assurance that the company could repay all such indebtedness in such event.

RESTRICTIVE COVENANTS

    The New Credit Agreement, the indentures for certain outstanding Senior Indebtedness (the "Prior Indentures") and the Indentures for the Notes contain numerous restrictive covenants which limit the discretion of the company's management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the company and the Subsidiary Guarantors to incur additional indebtedness, to create liens or other encumbrances, to pay dividends, to make certain payments, investments, loans and guarantees and to sell or otherwise dispose of a substantial portion of assets to, or merge or consolidate with, another entity which is not wholly owned by the company. See "Description of Other Indebtedness" and "Description of Notes." The New Credit Agreement also contains a number of financial covenants which require the company to maintain compliance with certain financial covenants. See "Management's Discussion and Analysis--Liquidity and Capital Resources" and "Description of Other Indebtedness." A failure to comply with the obligations contained in the New Credit Agreement, the Prior Indentures or the Indentures for the Notes, if not cured or waived, could permit acceleration of the related indebtedness and acceleration of indebtedness under other instruments which contain cross-acceleration or cross-default provisions. If the company were obligated to repay all of its debt at one time, there is no assurance that the company would have sufficient cash to do so or that the company could successfully refinance such indebtedness. Other indebtedness of the company and its subsidiaries that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the New Credit Agreement and the Notes.

ASSET ENCUMBRANCES

    The Notes are not secured by any of the company's assets or any of its subsidiaries' assets. The obligations of the company under the New Credit Agreement are secured by the capital stock of substantially all of the company's consolidated subsidiaries and substantially all of the inventory and accounts receivable of the company and its consolidated subsidiaries. If the company becomes insolvent or is liquidated, or if payment under the New Credit Agreement or other secured indebtedness is accelerated, the lenders under the New Credit Agreement and any other instruments defining the rights of lenders of secured indebtedness would be entitled to exercise the remedies available to a secured lender under applicable law so long as such security remains in place. Accordingly, such lenders may have a prior claim on a substantial portion of the assets of the company and its subsidiaries. See "Description of Other Indebtedness."

SUBORDINATION OF NOTES


    The payment of principal of, premium, if any, and interest on the Notes is, to the extent set forth in the Indentures, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the company and the Subsidiary Guarantors, including obligations under the New Credit Agreement. At October 4, 1997, the company had outstanding Senior Indebtedness of approximately $1.065 billion (excluding $85 million of obligations under undrawn letters of credit to which holders of Notes are effectively subordinated). Subject to certain limitations, the Indentures permit the company and the Subsidiary Guarantors to incur additional indebtedness, including Senior Indebtedness. See "Description of Notes--Certain Covenants--INCURRENCE OF INDEBTEDNESS." The indebtedness under the New Credit Agreement will also become due prior to the time the principal obligations under the Notes become due. During the continuance of any default in the payment of principal, premium, interest or any other payments due on Senior Indebtedness, and, in certain circumstances, during the continuance of non-payment defaults, no payment of principal, interest or Liquidated Damages, if any, on the Notes may be made by the company or the Subsidiary Guarantors. In addition, upon any liquidation, dissolution or winding up of the company, the payment of the principal, interest and Liquidated Damages on the Notes is subordinated to the extent provided in the Indentures to the prior payment in full of all Senior Indebtedness of the company or the Subsidiary Guarantors, as the case may be. By reason of their subordination, in the event of the company's dissolution, holders of Senior Indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than the other creditors of the company. See "Description of Notes" and "Description of Other Indebtedness."


REPURCHASE OF NOTES UPON CHANGE OF CONTROL TRIGGERING EVENT


    Upon the occurrence of a Change of Control Triggering Event, each holder will have the right (if not prohibited by the company's Bylaws; see "--Prohibition of Poison Pills" below), to require the company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. A Change of Control Triggering Event occurs only after both a defined Change of Control and a Rating Decline. See "Definitions." Certain of the Prior Indentures have similar provisions obligating the company to make an offer to purchase the debt securities issued thereunder upon the occurrence of certain events. The Fixed Rate Senior Note Indenture (pursuant to which $300 million in aggregate principal amount was outstanding at October 4, 1997) and the original series issued under the Medium Term Note Indenture (pursuant to which $23 million was outstanding at October 4, 1997) each provide for a mandatory offer to purchase securities upon the occurrence of both a change of control and a rating decline on terms substantially indentical to the Indentures. The New Credit Agreement defines a change of control (similar to the defined term in the Note Indentures but not requiring a rating decline and effective when any stockholder acquires 20% of the common stock of Fleming instead of 50%) as an Event of Default. A default under the New Credit Agreement or other Senior Indebtedness could result in an acceleration of such indebtedness, in which case the subordination provisions of the Notes would require payment in full (or provision therefor) of such Senior Indebtedness before the company may repurchase or make other payments in respect of the Notes. See "Description of Notes--Certain Covenants--PURCHASE OF NOTES UPON A CHANGE OF CONTROL

TRIGGERING EVENT," "--Subordination" and "Description of Other Indebtedness." There can be no assurance that the company would have sufficient financial resources to repurchase the Notes or pay its obligations if the indebtedness under the New Credit Agreement or other Senior Indebtedness were accelerated upon the occurrence of a Change of Control or Change of Control Triggering Event, as the case may be. The inability to repay Senior Indebtedness of the company, if accelerated, and to repurchase all of the tendered Notes would constitute an event of default under the Indentures.

PROHIBITION OF POISON PILLS


    At the 1997 annual meeting of the shareholders of the company, the shareholders adopted an amendment to the company's Bylaws (the "Bylaw Amendment") purporting to limit the company's ability to "adopt or maintain a poison pill, shareholder rights plan, rights agreement or any other form of 'poison pill' which is designed to or which has the effect of making acquisitions of large holdings of the Corporation's shares of stock more difficult or expensive...unless such a plan is first approved by a MAJORITY shareholder vote." The Bylaw Amendment raises a question as to whether the provisions of the Indentures described under "Description of Notes--Certain Covenants--PURCHASE OF NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT" (the "Change of Control Provisions") constitute a "poison pill, shareholder rights plan, rights agreement or any other form of 'poison pill' " (collectively, a "Poison Pill") within the meaning of the Bylaw Amendment. If the Change of Control Provisions were found to be inconsistent with the Bylaw Amendment, the company would not be able to make or consummate the Change of Control Purchase Offer or pay the Change of Control Purchase Price when due. However, in such event, the Trustee and the holders of the Notes would have the right to declare the Notes due and payable. See "Description of Notes--Events of Default." No assurance can be given that the Change of Control Provisions will not be found to be inconsistent with the Bylaw Amendment.


ABSENCE OF A PUBLIC MARKET

    The Notes are a new issue for which there is currently limited trading. Prior to the exchange of Old Notes for New Notes pursuant to the Exchange Offer, Old Notes may only be offered and sold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws or pursuant to an effective registration statement under the Securities Act and such state securities laws. The New Notes will not be listed on any national securities exchange or on the Nasdaq Stock Market. Although the Notes are eligible for trading in the PORTAL market, the Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the company's performance and other factors. The company has been advised by the Initial Purchasers that they currently intend to make a market in the Notes as permitted by applicable law and regulation; however, the Initial Purchasers are not obligated to do so and any such market-making activities may be discontinued at any time without notice. In addition, such market-making activities may be limited during the Exchange Offer and pendency of any Shelf Registration Statement. Therefore, there can be no assurance that an active market for any of the Notes will develop, either prior to or after the Exchange Offer. If a trading market does not develop or is not maintained, holders of Notes may experience difficulty in reselling the Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may cease to continue at any time.

CONSEQUENCES OF THE EXCHANGE OFFER ON NON-TENDERING HOLDERS OF OLD NOTES

    In the event the Exchange Offer is consummated, the company will not be required to register any Old Notes not tendered and accepted in the Exchange Offer (other than, in certain circumstances, Old Notes held by Initial Purchasers). In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to the registration requirements under the securities laws, including the Securities Act. Following the Exchange Offer, assuming the Company and the Subsidiary Guarantors have no registration obligation with respect to any Notes held by Initial Purchasers, none of the holders of Notes will be entitled to receive Liquidated Damages. See "The Exchange Offer--Purpose and Effect of The Exchange Offer."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The Old Notes were sold by Fleming on July 25, 1997 to Bear, Stearns & Co. Inc., Chase Securities Inc., BancAmerica Securities, Inc. and Societe Generale Securities Corporation (the "Initial Purchasers") in reliance on Section 4(2) of the Securities Act. The Initial Purchasers offered and sold the Old Notes only to "qualified institutional buyers" (as defined in Rule 144A) in compliance with Rule 144A and, outside the United States, to persons other than U.S. Persons, which term includes dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust), in reliance upon Regulation S under the Securities Act.

    In connection with the sale of the Old Notes, the company, the Subsidiary Guarantors and the Initial Purchasers entered into a Registration Rights Agreement dated as of July 25, 1997 (the "Registration Rights Agreement"), which requires the company and the Subsidiary Guarantors (i) to cause the Old Notes to be registered under the Securities Act, or (ii) to file with the Commission a registration statement under the Securities Act with respect to an issue of new notes of the company identical in all material respects to the Old Notes and use its best efforts to cause such registration statement to become effective under the Securities Act and, upon the effectiveness of that registration statement, to offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, which will be issued without a restrictive legend and which may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. The Registration Rights Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the company's obligations thereunder. If any Initial Purchaser notifies the company that it is prohibited from participating in the Exchange Offer, the company and the Subsidiary Guarantors are also required by the Registration Rights Agreement to cause Notes held by such Initial Purchasers to be registered under the Securities Act. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the Trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Notes by book-entry transfer at DTC.


    The company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than certain broker-dealers, as set forth below, and any such holder that is an "affiliate" of the company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Old Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the company. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The company has agreed that, for a period of 180 days, if required, from the Exchange Date, it will make the Prospectus available to any broker-dealer for use in connection with any such resale. Affiliates of the company who exchange Old Notes for New Notes, if any, will not be relieved of their registration obligations upon a subsequent sale of the New Notes. See "Plan of Distribution."

    The Exchange Offer is not being made to, nor will the company accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

    By tendering in the Exchange Offer, each holder of Old Notes will represent to the company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (ii) neither the holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in the distribution of such New Notes, and (iv) neither the holder nor any such other person is an "affiliate" of the company within the meaning of Rule 405 under the Securities Act or, if such holder is an "affiliate," that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    Each holder, by tendering, also acknowledges and agrees that any holder using the Exchange Offer to participate in a distribution of the New Notes (a) could not rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to SHEARMAN & STERLING (available July 2, 1993), and similar no-action letters, and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Notes obtained by such holder in exchange for Old Notes acquired by such holder directly from the company.

    Following the consummation of the Exchange Offer and assuming the company and the Subsidiary Guarantors have no registration obligations with respect to any Notes held by Initial Purchasers, none of the Notes will be entitled to Liquidated Damages provided for in the Registration Rights Agreement. Following the consummation of the Exchange Offer, holders of Notes, other than the Initial Purchasers in certain circumstances, will not have any further registration rights, and the Old Notes will continue to be subject to certain restrictions on transfer. See "--Consequences of Failure to Exchange." Accordingly, the liquidity of the market for the Old Notes could be adversely affected. See "Risk Factors--Consequences of the Exchange Offer on Non-Tendering Holders of Old Notes."

TERMS OF THE EXCHANGE OFFER

    GENERAL. Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Subject to the minimum denomination requirements of the New Notes, the company will issue (a) $1,000 principal amount of New Notes due 2004 in exchange for each $1,000 principal amount of outstanding Old Notes due 2004 accepted in the Exchange Offer, and (b) $1,000 principal amount of New Notes due 2007 in exchange for each $1,000 principal amount of outstanding Old Notes due 2007 accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in amounts that are integral multiples of $1,000 principal amount.

    The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) holders of the New Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement, which will terminate upon consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes, will be entitled to the benefits of the respective Indentures and will be treated as a single class thereunder with any respective Old Notes that remain outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.


    As of the date of this Prospectus, $250,000,000 aggregate principal amount of Old Notes due 2004 was outstanding and $250,000,000 aggregate principal amount of Old Notes due 2007 was outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to the registered holders of Old Notes as of December 15, 1997.


    Holders of Old Notes do not have any appraisal or dissenters' rights under the Oklahoma General Corporation Act or the Indentures in connection with the Exchange Offer. The company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and interest thereon will continue to accrue, but holders of such Old Notes (other than the Initial Purchasers in certain circumstances) will not be entitled to any rights or benefits under the Registration Rights Agreement.

    The company will be deemed to have accepted validly tendered Old Notes when, as and if the company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from the company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

    Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."


    EXPIRATION DATE; EXTENSIONS; AMENDMENTS. The term "Expiration Date" shall mean 5:00 p.m., New York City time, on January 21, 1998, unless the company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Although the company has no current intention to extend the Exchange Offer, the company reserves the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer. The date of the exchange of the New Notes for Old Notes will be the third New York Stock Exchange trading day following the Expiration Date.


    The company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions of the Exchange Offer" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in any manner determined by the company to constitute a material change, the company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the company will extend the Exchange Offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

    In all cases, issuance of the New Notes for Old Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal and all other required documents or compliance with the procedures for book-entry transfer described below; provided, however, that the company reserves the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in the tender of Old Notes. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes or substitute Old Notes evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering holder, unless otherwise provided in the Letter of Transmittal, as promptly as practicable after the expiration or termination of the Exchange Offer.

    INTEREST ON THE NEW NOTES. Holders of Old Notes that are accepted for exchange will not receive accrued interest thereon at the time of exchange. However, each New Note will bear interest from the most recent date to which interest has been paid on the Old Notes or New Notes or, if no interest has been paid on the Old Notes or New Notes, from July 25, 1997.

    PROCEDURES FOR TENDERING OLD NOTES. The tender to the company of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. A holder of Old Notes may tender such Old Notes by (i) properly completing and signing a Letter of Transmittal or a facsimile thereof (all references in this Prospectus to a Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with any corresponding certificate or certificates representing the Old Notes being tendered (if in certificated form) and any required signature guarantees, to the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below), or (ii) complying with the guaranteed delivery procedures described below.

    If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in DTC (also referred to as a book-entry facility) whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution which is a member of one of the following recognized signature guarantee programs (an "Eligible Institution"): (i) The Securities Transfer Agents Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Signature Program (MSF), or (iii) The Stock Exchange Medallion Program
(SEMP). If the New Notes or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

    THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    The company understands that the Exchange Agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Notes. The company further understands that the Exchange Agent will request within two business days after the date the Exchange Offer commences, that DTC establish an account with respect to the Old Notes for the purpose of facilitating the Exchange Offer, and any participant may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's ATOP procedures for transfer. However, the exchange of the Old Notes so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer and timely receipt by the Exchange Agent of an Agent's Message (as defined in the next sentence), and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Old Notes which are the subject of such Book-Entry Confirmation and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the company may enforce such agreement against such participant.

    A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided below) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided below) by an Eligible Institution will be made only against submission of a duly signed Letter of Transmittal (and any other required documents) and deposit of the tendered Old Notes.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by the company, whose determination will be final and binding. The company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the company's counsel, be unlawful. The company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. None of the company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Any Old Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived or, if Old Notes are submitted in principal amount greater than the principal amount of Old Notes being tendered by such tendering holder, such unaccepted or non-exchanged Old Notes will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In addition, the company reserves the right in its sole discretion (a) to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, and (b) to the extent permitted by applicable law, to purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer.

    GUARANTEED DELIVERY PROCEDURES. If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office, on or prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the name(s) in which the Old Notes are registered, the principal amount being tendered and (if available) the certificate number(s) of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, such Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly competed Letter of Transmittal and any other required documents), the company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

    TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL. The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

    The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or to transfer ownership of such Old Notes on the account books maintained by DTC. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of such Transferor.

    By executing a Letter of Transmittal, each holder will make to the company the representations set forth above under the heading "--Purpose and Effect of the Exchange Offer."

    WITHDRAWAL OF TENDERS OF OLD NOTES. Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),
(ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) contain a statement that such holder is withdrawing its election to have such Old Notes exchanged, (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the tender, and
(v) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange

Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering Old Notes" at any time prior to the Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

    Notwithstanding any other term of the Exchange Offer, or any extension of the Exchange Offer, the company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

    (a) any statute, rule or regulation shall have been enacted, or any action shall have been taken by any court or governmental authority which, in the reasonable judgment of the company, would prohibit, restrict or otherwise render illegal consummation of the Exchange Offer; or

    (b) any change, or any development involving a prospective change, in the business or financial affairs of the company or any of its subsidiaries has occurred which, in the sole judgment of the company, might materially impair the ability of the company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the company; or

    (c) there shall occur a change in the current interpretations by the staff of the Commission which, in the company's reasonable judgment, might materially impair the company's ability to proceed with the Exchange Offer.

    If the company determines in its sole discretion that any of the above conditions are not satisfied, the company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration Date, subject, however, to the right of holders to withdraw such Old Notes (see "--Terms of the Exchange Offer--Withdrawal of Tenders of Old Notes"), or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all validly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the company will promptly disclose such waiver by means of a Prospectus supplement that will be distributed to the registered holders, and the company will extend the Exchange Offer for a period of time, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

    Manufacturers and Traders Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

         By Mail:                By Overnight Courier:                 By Hand:

Manufacturers and Traders      Manufacturers and Traders      Manufacturers and Traders
      Trust Company                  Trust Company                  Trust Company
      P. O. Box 1377            One M&T Plaza, 7th Floor        50 Broadway, 7th Floor
    Buffalo, NY 14240              Buffalo, NY 14203              New York, NY 10004
 (registered or certified       Attn: Russell T. Whitley        Attn: Corporate Trust
           mail                                                        Services
       recommended)

                                     By Facsimile:
                                     (716) 842-4474
                            (For Eligible Institutions Only)

                                 Confirm by Telephone:
                                     (716) 842-5602

FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the company. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopy, telephone or in person by officers and regular employees of the company and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

    The company has not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, the Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

    The expenses to be incurred in connection with the Exchange Offer will be paid by the company. Such expenses include fees and expenses of the Exchange Agent and transfer agent and registrar, accounting and legal fees and printing costs, among others.

    The company will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the Exchange Offer. If, however, New Notes, or Old Notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered or if a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

    The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities within the meaning of Rule 144 of the Securities Act. Accordingly, such Old Notes may be offered, resold, pledged or otherwise transferred only (1)(a) to a person who the transferor reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a person that is not a U.S. person (as defined in Rule 902 under the Securities Act) in a transaction meeting the requirements of Rule 904 under the Securities Act, or (d) in accordance with another exemption from the registration requirements of the Securities Act (in the case of (b), (c) or (d), upon an opinion of counsel if the company or Trustee so requests),
(2) to the company or (3) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state or other jurisdiction. The liquidity of the Old Notes most likely will be adversely affected by the Exchange Offer. Following the consummation of the Exchange Offer, holders of the Old Notes (other than Initial Purchasers in certain circumstances) will have no further registration rights under the Registration Rights Agreement and will not be entitled to receive Liquidated Damages provided for in the Old Notes.

ACCOUNTING TREATMENT

    The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the company's accounting records on the Exchange Date. Accordingly, no gain or loss for accounting purposes will be recognized by the company. The costs of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

                         SELECTED FINANCIAL INFORMATION


    The information presented below for, and as of the end of, each of the fiscal years in the five-year period ended December 28, 1996 is derived from the audited consolidated financial statements of Fleming. In the opinion of the company, the unaudited financial information presented for the 40 weeks ended October 5, 1996 and October 4, 1997 contains all adjustments (consisting only of normal recurring adjustments, except as noted) necessary to present fairly the financial information included therein. Results for interim periods are not necessarily indicative of results for the full year. This summary should be read in conjunction with the detailed information and consolidated financial statements of Fleming, including the notes thereto, included elsewhere in this Prospectus.



                                                                                                          40 WEEKS ENDED
                                                  YEAR ENDED LAST SATURDAY IN DECEMBER,          --------------------------------
                                          -----------------------------------------------------    OCTOBER 5,       OCTOBER 4,
                                           1992(a)    1993(a)    1994(b)    1995(c)    1996(d)       1996(e)          1997(e)
                                          ---------  ---------  ---------  ---------  ---------  ---------------  ---------------
                                                                           (DOLLARS IN MILLIONS)
STATEMENT OF EARNINGS DATA:
Net sales...............................  $  12,894  $  13,096  $  15,724  $  17,502  $  16,487     $  12,617        $  11,756
Costs and expenses (income):
  Cost of sales.........................     12,167     12,331     14,601     16,092     15,005        11,482           10,670
  Selling and administrative expense....        495        554        933      1,189      1,274           981              912
  Operating earnings....................        232        211        190        221        208           154              174
  Interest expense......................         81         78        120        175        163           125              124
  Interest income(f)....................        (59)       (59)       (57)       (58)       (49)          (38)             (36)
  Equity investment results.............         15         12         15         27         18            13               11
  Litigation charge.....................     --         --         --         --             21            21               19
  Facilities consolidation and
    restructuring.......................     --            108     --             (9)    --            --               --
Earnings before taxes...................        195         72        112         86         55            33               56
Net earnings after extraordinary items..        113         35         56         42         27            16               14
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital.........................  $     528  $     442  $     496  $     364  $     221     $     232        $     311
Total assets............................      3,118      3,103      4,608      4,297      4,055         4,080            3,870
Total debt, including capitalized
  leases................................      1,086      1,078      2,121      1,790      1,598         1,628            1,565
Shareholders' equity....................      1,060      1,060      1,079      1,083      1,076         1,091            1,090
OTHER DATA:
Cash flow activity:
  Operating.............................  $      90  $     208  $     333  $     399  $     328     $     223        $      82
  Investing.............................       (114)      (114)      (538)       (34)       (57)          (39)             (42)
  Financing.............................          8        (97)       232       (389)      (212)         (184)             (76)
EBITDA(g)...............................        385        263        389        457        411           307              324
Adjusted EBITDA(h)......................        385        371        389        448        435           330              343
Depreciation and amortization, net(i)...         94        101        142        169        175           135              133
Capital expenditures....................         62         53        150        117        129           101               82
Ratio of EBITDA to interest expense.....       4.75x      3.37x      3.24x      2.61x      2.51x         2.45x            2.61x
Ratio of Adjusted EBITDA to interest
  expense...............................       4.75x      4.76x      3.24x      2.56x      2.66x         2.64x            2.76x
Ratio of earnings to fixed charges(j)...       2.85x      1.71x      1.76x      1.40x      1.27x         1.21x            1.37x


--------------------------

(a) In 1992 and 1993, the company recorded an extraordinary after-tax loss of $5.9 million and $2.3 million, respectively, for early retirement of debt. The results in 1993 include an after-tax charge of approximately $66 million for facilities consolidation and restructuring.

(b) The results in 1994 reflect the July 1994 acquisition of Scrivner Inc.

(c) In 1995, management changed its estimates with respect to the general merchandise portion of the 1993 charge and reversed $4 million, after tax benefits. See note (a) above.

(d) Results in 1996 include a $20 million charge related to the agreement to settle two related lawsuits pending against Fleming and a $650,000 charge related to the David's litigation (see note (e) below).

(e) Results in the first three quarters of 1996 include a first quarter $7.1 million charge to establish a reserve related to the jury verdict in the David's litigation, which was reversed in the second quarter of 1996 and a new reserve of $650,000 was established. Results in the first three quarters of 1997 include a first quarter charge of $19.2 million reflecting the settlement of the David's litigation. Results in the first three quarters of 1997 also include an after-tax charge of $13.3 million for early retirement of debt resulting from the Recapitalization Program.


(f) Consists primarily of interest earned on notes receivable from customers and income generated from direct financing leases of retail stores and related equipment.

(g) EBITDA represents earnings before extraordinary items and accounting change before taking into consideration interest expense, income taxes, depreciation and amortization and equity investment results. EBITDA should not be considered as an alternative measure of the company's net income, operating performance, cash flow or liquidity. It is included herein to provide additional information related to the company's ability to service debt. Amounts presented herein may not be comparable to EBITDA disclosures of other companies.

(h) Adjusted EBITDA represents EBITDA before taking into consideration one-time adjustments. One-time adjustments are the litigation charges in 1996 and 1997, the facilities consolidation and restructuring adjustments in 1993 and 1995 and $3 million in other charges in 1996 due primarily to divested stores.

(i) This excludes amortization related to debt acquisition costs and to interest rate swaps and caps.

(j) This ratio is determined in accordance with Regulation S-K promulgated by the Securities and Exchange Commission. For purposes of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist primarily of interest expense, including amortization of deferred debt issuance costs, and one-third of rental expense (the portion considered representative of the interest factor).

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL


    Several events have shaped Fleming's results of operations and capital and liquidity position during each of the past three fiscal years and the first three quarters of 1997. Since 1993, changes in the food marketing and distribution industry have reduced sales and increased competitive pressures for the company and many of its customers. In January 1994, the company announced a strategic plan to transform its operations to better serve its customers and achieve higher profitability. As part of this plan, the company consolidated food distribution facilities, reorganized its management group and reengineered the way it prices and sells grocery, frozen and dairy products and retail services. In July 1994, the company acquired Scrivner Inc. ("Scrivner"), adding $6 billion in annual food distribution sales and more than 175 retail stores. The company also dealt with business and litigation challenges during this period: the bankruptcy of a major customer in 1994, the addition by foreclosure in early 1996 of a 71-store customer in Arizona and several litigation developments in 1996 and 1997. Each of these events is discussed in more detail below:



       CHANGING INDUSTRY ENVIRONMENT. The food marketing and distribution industry is undergoing accelerated change as producers, manufacturers, distributors and retailers seek to lower costs and increase services in an increasingly competitive environment of relatively static overall demand. Alternative format food stores (such as warehouse stores and supercenters) have gained retail food market share at the expense of traditional supermarket operators, including independent grocers, many of whom are Fleming customers. Vendors, seeking to ensure that more of their promotional fees and allowances are used by retailers to increase sales volume, increasingly direct promotional dollars to large self-distributing chains, alternative formats and other channels of distribution. The company believes that these changes have led to reduced sales, reduced margins and lower profitability among many of its customers and at the company itself.



       CONSOLIDATIONS, REORGANIZATION AND REENGINEERING. Throughout 1994 and 1995, the company consolidated 13 food distribution centers, including nine centers acquired in the Scrivner acquisition, into other operations. Smaller, less efficiently located facilities were closed and their operations transferred to larger facilities seeking economies of scale in operations. These consolidations were costly and resulted in loss of sales because of the reluctance of certain customers to change and because of increased distances from new centers.



       In 1994, the company eliminated its regional food distribution organization, centralizing these staff functions and several others. It also established the Retail Food Segment following the acquisition of Scrivner and its significant retail food operations.



       The design of reengineering, which includes several programs, began in 1994 and implementation commenced in 1995. The most significant of these programs was the introduction of an innovative marketing plan which altered the way food products and distribution services are marketed to customers. Activity-based pricing analyses and marketing research are used to establish prices of grocery, frozen and dairy products and charges for handling, storage and delivery services. Other significant reengineering programs include the development and implementation of VISIONET-TM-, a proprietary interactive electronic communication network for retail customers, transportation outsourcing and the installation of FOODS, a standard food distribution computer operating system.



       Some of the costs of the plan have not been charged to the results of operations but to reserves established at the end of 1993. The recorded reserves cover severance, facility consolidation expenses and asset impairment adjustments. All other costs of the plan not covered by recorded reserves are included in the results of operations. However, the costs of the plan cannot be separately quantified because actions implementing the plan often are not unique to consolidation, reorganization and reengineering. Normal, on-going business development activities are usually performed at the same time and by the same associates which makes isolating costs related to the plan impractical. Although the consolidation and reorganization are complete, and many of the reengineering initiatives have been completed, more initiatives are in-process or planned but completion dates are not yet known because of the dependency on customer acceptance, labor relations and the need to balance benefits and costs.



       SCRIVNER. In July 1994, Fleming purchased Scrivner for approximately $390 million in cash and the assumption of $670 million of indebtedness while refinancing approximately $340 million of its own debt. To finance the transaction, the company entered into a $2.2 billion bank credit agreement, $500 million of which was refinanced with Fixed Rate and Floating Rate Senior Notes prior to the end of 1994. On July 25, 1997, as part of the Recapitalization Program, the company replaced its former bank credit agreement with the New Credit Agreement in the aggregate principal amount of $850 million and called for redemption all $200 million of the Floating Rate Senior Notes placed in 1994. The Floating Rate Senior Notes were redeemed on September 15, 1997.



       Because the company quickly integrated Scrivner's operations, it is difficult to estimate the impact Scrivner had on sales, gross margins or earnings. However, Scrivner's significant retail food presence substantially increased Fleming's corporate-owned retail stores from 139 before the acquisition to approximately 345 (including 283 supermarkets) immediately following the acquisition. This substantial increase in retail food operations not only added to total sales, but also raised both gross margin and selling and administrative expenses as retail food operations typically operate at higher levels in these areas than do food distribution operations. Interest expense increased as a result of increased borrowing levels due to the acquisition and to higher interest rates attributable in substantial part to lower credit ratings for the company's long-term debt. Interest expense rose from $78 million in 1993 to $120 million in 1994 and $175 million in 1995 before falling to $163 million in 1996. Goodwill amortization was $23.1 million in 1994, $30.1 million in 1995 and $32.0 million in 1996; the increase from 1994 was principally due to Scrivner.



       MEGAFOODS. In August 1994, Megafoods, Inc. and certain of its affiliates ("Megafoods" or the "debtor"), filed Chapter 11 bankruptcy proceedings in Phoenix, Arizona. The company estimates that prior to bankruptcy, annualized sales to Megafoods approximated $335 million. By 1995, sales to Megafoods were approximately $87 million and by 1996, there were no sales. The company filed claims for indebtedness for goods sold on open account, equipment leases and secured loans totaling approximately $28 million and for substantial contingent claims for store subleases and lease guarantees extended by the company for the debtor's benefit. Megafoods brought an adversary proceeding seeking, among other things, damages against the company. The company recorded losses resulting from deteriorating collateral values of $6.5 million in 1994 and $3.5 million in 1995, and in 1996 recorded $5.8 million to reflect continuing deterioration and the effects of a proposed settlement of the company's claim and the debtor's allegations.



       ABCO. At year-end 1994, the company was the largest single shareholder (approximately 48% of stock outstanding), the major supplier and the second largest creditor of ABCO Markets, Inc. ("ABCO"), a supermarket chain located in Arizona. By the fall of 1995, the company's investments in, and loans to, ABCO totaled approximately $39 million. In September 1995, ABCO defaulted on both its bank debt and its debt to the company. The company exercised a warrant to gain an additional 3% of ABCO's capital stock and purchased the bank's preferred position for $21 million. In January 1996, the company foreclosed and acquired all of ABCO's assets consisting of approximately 71 stores at the time of foreclosure. Certain of ABCO's minority shareholders have challenged this action and are seeking rescission and/or damages.

       LITIGATION. In March 1996, a jury in central Texas returned verdicts in David's Supermarkets, Inc. v. Fleming ("David's") which resulted in a judgment of $211 million against Fleming. In response, the company established a reserve of $7.1 million and amended its former bank credit agreement to facilitate posting a partially collateralized supersedeas bond. Pursuant to the amendment, pricing for borrowing under the former credit agreement was increased. The judgment was vacated in June 1996, and the company's reserve was reduced to $650,000. During the first quarter of 1997, Fleming entered into court-sanctioned mediation and, as a result of a settlement reached with the plaintiff, paid $19.9 million to settle the litigation.



       During the third quarter of 1996, the company recorded a charge of $20 million to reflect an announced settlement agreement reached in lawsuits involving a failed grocery diverter, Premium Sales Corporation. In February 1997, the company's largest customer filed suit against it alleging product overcharges and in July 1997, another large customer commenced arbitration proceedings against the company also alleging product overcharges. See Note 5 to the company's interim financial statements and "Business--Legal Proceedings" for a further discussion of certain litigation and contingent liability issues.



       CREDIT POLICIES. In 1995, Fleming began imposing stricter credit policies and applying cost/benefit analyses to loans to and investments made in its distribution customers. Traditionally, food distributors have used the availability of financial assistance as a competitive tool. Fleming believes that its stricter credit policies have resulted in decreased sales.



    Management believes that the combination of these events has negatively affected the company's financial performance during the past three years and the first three quarters of 1997. Additionally, the continuing commitments under the recent Furr's agreement may negatively impact earnings through May 1999 and lower sales and operating losses in certain company-owned retail stores are likely to continue to negatively impact results for the near term. See "--Litigation and Other Contingencies--Furr's" and "Risk Factors--Sales Declines."



    However, management also believes that the company's ultimate success will depend on its ability to continue to cut costs while expanding profitable operations. The company has revised its marketing plans and is taking other steps to reverse sales declines. The Recapitalization Program will provide the company with greater financial flexibility to redeploy assets and seek to increase the more profitable facets of both its Food Distribution and Retail Food Segments. These initiatives include increased marketing emphasis and expanded offerings of Fleming Retail Services, streamlining and expanding Fleming Brands, developing and marketing additional foodservice products and growing retail food operations through remodels, new store development and selective acquisitions. While the company believes considerable progress has been made to date, no assurance can be given that the company will be successful in continuing to cut costs, in reversing sales declines or in increasing higher margin activities.



    After taking into consideration one-time adjustments (recapitalization charge in 1997, litigation charges in 1996 and 1997, a facilities consolidation and restructuring adjustment in 1995 and $3 million in other charges in 1996 due primarily to divested stores), adjusted earnings per share and adjusted EBITDA (in millions) for the past eleven quarters were as follows:



                                           1995 ADJUSTED           1996 ADJUSTED           1997 ADJUSTED
                                       ----------------------  ----------------------  ----------------------
                                          EPS       EBITDA        EPS       EBITDA        EPS       EBITDA
                                       ---------  -----------  ---------  -----------  ---------  -----------
First quarter........................  $    0.40   $     146   $    0.25   $     126   $    0.39   $     137
Second quarter.......................       0.39         113        0.30         104        0.35         106
Third quarter........................       0.10          92        0.19         100        0.23         100
Fourth quarter.......................       0.11          97        0.27         105
                                       ---------       -----   ---------       -----
                                       $    1.00   $     448   $    1.01   $     435
                                       ---------       -----   ---------       -----
                                       ---------       -----   ---------       -----

RECAPITALIZATION PROGRAM


    On July 25, 1997, the company consummated the Recapitalization Program. On that date, the company entered into the New Credit Agreement, consisting of a $250 million term loan and a $600 million revolving facility, sold $500 million of senior subordinated notes (the Old Notes which are the subject of this Exchange Offer), repaid all obligations outstanding under its former bank credit agreement and called $200 million of Floating Rate Senior Notes which were redeemed on September 15, 1997. The Recapitalization Program reduced the company's bank debt, reduced annual scheduled debt maturities and extended the average life of the company's debt portfolio. The New Credit Agreement and the Indentures pursuant to which the Notes were issued provide the company with greater financial flexibility to redeploy assets and to make investments to expand the company's business.



    Management recorded an extraordinary charge to earnings in the third quarter of 1997 of $13.3 million on an after-tax basis in connection with the termination of the previous credit agreement and the anticipated repayment of the Floating Rate Senior Notes. The charge consists primarily of the non-cash write-down of unamortized financing costs. Interest expense will be higher in future years as the result of the replacement of bank debt with the Notes.


RESULTS OF OPERATIONS

    Set forth in the following table is information regarding the company's net sales and certain components of earnings expressed as a percent of net sales which are referred to in the accompanying discussion:


                                             YEAR ENDED LAST SATURDAY IN
                                                       DECEMBER                         40 WEEKS ENDED
                                          ----------------------------------  ----------------------------------
                                             1994        1995        1996     OCTOBER 5, 1996   OCTOBER 4, 1997
                                          ----------  ----------  ----------  ----------------  ----------------
Net sales...............................     100.00%     100.00%     100.00%        100.00%           100.00%
Gross margin............................       7.14        8.06        8.99           8.99              9.23
Less:
  Selling and administrative............       5.93        6.79        7.73           7.77              7.75
  Interest expense......................        .77        1.00         .99            .99              1.06
  Interest income.......................       (.36)       (.33)       (.29)          (.30)             (.31)
  Equity investment results.............        .09         .16         .11            .10               .09
  Litigation charge.....................         --          --         .12            .16               .16
  Facilities consolidation..............         --        (.05)         --             --                --
                                          ----------  ----------  ----------        ------            ------
    Total expenses......................       6.43        7.57        8.66           8.73              8.76
                                          ----------  ----------  ----------        ------            ------
Earnings before taxes...................        .71         .49         .33            .27               .48
Taxes on income.........................        .35         .25         .17            .14               .24
                                          ----------  ----------  ----------        ------            ------
Earnings before extraordinary charge....        .36         .24         .16            .13               .23
Extraordinary charge from early
  retirement of debt....................         --          --          --             --               .11
                                          ----------  ----------  ----------        ------            ------
Net earnings............................        .36%        .24%        .16%           .13%              .12%
                                          ----------  ----------  ----------        ------            ------
                                          ----------  ----------  ----------        ------            ------


------------------------------
Note: 1994 was a 53-week year. The results of Scrivner are included beginning with the third quarter of 1994 and the consolidated results of ABCO are included beginning in December 1995.


40 WEEKS ENDED OCTOBER 4, 1997 AND OCTOBER 5, 1996



    NET SALES. Sales for the first three quarters (40 weeks) of 1997 decreased by $0.9 billion, or 7%, to $11.8 billion from $12.6 billion in 1996. Several trends and events adversely impacted sales as described in "--General" above. Additionally, the closing or sale of certain company-owned retail stores negatively impacted sales.



    Retail sales generated by the same stores for year-to-date period in 1997 compared to the same period in 1996 decreased 3.2%. The decrease was attributable, in part, to new stores opened by competitors in some markets and aggressive marketing initiatives by certain competitors.

    Fleming measures inflation using data derived from the average cost of a ton of product sold by the company. Food price inflation for the first 40 weeks in 1997 was 1.4% compared to 2.3% for the same period in 1996.



    GROSS MARGIN. Gross margin for the first 40 weeks of 1997 decreased by $49 million, or 4%, to just under $1.1 billion from just over $1.1 billion, but increased as a percentage of net sales to 9.23% from 8.99% for the same period in 1996. The increase in gross margin percentage was primarily due to improved gross margins at company-owned retail stores. Food price inflation resulted in a LIFO charge in 1997 of $4.6 million for the 40 weeks compared to a charge of $2.0 million in 1996.



    SELLING AND ADMINISTRATIVE EXPENSES. Selling and administrative expenses for the first 40 weeks of 1997 decreased by $69 million, or 7%, to $911 million from $981 million for the same period in 1996 and decreased as a percentage of net sales to 7.75% for 1997 from 7.77% in 1996. The percentage decrease was principally due to improvements in operating efficiencies for company-owned retail stores.



    As more fully described in the 1996 Annual Report on Form 10-K, the company has a significant amount of credit extended to its customers through various methods. These methods include customary and extended credit terms for inventory purchases, secured loans with terms generally up to ten years, and equity investments in and secured and unsecured loans to certain customers.



    Credit loss expense is included in selling and administrative expenses and was $15 million in 1997 compared to $22 million in 1996 for a decrease of $7 million. Since 1994, tighter credit practices and reduced emphasis on credit extensions to and investments in customers have resulted in less exposure and a decrease in credit loss expense. Further material reductions are not expected.



    INTEREST EXPENSE. Interest expense for the first 40 weeks of 1997 decreased to $124 million from $125 million in 1996. Lower average debt levels in 1997 compared to 1996 primarily accounted for the improvement. See Note 4 to the company's interim financial statements.



    The stated interest rate on the company's floating rate indebtedness is equal to the London interbank offered interest rate ("LIBOR") plus a margin. The company employs interest rate swaps and caps from time to time to manage exposure to changing interest rates and interest expense. Interest rate hedge agreements contributed $5.9 million of net interest expense in the first 40 weeks of 1997 compared to $7.0 million in 1996.



    INTEREST INCOME. Interest income for the first 40 weeks of 1997 decreased to $36 million in 1997 from $38 million in 1996. The decrease is primarily due to the company's sale in the third quarter of 1996 of $35 million of notes receivable with limited recourse. The decrease is partly offset by new notes funded since the note sale. Subsequent to October 4, 1997 the company sold $29 million of notes receivable.



    EQUITY INVESTMENT RESULTS. The company's portion of operating losses from equity investments for the first 40 weeks of 1997 decreased to $11 million from $13 million in 1996. The reduction in losses is due to improved results of operations in certain of the underlying equity investments.



    LITIGATION CHARGE. In the first quarter of 1997, the company paid $19.9 million in complete settlement of the David's litigation. In the first quarter of 1996, the company accrued $7.1 million as the result of a jury verdict regarding the case. In the second quarter of 1996, the accrual was reversed following the vacation of the judgment resulting from the jury verdict, and a new accrual for $650,000 was established. In the third quarter of 1996, the company accrued $20 million related to an agreement reached to settle the Premium lawsuits. See Note 5 to the company's interim financial statements and "Business--Legal Proceedings."



    TAXES ON INCOME. The effective tax rate for 1997 is presently estimated at 58.0%. The 58.0% rate was used in calculating the 40 week income tax amount. The presentation of the tax is split by reflecting a tax benefit at the statutory rate of 40% for the extraordinary charge and reflecting the balance of the tax amount on the taxes on income line. The rate used for the comparable period in 1996 was 51.1%. The increase is primarily due to lower earnings in 1997 compared to 1996 (primarily due to the litigation charge and write-off of costs associated with the early retirement of debt) with basically no change in the blended statutory rate or nondeductible dollar amounts (permanent differences) from 1996.


1996 AND 1995

    NET SALES. Sales for 1996 decreased by $1.01 billion, or 6%, to $16.49 billion from $17.50 billion for 1995. Several trends and events adversely impacting sales are described above under "--General". Additionally, the closing or sale of company-owned retail stores also negatively impacted sales.

    The company measures inflation using data derived from the average cost of a ton of product sold by the company. For 1996, food price inflation was 2.3%, compared to 1.3% in 1995.

    GROSS MARGIN. Gross margin for 1996 increased by $71 million, or 5%, to $1.48 billion from $1.41 billion for 1995 and increased as a percentage of net sales to 8.99% from 8.06% for 1995. The increase in gross margin was principally due to new retail operations, primarily the addition of ABCO. Retail operations typically have a higher gross margin and higher selling and administrative expenses than food distribution operations. During 1996, the company also implemented increases in certain charges to its customers and vendors, increasing gross margin compared to 1995. Product handling expenses, consisting of warehouse, transportation and building expenses, were lower as a percentage of net sales in 1996 compared to 1995, reflecting the cost controls and the benefits of the company's facility consolidations and transportation outsourcing efforts in 1995 and 1994. The company also achieved food distribution productivity increases during 1996 of 2.6%. Food price inflation resulted in a LIFO charge in 1996 of $6.0 million compared to a charge of $2.9 million for 1995.

    SELLING AND ADMINISTRATIVE EXPENSES. Selling and administrative expenses for 1996 increased by $85 million, or 7%, to $1.27 billion from $1.19 billion for 1995 and increased as a percentage of net sales to 7.73% for 1996 from 6.79% in 1995. The increase was principally due to: higher retail expenses resulting from additional retail operations; a $12 million charge related to the divestiture of retail stores; and higher legal expense in 1996 compared to 1995. During 1996, a $1.6 million gain from the sale of certain notes receivable was recorded; a similar gain of $3.9 million was recorded in 1995. The increase in corporate expenses under Operating Earnings shown in "--Segment Information" below and in the notes to the company's consolidated financial statements includes the aforementioned increase in legal expense, a write-down of certain international equity investments and increased incentive compensation expense.


    Credit loss expense is included in selling and administrative expenses and for 1996 decreased by $4 million to $27 million from $31 million for 1995. Since 1994, tighter credit practices and reduced emphasis on credit extensions to and investments in customers have resulted in less exposure and a decrease in credit loss expense. See "Business--Capital Invested in Customers." Offsetting the decreases in 1996 from 1995 was $3.8 million of credit losses related to the bankruptcy of Megafoods, reflecting the estimated deterioration in the company's collateral. An additional $2.0 million was recorded to selling and administrative expense, but not credit loss, during the third quarter of 1996 for the expected loss on the proposed Megafoods settlement. See "--Litigation and Other Contingencies."


    INTEREST EXPENSE. Interest expense for 1996 decreased $12 million to $163 million from $175 million for 1995. Lower average borrowing levels offset in part by higher borrowing costs for bank debt in 1996 compared to 1995 primarily accounted for the improvement. In February and April 1996, the company amended its bank credit agreement first to provide greater financing flexibility and subsequently to increase the company's capacity for letters of credit in order to partially secure a supersedeas bond in connection with the David's litigation. These amendments effectively increased the company's bank debt borrowing margin by almost .5%. In August 1996, Moody's Investors Service ("Moody's") lowered its credit ratings on the company's senior unsecured debt to Ba3 from Ba1. The downgrade resulted in a .25% increase in the company's bank debt borrowing margin which increased interest expense on borrowing under the bank credit agreement at an estimated annualized cost of $2 million. In September 1996, Standard & Poor's Ratings Group ("Standard & Poor's") lowered its credit ratings on the company to BB from BB+, and on the company's senior unsecured debt to B+ from BB-. The downgrade did not result in an additional increase in the company's bank debt borrowing margin.

    For 1996, interest rate hedge agreements contributed $10 million of interest expense, compared to $7 million in 1995, due to lower average floating interest rates. In 1996, the company had in place interest rate swaps and caps covering $850 million aggregate principal amount of floating rate indebtedness. The company's hedged position exceeded the hedge requirements set forth in the Credit Agreement.

    The stated interest rate on the company's floating rate indebtedness is equal to LIBOR plus a margin. The average fixed interest rate paid by the company on the interest rate swaps was 6.95%, covering $600 million of floating rate indebtedness. The interest rate swap agreements, which were implemented through six counterparty banks and at year-end 1996 had an average remaining life of two years, provide for the company to receive substantially the same LIBOR that the company pays on its floating rate indebtedness. For the remaining $250 million, the company has purchased interest rate cap agreements from two counterparty banks. The agreements cap LIBOR at 7.33% over the next 2 years. Payments made or received under interest rate swap and cap agreements are included in interest expense.

    INTEREST INCOME. Interest income for 1996 was $49 million compared to $58 million in 1995. In 1996, the company sold (with limited recourse) $35 million of notes receivable late in the third quarter. In 1995, $77 million of notes receivable were sold with limited recourse in the second quarter. Both of these sales reduced the amount of notes receivable available to produce interest income.

    EQUITY INVESTMENT RESULTS. The company's portion of operating losses from equity investments for 1996 decreased by $9 million to $18 million from $27 million for 1995. The results of operations of ABCO, accounted for under the equity method during most of 1995, are not included in 1996 equity investment results due to the acquisition of ABCO. This resulted in an improvement in equity investment results in 1996 compared to 1995. The remainder of the improvement is due to improved results of operations in certain of the underlying equity investment entities.

    FACILITIES CONSOLIDATION. In the first quarter of 1995, management changed its estimates of costs for facilities consolidation with respect to the general merchandising operations portion of the consolidation, reorganization and reengineering plan. The revised estimate reflected reduced expense and cash outflow. Accordingly, during the first quarter of 1995, the company reversed $9 million of the provision for facilities consolidation. No changes were made to the estimates in 1996.

    In 1993, the company recorded a $108 million facilities consolidation and restructuring charge. During 1996, $3 million of restructuring and consolidation costs was charged to the related reserve, compared to $24 million in 1995, reflecting the lower level of consolidation activity occurring in 1996. Additional charges to the $18 million of remaining reserves are anticipated in 1997, although the amount is not yet known.

    TAXES ON INCOME.  The effective tax rate for both 1996 and 1995 was 51.1%.

1995 AND 1994


    NET SALES. Net sales for 1995 increased by $1.78 billion, or 11%, to $17.50 billion from $15.72 billion for 1994. Notwithstanding the positive effects of the Scrivner acquisition in the third quarter of 1994, net sales in 1995 were adversely impacted by the combined effects of the organizational and operational changes introduced in 1995. See "--General" above. In addition, other factors adversely affected sales in 1995 including the expiration of a temporary sales agreement with Albertson's Inc. as its Florida distribution center came on line.

    Food price inflation was 1.3% in 1995 compared to a negligible rate in 1994.


    GROSS MARGIN. Gross margin for 1995 increased by $288 million, or 26%, to $1.41 billion from $1.12 billion for 1994 and increased as a percentage of net sales to 8.06% for 1995 from 7.14% for 1994. The primary reason for the increase was additional retail operations principally related to the Scrivner acquisition. Retail operations typically have a higher gross margin than food distribution operations. Product handling expenses, which consist of warehouse, truck and building expenses, were approximately the same as a percentage of net sales in 1995 as in 1994. In food distribution, reduced vendor income negatively impacted gross margin and certain other margin items that are passed through to customers under the company's marketing plan. This gross margin impact was only partially offset by increases in related charges to customers.


    SELLING AND ADMINISTRATIVE EXPENSE. Selling and administrative expense for 1995 increased by $257 million, or 28%, to $1.19 billion from $933 million for 1994 and increased as a percentage of net sales to 6.79% for 1995 from 5.93% in 1994. Retail operations typically have higher selling and administrative expenses than food distribution operations and the full year of retail acquired from Scrivner was the primary reason for the increase. Goodwill amortization also increased as a result of the acquisition. In addition, the technology-related aspects of the various reengineering initiatives resulted in an increase in expense. The increase in corporate expenses under Operating Earnings shown in "--Segment Information" below and in the notes to the company's consolidated financial statements is the result of these reengineering initiatives.

    Credit loss expense included in selling and administrative expenses decreased in 1995 by $30 million to $31 million from $61 million for 1994. Tighter credit practices and reduced emphasis on credit extensions to and investments in customers resulted in less exposure and a decrease in credit loss expense.

    INTEREST EXPENSE. Interest expense for 1995 increased $55 million to $175 million from $120 million for 1994. The increase was due principally to higher borrowing due to the Scrivner acquisition, higher interest rates in the capital and credit markets, and an increase in the interest rates for the company resulting from changes in the company's credit rating brought about by increased leverage due to the acquisition of Scrivner and subsequent disappointing performance. Interest rates are fixed on the majority of the company's debt as a result of hedges.

    For 1995, the interest rate hedge agreements contributed $7 million of interest expense, compared to $6 million in 1994.

    INTEREST INCOME. Interest income for 1995 increased by $1 million to $58 million from $57 million for 1994. Increases in interest income resulting from earnings on the notes receivable acquired in the Scrivner loan portfolio were nearly offset by the loss of interest income on $77 million of notes receivable sold by the company in June 1995 with limited recourse. The sale reduced the amount of notes receivable available to produce interest income during 1995.

    EQUITY INVESTMENT RESULTS. The company's portion of operating losses from equity investments for 1995 increased by $12 million to $27 million from $15 million for 1994. Certain of the strategic multi-store customers in which the company has made equity investments under its joint venture program experienced increased losses when compared to 1994. Additionally, losses from retail stores which are part of the company's equity store program and are accounted for under the equity method also increased.

    At the end of 1995 with the acquisition of a majority equity position in ABCO, the company began to consolidate the results of operations and the financial position of ABCO. In early 1996, the company acquired all the assets of ABCO through foreclosure in cancellation of $66 million of ABCO indebtedness to the company.

    FACILITIES CONSOLIDATION. In the first quarter of 1995, management changed its cost estimates with respect to the general merchandising operations portion of the reengineering plan. The revised estimate reflects reduced expense and cash outflow. Accordingly, during the first quarter the company reversed $9 million of the related provision.

    TAXES ON INCOME. The company's effective tax rate for 1995 increased to 51.1% from 50.0% for 1994. The increase was primarily due to increased goodwill amortization with no related tax deduction, operations in states with higher tax rates and the significance of certain other nondeductible expenses to pretax earnings.

SEGMENT INFORMATION


    The following tables set forth the composition of the company's net sales, operating earnings, depreciation and amortization, capital expenditures and identifiable assets in 1994, 1995 and 1996 and the 40 weeks ended October 5, 1996 and October 4, 1997. Food distribution includes food and general merchandise distribution.


                                                                           1994       1995       1996
                                                                         ---------  ---------  ---------
                                                                                  (IN MILLIONS)
NET SALES
Food distribution......................................................  $  15,543  $  16,665  $  14,904
Less sales elimination.................................................     (1,953)    (2,529)    (2,123)
                                                                         ---------  ---------  ---------
Net food distribution..................................................     13,590     14,136     12,781
Retail food............................................................      2,134      3,366      3,706
                                                                         ---------  ---------  ---------
  Total................................................................  $  15,724  $  17,502  $  16,487
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------
OPERATING EARNINGS
Food distribution......................................................  $     263  $     288  $     299
Retail food............................................................         27         46         47
Corporate expense......................................................       (100)      (119)      (139)
                                                                         ---------  ---------  ---------
Total operating earnings...............................................        190        215        207
Interest expense.......................................................       (120)      (175)      (163)
Interest income........................................................         57         58         49
Equity investment results..............................................        (15)       (21)       (18)
Litigation settlement..................................................     --         --            (20)
Facilities consolidation...............................................     --              9     --
                                                                         ---------  ---------  ---------
  Earnings before taxes................................................  $     112  $      86  $      55
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------
DEPRECIATION AND AMORTIZATION
Food distribution......................................................  $      99  $     117  $     107
Retail food............................................................         33         43         56
Corporate..............................................................         14         21         25
                                                                         ---------  ---------  ---------
  Total................................................................  $     146  $     181  $     188
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------
CAPITAL EXPENDITURES
Food distribution......................................................  $     107  $      70  $      59
Retail food............................................................         26         30         50
Corporate..............................................................          7         14         20
                                                                         ---------  ---------  ---------
  Total................................................................  $     140  $     114  $     129
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

                                                                           1994       1995       1996
                                                                         ---------  ---------  ---------
                                                                                  (IN MILLIONS)
IDENTIFIABLE ASSETS
Food distribution......................................................  $   3,262  $   3,021  $   2,647
Retail food............................................................        547        588        647
Corporate..............................................................        799        688        761
                                                                         ---------  ---------  ---------
  Total................................................................  $   4,608  $   4,297  $   4,055
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------


    Certain reclassifications have been made to the 1995 information. Equity investment results representing a joint venture in 1995 have been reclassified to retail operating earnings to compare to the 1996 consolidation of that joint venture.



                                                                                          40 WEEKS
                                                                                    --------------------
                                                                                      1996       1997
                                                                                    ---------  ---------
                                                                                       (IN MILLIONS)
Sales:
  Food distribution...............................................................  $   9,780  $   9,127
  Retail food.....................................................................      2,837      2,629
                                                                                    ---------  ---------
Total sales.......................................................................  $  12,617  $  11,756
                                                                                    ---------  ---------
                                                                                    ---------  ---------
Operating earnings:
  Food distribution...............................................................  $     226  $     212
  Retail food.....................................................................         35         58
  Corporate expense...............................................................       (107)       (96)
                                                                                    ---------  ---------
Total operating earnings..........................................................  $     154  $     174
                                                                                    ---------  ---------
                                                                                    ---------  ---------



    Operating earnings for industry segments consist of net sales less related operating expenses. Operating expenses exclude interest expense, interest income, equity investment results, litigation charge and taxes on income. General corporate expenses are not allocated to the segments and transfer pricing between segments is at cost. 1996 corporate expense has been restated to exclude litigation charge which is a separate line on the earnings statements.


LIQUIDITY AND CAPITAL RESOURCES


    Set forth below is certain information regarding the company's capital structure at the end of the third quarter of 1997 and at the end of fiscal 1996:



CAPITAL STRUCTURE                                     DECEMBER 28, 1996       OCTOBER 4, 1997
                                                    ---------------------  ---------------------
                                                                   (IN MILLIONS)
Long-term debt....................................  $   1,216       45.5%  $   1,185       44.6%
Capital lease obligations.........................        381       14.2         380       14.3
                                                    ---------      -----   ---------      -----
Total debt........................................      1,597       59.7       1,565       58.9
Shareholders' equity..............................      1,076       40.3       1,090       41.1
                                                    ---------      -----   ---------      -----
  Total capital...................................  $   2,673      100.0%  $   2,655      100.0%
                                                    ---------      -----   ---------      -----
                                                    ---------      -----   ---------      -----


------------------------


Note: The above table includes current maturities of long-term debt and current obligations under capital leases.

    During the 40 weeks ended October 4, 1997, total debt was reduced by $32 million primarily because net cash provided by operating activities exceeded net cash used in investing activities by $40 million.



    Operating activities generated positive net cash flows of $82 million for the 40 weeks ended October 4, 1997 compared to positive net cash flows of $223 million for the same period in 1996. The variance is explained primarily by a larger decrease in accounts payable, a smaller reduction in inventories and lower cash earnings, offset in part by a reduction in accounts receivable in 1997 versus an increase in 1996. Working capital was $311 million at the end of the third quarter of 1997, an increase from $221 million at year-end 1996. The current ratio increased to 1.28 to 1 at the end of the third quarter 1997 from
1.16 to 1 at year-end 1996.



    Capital expenditures were $82 million for the 40 weeks ended October 4, 1997 compared to $101 million for the same period in 1996. Management budgeted total capital expenditures for 1997, excluding acquisitions, of approximately $155 million compared to $129 million actual expenditures in 1996. Completion of the company's recapitalization program permits the company to increase its total investment spending for capital expenditures and acquisitions. The company intends to increase its Retail segment operations by increasing investments in new and remodeled stores in the company's existing retail chains and by making selective acquisitions of supermarket chains or groups as opportunities arise. Total capital expenditures for 1998 are expected to be $231 million.



    The debt-to-capital ratio at the end of the third quarter of 1997 was 58.9%, down from 59.7% at year-end 1996. The company's long-term target ratio is between 50% and 55%.



    On October 20, 1997, the board of directors approved a quarterly cash dividend of $.02 per share for the fourth quarter of 1997 payable December 10, 1997. For the previous six fiscal quarters the board of directors has approved a $.02 per share quarterly dividend.



    The company's principal sources of liquidity and capital have been cash flows from operating activities, borrowings under its credit facility and the public and private debt capital markets.



    On July 25, 1997, the company entered into a new $850 million senior secured credit facility and sold $500 million of senior subordinated notes. Proceeds from the initial borrowings under the New Credit Agreement and the sale of the Notes were used to repay all outstanding bank debt under the previous credit facility and the balance, together with additional revolver borrowings, were used to redeem the company's $200 million Floating Rate Senior Notes due 2001. The Recapitalization Program provides the company with increased flexibility to redeploy assets and pursue increased business investment, such as the expansion of the company's retail food operations, strengthens Fleming's capital structure by reducing senior secured bank loans and repaying the floating rate senior notes, extends the average life of total debt outstanding, and reduces annual scheduled debt maturities.



    The new $850 million senior secured credit facility consists of a $600 million revolving credit facility, with a final maturity of July 25, 2003, and a $250 million amortizing term loan, with a maturity of July 25, 2004. Up to $300 million of the revolver may be used for issuing letters of credit. Borrowings and letters of credit issued under the new credit facility may be used for general corporate purposes and are secured by a first priority security interest in the accounts receivable and inventories of the company and its subsidiaries and in the capital stock or other equity interests owned by the company in its subsidiaries. In addition, the new credit facility is guaranteed by substantially all company subsidiaries (see Note 6 to the company's interim financial statements). The stated interest rate on borrowings under the New Credit Agreement is equal to the London interbank offered interest rate ("LIBOR") plus a margin. The level of the margin is dependent on credit ratings on the company's senior secured bank debt.



    At the end of the third quarter of 1997, borrowings under the credit facility totaled $250 million in term loans and $40 million of revolver borrowings, and $85 million of letters of credit had been issued.

    The $500 million of senior subordinated notes ("Notes") consists of two issues: $250 million of 10 1/2% Notes due December 1, 2004 and $250 million of 10 5/8% Notes due July 31, 2007. The Notes are general unsecured obligations of the company, subordinated in right of payment to all existing and future senior indebtedness of the company, and senior to or of equal rank with all future subordinated indebtedness of the company (the company currently has no other subordinated indebtedness outstanding).



    The composite average interest rate for total debt before the effect of interest rate hedges was 9.5% at October 4, 1997, versus 8.9% at October 5, 1996. Including the effect of the interest rate hedges, the composite average interest rate was 9.9% and 9.5% at the respective quarter ends.



    The New Credit Agreement and the indentures under which other company debt instruments were issued contain customary covenants associated with similar facilities. The New Credit Agreement currently contains the following more significant financial covenants: maintenance of a fixed charge coverage ratio of at least 1.7 to 1, based on earnings before interest, taxes, depreciation and amortization and net rent expense; maintenance of a ratio of inventory-plus-accounts receivable to funded-bank-debt (including letters of credit) of at least 1.4 to 1; and a limitation on restricted payments, including dividends. Covenants contained in the company's indentures under which other company debt instruments were issued are generally less restrictive than those of the New Credit Agreement.



    In addition, the new credit facility may be terminated in the event of a defined change of control. Under the company's indentures, noteholders may require the company to repurchase notes in the event of a defined change of control coupled with a defined decline in credit ratings.



    At the end of the third quarter of 1997, the company would have been allowed to borrow an additional $475 million under the revolving credit facility contained in the New Credit Agreement based on the actual borrowings and letters of credit outstanding. Under the company's most restrictive borrowing covenant, which is the fixed charges coverage ratio contained in the New Credit Agreement, $43 million of additional fixed charges could have been incurred. The company is in compliance with all financial covenants under the New Credit Agreement and its indentures.



    On June 27, 1997, Moody's Investors Service (Moody's) announced it had revised its credit ratings for Fleming. Moody's downgraded its rating for the company's senior secured credit facility to Ba3 from Ba2, senior unsecured notes to B1 from Ba3, and counterparty ratings to B1 from Ba3. Moody's assigned a Ba3 rating to the company's new $850 million New Credit Agreement, and a B3 rating for the new $500 million of Senior Subordinated Notes.



    On June 30, 1997, Standard & Poor's Rating Group (S&P) announced it had revised its outlook on Fleming to stable from negative and had affirmed the company's BB corporate credit rating. Additionally, S&P raised its rating on the company's senior unsecured notes to BB- from B+. It also assigned a B+ rating to the company's new $500 million Senior Subordinated Notes. On July 2, 1997, S&P announced it had assigned a BB+ rating to the company's new $850 million credit facility.



    At the end of the third quarter of 1997, the company had a total of $85 million of contingent obligations outstanding under undrawn letters of credit, primarily related to insurance reserves associated with the company's normal risk management activities. To the extent that any of these letters of credit would be drawn, payments would be financed by borrowings under the credit agreement.



    During the third quarter of 1997, the company employed interest rate swaps covering a total of $250 million of floating rate indebtedness with three counterparty banks possessing investment grade credit ratings (see "--Results of Operations-Interest expense"). The swaps have an average fixed interest rate of 7.2% and an average remaining term of 2.5 years. Net interest payments made or received under interest rate swaps are included in interest expense.

    Cash flows from operating activities and the company's ability to borrow under its credit agreement are expected to be the company's principal sources of liquidity and capital for the foreseeable future. In addition, lease financing may be employed for new stores. Management believes these sources will be adequate to meet working capital needs, capital expenditures (including expenditures for acquisitions, if any) and other capital needs for the next twelve months.



LITIGATION AND OTHER CONTINGENCIES



    From time to time the company faces litigation or other contingent loss situations resulting from owning and operating its assets, conducting its business or complying (or allegedly failing to comply) with federal, state and local laws, rules and regulations which may subject the company to material contingent liabilities. In accordance with applicable accounting standards, the company records as a liability amounts reflecting such exposure when a material loss is deemed by management to be both "probable" and "quantifiable" or "reasonably estimable." Certain losses associated with litigation matters (excluding legal fees and other costs) were recorded as follows (see Note 5 to the company's interim financial statements and "Business--Legal Proceedings"):



        PREMIUM. In the third quarter of 1996, an agreement was reached to settle two related lawsuits pending against the company, and others, in the U.S. District Court in Miami related to a failed grocery diverter, Premium Sales Corporation. The company recorded a charge of $20 million during the third quarter of 1996 in anticipation of the settlement. On October 17, 1997, all claims were dismissed in exchange for a payment of $19.5 million plus $500,000 for costs and expenses.



        DAVID'S. Based on the vacation of the judgment entered against the company in the David's litigation, the charge recorded during the first quarter of 1996 of approximately $7 million was reduced during the second quarter of 1996 to $650,000. During the third and fourth quarters, an additional $14,000 per quarter was recorded as additional interest. On March 21, 1997, the company reached a settlement with the plaintiff and paid $19.9 million in April 1997 in exchange for dismissal of all claims against the company, with prejudice, resulting in a charge to earnings of $19.2 million.



        Since the announcement of the initial judgment in the David's litigation, other customers involved in disputes with the company have made allegations of overcharges purporting to be similar to those made in the David's case and such allegations may be made by others in the future. Management is unable to predict the potential range of monetary exposure to the company from such allegations, if any. However, if the plaintiff in any such cases were to be successful in these assertions, the outcome could have a material adverse effect on the company.



        MEGAFOODS. In August 1996, the court approved a settlement of both the debtor's adversary proceeding against the company and the company's disputed claims in the bankruptcy proceedings of a former customer and certain of its affiliates ("Megafoods"). Under the terms of the settlement, the company will retain a $12 million working capital deposit, relinquish its secured and unsecured claims in exchange for the right to receive 10% of distributions, if any, made to the unsecured creditors and pay the debtor $2.5 million in exchange for the furniture, fixtures and equipment from 17 of its stores (located primarily in Texas) and two Texas storage facilities. The company agreed to lease the furniture, fixtures and equipment in 14 of the stores for nine years (or until, in each case, the expiration of the store lease) to the reorganized debtor at an annual rental of $18,000 per store.



        During the fourth quarter of 1996, the debtor sold its Phoenix stores; no distributions were made to the unsecured creditors. In January 1997, the debtor filed a joint liquidating plan which incorporated the settlement agreement. During the second quarter of 1997, the debtor sold its Texas assets and the purchaser agreed to assume the debtor's obligation to lease furniture, fixtures and equipment from the company. The debtor has now disposed of substantially all of its physical assets. The company has not received any distribution from the debtor's estate. The company expects the debtor's plan of liquidation will become effective and the settlement agreement will be consummated on or before January 31, 1998.



        The company recorded charges of $6.5 million in 1994, $3.5 million in 1995 and $5.8 million in 1996. When the settlement is consummated, the company will make an additional payment of $2.5 million to the debtor's estate. Net assets recorded related to Megafoods (consisting of equipment) approximate $3 million.



        FURR'S On October 23, 1997, Fleming and Furr's entered into an agreement providing for the settlement of all of Furr's claims against the company and certain members of its management and all of the company's claims against Furr's and certain members of its board of directors.



        The agreement requires Furr's board to offer Furr's for sale through an auction process to occur over a six-month period which began on October 29, 1997. Fleming's El Paso product supply center (the "El Paso PSC"), together with related equipment and inventory, will be offered for sale together with Furr's. Several entities, including Fleming, have submitted indications of interest to Furr's. Upon the sale of Furr's (if other than to Fleming), Fleming would receive approximately 30% of the net proceeds.



        Prospective purchasers will be asked to bid either including or excluding the El Paso PSC. If the successful bidder has offered to purchase the El Paso PSC, Fleming will enter into an acquisition agreement for the El Paso PSC with such purchaser, together with the related equipment and the inventory. If the successful bidder does not purchase the El Paso PSC, Fleming will receive payment of certain liquidation costs for the orderly liquidation of the El Paso PSC. If Furr's is not sold during the six-month period, Furr's will have 30 days within which to elect to purchase the El Paso PSC (and close the transaction within 120 days) or to pay the liquidation costs (after a nine-month transition period). Other Fleming customers currently being served by the El Paso PSC will continue to be served by other Fleming units.



        Under the agreement, Fleming will pay Furr's $800,000 per month, not to exceed 19 months from October 23, 1997, as a refund of fees and charges. The term of such payments are to coincide with the expiration of the supply contract which will occur upon either (i) the sale of the El Paso PSC or
    (ii) the completion of the orderly liquidation of the El Paso PSC on or before June 1, 1999.



        While Fleming and Furr's have agreed to cooperate in order to sell Furr's, the ultimate outcome of their joint efforts cannot be predicted. However, if Fleming is not the successful bidder, Fleming expects that on or before June 1, 1999, the company will cease to supply Furr's, the El Paso PSC will be sold or liquidated and Fleming's substantial equity investment in Furr's will be sold and a gain realized. During 1996, Furr's purchased approximately $545 million of products from Fleming. The agreement does not cause an impairment in value of any recorded balances.



        While the loss of Furr's business will be significant in the near term, Fleming believes that the reinvestment of its employed capital in other profitable operations will offset the lost business.



    In addition, the company discloses material loss contingencies in the notes to its financial statements when the likelihood of a material loss has been determined to be greater than "remote" but less than "probable." These and other such contingent matters are discussed in Note 5 to the company's interim financial statements, which appear elsewhere herein. Also see "Business--Legal Proceedings." An adverse outcome experienced in one or more of such matters, or an increase in the likelihood of such an outcome, could have a material adverse effect on the company's business, results of operations, cash flow, capital, access to capital or financial condition.



    Fleming has numerous computer systems which were developed employing six digit date structures (i.e., two digits each for month, day and year). Where date logic requires the year 2000 or beyond, such date structures may produce inaccurate results. Management has implemented a program to comply with year 2000 requirements on a system-by-system basis. Program costs are being expensed as incurred but to compensate for the dilutive effect on results of operations, the company has delayed other non-critical development and support initiatives. Fleming's plan includes extensive systems testing and is expected to be completed by the first quarter of 1999. The solution for each system is potentially unique and may be dependent on third-party software providers and developers. Failure to ensure that the company's computer systems are year 2000-compliant could have a material adverse effect on the company's operations. Additionally, failure of the company's suppliers or, more importantly, its customers, to become year 2000-compliant might have a material adverse impact on the company's operations.


FORWARD-LOOKING INFORMATION

    This Prospectus contains forward-looking statements of expected future developments. The company wishes to ensure that such statements are accompanied by meaningful cautionary statements pursuant to the safe harbor established in the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein refer to, among other matters, the company's ability to implement measures to reverse sales declines, cut costs and improve earnings; the company's assessment of the probability and materiality of losses associated with litigation and other contingent liabilities; the company's ability to develop and implement year-2000 systems solution; the company's ability to expand portions of its business or enter new facets of its business which it believes will be more profitable than its food distribution business; the company's expectations regarding the adequacy of capital and liquidity; and the receptiveness of the company's customers to its alternative marketing plans. See "Risk Factors." These forward-looking statements reflect management's expectations and are based upon currently available data; however, actual results are subject to future events and uncertainties which could materially impact actual performance.

    The company's future performance also involves a number of risks and uncertainties. Among the factors that can cause actual performance to differ materially are: the continuation of changes in the food distribution industry which have increased competitive pressures and reduced operating margins in both food distribution and retail food operations; the potential negative effects of the company's substantial indebtedness; limitations on management's discretion with respect to certain business matters imposed by restrictive covenants contained in the company's credit facility and indentured debt instruments; failure of the company to successfully implement its alternative marketing plans; an inability to achieve cost savings due to unexpected developments; changed plans regarding capital expenditures; potential adverse developments with respect to litigation and contingency matters; general economic conditions and the impact of such conditions, or any of the factors listed above, on consumer spending.

RECENT ACCOUNTING PRONOUNCEMENTS


    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128--Earnings Per Share, which is effective for the company's fiscal year ending December 27, 1997. The statement establishes standards for computing and presenting earnings per share. Adoption of SFAS No. 128 is not expected to have a material impact on earnings per share.



    Also in February 1997, the FASB issued SFAS No. 129--Disclosure of Information about Capital Structure, which is effective for the company's fiscal year ending December 27, 1997. The statement establishes standards for disclosing information about a reporting company's capital structure. Adoption of SFAS No. 129 relates to disclosure within the financial statements and will not have a material effect on the company's financial statements.



    In June 1997, the FASB issued SFAS No. 130--Reporting Comprehensive Income which is effective for the company's fiscal year ending December 26, 1998. The statement addresses the reporting and displaying of comprehensive income and its components. Earnings per share will only be reported for net income and not for comprehensive income. The company presently believes that comprehensive income will not be significantly different from reported net income.



    Also in June 1997, the FASB issued SFAS No. 131--Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 modifies current segment reporting requirements and establishes, for public companies, criteria for reporting disclosures about a company's products and services, geographic areas and major customers in annual and interim financial statements. The company will adopt SFAS No. 131 for the fiscal year ending December 26, 1998 and does not expect any change in defined segments.

                                    BUSINESS


    Fleming began operations as a food wholesaler in 1915 and today is a recognized leader in the food marketing and distribution industry. Fleming's food distribution business is conducted by its Food Distribution Segment, which is one of the largest food and general merchandise distributors in the United States. Fleming's retail business is conducted by its Retail Food Segment which owns 14 local chains and groups operating under separate banners. At year-end 1996, the Retail Food Segment was one of the 20 largest retailers in the United States based on net sales. Fleming's businesses generated net earnings of $42 million, $27 million and $25 million for fiscal 1995 and 1996 and for the 52 weeks ended October 4, 1997, respectively. Additionally, the company generated net cash flows from operations of $399 million, $328 million and $186 million for the same periods, respectively. The combined businesses generated $448 million, $435 million and $448 million of Adjusted EBITDA for fiscal 1995 and 1996 and for the 52 weeks ended October 4, 1997, respectively.


    Fleming is focused on achieving earnings growth in both its distribution and retail food businesses. In its food distribution business, the company is (i) increasing its sales efforts, particularly by emphasizing the company's marketing plan alternatives and information technology systems, (ii) streamlining and strengthening Fleming Brands and its offerings of Retail Services and (iii) broadening its perishables and foodservice offerings. In its retail food business, Fleming is making significant investments in new and remodeled stores in its existing retail chains and will seek selective acquisitions of supermarket groups or chains which can be integrated into Fleming's distribution infrastructure. The company will continue to implement cost reduction initiatives in both of its business segments and in its corporate staff operations.

OPERATING SEGMENTS


    FOOD DISTRIBUTION SEGMENT. At year-end 1996, Fleming's Food Distribution Segment served as the principal source of supply for more than 3,100 supermarkets (including supermarkets owned by Fleming's Retail Food Segment), which represented approximately 10% of all supermarkets in the United States. Distribution operations are conducted through a network of 35 full-line food product supply centers, six general merchandise and specialty food distribution centers, and two centers focused primarily on serving convenience stores. The Food Distribution Segment serves stores of various sizes located in 42 states. Distribution customers operate in a wide variety of formats including conventional full-service supermarkets, supercenters, price impact stores, combination stores and convenience stores. Net sales for the Food Distribution Segment were $14.1 billion, including $2.0 billion of net sales to the Retail Food Segment, for the 52 weeks ended October 4, 1997.


    In 1996, approximately 19% of Food Distribution Segment sales were to the Fleming Retail Food Segment, 30% were to members of Fleming Banner Groups, and 51% were to other retail chains and independents. Fleming Banner Groups are retail stores operating under the IGA-Registered Trademark- or Piggly Wiggly-Registered Trademark-banner or under one of a number of banners representing a price impact retail format. Fleming Banner Group stores are owned by customers, most of which license their store banner from Fleming. The company is working to encourage independents and small chains to join one of the Fleming Banner Groups to increase marketing strength and procurement benefits from vendors. In accordance with customary industry definitions, 11 or more stores are referred to as a "chain" and operations of 10 or fewer stores are referred to as "independents."

    The Food Distribution Segment offers a complete selection of national brand and Fleming Brand products, including groceries, meat, dairy and delicatessen products, frozen foods, produce, bakery goods and a variety of general merchandise and related items. Fleming Brands, which include both private label products and controlled label products, offer consumers a quality alternative to national brands at a reasonable price while generating improved margins (for both the retailer and the Food Distribution Segment) and reinforcing a retailer's marketing identity. The company is expanding its line of in-store foodservice products to offer consumers more home meal replacement solutions. The Food Distribution

Segment also offers an extensive menu of individually marketed and priced Retail Services, which draw on Fleming's broad industry expertise and are designed to enable both Fleming-owned and Fleming-served retailers to compete more effectively.


    In 1994, the Food Distribution Segment initiated a substantial cost reduction effort. Through October 4, 1997, the Food Distribution Segment has consolidated 13 distribution centers into larger, more efficient facilities, eliminated a substantial number of full and part-time positions (see "--Employees"), eliminated over 3 million square feet of warehouse space and eliminated 24 information technology data centers. In addition, since 1994 the Food Distribution Segment has developed the FlexPro-SM-, FlexStar-SM- and FlexMate-SM- marketing plans for grocery, frozen and dairy products sold in certain locations. See
"--Pricing."



    RETAIL FOOD SEGMENT. The Fleming Retail Food Segment owns approximately 275 supermarkets which are operated as 14 local chains and groups under separate banners. At October 4, 1997, 9 additional stores were under construction. The Retail Food Segment's supermarkets vary in format from conventional supermarkets to super warehouse stores and serve consumers in the Minneapolis, Phoenix, Milwaukee, Omaha, Buffalo, Peoria and Salt Lake City markets as well as important regional areas located in Pennsylvania, Florida, Maryland, Kansas, Missouri, Arkansas and California. Each Retail Food Segment supermarket is served by a product supply center operated by the Food Distribution Segment.



    In 1996 and the first three quarters of 1997, the Retail Food Segment improved its performance by:



    - selling or closing 76 stores which were unprofitable or inconsistent with Fleming's strategy,



    - investing in 11 new stores and remodeling and upgrading 55 stores,


    - implementing customer loyalty programs which have become key marketing tools to boost sales, and

    - installing computer-based training in many Retail Food Segment supermarkets.


    Net sales of the Retail Food Segment were $3.5 billion in the 52 weeks ended October 4, 1997 compared to $0.7 billion in fiscal 1992. This growth is attributable primarily to acquisitions, but also to remodeled stores and newly constructed stores. Since year-end 1994, total employment for the Retail Food Segment has increased by 2,100 full and part-time positions (see "--Employees").


COMPETITIVE STRENGTHS

    Fleming believes that its position as a leader in the food marketing and distribution industry is attributable to a number of competitive strengths:

    - SIGNIFICANT CUSTOMER BASE: As one of the largest food marketing and distribution companies in the United States, with 43 product supply centers and approximately 270 retail stores, the company has access to millions of consumers who shop at Fleming-supported retail stores.


    - STREAMLINED OPERATIONS: During the past three years, the Food Distribution Segment has significantly enhanced the efficiency of its distribution network as a result of facilities consolidations, staff reductions resulting from reorganizations, warehouse space eliminations and transportation outsourcing. In addition, 30 of the company's full-line food product supply centers and five general merchandise distribution centers operate under Fleming's on-line operating distribution system ("FOODS"), an internally developed information technology software system. Each of Fleming's remaining product supply centers and its non-converted general merchandise distribution center (which were acquired by the company in acquistions of local and regional wholesale operations) operates on its own unique information technology system. Conversion to FOODS, which will require a separate approach for each such system, are being undertaken and completed as resources permit and operations require.

    - FLEMING RETAIL FOOD SEGMENT: The Retail Food Segment's portfolio of 14 chains and groups operating under 13 distinct retail banners, each with its own identity, local management and marketing capabilities, provides a stable sales volume for the Food Distribution Segment and gives Fleming important first-hand knowledge of consumer preferences and the retail environment. Retail sales also offer Fleming the opportunity to earn attractive margins relative to its distribution operations.

    - HIGH QUALITY FLEMING BRANDS: Fleming Brand products generally produce higher margins than national brands for retailers and the Food Distribution Segment, and increase consumer loyalty. Capitalizing on its substantial purchasing power and efficient distribution system, the Food Distribution Segment offers a wide range of high quality Fleming Brand products.

    - EXPERTISE IN PERISHABLES: The company has developed extensive expertise in handling, marketing, distributing and retailing higher margin perishable products. The company derived 40% of net sales in 1996 from the sale of perishables.

    - DIVERSE OPERATIONS: With distribution customers in 42 states and supermarkets operating in 23 states, Fleming is geographically diverse. It also has broad experience in supplying and in operating retail food stores across a full spectrum of formats and pricing strategies.

BUSINESS STRATEGY

    Fleming's business strategy is to leverage its competitive strengths to achieve earnings growth in its marketing and distribution business and in its retail business. As principal elements of its business strategy, Fleming will:


    - FOCUS ON DISTRIBUTION EARNINGS GROWTH: The Food Distribution Segment will continue to pursue profitable sales and the expansion of its customer base. The company pursues those customers and sales which can be profitable for the long term, and will manage its costs in accordance with sales performance. Fleming will strive to be the best-value supplier of distribution products and retail services. Renewed sales efforts are emphasizing regaining customers lost since 1994, in part by highlighting the advantages of Fleming's marketing plan alternatives. The company will continue to use activity-based pricing in order to rationalize its pricing and direct its marketing efforts to value-added services and products. Efforts to educate retailers about the advantages of Fleming Retail Services in managing their businesses will also be increased. Finally, investments in and loans to retailers will continue to be made on a selective basis.


    - EXPAND RETAIL OPERATIONS: Fleming will seek to increase its ownership of retail food operations by increasing investments in new and remodeled stores within the Retail Food Segment and by selective acquisitions of additional groups and chains, primarily in the markets already served by the Food Distribution Segment. Retail sales have the potential to generate attractive gross margins relative to Fleming's food distribution business, and management believes that its broad expertise in meeting consumer needs can be leveraged through a larger retailing business. The company will seek to improve the Retail Food Segment's profitability by increasing administrative efficiencies and divesting unprofitable stores as needed.


    - AGGRESSIVELY MARKET FLEMING RETAIL SERVICES: The Food Distribution Segment will exploit opportunities for growth in Fleming Retail Services. In conjunction with the development of new marketing plans, Fleming "unbundled" the Retail Services offered to its distribution customers, giving them the opportunity to choose the services they wish to receive. The company has also repriced its Retail Services based on its own market analyses. A separate business group dedicated to marketing Fleming's Retail Services seeks to increase penetration with existing customers and to attract new customers. A major component of this effort is VISIONET-TM-, the company's proprietary interactive electronic information network.

    - EMPHASIZE PERISHABLES AND FOODSERVICE OFFERINGS: Fleming is increasing its emphasis on higher margin perishables as consumer demand grows for fresh and prepared foods, in-store bakeries, delis, and expanded meat and produce offerings. The company is also developing home meal replacement concepts under its Chef's Cupboard-TM- banner. Twenty-seven modular units were installed in 1996, and the company plans to install 90 in 1997. At November 15, 1997, the company had installed 64 of the expected 1997 total. Other programs in development include a signature in-store pizza program, Holiday Dinners and a line of more than 300 prepared meals.



    - STREAMLINE AND STRENGTHEN FLEMING BRANDS: Fleming believes it has a substantial opportunity to strengthen Fleming Brands, which currently account for approximately 5% of Food Distribution Segment sales and approximately 6% of Retail Food Segment grocery, frozen and dairy sales. For the average supermarket, store brand products comprise approximately 15% of sales. Fleming Brands are targeted to three market segments: premium products, national quality products and value products. The company is consolidating its brands to three national quality brands (BestYet-Registered Trademark-, IGA-Registered Trademark- and Piggly Wiggly-Registered Trademark-), at least one value brand (Rainbow-Registered Trademark-), and a multiple-brand group of premium, upscale products individually tailored to selected market niches. The increase in purchasing power and marketing strength expected to result from fewer brands should benefit Fleming's food distribution customers by further increasing margins, brand recognition and consumer loyalty. Additionally, the number of products offered in each brand will be expanded, and Fleming will develop new logos, packaging and marketing programs over the next two years to strengthen sales for each Fleming Brand. The costs to consolidate the company's brands are expected to be immaterial. The consolidation program is being managed during the initial roll-out to maintain the company's historic earnings level in this area.



    - LEVERAGE INFORMATION TECHNOLOGY SYSTEMS: Fleming will continue to utilize and to provide its customers with market leading information technology systems. Initiatives currently underway include two distinct integrated retail management systems which will combine point-of-sale systems, inventory management and shrinkage control systems, frequent shopper programs and labor scheduling systems. The Food Distribution Segment will continue to promote VISIONET-TM- to attract and retain retailers, to more efficiently network information exchanges among vendors, Fleming and retailers. VISIONET-TM- gives retailers access to inventory information, financial data, vendor promotions, retail support services and on-line ordering. Also, vendors compensate the company for access to Fleming's customers through VISIONET-TM-. It currently covers approximately 1,500 retail customer locations and is being upgraded with the introduction of a third generation. With this new version, VISIONET-TM- will provide greater internet capabilities. The company's scale allows it to leverage investments in information technology more broadly than many of its competitors. Fleming will continue to incorporate state-of-the-art information technology systems in its own operations to advance its administrative efficiencies.


    - INCREASE COST EFFICIENCIES: The company will continue to aggressively exploit opportunities for further consolidation of its operating units and support systems, capitalize on staff efficiency initiatives, primarily in its administrative operations, and pursue additional outsourcing opportunities, particularly in transportation.

PRODUCTS

    The Food Distribution Segment supplies its customers (including the Retail Food Segment's supermarkets) with a full line of national brand and Fleming Brand products, including groceries, meat, dairy and delicatessen products, frozen foods, produce, bakery goods and a variety of general merchandise and related items. Full-line food product supply centers carry approximately 14,000 stock keeping units (or SKUs), including approximately 4,500 perishable products. General merchandise and specialty food distribution centers offer more than 70,000 different items throughout the year. Food and food-related product sales account for over 90 percent of the company's consolidated sales.

    FLEMING BRANDS. Fleming Brands are store brands which include both private labels and controlled labels. Private labels are offered only in stores operating under specific banners (which may or may not be controlled by Fleming). Controlled labels are Fleming-owned brands which are offered to all food distribution customers. Fleming Brands are targeted to three market segments: premium, national quality and value. Each Fleming Brand offers consumers high quality products within each pricing tier. Fleming-controlled labels include Divino-Registered Trademark- and Marquee-Registered Trademark-, which are premium brands, Best Yet-Registered Trademark-, which is a national quality brand, and Rainbow-Registered Trademark-, Fleming's value brand. Fleming offers two private labels, IGA-Registered Trademark- and Piggly Wiggly-Registered Trademark-, which are national quality brands. Fleming shares the benefit of reduced acquisition costs of store brand products with its customers, permitting both the Food Distribution Segment and the retailer to earn higher margins from the sale of Fleming Brand products.

    PERISHABLES. Certain categories of perishables offer both the Food Distribution Segment and the retailer opportunities for improved margins as consumers are generally willing to pay relatively higher prices for high quality produce, bakery goods and frozen foods. Fleming is encouraging its perishables providers to emphasize more "ready-to-use" packaging alternatives to support consumer demands. The company believes retailers compete for business by emphasizing perishables and store brand products. The competitive emphasis is on fresh and prepared foods through in-store bakeries, delis, expanded meat and produce offerings, in-store home meal replacement offerings, and ready-to-cook or heat-and-serve offerings.


    The company is utilizing its perishables expertise to develop fresh food in-store meal replacement concepts under its Chef's Cupboard-TM- banner. Twenty-seven modular units were installed during 1996 and by November 15, 1997, 64 of the 90 modules planned for 1997 were being or had been installed. These in-store shops are offered as turn-key operations and allow retailers to effectively compete for the rapidly growing foodservice dollar. Five concepts are currently being licensed under Chef's Cupboard-TM-:


    - CAPTAIN SUBMAN SOUP 'R SANDWICH-TM-, which offers deli-style sandwiches, soups and salads;

    - BAKER'S BLVD.-REGISTERED TRADEMARK-, with an assortment of premium baked goods;

    - CINNAMON ISLAND-TM-, serving coffee and cinnamon rolls;

    - CHICKEN STORE AND MORE-TM-, offering baked chicken and side dishes; and

    - S'ITALIAN SPECIALTIES-TM-, an Italian specialty food shop.

    Other programs in development include ready-to-cook and heat-and-serve meal items, three prototype produce kiosks, a repackaging and repositioning of fresh-cut produce items and a line of Meal Time Solutions-TM- for bakery/deli departments. These include a signature in-store pizza program, Holiday Dinners and a line of more than 300 prepared meals. Each program will be accompanied by comprehensive promotions, store format recommendations and educational seminars to help retailers successfully meet consumer desire for a variety of convenient meal solutions. Although foodservice is increasingly prominent in supermarkets, there is not yet a clear indication that foodservice offerings, either singly or in the aggregate, will be significant or profitable for the Food Distribution Segment or its retail customers.


    During each of the last three fiscal years, the company's product mix as a percentage of product sales was approximately 55% groceries, 40% perishables and 5% general merchandise. Such sales accounted for over 90% of all company sales.


RETAIL SERVICES

    Retail Services have been unbundled since 1995 and are being separately marketed, priced and delivered. Retail Services sales personnel look for opportunities to cross-sell additional Retail Services as well as other Food Distribution Segment products to their customers. The company offers consulting, administrative and information technology services to its Food Distribution Segment customers (including Retail Food Segment supermarkets) and non-customers.

    CONSULTING SERVICES: Retailers may call upon Fleming consultants to provide professional advice regarding most facets of retail operations. Consulting services available include the following:

    ADVERTISING. Fleming believes its advertising service group is one of the largest retail food advertising agencies in the United States, offering full service advertising production, media buying services, assistance in promotion development and execution, and marketing consultation.

    STORE DEVELOPMENT. This Retail Service uses the latest technology in market analysis, surveys and store development techniques to assist retailers in finding new locations as well as gaining operations productivity in existing physical plants.

    PRICING. Fleming consultants involve retailers directly in pricing their own products through pricing strategy development programs that utilize market surveys and new technology.

    STORE OPERATIONS. Consultants offer assistance in perishables quality control and standards monitoring, audit training, general supermarket management, store operations analysis, shrink control and supervision task outsourcing.

    FRANCHISING. Fleming assists retailers in selecting the most suitable franchising operating format.

    INSURANCE. Professional consultants are available for reviewing, pricing and coordinating retail insurance portfolios, which may or may not be a part of Fleming's own insurance program.

    ADMINISTRATIVE SERVICES: A retailer may use administrative services provided by Fleming, listed below, to outsource functions being performed internally or to install new programs which are not feasible for the retailer to develop:

    EDUCATION. Fleming operates retail food education facilities for both hands-on and classroom training. Among the retail education services provided are training for all levels of store managers and employees, including selling skills, general management and perishables department training, and strategic planning.

    FINANCIAL. Fleming helps retailers track their financial performance by providing full accounting services, operating statements, payroll and accounts payable systems and tax return preparation. Additionally, it assists retailers in establishing and managing money order programs, pre-paid phone card programs and coupon redemption programs.

    RETAIL INVENTORY MANAGEMENT (RIM). New inventory control programs are currently being tested to more effectively manage product selection, and to provide instant planogram, perpetual inventory and computer-assisted ordering capability.

    PROMOTION. Numerous promotional tools are offered to assist retail operators in improving store traffic, such as frequent shopper programs, kiosk use and instant savings programs; continuity programs such as games, premium catalogs, etc.; and controlled markdown programs.

    INFORMATION TECHNOLOGY SYSTEMS: Fleming has invested heavily in creating new information technology products that will give retailers a competitive systems edge:

    RETAIL MANAGEMENT SYSTEMS. These services include POS equipment purchasing and leasing, including programs with the three largest vendors of scanning equipment; electronic payment systems; credit/debit/EBT; direct store delivery and receiving systems; electronic shelf labels; in-store file managers; and total store technology solutions.

    VISIONET-TM-. VISIONET-TM-, the company's proprietary interactive electronic information network, gives retailers access to inventory information, financial data, vendor promotions, retail support services and on-line ordering. VISIONET-TM- is an especially powerful tool for the small independent retailer.

PRICING


    The Food Distribution Segment uses marketing research and cost analyses as a basis for pricing its products and services. In all locations, Retail Services are individually priced based on their estimated fair values. In 26 product supply center locations, covering 56% of the Food Distribution Segment's sales base for the 40 weeks ended October 4, 1997, all products are sold under various selling plans. Under these selling plans, a percentage of the product price is added for various product categories as a distribution fee. Under some selling plans, freight charges are also added to offset in whole or in part the cost of delivery services provided. Any cash discounts, certain allowances, and service income earned from vendors may be retained by the Food Distribution Segment. This has been referred to generally as the "traditional pricing" method.



    At the remaining product supply centers, covering approximately 44% of its sales base at October 4, 1997, the Food Distribution Segment has introduced two alternative marketing plans, FlexPro-SM- and FlexStar-SM-, to market its grocery, frozen and dairy products. Under FlexPro-SM-, grocery, frozen and dairy products are listed at a price generally comparable to the net cash price paid by the Food Distribution Segment. Dealer allowances and service income are passed through to the customer. Service charges are established using the principles of activity-based pricing modified by marketing research. Activity-based pricing attempts to identify Fleming's cost of providing certain services in connection with the sale of products such as transportation, storage, handling, etc. Based on these identified costs, and with a view to market responses, Fleming establishes charges for these activities designed to recover Fleming's cost and provide the company with a reasonable profit. These charges are then added to aggregate product price. A fee is also charged for administrative services provided to arrange and manage certain allowances and service income offered by vendors and earned by the Food Distribution Segment and its customers. In all locations, the traditional pricing method is still applied for meat, produce, bakery goods, delicatessen products, tobacco supplies, and general merchandise products.



    FlexPro-SM- is an enhanced version of the original flexible marketing plan implemented in 1995. FlexStar-SM- is very similar to FlexPro-SM- but generally uses a less complex presentation for distribution service charges by using customer-specific average charges. This averaging mechanism lessens the volitility of charges to the retailer but does not permit the retailer to manage his own product costs as fully as FlexPro-SM- does. The Food Distribution Segment has begun to introduce FlexMate-SM-, a marketing plan which has a presentation to customers comparable to the traditional pricing method but which operates from the same information technology system and data base as FlexPro-SM- and FlexStar-SM-.



    Fleming uses activity-based pricing to support pricing decisions for all locations using the FlexPro-SM- and FlexStar-SM- marketing plans. The company expects that it will have offered its alternative marketing plans to all customers in all locations by the end of 1998 replacing traditional marketing plans for grocery, frozen and dairy products.


FACILITIES AND TRANSPORTATION

    The Food Distribution Segment currently operates 35 full-line food product supply centers which are responsible for the distribution of national brand and Fleming Brand products, including groceries, meat, dairy and delicatessen products, frozen foods, produce, bakery goods and a variety of related food and non-food items. Six general merchandise and specialty food distribution centers distribute health and beauty care items and other items of general merchandise and specialty foods. Two distribution centers serve convenience stores. Twenty-nine full-line food product supply centers and five general merchandise distribution centers operate under Fleming's internally developed on-line operating distribution system.

All facilities are equipped with modern material handling equipment for receiving, storing and shipping large quantities of merchandise.

    The Food Distribution Segment's food and general merchandise distribution facilities comprise more than 20 million square feet of warehouse space. Additionally, the Food Distribution Segment rents, on a short-term basis, approximately 5 million square feet of off-site temporary storage space.

    Since the beginning of 1994, the company has closed thirteen distribution centers and has removed more than 3 million square feet of warehouse space from its distribution system.

    Transportation arrangements and operations vary by distribution center and at times by customer. Some customers prefer to handle product delivery themselves, others prefer the company to deliver products, and still others ask the company to coordinate delivery with a third party. Accordingly, many distribution centers operate a truck fleet to deliver products to customers, and several centers also engage dedicated contract carriers to deliver products. The company increases the utilization of its truck fleet by backhauling products from many suppliers, thereby reducing the number of empty miles traveled. To further increase its fleet utilization, the company has made its truck fleet available to other firms on a for-hire carriage basis.

FOOD DISTRIBUTION SEGMENT CUSTOMERS

    The Food Distribution Segment serves retail stores that vary in size, format, organization, sales level and location. The size of retail stores served is very diverse ranging from small convenience outlets (generally under 4,000 square feet) to large supercenters (200,000 square feet). The company estimates the aggregate square feet of retail stores served is in excess of 90 million.

    The format of retail stores served is a function of size and marketing approach. The Food Distribution Segment serves customers operating in several formats: conventional supermarkets (averaging approximately 23,000 total square feet), superstores (supermarkets of 30,000 square feet or more), supercenters (a combination of a discount store and a supermarket encompassing 110,000 square feet or more), warehouse stores ("no-frills" operations of various large sizes), combination stores (which have a high percentage of non-food offerings) and convenience stores (generally under 4,000 square feet and offering only a limited assortment of products and sizes).


    The retail stores served consist of several organization types: single stores, multiple store independents and chain stores. At year-end 1996, the company served approximately 940 supermarkets organized as chains, including approximately 275 Retail Food Segment stores.


    The sales level of retail stores served is diverse. More than 3,100 of the retail stores served by the company average more than $2 million in sales per year and are considered "supermarkets" under industry standards. Supermarkets generally carry a wide variety of grocery, meat, produce, frozen food and dairy products and also handle an assortment of non-food items, including health and beauty care products and general merchandise such as housewares, soft goods and stationery. Most supermarkets also operate one or more specialty departments such as in-store bakeries, delicatessens, seafood departments or floral departments.

    The location of retail stores served by Fleming is national in perspective with stores in 42 states.


    The company also licenses or grants franchises to retailers to use certain registered trade names such as IGA-Registered Trademark-, Piggly Wiggly-Registered Trademark-, Food 4 Less-Registered Trademark-, Sentry-Registered Trademark- Foods, Super 1 Foods-Registered Trademark-, Festival Foods-Registered Trademark-, Jubilee Foods-Registered Trademark-, Jamboree Foods-Registered Trademark-, MEGAMARKET-Registered Trademark-, Shop 'N Kart-Registered Trademark-, American Family-Registered Trademark-, BestYet-Registered Trademark-, Big Star-Registered Trademark-, Big T-Registered Trademark-, Buy for Less-Registered Trademark-, Country Pride-TM-, Buy Way-Registered Trademark-, Pic-Pac-Registered Trademark-, Rainbow Foods-Registered Trademark-, Shop N Bag-Registered Trademark-, Super Save-Registered Trademark-, Super Duper-Registered Trademark-, Super Foods-Registered Trademark-, Super Thrift-Registered Trademark-, Thriftway-Registered Trademark-, and Value King-Registered Trademark-. There are approximately 1,700 food stores operating under Fleming franchises or licenses.

    In 1996, approximately 19% of Food Distribution Segment sales were to the Fleming Retail Food Segment, 30% were to members of the Fleming Banner Groups, and 51% were to other retail chains and independents. The Fleming Banner Groups are retail stores operating under the IGA-Registered Trademark- or Piggly Wiggly-Registered Trademark-banner or under one of a number of banners representing a price impact retail format. Fleming Select Banner Group stores are owned by customers, most of which license their store banner from Fleming. The company is working to encourage independents and small chains to join one of the Fleming Banner Groups to receive many of the same marketing and procurement efficiencies available to larger chains.


    The company's three largest customers (excluding the Retail Food Segment) accounted for 8.9%, and its top 10 customers accounted for 16.5%, of net sales during 1996. No single customer represented more than 3.5% of net sales. In February 1997, Furr's, the company's largest customer (in which the company also owns a 35% equity interest), brought suit against the company alleging it had been overcharged for products. In July 1997, Randall's, the company's second largest customer, initiated arbitration proceedings against the company alleging it had been overcharged for products. Subsequently, the Furr's dispute was resolved. See "--Legal Proceedings."


RETAIL FOOD SEGMENT


    Retail Food Segment supermarkets are operated as 14 distinct local chains or groups, under 13 banners, each with local management and localized marketing skills. Retail Food Segment supermarkets also share certain common administrative and support systems which are centrally monitored and administered for increased efficiencies. At October 4, 1997, the Retail Food Segment owned and operated approximately 275 supermarkets with an aggregate of approximately 10 million square feet of retail space, and 9 additional supermarkets were under construction. The Retail Food Segment's supermarkets are located in 23 states and are all served by Food Distribution Segment product supply centers. Net sales of the Retail Food Segment were $3.5 billion in the 52 weeks ended October 4, 1997 compared to $0.7 billion in fiscal 1992. This growth is attributable primarily to acquisitions, but also to remodels and new stores.



    Formats of Retail Food Segment stores vary from super price impact stores to conventional supermarkets. All Retail Food Segment supermarkets are designed and equipped to offer a broad selection of both national brands as well as Fleming Brand products at attractive prices while maintaining high levels of service. Most supermarket formats have extensive produce sections and complete meat departments, together with one or more specialty departments such as in-store bakeries, delicatessens, seafood departments or floral departments. Specialty departments generally produce higher gross margins per selling square foot than general grocery sections.


    The Retail Food Segment's supermarkets are operated through the following local trade names:

    ABCO FOODS-TM-. Located in Phoenix, ABCO was acquired in January 1996 through foreclosure. Previously, ABCO had been a Food Distribution Segment customer in which Fleming held an equity position. ABCO operates 54 "desert market" format conventional supermarkets, averaging 33,700 square feet.


    BAKER'S-TM-. Located primarily in Omaha, Nebraska and Oklahoma City, Oklahoma, Baker's operates 23 stores which are primarily superstores in format with a value pricing strategy. Baker's stores average 52,000 square feet in size.


    BOOGAARTS-REGISTERED TRADEMARK- FOOD STORES. There are 22 Boogaarts stores, 20 in Kansas and 2 in Nebraska, with an average size of 15,600 square feet. They are conventional supermarkets with a competitive pricing strategy.


    CONSUMERS FOOD & DRUG-TM-. Headquartered in Springfield, Missouri, Consumers operates 21 combination stores in Missouri, Arkansas and Kansas, with an average of 43,200 square feet. Consumer's employs a competitive pricing strategy.

    HYDE PARK MARKET-TM-. Located in south Florida, primarily in Miami, there are now 12 Hyde Park Markets with an average size of 26,000 square feet. The stores are operated as conventional supermarkets with a value priced pricing strategy.


    NEW YORK RETAIL. This group includes 16 Jubilee-Registered Trademark- Foods stores and 17 Market Basket-TM- stores, operating in western New York and Pennsylvania. These stores are conventional supermarkets with a competitive pricing strategy. The Jubilee-Registered Trademark- Foods stores average 33,600 square feet and the Market Basket-TM- stores average 14,500 square feet in size.

    PENN RETAIL. This group is made up of 16 conventional supermarkets with a competitive pricing strategy. It includes Festival Foods-Registered Trademark- and Jubilee-Registered Trademark- Foods operating primarily in Pennsylvania with several located in Maryland. The average size is approximately 45,000 square feet.


    RAINBOW FOODS-REGISTERED TRADEMARK-. With 36 stores in Minnesota, primarily Minneapolis, and Wisconsin, Rainbow Foods operates in a large combination format, with a "price impact pricing strategy." "Price impact" stores seek to minimize the retail price of goods by a reduced variety of product offerings, lower levels of customer services and departments, low overhead and minimal decor. Average store size for Rainbow Foods 54,200 square feet.



    RICHMAR. Fleming owns a 90% equity interest in RichMar, which operates 6 Food-4 Less supermarkets in California. They are operated as price impact stores and average 56,000 square feet per store.



    SENTRY-REGISTERED TRADEMARK- FOODS/SUPERSAVER-TM-. Located in Wisconsin, this group includes 13 Sentry-Registered Trademark- Foods stores, which are conventional format supermarkets with an average size of 35,000 square feet, and 21 SuPeRSaVeR-TM- stores, which are price impact stores with a lowest-in-the-area pricing strategy. SuPeRSaVeR-TM- stores average over 50,000 square feet.


    THOMPSON FOOD BASKET-REGISTERED TRADEMARK-. Located in Peoria, Illinois, these 12 stores average 26,100 square feet and are operated as conventional supermarkets with a competitive pricing strategy.

    UNIVERSITY FOODS. University Foods is a group of 5 Food-4 Less supermarkets in the Salt Lake City area, with an average size of 56,400 square feet. The supermarkets use a price impact pricing strategy. Fleming owned a majority interest in this group for a number of years, and in early 1997 acquired the remaining interest.

    Fleming Retail Food Segment stores provide added purchasing power as they enable Fleming to commit to certain promotional efforts at the retail level. The company, through its owned stores, is able to retain many of the promotional savings offered by vendors in exchange for volume increases.

SUPPLIERS

    Fleming purchases its products from numerous vendors and growers. As the largest single customer of many of its suppliers, Fleming is able to secure favorable terms and volume discounts on many of its purchases, leading to lower unit costs. In addition, the company's practice of passing through vendor promotional fees and allowances enhances Fleming's competitiveness and strengthens its retail customers. The company purchases products from a diverse group of suppliers and believes it has adequate sources of supply for substantially all of its products.

CAPITAL INVESTED IN CUSTOMERS

    As part of its services to retailers, the company provides capital to certain customers in several ways. In making credit and investment decisions, Fleming considers many factors, including estimated return on capital, risk and the benefits to be derived. Loans are approved by the company's business development committee following written approval standards.

    The company provides capital to certain customers by extending credit for inventory purchases, by becoming primarily or secondarily liable for store leases, by leasing equipment to retailers, by making secured loans and by making equity investments in customers.

    - EXTENSION OF CREDIT FOR INVENTORY PURCHASES: Customary trade credit terms are usually the day following statement date for customers on FlexPro-SM- or FlexStar-SM- and up to seven days for other marketing plan customers; the company has extended credit for additional periods under certain circumstances.

    - STORE AND EQUIPMENT LEASES: The company leases stores for sublease to certain customers. As of December 28, 1996, the company was the primary lessee of more than 800 retail store locations subleased to and operated by customers. In certain circumstances, the company also guarantees the lease obligations of certain customers. Fleming also leases a substantial amount of equipment to retailers.


    - SECURED LOANS AND LEASE GUARANTEES: The company makes loans to customers primarily for store expansions or improvements. These loans are typically secured by inventory and store fixtures, bear interest at rates at or above the prime rate, and are for terms of up to 10 years. During fiscal year 1995, 1996 and year-to-date 1997, the company sold, with limited recourse, $77 million, $35 million and $29 million, respectively, of notes evidencing such loans. The company believes its loans to customers are illiquid and would not be investment grade if rated. From time to time, the company also guarantees the lease obligations of certain of its customers.


    - EQUITY INVESTMENTS: The company has made equity investments in strategic multi-store customers, which it refers to as Joint Ventures, and in smaller operators, referred to as Equity Stores. Equity Store participants typically retain the right to purchase the company's investment over a five- to ten-year period. Many of the customers in which the company has made equity investments are highly leveraged, and the company believes its equity investments are highly illiquid.


    The following table sets forth the components of Fleming's portfolio of loans to and investments in customers at year-end 1995 and 1996 and at the end of the first three quarters of 1997.



                                                                                                               CUSTOMERS
                                                               BUSINESS                                         WITH NO
                                                              DEVELOPMENT   EQUITY   STORES HELD                 EQUITY
                                                               VENTURES     STORES   FOR RESALE    SUB-TOTAL   INVESTMENT   TOTAL
                                                              -----------   ------   -----------   ---------   ----------   -----
                                                                                         (IN MILLIONS)
DECEMBER 30, 1995
Loans(a)....................................................     $ 27        $ 34      -$-           $ 61         $177      $ 238
Equity investments..........................................       28          (2)        23           49        --            49
                                                                -----       ------     -----       ---------     -----      -----
    Total...................................................     $ 55        $ 32       $ 23         $110         $177      $ 287
                                                                -----       ------     -----       ---------     -----      -----
                                                                -----       ------     -----       ---------     -----      -----
DECEMBER 28, 1996
Loans(a)....................................................     $ 16        $ 39       $  1         $ 56         $133      $ 189
Equity investments..........................................       (2)         (1)        27           24        --            24
                                                                -----       ------     -----       ---------     -----      -----
    Total...................................................     $ 14        $ 38       $ 28         $ 80         $133      $ 213
                                                                -----       ------     -----       ---------     -----      -----
                                                                -----       ------     -----       ---------     -----      -----
OCTOBER 4, 1997
Loans(a)....................................................     $ 16        $ 16       $  2         $ 34         $130      $ 164
Equity investments..........................................       (5)          1         26           22        --            22
                                                                -----       ------     -----       ---------     -----      -----
    Total...................................................     $ 11        $ 17       $ 28         $ 56         $130      $ 186
                                                                -----       ------     -----       ---------     -----      -----
                                                                -----       ------     -----       ---------     -----      -----


------------------------

(a) Includes current portion of loans, which amounts are included in receivables on the company's balance sheet. See notes to consolidated financial statements.


    The table does not include the company's investments in customers through direct financing leases, lease guarantees, operating leases, loan guarantees or credit extensions for inventory purchases. The present value of the company's obligations under direct financing leases and lease guarantees were $214 million and $82 million, respectively, at December 28, 1996. Since 1994, stricter credit policies and cost/benefit analyses applied to credit extensions to and investments in customers have resulted in less exposure and a decrease in credit losses. Fleming's credit loss expense, including from receivables as well as from investments in customers, was $61 million in 1994, $31 million in 1995, $27 million in 1996 and $15 million in the first three quarters of 1997.


COMPETITION

    Competition in the food marketing and distribution industry is intense. The company's primary competitors are regional and local food distributors, national chains which perform their own distribution (such as The Kroger Co. and Albertson's, Inc.), and national food distributors (such as SUPERVALU Inc.). The principal competitive factors include price, quality and assortment of product lines, schedules and reliability of delivery, and the range and quality of customer services.

    The primary competitors of Retail Food Segment supermarkets and Food Distribution Segment customers are national, regional and local chains, as well as independent supermarkets and convenience stores. Principal competitive factors include product price, quality and assortment, store location and format, sales promotions, advertising, availability of parking, hours of operation and store appeal.

EMPLOYEES


    At October 4, 1997, the company had approximately 38,900 full-time and part-time positions, with approximately 12,900 employed by the Food Distribution Segment, approximately 24,200 by the Retail Food Segment and approximately 1,800 employed in corporate and other functions. Since year-end 1994, the company's total employment has been reduced by approximately 4,300 positions on a net basis. The number of associates employed by the Food Distribution Segment was reduced by 6,400 positions, from approximately 19,300 at year-end 1994 to approximately 12,900 at October 4, 1997, through facilities consolidation, elimination of management layers and outsourcing of transportation and other functions, and due to decreases in sales. The Retail Food Segment employment has increased on a net basis by approximately 2,100 full and part-time positions, due primarily to acquisitions. Corporate staff and other operations total employment of 1,800 is approximately 200 positions lower than at year-end 1995.


    Approximately half of the company's associates are covered by collective bargaining agreements with the International Brotherhood of Teamsters; Chauffeurs, Warehousemen and Helpers of America; the United Food and Commercial Workers; the International Longshoremen's and Warehousemen's Union; and the Retail Warehouse and Department Store Union. Most of such agreements expire at various times throughout the next five years. The company believes it has satisfactory relationships with its unions.

PROPERTIES

    The following table sets forth information with respect to Fleming's major distribution facilities at year-end 1996:

                                                                                  SIZE, IN
                                                                                THOUSANDS OF
LOCATION                                                                         SQUARE FEET      OWNED OR LEASED
----------------------------------------------------------------------------  -----------------  -----------------
FOOD DISTRIBUTION(1)
Altoona, PA.................................................................            172            Owned
Buffalo, NY.................................................................            417           Leased
El Paso, TX(2)..............................................................            465           Leased
Ewa Beach, HI...............................................................            196           Leased
Fresno, CA(3)...............................................................            380            Owned
Garland, TX.................................................................          1,180            Owned
Geneva, AL..................................................................            345           Leased
Houston, TX.................................................................            662           Leased
Huntingdon, PA(4)...........................................................            246            Owned
Johnson City, TN(5).........................................................            298            Owned
Kansas City, KS.............................................................            886           Leased
La Crosse, WI...............................................................            907            Owned
Lafayette, LA...............................................................            432            Owned
Laurens, IA.................................................................            368            Owned
Lincoln, NE.................................................................            300           Leased
Lubbock, TX(2)..............................................................            378            Owned
Marshfield, WI..............................................................            157            Owned
Massillon, OH(4)............................................................            808            Owned
Memphis, TN.................................................................            780            Owned
Miami, FL...................................................................            763            Owned
Milwaukee, WI...............................................................            600            Owned
Minneapolis, MN(6)..........................................................            480            Owned
Nashville, TN(5)............................................................            734           Leased
North East, MD(7)...........................................................            109            Owned
Oklahoma City, OK(8)........................................................            454            Owned
Oklahoma City, OK(8)........................................................            410           Leased
Peoria, IL..................................................................            325            Owned
Philadelphia, PA(7).........................................................            830           Leased
Phoenix, AZ.................................................................            912            Owned
Portland, OR................................................................            324            Owned
Sacramento, CA(3)...........................................................            681            Owned
Salt Lake City, UT..........................................................            433            Owned
San Antonio, TX.............................................................            514           Leased
Sikeston, MO................................................................            481            Owned
Superior, WI(6).............................................................            371            Owned
Warsaw, NC..................................................................            334        Owned/Leased
York, PA....................................................................            450            Owned
                                                                                     ------
                                                                                     18,582

                                                                                  SIZE, IN
                                                                                THOUSANDS OF
LOCATION                                                                         SQUARE FEET      OWNED OR LEASED
----------------------------------------------------------------------------  -----------------  -----------------
GENERAL MERCHANDISE GROUP
Dallas, TX..................................................................            262        Owned/Leased
King of Prussia, PA.........................................................            377           Leased
La Crosse, WI...............................................................            163            Owned
Memphis, TN.................................................................            339        Owned/Leased
Sacramento, CA..............................................................            294           Leased
Topeka, KS..................................................................            179           Leased
                                                                                     ------
                                                                                      1,614
OUTSIDE STORAGE
Outside storage facilities-typically rented on a short-term basis...........          4,762
                                                                                     ------
    Total square feet.......................................................         24,958

------------------------

(1) Food distribution includes two convenience store divisions.

(2) Comprise the Lubbock distribution operation.

(3) Comprise the Sacramento distribution operation.

(4) Comprise the Massillon distribution operation.

(5) Comprise the Nashville distribution operation.

(6) Comprise the Minneapolis distribution operation.

(7) Comprise the Philadelphia distribution operation.

(8) The company operates two distribution operations in Oklahoma City. The administrative functions of these two distribution operations are consolidated.

    At the end of 1996, Fleming operated a delivery fleet consisting of approximately 1,400 power units and 3,100 trailers. Most of this equipment is owned by the company.

    Retail Food Segment supermarkets are located in 23 states and occupy approximately 10 million square feet, most of which is leased.

LEGAL PROCEEDINGS


    The following describes various pending legal proceedings to which Fleming is subject. For additional information, see "Management's Discussion and Analysis--Litigation and Other Contingencies" and Note 5 to the company's interim financial statements appearing elsewhere herein.



    PREMIUM. The company and several other defendants were named in two suits filed in the U.S. District Court in Miami, Florida in 1993. The suits involved an allegedly fraudulent scheme conducted by a failed grocery diverter ("Premium") and others in which large losses occurred to the detriment of a class of investors which brought one of the suits. The other suit was brought by the receiver/trustee of the estates of Premium and certain of its affiliated entities. Plaintiffs sought actual damages of approximately $300 million, treble damages, punitive damages, attorneys' fees, costs, expenses and other appropriate relief.


    Fleming entered into a settlement agreement with respect to the Premium cases in December 1996. The company recorded a charge of $20 million during the third quarter of 1996 in anticipation of the settlement and deposited that amount into an escrow account in December pending finalization. On September 23, 1997, the deposited funds were released from escrow and the claimants dismissed their actions against the company.


    FURR'S. Furr's Supermarkets, Inc. ("Furr's") filed suit in February 1997 in the Second Judicial District Court of Bernalillo County, New Mexico naming as defendants the company, certain company officers (William M. Lawson, Thomas L. Zavicki and James E. Stuard, now retired) and an employee. Furr's claimed it was overcharged for products under its supply contract with the company, making allegations similar to those made in the David's litigation (see "Management's Discussion and Analysis--Litigation and Other Contingencies"), and alleging various causes of action including breach of contract, misrepresentation, fraud and violation of certain of New Mexico's trade practices statutes. Furr's sought an unspecified monetary award of actual, consequential, incidental and punitive damages, treble damages, interest, attorneys' fees and court costs.


    Two collective bargaining units which represented employees of Furr's predecessor sought the court's permission to intervene as plaintiffs alleging, among other causes of action, that overcharges by Fleming caused their members to lose more than $2 million in performance-based bonuses during 1991 and 1992. These plaintiffs sought actual, punitive and treble damages. Fleming filed suit against Furr's seeking to enforce an indemnification agreement entered into by Furr's in 1993. Fleming also filed a shareholder derivative suit alleging malfeasance against certain Furr's directors.


    Prior to filing the lawsuit, Furr's sought to exercise the supply agreement's competitiveness clause and sought to audit the company's pricing. Furr's submitted what it asserted was a "qualified competing bid" as defined in the supply contract. Fleming rejected the bid as not qualifying under the contract and invoked the arbitration clause. During 1996, Furr's purchased approximately $546 million of products from the Company under a supply contract which was to expire by its terms in March 2001.



    On October 23, 1997, Fleming and Furr's entered into an agreement providing for the settlement of all of Furr's claims against the company and certain members of its management and all of the company's claims against Furr's and certain members of its board of directors.



    The agreement requires Furr's board to offer Furr's for sale through an auction process to occur over a six-month period which begain on October 29, 1997. Fleming's El Paso product supply center (the "El Paso PSC"), together with related equipment and inventory, will be offered for sale together with Furr's. Several entities, including Fleming, have submitted indications of interest to Furr's. Upon the sale of Furr's (if other than to Fleming), Fleming would receive approximately 30% of the net proceeds.



    Prospective purchasers will be asked to bid either including or excluding the El Paso PSC. If the successful bidder has offered to purchase the El Paso PSC, Fleming will enter into an acquisition agreement for the El Paso PSC with such purchaser, together with the related equipment and the inventory. If the successful bidder does not purchase the El Paso PSC, Fleming will receive payment of certain liquidation costs for the orderly liquidation of the El Paso PSC. If Furr's is not sold during the six-month period, Furr's will have 30 days within which to elect to purchase the El Paso PSC (and close the transaction within 120 days) or to pay the liquidation costs (after a nine-month transition period). Other Fleming customers currently being served by the El Paso PSC will continue to be served by other Fleming units.



    Under the agreement, Fleming will pay Furr's $800,000 per month, not to exceed 19 months from October 23, 1997, as a refund of fees and charges. The term of such payments are to coincide with the expiration of the supply contracts which will occur upon either (i) the sale of the El Paso PSC or
    (ii) the completion of the orderly liquidation of the El Paso PSC on or before June 1, 1999.



    While Fleming and Furr's have agreed to cooperate in order to sell Furr's, the ultimate outcome of their joint efforts cannot be predicted. However, if Fleming is not the successful bidder, Fleming expects that on or before June 1, 1999, the company will cease to supply Furr's, the El Paso PSC will be sold or liquidated and Fleming's substantial equity investment in Furr's will be sold and a gain realized. The agreement does not cause an impairment in value of any recorded balances.



    While the loss of Furr's business will be significant in the near term, Fleming believes that the reinvestment of its employed capital in other profitable operations will offset the lost business.

    MEGAFOODS. Megafoods Stores, Inc. ("Megafoods" or the "debtor") and certain of its affiliates filed Chapter 11 bankruptcy proceedings in Arizona in August 1994. The company filed claims, including a claim for indebtedness for goods sold on open account, equipment leases and secured loans, totaling approximately $28 million (including claims for future payments and other non-recorded assets). Additionally, the debtor is liable or contingently liable to Fleming under store subleases and lease guarantees extended by the company for the debtor's benefit. The debtor objected to Fleming's claims and filed an adversary proceeding against the company seeking subordination of the company's claims, return of an approximate $12 million deposit and affirmative relief for damages which was subsequently amended to include allegations of overcharges for products similar to those made in the David's litigation.


    In August 1996, the court approved a settlement of both the debtor's adversary proceeding against the company and the company's disputed claims in the bankruptcy. The settlement provides that the company will retain the $12 million deposit, relinquish its secured and unsecured claims in exchange for the right to receive 10% of distributions, if any, made to the unsecured creditors and pay the debtor $2.5 million in exchange for the furniture, fixtures and equipment from 17 Megafoods stores (located primarily in Texas) and two Texas storage facilities. Fleming agreed to lease the furniture, fixtures and equipment in 14 of the stores to the reorganized debtor or its successor for nine years (or until, in each case, the expiration of the store lease) at an annual rental of $18,000 per store.



    During the fourth quarter of 1996, the debtor sold its Phoenix stores to a local retail grocery chain. In January 1997, Megafoods filed a joint liquidating plan which incorporated the settlement agreement. During the second quarter of 1997, the debtor sold all of its Texas assets and the purchaser agreed to assume the debtor's obligation to lease certain property from the company. Upon consummation of this sale, the debtor had disposed of substantially all of its physical assets. The company did not receive any distribution from the sale of debtor's assets. The company expects the debtor's plan of liquidation will become effective and the settlement agreement will be consummated on or prior to January 31, 1998.


    The company recorded charges relating to Megafoods of approximately $6.5 million in 1994, $3.5 million in 1995 and $5.8 million in 1996. As of July 12, 1997, approximately $3 million of recorded net assets relating to Megafoods (and consisting of equipment) remained on the company's books.


    RANDALL'S. On July 30, 1997, Randall's Food Markets, Inc. ("Randall's") initiated arbitration proceedings against Fleming before the American Arbitration Association in Dallas, Texas. Randall's alleges that Fleming conspired with a group of manufacturers and vendors to defraud Randall's by cooperating to inflate prices charged to Randall's. Randall's also alleges that Fleming impermissably modified its contractual pricing mechanism. Randall's alleges breach of contract, fraud and RICO violations, and seeks actual, punitive and treble damages under RICO, termination of its supply contract and attorneys' fees and court costs. Randall's alleges it suffered substantial but unquantified damages. The contract on which Randall's bases its claim prohibits either party from recovering any amount other than actual damages; recovery of consequential damages, punitive damages and all similar forms of damages are expressly prohibited. Randall's asserts that such provision is contrary to public policy and therefore not binding on it.


    Randall's has been a Fleming customer for over 30 years. In 1996 Randall's purchased approximately $485 million of products from Fleming under an eight-year supply contract entered into in 1993 in connection with Fleming's purchase of certain distribution assets from Randall's. Prior to initiating the arbitration proceeding and making allegations against Fleming for overcharges, Randall's had sought unsuccessfully to terminate its supply contract.

    The company believes it has complied with its obligations to Randall's in good faith and that punitive and consequential damages are not recoverable under the supply contract. The company will vigorously defend its interests in the arbitration. While management is unable to predict the potential range of monetary exposure to Randall's, if any, the effect of an unfavorable outcome or the loss of the Randall's business could have a material adverse effect on the company.


    CLASS ACTION SUITS. In 1996, the company and certain of its present and former officers and directors were named as defendants in nine purported class action lawsuits filed by certain stockholders and one purported class action lawsuit filed by a noteholder (Robert E. Stauth, Harry L. Winn, Jr., Kevin J. Twomey, Donald N. Eyler (former executive officer) and, as to the stock case only, R. Randolph Devening (former executive officer and director.)) In April 1997, the court consolidated the nine stockholder cases as City of Philadelphia, et al. v. Fleming Companies, Inc., et al.; the noteholder case was also consolidated, but only for pre-trial purposes. A complaint has been filed in the consolidated cases alleging liability for the company's failure to properly account for and disclose the contingent liability created by the David's litigation and by the company's alleged "deceptive business practices." The plaintiffs claim that these alleged failures and practices led to the David's litigation and to other material contingent liabilities, caused the company to change its manner of doing business at great cost and loss of profit, and materially inflated the trading price of the company's common stock. The plaintiffs seek undetermined but significant damages. The company denies each of the plaintiff's allegations.



    On November 12, 1997, the company won a declaratory judgment action against certain of its insurance carriers regarding directors and officers ("D&O") insurance policies issued to Fleming for the benefit of its officers and directors. On motion for summary judgment, the U.S. District Court for the Western District of Oklahoma ruled that the company's exposure, if any, under the class action suits is covered by D&O policies (aggregating $60 million) written by the insurance carriers and that the "larger settlement rule" will be applicable to the case. According to the trial court, under the larger settlement rule, a D&O insurer would be liable for the entire amount of coverage available under a policy even if there were some overlap in the liability created by insured individuals and an uninsured corporation. If a corporation's liability were increased by uninsured parties beyond that of the insured individuals, then that portion of the liability would be the sole obligation of that corporation. The court also held that allocation was not available to the insurance carriers as an affirmative defense. The insurance carriers have appealed.



    Although the resolution of any of the matters discussed below may have a material adverse impact on interim or annual results of operations, based on plaintiffs' allegations and the company's defenses, the company expects that the outcome of these matters will not result in a material adverse effect on liquidity or consolidated financial position.


    ROCCO COSTA. The plaintiffs, Rocco Costa, Inc. and certain of its affiliates, owned a retail grocery store in Kingwood, Texas, which was acquired by the company in June 1994 in satisfaction of a portion of indebtedness owed to the company (approximately $300,000) and forgiveness of the balance (approximately $700,000). The individual plaintiffs were guarantors of the indebtedness who, along with the corporate plaintiff, executed a full release of the company, its officers, directors, etc., in connection with the acquisition of the store by the company.


    Notwithstanding the release, the plaintiffs sued the company and an individual employee in July 1996 in the 164th Judicial District, District Court, Harris County, Texas, alleging that the company and the individual made false representations to the plaintiffs to induce them to enter into the transactions which included the release. Furthermore, plaintiffs claim that in connection with the operation of the store, the company overcharged the plaintiffs for goods and services (making allegations similar to those in the David's litigation), misled and deceived them about the cost of such goods and services and manipulated the prices charged. Plaintiffs seek actual damages, both economic damages and damages for mental anguish, additional damages and punitive damages of unstated amounts.



    RED APPLE. On October 30, 1992, Red Apple Inc., a customer of the company, borrowed $5 million pursuant to a promissory note secured by Red Apple's inventory and receivables located in numerous

    New York City stores and owned and operated by Red Apple. In November 1994, Red Apple filed an action in the Supreme Court of New York, New York County, seeking a declaratory judgment that Red Apple was not required to pay the balance of the Red Apple note ($2.3 million) until the company released the security interest. In addition, Red Apple also sought damages in the amount of $600,000 for wrongful failure to release the security interest and an accounting of certain rebates and allowances Red Apple claimed the company owed it arising from when Red Apple was a customer. The company also filed a third party complaint against DiGiorgio Corporation (to which Fleming had partially assigned its security interest in connection with the sale of the company's Woodbridge, New Jersey perishable business to DiGiorgio) seeking indemnification for any losses it might suffer as a result of the Red Apple claims.



    In 1995, the trial court granted the company's motion for partial summary judgment and entered judgment for the company on its claim under the Red Apple note. Subsequently, the Red Apple note was paid in full. The company is seeking attorney fees and costs from Red Apple.



    In 1996, Red Apple's action for an accounting in regard to the disputed allowances and for damages resulting from the alleged failure to release the security interest were dismissed. However, Red Apple was granted leave by the Court to amend its complaint and over the objection of the company it filed a third amended complaint citing causes of action for alleged failure to provide the allowances and for alleged overcharges, seeking damages in excess of $750,000 and $1,000,000, respectively.



    On February 4, 1997, DiGiorgio made demand on the company for indemnification pursuant to an Asset Purchase Agreement dated April 1, 1994, by which DiGiorgio acquired the Woodbridge, New Jersey facility. Fleming has rejected the demand of DiGiorgio at this time as no loss (as defined in the Asset Purchase Agreement) has been sustained by DiGiorgio entitling it to indemnification. On December 2, 1997, Fleming dismissed its complaint against DiGiorgio inasmuch as the Red Apple note has been paid in full.


    CENTURY. Century Shopping Center Fund I ("Century Fund I") commenced an action in November 1988 in the Milwaukee County Circuit Court, State of Wisconsin, seeking injunctive relief and monetary damages of an unspecified amount against a subsidiary which was subsequently merged into the company. The plaintiff originally obtained a temporary restraining order preventing the subsidiary from closing a store at the Howell Plaza Shopping Center, for which the plaintiff was the landlord, and from opening a new store at a competing shopping center located nearby. Shortly thereafter, the order was dissolved by the court and the stores opened and closed as scheduled. Following the closure of the store, a number of shopping center tenants and the center itself experienced financial difficulty ultimately resulting in bankruptcy.

    In November 1993, the court granted Century Fund I leave to amend its complaint to allege breach of contract, tortious interference with contract, tortious interference to business, defamation, attempted monopolization, conspiracy to monopolize, conspiracy to restrain trade, and monopolization. Plaintiff claims that defendant and defendant's new landlord conspired to force the Howell Plaza Shopping Center out of business.

    In June 1993, three former tenants of the Howell Plaza Shopping Center filed another case in the same court and in September 1993, the trustee in bankruptcy for Howell Plaza, Inc. (the predecessor to Century Fund I and its successor as defendant's landlord) filed a third case. The allegations of these cases are very similar to the allegations made in the Century Fund I case.

    In June 1994, the trial court granted defendant's motion to dismiss all three cases. That decision was reversed in August 1995 by the Wisconsin Court of Appeals. The matter was remanded to the trial court. The cases have been consolidated but are not currently set for trial.

    Plaintiffs seek actual damages, consequential damages, treble damages, punitive damages, attorneys' fees, court costs and other appropriate relief. In March 1997, plaintiffs supplied the company with an

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
    analysis of damages; alleged actual damages, after trebling but excluding any estimated punitive damages, amounted to approximately $18 million.

    In July 1997, the trial court granted plaintiffs' motion for summary judgment with respect to its breach of contract claim against Fleming (as to liability only, not as to damages). The company has petitioned the Wisconsin Court of Appeals for a certification of an interlocutory appeal of that decision. Plaintiffs have alleged $1.7 million of actual damages resulted from the breach of contract.


    TOBACCO CASES. In August 1996, Richard E. Ieyoub, the Attorney General of the State of Louisiana, brought an action in the 14th Judicial District Court of Louisiana against The American Tobacco Company and numerous defendants including the company. Since then fourteen individual plaintiffs (Joseph Aezen; Najiyya El-Haddi; Victoria Lynn Katz; Robert R. Applebaum; Carla Boyce; Robert J. Ruiz; Rosalind K. Orr; Florence Ferguson; Ella Daly; Janet Anes; Kym Glasser; Welton Lee Upshur; George Thompson; and Ronald Folkman) have commenced litigation against major tobacco companies (R.J. Reynolds Tobacco Company, Phillip Morris Companies and Lorillard Tobacco Company) and others including the company (or one of its predecessors) in the Court of Common Pleas, Philadelphia County, Pennsylvania; one individual (Doyle Smith) and his spouse commenced an action in the Court of Common Pleas, Dauphin County, Pennsylvania against Phillip Morris Companies and others including the company; and one individual (Olanda Carter) has commenced action against R.J. Reynolds Tobacco Company and a predecessor of the company in Circuit Court for Shelby County, Tennessee. Each of these cases involves substantial monetary liability on the part of the company for the company's part in the distribution of tobacco products.


    In January 1997, a purported class action was brought in the 10th Judicial District Court of Louisiana against numerous defendants (Morgan v. U.S. Tobacco Co., et al.), including the company. Fleming was dismissed from this case in September 1997.

    The company is being indemnified and defended by substantial third parties co-defendants with respect to the remaining tobacco cases. Such indemnification are unconditional and unlimited. Additionally, the United States Congress is currently working toward a global settlement of tobacco related issues which could include a complete bar to future litigation against intermediate distributors such as the company. No assurance, however, can be given that such a global settlement will be successfully achieved.

    In addition the company is involved in the following litigation matters which, while significant, do not expose the company to any material monetary liability:


    DERIVATIVE SUITS. In October 1996, certain of the company's present and former officers and directors (Robert E. Stauth, Harry L. Winn, Jr., E. Stephen Davis, Thomas L. Zaricki, Kevin J. Twomey, Archie R. Dykes, Carol B. Hallett, Edward C. Joullian III, John A McMillan, Guy A. Osborn, Howard H. Leach, R.D. Harrision (subsequently dismissed), Lawrence M. Jones (former director), R. Randolph Devening (former executive officer and director), Donald N. Eyler (former executive officer), E. Dean Wernes (former executive officer and director), James E. Stuard (former executive officer), Gerald G. Austin (former executive officer) and Glenn E. Mealman (former executive officer)), were named as defendants in a purported shareholder's derivative suit in the U.S. District Court for the Western District of Oklahoma. Plaintiff's complaint contains allegations that the defendants breached their respective fiduciary duties to the company and were variably responsible for causing the company to (i) become "involved with" Premium Sales and its illegal course of business resulting in the Premium litigation and the $20 million settlement agreement discussed above; (ii) "systematically" misrepresent and overstate the cost of company products sold to its customers in violation of its sale agreements, resulting in the David's litigation and ultimately leading to the class action suits discussed above; and (iii) fail to meet its disclosure obligations under the Securities Exchange Act of 1934, as amended, resulting in the class action lawsuits discussed above and increased borrowing costs, loss of customers and loss of market value.

    Plaintiff sought damages from the defendants on behalf of the company in excess of $50,000, forfeiture by the defendants of their salaries and other compensation for the period in which they breached their fiduciary duties, retention of all monies held by the company as deferred compensation or otherwise on behalf of the defendants as a constructive trust for the benefit of the company, and attorney's fees and costs.

    In another purported shareholder derivative action filed in October 1996 in the U.S. District Court for the Western District of Oklahoma, the plaintiff sued the same and additional officers and directors. In this case, the plaintiff alleged the defendants caused the company to (i) violate certain sale agreements with David's Supermarkets resulting in the David's litigation, (ii) fail to disclose to the investing public the risks associated with the David's litigation, (iii) violate certain sale agreements with Megafoods in a manner similar to that alleged by David's in the David's litigation, and (iv) defraud persons who invested in the Premium-related entities resulting in the Premium litigation.


    On September 30, 1997, both derivative suits were dismissed, without prejudice, for failure to make demand on the company's Board of Directors prior to instigating the litigation. On December 4, 1997, plaintiff filed a motion with the court seeking leave to file a combined amended complaint.



    POISON PILL BYLAW AMENDMENT. In September 1996, the International Brotherhood of Teamsters General Fund ("Teamsters") brought suit against Fleming in the U.S. District Court for the Western District of Oklahoma to require the company to include in its 1997 Proxy Statement a proposed resolution to amend the company's Bylaws. The Bylaw provision purports to
    (i) limit the company's ability to adopt or maintain "a poison pill, shareholder share rights plan, rights agreement or any other form of 'poison pill' . . . unless such a plan is first approved by a MAJORITY shareholder vote" (emphasis in original, without definition), (ii) direct the company to redeem any existing share rights plan and (iii) prohibit the amendment, alteration, deletion or modification of such Bylaw by the Board of Directors without prior shareholder approval. On January 24, 1997, the trial judge entered judgment in favor of the Teamsters. Fleming has appealed the judgment. The company's shareholders approved the bylaw amendment at its annual meeting on April 30, 1997. Oral arguments were heard in the 10th Circuit Court of Appeals on September 9, 1997. The appelate court certified certain questions of law to the Oklahoma Surpreme Court to determine the underlying issues of Oklahoma corporate law.


    The company supplies goods and services to some of its customers (particularly to its large customers) pursuant to supply contracts containing a "competitiveness" clause. Under this clause, the customer may submit to the company a qualified bid from another supplier to provide a comparable range of goods and services at prices lower than those charged by the company by more than an agreed percentage. The company has the right to lower its prices to come within the agreed percentage; if it chooses not to, the customer may accept the competitor's bid. In many contracts, the customer has the right to examine Fleming's billing practices under its contract and customers sometimes avail themselves of this right. The competitiveness clause is not exercised frequently and disputes regarding the clause must generally be submitted to binding arbitration. Additionally, the company believes that most supply contracts prohibit recovery of both punitive and consequential damages if any litigation ever arises. From time to time, customers of the company may seek to renegotiate the terms of their supply contracts, or exercise the competitiveness clause of such agreements or otherwise alter the terms of their contractual obligations to the company to obtain financial concessions. Based on its historical experience the company does not believe such efforts have had a material adverse effect on its operations or financial condition.

    The company's facilities are subject to various laws and regulations regarding the discharge of materials into the environment. In conformity with these provisions, the company has a comprehensive program for testing and removal, replacement or repair of its underground fuel storage tanks and for site remediation where necessary. The company has established reserves that it believes will be sufficient to satisfy anticipated costs of all known remediation requirements. In addition, the company is addressing

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

several other environmental cleanup matters involving its properties, all of which the company believes are immaterial.



    The company has been designated by the U.S. Environmental Protection Agency ("EPA") as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") with others, with respect to certain EPA-designated Superfund sites. While liability under CERCLA for remediation at such sites is joint and several with other responsible parties, the company believes that, to the extent it is ultimately determined to be liable for remediation at any site, such liability will not result in a material adverse effect on its consolidated financial position or results of operations. The company is committed to maintaining the environment and protecting natural resources and to achieving full compliance with all applicable laws regulations and orders.



    The company is a party to various other litigation and contingent loss situations arising in the ordinary course of its business including: disputes with customers and former customers; disputes with owners and former owners of financially troubled or failed customers; disputes with employees regarding wages, workers' compensation and alleged discriminatory practices; tax assessment and other matters, some of which are for substantial amounts. However, as of the date of this Prospectus, the company does not believe any such action will result in a material adverse effect on the company.

                                   MANAGEMENT

    The following table sets forth certain information concerning selected officers and management of Fleming as of March 1, 1997.

NAME                                      AGE                                    POSITION
------------------------------------      ---      ---------------------------------------------------------------------
Robert E. Stauth....................          52   Chairman and Chief Executive Officer
William J. Dowd.....................          54   President and Chief Operating Officer
E. Stephen Davis....................          56   Executive Vice President--Operations
Harry L. Winn, Jr...................          52   Executive Vice President and Chief Financial Officer
David R. Almond.....................          57   Senior Vice President--General Counsel and Secretary
Ronald C. Anderson..................          54   Senior Vice President--General Merchandise
Mark K. Batenic.....................          48   Senior Vice President--Retail Sales and Marketing
William M. Lawson, Jr...............          46   Senior Vice President--Corporate Development/International Operations
Dixon E. Simpson....................          54   Senior Vice President--Fleming Retail Services
Larry A. Wagner.....................          50   Senior Vice President--Human Resources
Thomas L. Zaricki...................          52   Senior Vice President--Retail Operations
Nancy E. Del Regno..................          44   Vice President--Communications and Public Affairs
John M. Thompson....................          55   Vice President--Treasurer and Assistant Secretary
Kevin J. Twomey.....................          46   Vice President--Corporate Controller

    MR. STAUTH was elected Chairman in April 1994. From 1993 until being named Chairman, Mr. Stauth served as President and Chief Operating Officer of the company. He originally joined Fleming in 1966. From 1970 to 1977, he served in management positions for two successful non-Fleming supermarket retail chains, gaining retail experience. Mr. Stauth has served Fleming in a variety of other management capacities since rejoining the company in 1977.

    MR. DOWD joined the company in his present position in July 1995. From 1994 until joining the company, he was Senior Vice President--Operations at Cott Corporation, a producer of retailer-branded soft drinks. From 1989 to 1994, Mr. Dowd served in a variety of positions for Kraft Foods, most recently as executive vice president for Kraft General Foods' KGF Service Company. From 1985 to 1988, Mr. Dowd worked for Mrs. Paul's Kitchen, a subsidiary of Campbell Foods. His last position was as President and Chief Executive Officer. Prior to that, Mr. Dowd served in various capacities at R.J. Reynolds/Heublein, Inc.

    MR. DAVIS serves as Executive Vice President--Operations of the company and oversees all ten Operating Group Presidents who manage all 35 full-line food product supply center locations. Mr. Davis has been with Fleming for more than 35 years and has served in various management capacities.

    MR. WINN joined the company in his present position in May 1994. He was with UtiliCorp United in Kansas City, a utility company, where he was Managing Senior Vice President and Chief Financial Officer from 1990 to 1993. Prior to that, Mr. Winn served as Vice President and Treasurer of Squibb Corporation. Prior to Squibb, he was Vice President and Treasurer of Baxter International.

    MR. ALMOND was named Corporate Secretary in 1992, having served as Fleming's General Counsel since joining the company in 1989. Prior to joining Fleming, Mr. Almond was Senior Vice President--General Counsel and Administration of Wilson Foods Corp. Prior to that, Mr. Almond served as Associate General Counsel for Boise Cascade Corp. after practicing law for four years with Reid & Priest.

    MR. ANDERSON joined the company as Vice President--General Merchandise in July 1993. In March 1995, he was named Senior Vice President--General Merchandise. Since 1986, until joining the company, he was Vice President of McKesson Corporation, a distributor of pharmaceutical and related products, where he was responsible for its service merchandising division.

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
    MR. BATENIC joined Fleming in 1973. He has served in a variety of capacities at the company, including as president of three different divisions, and is currently Senior Vice President--Retail Sales and Marketing.

    MR. LAWSON joined the company in his present position in June 1994. Prior to that, Mr. Lawson was a practicing attorney in Phoenix for 18 years. His areas of concentration included general business planning; corporate, partnership, and limited liability company formation and planning; commercial financing and leasing, and real estate development.

    MR. SIMPSON was named to his current position in 1993. He originally joined Fleming in 1987 as manager of retail services in Phoenix. After that, Mr. Simpson served as sales manager and operations manager before being named president of the Phoenix operation. Prior to joining Fleming, Mr. Simpson served for 20 years with another large food wholesale distributor.

    MR. WAGNER joined the company in 1976 and has served in various Human Resources capacities. He was named Senior Vice President--Human Resources in 1991.

    MR. ZARICKI joined the company in his present position in October 1993. From 1987, until joining the company, Mr. Zaricki was President of Arizona Supermarkets, Inc., a regional supermarket chain headquartered in Phoenix. Mr. Zaricki's previous experience includes service as a management consultant specializing in the retail industry and real estate development.

    MS. DEL REGNO joined the company in her present position in February 1995. Previously, she was with PepsiCo Food Systems where she was Senior Communications Manager from 1988 to 1995.

    MR. THOMPSON was named Vice President and Treasurer in 1991. He has served as Treasurer for Fleming since 1988. Mr. Thompson joined Fleming in 1979 as Director of Finance. Prior to joining Fleming, he spent five years with Coastal Corporation in a variety of financial positions.

    MR. TWOMEY was named to his current position in 1995. Prior to that, Mr. Twomey served as operations controller. He joined Fleming in 1989 as Director--Planning and Analysis. Prior to joining Fleming, Mr. Twomey was an audit partner with Deloitte & Touche LLP.

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
                       DESCRIPTION OF OTHER INDEBTEDNESS

THE NEW CREDIT AGREEMENT


    On July 25, 1997, Fleming entered into a new senior secured credit facility (the "Bank Facility") in an aggregate principal amount of $850 million consisting of a six-year revolving credit facility (the "Revolving Facility") in a principal amount up to $600 million and a seven-year term loan facility (the "Term Facility") in a principal amount up to $250 million. The Chase Manhattan Bank ("Chase Manhattan") serves as the Administrative Agent, BancAmerica Securities, Inc. serves as Syndication Agent, and Societe Generale serves as Documentation Agent. The following summary of the credit agreement establishing the Bank Facility (the "New Credit Agreement") is qualified in its entirety by reference to the New Credit Agreement, a copy of which has been filed as an exhibit to the Registration Statement. Capitalized terms that are used but not defined in this section have the meanings that are given such terms in the New Credit Agreement.


    RANK.  Obligations under the New Credit Agreement are senior to the Notes.

    GUARANTEES. The company's obligations under the New Credit Agreement are guaranteed by all wholly owned subsidiaries which, together with Fleming, must account for at least 95% of the consolidated assets of Fleming. In any event, the Bank Facility is guaranteed by all the subsidiaries which guarantee subordinated indebtedness of Fleming, including the Subsidiary Guarantors.

    COLLATERAL. The Bank Facility is secured by security interests in the inventory and accounts receivable of Fleming and its subsidiaries accounting for at least 95% of the consolidated inventory and accounts receivable of Fleming on a consolidated basis; PROVIDED, that Fleming is not required to secure the Bank Facility with inventory and accounts receivable of "joint ventures" (as defined in the New Credit Agreement). Obligations under the New Credit Agreement are also secured by a pledge of the capital stock owned by Fleming in all its direct or indirect subsidiaries.

    AMORTIZATION OF TERM FACILITY. The New Credit Agreement provides for quarterly payments of principal equal to one-fourth of the following annual amounts: years 1 and 2, $25 million; years 3 and 4, $35 million; years 5 and 6, $40 million; and year 7, $50 million.

    MANDATORY PREPAYMENTS OF TERM FACILITY. Mandatory prepayments of the Term Facility will be required in respect of 50% of the net cash proceeds of asset sales; PROVIDED, that no prepayment will be required if the proceeds thereof are held for reinvestment and reinvested in other capital assets within 12 months of such sale or if used to permanently redeem existing senior term debt maturing prior to the final maturity of the Bank Facility. Mandatory prepayments will also be required in respect of 100% of the net cash proceeds of certain debt financings; PROVIDED, that Fleming may instead, at its election, apply such proceeds to permanently redeem the Senior Notes or other senior term debt permitted to be redeemed by the New Credit Agreement.

    INTEREST RATE. Under the New Credit Agreement, the interest rate payable on outstanding loans will be based on LIBOR, NIBOR or ABR, as selected by Fleming from time to time, plus a borrowing margin. The borrowing margins applicable to LIBOR and NIBOR loans will vary depending upon the ratings of the company's senior secured long-term debt and the percentage of the total commitment that is utilized on the day the interest rate is calculated. The margin applicable to ABR loans will equal the greater of zero and the LIBOR/NIBOR margin on the date calculated minus 1%. "LIBOR" means the one-, two-, three-, or six-month (or, if available from all lenders under the New Credit Agreement, nine- or twelve-month) London interbank offered rate for U.S. dollars, adjusted for statutory reserves; "NIBOR" means the seven-day interbank offered rate for U.S. dollars at the Eurodollar lending office where Chase Manhattan's Eurodollar funding operations are customarily conducted, adjusted for statutory reserves; and "ABR," or alternate base rate, means the higher of (i) Chase Manhattan's Prime Rate, and (ii) the Federal Funds Effective Rate plus one-half of 1%.

    CHANGE OF CONTROL. Under the New Credit Agreement, "Change of Control" means (a) the acquisition or ownership by any Person of 20% or more of the aggregate voting power represented by the issued and outstanding capital stock or (b) the occupation of a majority of the seats on the board of directors by Persons who were neither nominated by the board of directors nor appointed by directors so nominated. A Change of Control is a defined Event of Default, and upon occurrence the administrative agent may, and at the request of lenders representing more than 50% of the commitments, shall terminate the commitments made by the lenders and declare any outstanding loans plus accrued and unpaid interest to be due and payable.


    COVENANTS. The New Credit Agreement contains customary covenants associated with similar facilities, including, without limitation, limitations on liens; mergers, reorganizations, consolidations and sales of assets; incurrence of indebtedness; redemption and repurchase of certain indebtedness; dividends and other restricted payments (comparable to those benefitting the Notes); transactions with affiliates; acquisitions and investments; and payment restrictions affecting subsidiaries. In addition, the New Credit Agreement requires the company to maintain a ratio of EBITDAR (as defined) to interest, rents and dividends paid on preferred stock which is not less than 1.7 to 1 and a ratio of consolidated inventory and accounts receivable to funded bank debt which is not less than 1.4 to 1. At October 4, 1997, the company's ratios under these two financial covenants were 1.97 to 1 and 3.32 to 1, respectively, and the company would have been allowed to incur an additional $43 million of fixed charges. The covenants contained in the New Credit Agreement are generally more restrictive than those contained in the Note Indentures.


    EVENTS OF DEFAULT. The New Credit Agreement contains Events of Default, including, but not limited to, a material breach of representations and warranties; non-payment of principal, interest or other amounts (with a five-day grace period in the case of interest and other amounts); breach of covenants; cross-default and cross-acceleration of debt instruments covering in excess of $50 million in aggregate principal amount (which would include each of the Note Indentures); certain bankruptcy or insolvency events; certain ERISA events; certain undischarged judgments; a change in control; and invalidity of guarantees or security interests.

THE PRIOR INDENTURES


    The following summaries of the Prior Indentures are subject to, and qualified in their entirety by reference to, the applicable Prior Indentures, copies of which have been filed as exhibits to the Registration Statement. Capitalized terms used herein but not defined have the meanings assigned to such terms in the applicable Prior Indenture. Obligations under each of the Prior Indentures are senior to the Notes.


    FIXED RATE SENIOR NOTES

    GENERAL. The company presently has outstanding $300 million in aggregate principal amount of 10 5/8% senior notes which mature December 15, 2001 (the "Fixed Rate Senior Notes"). The Fixed Rate Senior Notes were issued pursuant to an indenture dated December 15, 1994 (the "Fixed Rate Senior Note Indenture"). The Fixed Rate Senior Notes bear interest at an annual rate of 10 5/8%, payable semiannually on June 15 and December 15 of each year.

    RANKING; SECURITY; GUARANTEES. The Fixed Rate Senior Notes are senior unsecured obligations of the company and rank PARI PASSU in right of payment with all existing and future Senior Indebtedness of the company and rank senior in right of payment to all existing and future subordinated indebtedness of the company. The Fixed Rate Senior Notes are fully and unconditionally guaranteed, jointly and severally, by substantially all of the company's subsidiaries. The terms of the Fixed Rate Senior Notes (and the Floating Rate Senior Notes described below) contain a negative pledge obligating the company to equally and ratably secure the holders of such notes in the event the company secures any debt by placing a lien or other encumbrance upon certain properties or the shares of stock or indebtedness of its subsidiaries. Since the consummation of the Recapitalization Program, holders of the Fixed Rate and Floating Rate Senior

Notes have shared a second lien (with certain counterparty issuers of Interest Rate Agreements and Currency Agreements) in the stock of the company's subsidiaries.

    OPTIONAL REDEMPTION. The company may, at its option, redeem all or any portion of the Fixed Rate Senior Notes at any time from December 15, 1999 to December 14, 2000 at 103.0% and thereafter at 101.5% of principal amount plus, in each case, accrued interest thereon to the applicable redemption date. Additionally, the company may redeem up to 20% of the initial aggregate principal amount of the Fixed Rate Senior Notes, at any time on or prior to December 15, 1997 and within 180 days of a Public Equity Offering, with the net proceeds of such offering, at a redemption price equal to 110% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption; PROVIDED that, after having given effect to such redemption, at least $200 million of the Fixed Rate Senior Notes remains outstanding.

    CHANGE OF CONTROL. The Fixed Rate Senior Note Indenture provides that, following the occurrence of any change of control triggering event (defined in a manner substantially identical to that applicable to the Notes), the company must offer to purchase all outstanding Fixed Rate Senior Notes at a purchase price equal to 101% of the aggregate principal amount of the Fixed Rate Senior Notes, plus accrued and unpaid interest to the date of purchase. See "Risk Factors--Repurchase of Notes Upon Change of Control."


    RESTRICTIVE COVENANTS. The Fixed Rate Senior Note Indenture contains restrictive covenants that limit the company and its subsidiaries with respect to certain matters, including (i) limitations on restricted payments; (ii) limitations on liens; (iii) requirements for additional guarantees; and (iv) restrictions on consolidations, mergers and sale of substantially all assets. In addition, the company and its subsidiaries are prohibited from incurring additional Indebtedness (other than Permitted Indebtedness) if after such incurrence the Consolidated Fixed Charge Coverage Ratio (as defined in the Fixed Rate Senior Note Indenture) for the immediately preceding four fiscal quarters, calculated on a PRO FORMA basis, does not meet or exceed 1.75 to 1. Certain of the covenants contained in the Note Indentures are more restrictive than those applicable to the Fixed Rate Notes.


    EVENTS OF DEFAULT. The Fixed Rate Senior Note Indenture contains Events of Default, including, but not limited to, non-payment of principal, interest or other amounts (with a 30-day grace period in the case of interest); breach of covenants; cross-default and cross-acceleration (which would include defaults and acceleration of the Notes); invalidity of guarantees or security interest; certain undischarged judgments; and certain bankruptcy or insolvency events. These default provisions are essentially identical to the default provision applicable to the Notes except that with respect to non-payment of interest, the Fixed Rate Note Indenture provides for a 60-day grace period.

    FLOATING RATE SENIOR NOTES

    On September 15, 1997, the Floating Rate Senior Notes were redeemed.

    MEDIUM-TERM NOTES

    GENERAL. Pursuant to an indenture dated December 1, 1989 (the "MTN Indenture"), the company has issued an aggregate of $275 million of fixed rate medium-term notes in three series (the "Medium-Term Notes"). As of July 12, 1997, approximately $99 million in aggregate principal amount of Medium-Term Notes was outstanding. The Medium-Term Notes bear interest at a weighted average annual rate of 7.09%, payable semiannually on June 15 and December 15 of each year. The Medium-Term Notes outstanding mature from 1997 to 2001 and are not subject to redemption prior to maturity.

    RANKING; SECURITY. The Medium-Term Notes rank PARI PASSU in right of payment with all existing and future Senior Indebtedness of the company and rank senior in right of payment to all existing and future subordinated indebtedness of the company. Consequently, the Medium-Term Notes rank senior to the Notes. The Medium-Term Notes are unsecured obligations of the company; however, the terms of the

MTN Indenture include a negative pledge obligating the company to equally and ratably secure the holders of the Medium-Term Notes in the event the company secures any debt by placing a lien or other encumbrance upon certain properties or the shares of stock or indebtedness of its Domestic Subsidiaries (as defined). As of the date of this Prospectus, the company has no Domestic Subsidiaries.

    REPURCHASE EVENTS. The first series of Medium-Term Notes (of which approximately $23 million of aggregate principal amount was outstanding at July 12, 1997) contains a provision requiring the company to offer to purchase such notes (at par plus accrued but unpaid interest) upon the occurrence of certain "repurchase events." One of the applicable repurchase events is a change of control coupled with a rating decline (substantially identical to the provision applicable to the Notes). None of the other series of Medium-Term Notes contains a similar provision.

    RESTRICTIVE COVENANTS. The MTN Indenture contains restrictive covenants that limit the company and its Domestic Subsidiaries with respect to certain matters, including (i) limitations on liens, (ii) restrictions on sale and lease-back transactions and (iii) restrictions on consolidations and mergers. The covenants contained in the Note Indentures are generally more restrictive than those applicable to the Medium-Term Notes.

    EVENTS OF DEFAULT. The MTN Indenture contains Events of Default, including, but not limited to, non-payment of principal, interest or other amounts (with a 30-day grace period in the case of interest and other amounts); default in the making of any required sinking fund payment; breach of covenants (with a 60-day grace period); cross-acceleration (which would include acceleration of the Notes); certain bankruptcy or insolvency events; and any specific Event of Default with respect to a particular series of Medium-Term Notes.

SALE OF CERTAIN SECURED LOANS


    From time to time the company sells notes evidencing certain secured loans made to retailers. See "Business--Capital Invested in Customers." Such notes are typically sold, with limited recourse, directly to a grantor trust, with financial institutions purchasing trust certificates representing an interest in a pool of notes. At November 15, 1997, the outstanding balance under all notes sold by the company was $96 million, of which the company was contingently liable for $18 million should all the notes become uncollectible.

                              DESCRIPTION OF NOTES

    The New Notes due 2004 offered hereby will be issued under an indenture dated as of July 25, 1997 (the "Notes due 2004 Indenture"), among Fleming, as issuer, each of the Subsidiary Guarantors, as guarantors, and Manufacturers and Traders Trust Company, as trustee (the "Trustee"). The New Notes due 2007 offered hereby will be issued under an indenture dated as of July 25, 1997 (the "Notes due 2007 Indenture" and, together with the Notes due 2004 Indenture, the "Indentures"), among the company, as issuer, each of the Subsidiary Guarantors, as guarantors, and the Trustee, as trustee.


    Copies of the forms of the Indentures are available as set forth under "Incorporation of Certain Documents by Reference." Upon the issuance of the New Notes, the Indentures will be subject to and governed by the Trust Indenture Act. The following summaries of the material provisions of the Indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions of certain terms contained therein and those terms made a part of the Indentures by the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "Definitions." Citations to section numbers below refer to sections of the Indentures.


    The Notes due 2004 and the Notes due 2007 (collectively, the "Notes") are identical except as indicated below.

GENERAL

    Principal of, premium, if any, and interest on the Notes and Liquidated Damages, if any, will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Paying Agent in The City of New York maintained for such purposes (which initially will be the office of the Trustee maintained at 50 Broadway--7th Floor, New York, New York 10004); PROVIDED, HOWEVER, that payment of interest may be made, at the option of the company, by check mailed to the Person entitled thereto as shown on the security register. (Sections 301, 305 and 307) The Notes will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any registration of transfer, exchange or redemption of Notes or, except in certain circumstances, for any tax or other governmental charge that may be imposed in connection therewith. (Section 305)

MATURITY, INTEREST AND PRINCIPAL

    The Notes due 2004 will mature on December 1, 2004, and are unsecured senior subordinated obligations of the company in the aggregate principal amount of $250,000,000. The Notes due 2004 bear interest at an annual rate of 10 1/2% from July 25, 1997 or from the most recent interest payment date to which interest has been paid, payable semiannually on June 1 and December 1 of each year commencing December 1, 1997, to the Person in whose name the Notes due 2004 were registered at the close of business on the May 15 or November 15 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (Sections 301, 307 and 310 of the Notes due 2004 Indenture)

    The Notes due 2007 will mature on July 31, 2007, and are unsecured senior subordinated obligations of the company in the aggregate principal amount of $250,000,000. The Notes due 2007 bear interest at an annual rate of 10 5/8% from July 25, 1997 or from the most recent interest payment date to which interest has been paid, payable semiannually on January 31 and July 31 of each year commencing January 30, 1998, to the Person in whose name the Notes due 2007 were registered at the close of business on January 15 or July 15 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (Sections 301, 307 and 310 of the Notes due 2007 Indenture)

OPTIONAL REDEMPTION

    The Notes due 2004 may be redeemed at the option of the company, in whole or in part, at any time on or after June 1, 2001 at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest, if any, to the date of redemption, if redeemed during the 12-month period beginning on June 1 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date):

YEAR                                                                                    REDEMPTION PRICE
--------------------------------------------------------------------------------------  ----------------
2001..................................................................................       105.250%
2002..................................................................................       102.625%
2003 and thereafter...................................................................       100.000%

    In addition, up to 35% of the initial aggregate principal amount of the Notes due 2004 may be redeemed on or prior to June 1, 2000, at the option of the company, within 180 days of a Public Equity Offering with the net proceeds of such offering at a redemption price equal to 110 1/2% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); PROVIDED, that after giving effect to such redemption at least $162.5 million aggregate principal amount of the Notes due 2004 remains outstanding.

    The Notes due 2007 may be redeemed at the option of the company, in whole or in part, at any time on or after July 31, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest, if any, to the date of redemption, if redeemed during the 12-month period beginning on July 31 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date):

YEAR                                                                                    REDEMPTION PRICE
--------------------------------------------------------------------------------------  ----------------
2002..................................................................................       105.313%
2003..................................................................................       103.542%
2004..................................................................................       101.771%
2005 and thereafter...................................................................       100.000%

    In addition, up to 35% of the initial aggregate principal amount of the Notes due 2007 may be redeemed on or prior to July 31, 2000, at the option of the company, within 180 days of a Public Equity Offering with the net proceeds of such offering at a redemption price equal to 110 5/8% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); PROVIDED, that after giving effect to such redemption at least $162.5 million aggregate principal amount of the Notes due 2007 remains outstanding.

    SELECTION AND NOTICE. In the event that less than all of the Notes due 2004 or Notes due 2007, respectively, are to be redeemed at any time, selection of the Notes due 2004 for redemption will be made by the Trustee on a PRO RATA BASIS, by lot or by such other method as the Trustee shall deem fair and appropriate and selection of the New Notes due 2007 for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Note of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes due 2004 or Notes due 2007 to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On or after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption and accepted for payment. (Sections 1104, 1105, 1107 and 1108)

SINKING FUND

    Neither the Notes due 2004 nor the Notes due 2007 are entitled to the benefit of any sinking fund.

GUARANTEES

    Payment of the principal of, premium, if any, interest on and any Liquidated Damages in respect of the Notes, when and as the same become due and payable (whether at Stated Maturity or on a redemption date, or pursuant to a Change of Control Purchase Offer or an Asset Sale Offer, and whether by declaration of acceleration, call for redemption, purchase or otherwise), will be guaranteed, jointly and severally, on a senior subordinated basis by all of the Wholly Owned Restricted Subsidiaries of the company (the "Subsidiary Guarantors"). (Section
1201)

    Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor or all or substantially all of its assets to an entity which is not a Subsidiary Guarantor (and a Restricted Subsidiary) or the designation of a Restricted Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indentures (including, without limitation, the provisions of "--Certain Covenants--LIMITATION ON SALE OF ASSETS" and "--LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES"), such Subsidiary Guarantor will be deemed released from its obligations under its Note Guarantee; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the company or any other Restricted Subsidiary shall also terminate upon such release, sale or transfer. In addition, any Subsidiary Guarantor shall automatically be released from and relieved of its obligations under its Note Guarantee upon the sale or transfer of the Capital Stock of such Subsidiary Guarantor pursuant to or in lieu of foreclosure of any lien on the Capital Stock of such Subsidiary Guarantor existing in favor of any holder of Senior Indebtedness and, upon the request of any holder of Senior Indebtedness (or of any purchaser or transferee pursuant to or in lieu of such foreclosure), the Trustee shall execute any documents reasonably required to evidence the release of such Subsidiary Guarantor. (Section 1206)

SUBORDINATION

    The payment (by set-off or otherwise) of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes (including with respect to any repurchases of the Notes) will be subordinated in right of payment, as set forth in the Indentures, to the prior payment in full in cash or, at the option of the holders of Senior Indebtedness, in Temporary Cash Investments, of all Obligations in respect of Senior Indebtedness, whether outstanding on the date of the Indentures or thereafter incurred. (Section 1401)

    Upon any distribution to creditors of the company or any Subsidiary Guarantor upon any total or partial liquidation, dissolution or winding up of the company or such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the company or such Subsidiary Guarantor or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the company's or such Subsidiary Guarantor's assets and liabilities, the holders of Senior Indebtedness of the company or such Subsidiary Guarantor will be entitled to receive payment in full in cash, or at the option of the holders of such Senior Indebtedness, in Temporary Cash Investments, of all Obligations due or to become due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes will be entitled to receive any payment of any kind or character with respect to the Notes, and until all Obligations with respect to such Senior Indebtedness are paid in full in cash, or at the option of the holders of such Senior Indebtedness, in Temporary Cash Investments, any distribution of any kind or character to which the Holders of Notes would be entitled shall be made to the holders of such Senior Indebtedness (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described under "--Defeasance or Covenant Defeasance of Indentures"). (Section 1402)

    Neither the company nor any Subsidiary Guarantor shall make, directly or indirectly, (x) any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "--Defeasance or Covenant Defeasance of Indentures") or (y) acquire any of the Notes for cash or property or otherwise or make any other distribution with respect to the Notes if (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any amount of any Designated Senior Indebtedness (a "Payment Default") or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness (a "Non-Payment Default") that permits holders of, or the trustee or agent on behalf of the holders of, the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the trustee or agent on behalf of holders of any Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (a) in the case of a Payment Default, upon the date on which such default is cured or waived and (b) in case of a Non-Payment Default, the earlier of the date on which such Non-Payment Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless a Payment Default has occurred and is continuing, including as a result of the acceleration of the maturity of any Designated Senior Indebtedness. After a Payment Blockage Notice is given for a Non-Payment Default, no new period of payment blockage for a Non-Payment Default may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of any Payment Blockage Notice which, in either case, would give rise to a default pursuant to any provision under which a default previously existed or was continuing shall constitute a new default for this purpose). Each Holder by its acceptance of a Note irrevocably agrees that if any payment or payments shall be made pursuant to the Indentures by the company or a Subsidiary Guarantor and the amount or total amount of such payment or payments exceeds the amount, if any, that such Holder would be entitled to receive upon the proper application of the subordination provisions of the Indentures, the payment of such excess amount shall be deemed null and void, and the Holder agrees that it will be obligated to return the amount of the excess payment to the Trustee, as instructed in a written notice of such excess payment, within ten days of receiving such notice. Section 1403)

    The Indentures further require that the company promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the company or a Subsidiary Guarantor who are holders of Senior Indebtedness. On a PRO FORMA basis, the principal amount of consolidated Senior Indebtedness outstanding at July 12, 1997 would have been approximately $1.049 billion (excluding $90 million of obligations under undrawn letters of credit), of which $652 million would have been secured indebtedness. In addition, at July 12, 1997 the company had outstanding Capital Lease Obligations of approximately $371 million. The Indentures will limit through certain financial tests the amount of additional Indebtedness, including Senior Indebtedness, that the company and its Subsidiary Guarantors can incur. See "--Certain Covenants--LIMITATION ON INDEBTEDNESS."

    "DESIGNATED SENIOR INDEBTEDNESS" means (i) any Senior Indebtedness outstanding under the New Credit Agreement; (ii) any Senior Indebtedness in respect of the Fixed Rate Senior Notes, the Floating Rate Senior Notes, the
9 1/2% Debentures and the Medium-Term Notes; and (iii) any other Senior Indebtedness, the principal amount of which is $50 million or more and that has been designated by the company as "Designated Senior Indebtedness."

    "PERMITTED JUNIOR SECURITIES" means Equity Interests in the company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness.

    "SENIOR INDEBTEDNESS" of the company or any Subsidiary Guarantor means (i) all Indebtedness of the company or such Subsidiary Guarantor under the New Credit Agreement or any related loan documentation, including, without limitation, obligations to pay principal and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), premium, if any, reimbursement obligations under letters of credit, fees, expenses and indemnities, and all obligations under Interest Rate Agreements or Currency Agreements with respect thereto, whether outstanding on the date of the Indentures or thereafter incurred, (ii) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other Obligations with respect to, any other Indebtedness of the company or such Subsidiary Guarantor permitted to be incurred by the company or such Subsidiary Guarantor under the terms of the Indentures, whether outstanding on the date of the Indentures or thereafter incurred, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations of the company or such Subsidiary Guarantor with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing by the company or any Subsidiary Guarantor, (x) any Indebtedness of the company or any Subsidiary Guarantor to any of its Restricted Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indentures.

CERTAIN COVENANTS

    The Indentures contain the following covenants, among others:

    LIMITATION ON INDEBTEDNESS. The company will not, and will not permit any of its Restricted Subsidiaries to, create, assume, or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, the company and the Subsidiary Guarantors may incur Indebtedness if, at the time of such event (and after giving effect on a PRO FORMA basis to (i) the incurrence of such Indebtedness and (if applicable) the application of the proceeds therefrom, including to refinance other Indebtedness; (ii) the incurrence, repayment or retirement of any other Indebtedness by the company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period as if such acquisition or disposition had occurred at the beginning of such four-quarter period), the Consolidated Fixed Charge Coverage Ratio of the company for the four full fiscal quarters immediately preceding such event, taken as one period and calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger or

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otherwise) also had occurred on such date, with such PRO FORMA adjustments as may be determined in accordance with GAAP and the rules, regulations and guidelines of the Commission (including without limitation Article 11 of Regulation S-X), would have been at least equal to 2.0 to 1 through July 31, 1999 and 2.25 to 1 thereafter. (Section 1010)

    LIMITATION ON RESTRICTED PAYMENTS. (a) The company will not, and will not permit any Restricted Subsidiary of the company to, directly or indirectly:

    (i) declare or pay any dividend on, or make any distribution to, the holders of, any Capital Stock of the company or of any Restricted Subsidiary (other than dividends or distributions payable (x) solely in shares of Qualified Capital Stock of the company or such Restricted Subsidiary or in options, warrants or other rights to purchase such Qualified Capital Stock or (y) by a Restricted Subsidiary to the company or any Wholly Owned Restricted Subsidiary);

    (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the company or any Restricted Subsidiary or any options, warrants or other rights to acquire such Capital Stock held by any Person (other than the company or any Wholly Owned Restricted Subsidiary of the company);

   (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness or PARI PASSUIndebtedness of the company or any Subsidiary Guarantor; or

    (iv) make any Investment (other than any Permitted Investment) in any Person

(such payments described in clauses (i) through (iv) and not excepted therefrom are collectively referred to herein as "Restricted Payments") unless at the time of and immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the provisions described under "--Certain Covenants--LIMITATION ON INDEBTEDNESS" and
(3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the company and its Restricted Subsidiaries on or after the date of the Indentures, is less than the sum of (a) 50% of the aggregate cumulative Consolidated Net Income of the company for the period (taken as one accounting period) from the first day of the quarter beginning after the date of the Indentures to the end of the company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (b) 100% of the aggregate net cash proceeds received by the company as capital contributions or from the issue or sale since the date of the Indentures of Equity Interests of the company or of debt securities of the company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Restricted Subsidiary of the company and other than Redeemable Capital Stock or debt securities that have been converted into Redeemable Capital Stock), plus (c) any cash received by the company after the date of initial issuance of the Notes as a dividend or distribution from any of its Unrestricted Subsidiaries less the cost of disposition and taxes, if any (but in each case excluding any such amounts included in Consolidated Net Income); plus (d) $50 million.

    (b) Notwithstanding paragraph (a) above, the company and its Restricted Subsidiaries may take the following actions so long as (with respect to clauses
(ii), (iii), (iv) and (vi) below) at the time of and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above;

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    (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the company, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the company (other than Redeemable Capital Stock, unless the redemption provisions of such Redeemable Capital Stock prohibit the redemption thereof prior to the date on which the Capital Stock to be acquired or retired was, by its terms, required to be redeemed);

   (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any PARI PASSU Indebtedness or Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the company (other than Redeemable Capital Stock, unless the redemption provisions of such Redeemable Capital Stock prohibit the redemption thereof prior to the Stated Maturity of the Subordinated Indebtedness to be acquired or retired);

    (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of any PARI PASSU Indebtedness or Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence or sale (other than to a Restricted Subsidiary) of, new PARI PASSU Indebtedness or Subordinated Indebtedness of the company so long as (A) the principal amount of such new PARI PASSU Indebtedness or Subordinated Indebtedness does not exceed the principal amount (or, if such PARI PASSU Indebtedness or Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the PARI PASSU Indebtedness or Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, PLUS the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the PARI PASSU Indebtedness or Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the company as necessary to accomplish such refinancing, plus the amount of reasonable expenses of the company incurred in connection with such refinancing, (B) such new PARI PASSU Indebtedness or Subordinated Indebtedness is PARI PASSU or subordinated to the Notes to the same extent as such PARI PASSU Indebtedness or Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new PARI PASSU Indebtedness or Subordinated Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes;

    (v) the payment of a dividend on the company's Capital Stock (other than Redeemable Capital Stock) of up to $0.08 per quarter per share (or up to $0.32 per annum per share, PROVIDED that dividend payments may not be cumulated for more than four consecutive quarters); and

    (vi) the purchase, redemption or other acquisition or retirement for value of shares of Common Stock of the company issued pursuant to non-qualified options granted under stock option plans of the company, in order to pay withholding taxes due as a result of income recognized upon the exercise of such options; PROVIDED that (1) the company is permitted, by the terms of such plans, to effect such purchase, redemption or other acquisition or retirement for value of such shares and (2) the aggregate consideration paid by the company for such shares so purchased, redeemed or otherwise acquired or retired for value does not exceed $2 million during any fiscal year of the company.

    The actions described in clauses (ii), (iii), (v) and (vi) of this paragraph
(b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph
(a). (Section 1011)

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
    LIMITATION ON LAYERING INDEBTEDNESS. The Indentures provide that neither the company nor any of its Restricted Subsidiaries will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the company or such Restricted Subsidiary, as the case may be, and senior in any respect in right of payment to the Notes or such Restricted Subsidiary's Note Guarantee. (Section 1012)

    LIMITATION ON LIENS SECURING PARI PASSU INDEBTEDNESS OR SUBORDINATED INDEBTEDNESS. (a) The company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing PARI PASSU Indebtedness or Subordinated Indebtedness of the company on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indentures or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing PARI PASSU Indebtedness of the company, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to or PARI PASSU with such Lien and (y) in the case of any Lien securing Subordinated Indebtedness of the company, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

    (b) The company will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing Indebtedness of such Restricted Subsidiary that is PARI PASSU or subordinate in right of payment to the Note Guarantee of such Restricted Subsidiary, on or with respect to any such Restricted Subsidiary's properties or assets, including any shares of stock or Indebtedness of any Subsidiary of such Restricted Subsidiary, whether owned at the date of the Indentures or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Indebtedness of the Restricted Subsidiary that is PARI PASSU in right of payment to the Note Guarantee of such Restricted Subsidiary, such Note Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to or PARI PASSU with such Lien and (y) in the case of any Lien securing Indebtedness of the Restricted Subsidiary that is subordinate in right of payment to the Note Guarantee of such Restricted Subsidiary, such Note Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien. (Section 1014)

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Indentures provide that the company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (other than the company, a Wholly Owned Restricted Subsidiary or (in connection with a Qualified TIPS Transaction) a Qualified Finance Subsidiary) (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction with an unrelated Person and (ii) the company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the Disinterested Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, both an Officers' Certificate referred to in clause (a) and an opinion as to the fairness of such Affiliate Transaction to the company or the relevant Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing with total assets in excess of $1.0 billion; PROVIDED, HOWEVER, that this covenant shall not apply to (i) fees, compensation and employee benefits, including bonuses, retirement plans and stock options, paid to or established for directors and officers of the company or any Restricted Subsidiary in the ordinary course of business and approved by a majority of the Disinterested Directors and (ii) the performance by

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the company or any Restricted Subsidiary of its obligations under certain leases of real property outstanding on the date of the Indentures from PDM, Inc. covering 10 supermarket sites and a storage facility in Omaha, Nebraska.
(Section 1013)

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Indentures provide that the company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the company or any of its Restricted Subsidiaries, (ii) make loans or advances to the company or any of its Restricted Subsidiaries, (iii) transfer any of its properties or assets to the company or any of its Restricted Subsidiaries, (iv) grant Liens in favor of Holders of Notes or (v) guarantee the Notes, except in each case for such encumbrances or restrictions existing under or by reason of (a) Indebtedness of the company or any Restricted Subsidiary outstanding on the date of the Indentures and listed on a schedule thereto, (b) the New Credit Agreement as in effect as of the date of the Indentures, and any amendments, modifications, restatements, renewals, increase, supplements, refunding, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increase, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement in effect on the date of the Indentures, (c) the Indentures and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (f) by reason of customary non-assignment provisions in existing and future leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired and (h) restrictions incurred by the company or any Restricted Subsidiary in connection with any Permitted Receivables Financing. (Section 1015)


    PURCHASE OF NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT. If a Change of Control Triggering Event shall occur at any time, then each Holder of Notes shall have the right, if not prohibited by the company's Bylaws in effect on the date of the Indentures, to require the company to purchase such Holder's Notes in whole or in part in integral multiples of $1,000 at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Purchase Offer") and the other procedures set forth in the Indentures. The Medium-Term Notes Indenture and the Fixed Rate Senior Note Indenture have similar provisions obligating the company to make an offer to purchase the Medium-Term Notes and the Fixed Rate Senior Notes, respectively, in the event of a defined change of control coupled with a rating decline. Reference is made to "Definitions" for the definitions of "Change of Control," "Change of Control Triggering Event," "Rating Agencies," "Rating Decline" and "Investment Grade." The foregoing rights under the Notes are triggered only upon the occurrence of both a Change of Control and a Rating Decline. The company's New Credit Agreement provides that a "change of control" as defined therein is an "event of default" and permits a majority of the lenders thereunder to declare a default and accelerate all payments thereunder without the necessity of a rating decline. (See discussion below.)


    Upon the occurrence of a Change of Control Triggering Event and prior to the mailing of the notice to Holders provided for in the Indentures, the company covenants to either (x) repay in full all Indebtedness under the New Credit Agreement or offer to repay in full all such Indebtedness and to repay the Indebtedness of each of the Banks that has accepted such offer or (y) obtain any requisite consent

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
under the New Credit Agreement to permit the purchase of the Notes pursuant to a Change of Control Purchase Offer as provided for in the Indentures or take any other action as may be required under the New Credit Agreement to permit such purchase. The company shall first comply with such covenants before it shall be required to purchase the Notes pursuant to the Indentures. (Section 1009)

    Within 30 days following the occurrence of any Change of Control Triggering Event, the company shall notify the Trustee and give written notice of such Change of Control Triggering Event to each Holder of Notes, by first-class mail, postage prepaid, at the address appearing in the security register, stating, among other things, the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless the company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment of the Change of Control Purchase Price pursuant to the Change of Control Purchase Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a Holder of Notes must follow to accept a Change of Control Purchase Offer or to withdraw such acceptance.


    The New Credit Agreement prohibits the company from incurring any Indebtedness which grants to holders thereof the option of requiring the company to repurchase such debt prior to the retirement of all amounts outstanding thereunder. Upon the occurrence of a Change of Control Triggering Event, the company is obligated to retire all amounts then outstanding under the New Credit Agreement or to obtain a waiver of such prohibition for the benefit of the Holders of the Notes. Upon such retirement or waiver following a Change of Control Triggering Event, each Holder of the Notes will have the right, if not prohibited by the company's Bylaws in effect on the date of the Indentures, to require the company to purchase all of such Holder's Notes at a redemption price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. Failure by the company to retire all obligations then outstanding under the New Credit Agreement or to obtain a waiver upon the occurrence of a Change of Control Triggering Event would constitute a default by the company under the Indentures and would entitle the requisite Holders to accelerate the obligations due under the Notes (although without a premium). Each of the New Credit Agreement and certain of the Prior Indentures requires the company to repay the Indebtedness under the New Credit Agreement ($290 million as of October 4, 1997) and repurchase the outstanding Indebtedness under such Prior Indentures (approximately $391 million as of October 4, 1997) in the event of a change of control triggering event. If a purchase of the Notes, repayment of the Indebtedness under the New Credit Agreement and purchase of the outstanding Indebtedness under such Prior Indentures were all triggered at the same time, it is possible the company would be unable to satisfy these obligations. If a Change of Control Triggering Event occurs, there can be no assurance that the company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by Holders of the Notes seeking to accept the Change of Control Purchase Offer and, accordingly, none of the Holders of the Notes may receive the Change of Control Purchase Price for their Notes in the event of a Change of Control Triggering Event. The failure of the company to make or consummate the Change of Control Purchase Offer or pay the Change of Control Purchase Price when due for any reason, including the inconsistency of such covenant with the company's Bylaws in effect on the date of the Indentures, as discussed below, will give the Trustee and the Holders of the Notes the rights described under "--Events of Default."


    In September 1996, the International Brotherhood of Teamsters General Fund ("Teamsters") brought suit against the company in the U.S. District Court for the Western District of Oklahoma to require the company to include in its 1997 Proxy Statement a proposed resolution to amend the company's Bylaws. The resolution purported to
(i) limit the company's ability to "adopt or maintain a poison pill, shareholder rights plan, rights agreement or any other form of 'poison pill' " which is designed to or which has the effect of making acquisitions of large holdings of the Corporation's shares of stock more difficult or expensive . . . unless such a plan is first approved by a MAJORITY shareholder vote" (emphasis in original, without definition), (ii) direct the company to redeem the existing share rights and (iii) prohibit

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the amendment, alteration, deletion or modification of such Bylaw by the Board of Directors without prior shareholder approval. The company argued that such action by the shareholders is contrary to the General Corporation Act of the State of Oklahoma. Nevertheless, on January 24, 1997, the trial judge entered judgment in favor of the Teamsters. The company has appealed the judgment. The company's shareholders approved the Bylaw amendment at its annual meeting on April 30, 1997 (the "Bylaw Amendment"). See "Business--Legal Proceedings--Poison Pill Bylaw Amendment." The Bylaw Amendment raises a question as to whether the provisions of the Indentures described above (the "Change of Control Provisions") constitute a 'poison pill,' " shareholder rights plan, rights agreement or any other form of 'poison pill' " (collectively, a "Poison Pill") within the meaning of the Bylaw Amendment. If the Change of Control Provisions were found to be inconsistent with the Bylaw Amendment, the company would not be able to make or consummate the Change of Control Purchase Offer or pay the Change of Control Purchase Price when due. However, in such event, the Trustee and the Holders of the Notes would have the rights described under "--Events of Default."

    One of the events which constitutes a Change of Control under the Indentures is the disposition of "all or substantially all" of the company's assets. This term has not been interpreted under New York law (which is the governing law of the Indentures) to represent a specific quantitative test. As a consequence, in the event Holders of the Notes elect to require the company to purchase the Notes and the company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase.

    In addition to the obligations of the company under the Indentures with respect to the Notes in the event of a "Change of Control Triggering Event," the New Credit Agreement contains a provision designating as an event of default a change in control as described therein which obligates the company to repay amounts outstanding under the New Credit Agreement upon an acceleration of the indebtedness issued thereunder.

    The company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Purchase Offer. (Section
1009)

    LIMITATION ON SALE OF ASSETS. The Indentures provide that the company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless the company or such Restricted Subsidiary, as the case may be, receives Permitted Consideration at the time of such Asset Sale at least equal to the Fair Market Value (as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of.

    Within 370 days after the receipt of any Net Proceeds from an Asset Sale, the company or such Restricted Subsidiary must apply such Net Proceeds (i) to permanently reduce Senior Indebtedness of the company or one or more Restricted Subsidiaries (and to correspondingly reduce commitments with respect thereto) or
(ii) to make capital expenditures or acquire long-term assets used or useful in its businesses or in businesses similar or related to the businesses of the company immediately prior to the date of the Indentures. Pending the final application of any such Net Proceeds, the company may temporarily reduce Senior Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indentures. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15 million, the company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer"), on a PRO RATA basis between the Notes due 2004 and the Notes due 2007, to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indentures. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the company may use any remaining

                                       86
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Excess Proceeds for general corporate purposes (subject to the restrictions of the Indentures). If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

    Notwithstanding the foregoing provisions of the prior paragraph, the company and its Restricted Subsidiaries may sell or dispose of property, whether in the form of assets or capital stock of a Restricted Subsidiary, in the aggregate amount not exceeding $15 million in any year and any notes received by the company or its Restricted Subsidiaries as consideration in any disposition made pursuant to such $15 million exclusion from the provisions of this covenant shall not be taken into account in determining whether the $75 million limitation set forth in the definition of "Permitted Consideration" has been met. (Section 1016)

    LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES. The Indentures provide that the company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the company to any Person (other than the company or a Wholly Owned Restricted Subsidiary of the company), unless
(a) such transfer, conveyance, sale or other disposition is of all of the Capital Stock of such Restricted Subsidiary owned by the company and its Restricted Subsidiaries and (b) such transaction is made in accordance with the provisions of "--Certain Covenants--LIMITATION ON SALE OF ASSETS," PROVIDED that 85% of the proceeds from such a sale of Capital Stock of any Restricted Subsidiary that is a Significant Subsidiary shall consist of cash or Temporary Cash Investments. Notwithstanding the foregoing or the provisions of any other covenant, the company or any Restricted Subsidiary may sell Qualified Capital Stock of any Restricted Subsidiary in a Public Equity Offering, PROVIDED that
(i) 100% of the Net Proceeds from such Public Equity Offering shall be in cash and shall be applied as provided in the provisions of "Certain Covenants--LIMITATION ON SALE OF ASSETS" and (ii) the Tangible Assets of such Restricted Subsidiary do not exceed 10% of the Consolidated Tangible Assets of the company, determined as of the last day of the quarter ending immediately before the commencement of such Public Equity Offering. (Section 1017)

    ADDITIONAL GUARANTEES. If (x) the company or any of its Restricted Subsidiaries shall acquire or form a Restricted Subsidiary or (y) any existing majority-owned Restricted Subsidiary shall, after the date of the Indentures, guarantee any PARI PASSU Indebtedness or Subordinated Indebtedness of the company or any Subsidiary Guarantor, the company will cause any such Restricted Subsidiary (other than an Investee Store or Joint Venture, provided that such Investee Store or Joint Venture does not guarantee the PARI PASSU Indebtedness of any other Person) that is or becomes a Wholly Owned Restricted Subsidiary or that guarantees any PARI PASSU Indebtedness or Subordinated Indebtedness of the company or any Subsidiary Guarantor to (i) execute and deliver to the applicable Trustee a supplemental indenture in form and substance reasonably satisfactory to such Trustee pursuant to which such Restricted Subsidiary shall guarantee all of the obligations of the company with respect to the Notes issued under such Indenture on a senior subordinated basis and (ii) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that a supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of the applicable Indenture. (Section 1018)

    RULE 144A INFORMATION REQUIREMENT. The company has agreed to furnish to the Holders or beneficial Holders of Notes and prospective purchasers of Notes designated by the Holders of Notes, upon their request, the information required to be delivered pursuant to Rule 144A (d) (4) under the Securities Act until such time as the company either exchanges all of the Old Notes for the New Notes or has registered all of the Old Notes for resale under the Securities Act. (Section 1019)

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    REPORTS.  The Indentures provide that whether or not required by the rules and regulations of the Commission, including the reporting requirements of
Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the company and its Subsidiaries and, with respect to the annual information only, a report on the consolidated financial statements required by Form 10-K by the company's independent certified public accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the company will file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors or prospective investors who request it in writing. (Section 1019)

    PAYMENTS FOR CONSENT. The Indentures prohibit the company and any of its Restricted Subsidiaries from, directly or indirectly, paying or causing to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement. (Section 1020)

    TERMINATION OF CERTAIN COVENANTS IN EVENT OF INVESTMENT GRADE RATING. In the event that each of the Rating Categories assigned to the Notes of the company by the Rating Agencies is Investment Grade, the provisions of "--LIMITATION ON INDEBTEDNESS," "--LIMITATION ON RESTRICTED PAYMENTS," "--LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES," "--LIMITATION ON TRANSACTIONS WITH AFFILIATES" and
"--LIMITATION ON SALE OF ASSETS" and the net worth requirement set forth in clause (iii) of "--Consolidation, Merger, Sale of Assets" shall cease to apply to the company and its Restricted Subsidiaries from and after the date on which the second of the Rating Agencies notifies the company of the assignment of such Rating Category. Notwithstanding the foregoing, if the Rating Category assigned by either Rating Agency to the Notes should subsequently decline below Investment Grade, the foregoing covenants and such maintenance of net worth requirement shall be reinstituted as and from the date of such rating decline. (Section 1021)

CONSOLIDATION, MERGER, SALE OF ASSETS

    The company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto (i) either (A) the company shall be the surviving or continuing corporation, or (B) the Person (if other than the company) formed by such consolidation or into which the company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of the company substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall, in any case, expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the company, under the Notes and the Indentures, and the Indentures shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis (and treating any Indebtedness not previously an obligation of the company or any of its Restricted Subsidiaries which becomes an obligation of the company or any of its

Restricted Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, except in the case of a merger of the company with or into a Wholly Owned Restricted Subsidiary, the company (or the Surviving Entity if the company is not the continuing obligor under the Indentures) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the company immediately preceding the transaction; (iv) immediately after giving effect to such transaction on a PRO FORMA basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such PRO FORMA calculation), the company (or the Surviving Entity if the company is not the continuing obligor under the Indentures) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "--Certain Covenants--LIMITATION ON INDEBTEDNESS" above; (v) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have confirmed, by supplemental indenture to each of the Indentures, that its respective Note Guarantees with respect to the Notes shall apply to such Person's obligations under the Indentures and the Notes; (vi) if any of the property or assets of the company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of "--Certain Covenants--LIMITATION ON LIENS SECURING PARI PASSU INDEBTEDNESS OR SUBORDINATED INDEBTEDNESS" are complied with; and (vii) the company shall have delivered, or caused to be delivered, to the Trustee with respect to the Indentures, in form and substance satisfactory to such Trustee, an Officers' Certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereto, if required, comply with the provisions in clauses (i) through (vii) of this paragraph and that all conditions precedent herein provided for relating to such transaction have been complied with.

    In the event of any consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction described in, and complying with, the conditions listed in the immediately preceding paragraph in which the company is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the company, as the case may be, and the company shall be discharged from all obligations and covenants under the Indentures and the Notes; PROVIDED that, in the case of a transfer by lease, the predecessor shall not be released from its obligations with respect to the payment of principal (premium, if any) and interest on the Notes. (Sections 801 and 802)

EVENTS OF DEFAULT

    An Event of Default will occur under the Indenture pursuant to which a tranche of Notes was issued if any of the following events occurs with respect to such Indenture:

        (i) there shall be a default in the payment of any interest on the Notes issued under such Indenture when such interest becomes due and payable, and continuance of such default for a period of 30 days;

        (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Notes issued under such Indenture at its Maturity;

        (iii) (A) there shall be a default in the performance, or breach, of any covenant or agreement of the company or any Subsidiary Guarantor under such Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in the immediately preceding clauses (i) or (ii) or in clauses (B) or (C) of this clause (iii)), and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (x) to the company by the applicable Trustee or (y) to the company and the applicable Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (B) there shall be a default in the performance or breach of the provisions described in "--Consolidation, Merger, Sale of Assets"

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
    or "--Certain Covenants--LIMITATION ON ASSET SALES"; or (C) the company shall have failed to comply with the provisions of "--Certain
    Covenants--PURCHASE OF NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT" for any reason, including the inconsistency of such covenant with the company's Bylaws as in effect on the date of the Indentures;

        (iv) (A) any default in the payment of the principal of any Indebtedness shall have occurred under any agreements, indentures (including, with respect to any Notes issued under the Notes due 2004 Indenture, any such default under the Notes due 2007 Indenture, and, with respect to the Notes due 2007, any such default under the Notes due 2004 Indenture) or instruments under which the company or any Restricted Subsidiary of the company then has outstanding Indebtedness in excess of $50 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived or (B) an event of default as defined in any of the agreements, indentures or instruments described in clause (A) of this clause (iv) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

        (v) any Person entitled to take the actions described below in this clause (v), after the occurrence of any event of default on Indebtedness in excess of $50 million in the aggregate of the company or any Restricted Subsidiary, shall notify the Trustee of the intended sale or disposition of any assets of the company or any Restricted Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off) to retain in satisfaction of any Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements), pursuant to the terms of such Indebtedness or in accordance with applicable law;

        (vi) any Note Guarantee of any Significant Subsidiary individually or any other Subsidiaries if such Restricted Subsidiaries in the aggregate represent 15% or more of the assets of the company and its Restricted Subsidiaries on a consolidated basis with respect to such Notes shall for any reason cease to be, or be asserted in writing by the company, any Subsidiary Guarantor or any other Restricted Subsidiary of the company, as applicable, not to be, in full force and effect, enforceable in accordance with its terms, except pursuant to the release of any such Note Guarantee in accordance with the applicable Indenture;

        (vii) one or more judgments, orders or decrees for the payment of money in excess of $50 million (net of amounts covered by insurance, bond or similar instrument), either individually or in the aggregate, shall be entered against the company or any Restricted Subsidiary of the company or any of their respective properties and shall not be discharged and either
    (A) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

        (viii) there shall have been the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

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
        (ix) (A) the company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,
    (C) the company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (D) the company or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the company or such Significant Subsidiary or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (E) the company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (ix).

    If an Event of Default (other than as specified in clauses (viii) or (ix) of the immediately preceding paragraph) shall occur and be continuing with respect to any tranche of the Notes, the Trustee, by notice to the company, or the holders of at least 25% in aggregate principal amount then outstanding of such Notes, by notice to the Trustee and to the company, may declare such Notes due and payable immediately. Upon such declaration, all amounts payable in respect of such Notes shall be immediately due and payable. If an Event of Default specified in clause (viii) or (ix) of the immediately preceding paragraph occurs and is continuing, then all of the outstanding Notes under each of the Indentures shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee thereunder or any Holder of such Notes.

    After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the Holders of a majority in aggregate principal amount outstanding of any tranche of Notes, by written notice to the company and such Trustee, may annul such declaration if (a) the company has paid or deposited with such Trustee a sum sufficient to pay (i) all sums paid or advanced by such Trustee under the Notes due 2004 Indenture, or the Notes due 2007 Indenture, as the case may be, and the reasonable compensation, expenses, disbursements, and advances of such Trustee, its agents and counsel, (ii) all overdue interest on all of the Notes of such tranche, and (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes of such tranche; and (b) all Events of Default, other than the non-payment of principal of such Notes which have become due solely by such declaration of acceleration, have been cured or waived. (Section 502)

    The Holders of a majority in aggregate principal amount of the Notes due 2004 and the Notes due 2007 outstanding, respectively, may, on behalf of the Holders of all of such Notes, waive any past defaults under the Notes due 2004 Indenture, or the Notes due 2007 Indenture, as the case may be, except a default in the payment of the principal of, premium, if any, or interest on any such Note, or in respect of a covenant or provision which under such Indenture cannot be modified or amended without the consent of the Holder of each such outstanding Note due 2004 or Note due 2007. (Section 513)

    The company is also required to notify the Trustee within ten days of the occurrence of any Default. (Section 515)

    The Trust Indenture Act contains limitations on the rights of the Trustee, acting as trustee with respect to the Notes, should it become a creditor of the company or any Subsidiary Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Such Trustee is permitted to engage in other transactions, PROVIDED that if it acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

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DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURES

    The company may, at its option and at any time, elect to have the obligations of the company and any Subsidiary Guarantor discharged with respect to any Notes issued under either Indenture ("defeasance"). (Section 1301) Such defeasance means that the company shall be deemed to have paid and discharged all obligations represented by such Notes, except for (i) the rights of Holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due or on the redemption date with respect to such Notes, as the case may be, (ii) the company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for Note payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the applicable Trustee, and (iv) the defeasance provisions of the applicable Indenture. (Section 1302) In addition, the company may, at its option and at any time, elect to have the obligations of the company released with respect to certain covenants that are described in the Indentures ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to such Notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Note Guarantee, bankruptcy and insolvency events) described under "--Events of Default" will no longer constitute an Event of Default with respect to such Notes. (Sections 1303 and 1304)

    In order to exercise either defeasance or covenant defeasance with respect to the Notes under the Notes due 2004 Indenture or the Notes due 2007 Indenture, as the case may be, (i) the company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indentures), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the Notes outstanding on the Stated Maturity thereof or on an optional redemption date (such date being referred to as the "Defeasance Redemption Date"), as the case may be, if in the case of a Defeasance Redemption Date prior to electing to exercise either defeasance or covenant defeasance, the company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on such Defeasance Redemption Date; (ii) in the case of defeasance, the company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indentures, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (viii) and (ix) under the first paragraph under "--Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indentures or any other material agreement or instrument to which the company or any Subsidiary Guarantor is a party or by which it is bound; (vi) the company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the company with the intent of preferring the Holders of the Notes or any Subsidiary Guarantor over the other creditors of the company or any Subsidiary Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the company, any Subsidiary Guarantor or others; and
(vii) the company shall have delivered to the

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Trustee an Officers' Certificate stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 1304)

SATISFACTION AND DISCHARGE

    Each of the Indentures shall cease to be of further effect (except for surviving rights of registration of transfer or exchange of the Notes issued thereunder, as expressly provided for in each such Indenture) as to all outstanding Notes issued thereunder when (i) either (A) all Notes issued under the Notes due 2004 Indenture or the Notes due 2007 Indenture, as the case may be, and theretofore authenticated and delivered (except lost, stolen or destroyed Notes of such tranche which have been replaced or paid and Notes for whose payment funds have been deposited in trust by the company and thereafter repaid to the company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all Notes issued under the Notes due 2004 Indenture or the Notes due 2007 Indenture, as the case may be, and not theretofore delivered to the applicable Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year, and either the company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with such Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness in respect of such Notes, for principal of, premium and Liquidated Damages, if any, and interest to the date of deposit; (ii) the company or any Subsidiary Guarantor has paid all other sums payable by the company and any Subsidiary Guarantor under the applicable Indenture; and (iii) the company has delivered to the Trustee an Officers' Certificate and an opinion of counsel each stating that all conditions precedent to the satisfaction and discharge of such Indenture, as specified therein, have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, such Indenture or any other material agreement or instrument to which the company or any Subsidiary Guarantor is a party or by which it is bound. (Section
401)

MODIFICATION AND AMENDMENTS

    Modifications and amendments of the Indentures may be made by the company, the Subsidiary Guarantors and the applicable Trustee with the consent of the Holders of a majority in aggregate outstanding principal amount of the Notes issued thereunder; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each outstanding Note of each series affected thereby (i) change the Stated Maturity or the principal of, or any installment of interest on, any Note issued thereunder or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;
(ii) amend, change or modify the obligation of the company to make and consummate a Change of Control Purchase Offer in the event of a Change of Control Triggering Event or modify any of the provisions or definitions with respect thereto; (iii) reduce the percentage in principal amount of outstanding Notes thereunder, the consent of whose Holders is required for any modification or amendment to such Indenture, or the consent of whose Holders is required for any waiver thereof; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes issued thereunder required for such actions or to provide that certain other provisions of such Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; (v) except as otherwise permitted under "--Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the company or any Subsidiary Guarantor of any of its rights and obligations under such Indenture; or (vi) amend or modify any of the provisions of such Indenture in any manner which subordinates the Notes issued thereunder in right of payment to other Indebtedness of the company or which subordinates any Note Guarantee in right of payment to other Indebtedness of the Subsidiary Guarantor issuing such Note Guarantee. (Sections 901 and 902)

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    The Holders of a majority in aggregate principal amount of the Notes issued under an Indenture and outstanding may waive compliance with certain restrictive covenants and provisions of such Indenture. (Section 1015)

BOOK-ENTRY, DELIVERY AND FORM


    The certificates representing each of the New Notes due 2004 and the New Notes due 2007 will be represented initially by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Global Note") and will be deposited with the Trustee as custodian for, and registered in the name of, Cede & Co., as nominee of The Depository Trust Company (the "Depositary") (such nominee being referred to herein as the "Global Note Holder"). Except in the limited circumstances described below under "Certificated Securities," owners of beneficial interests in a Global Note will not be entitled to receive physical delivery of Certificated Securities (as defined below).


    The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

    The company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Global Notes and (ii) ownership of a series of Notes evidenced by a Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by a Global Note will be limited to such extent.

    With respect to a tranche of Notes, so long as the Global Note Holder is the registered owner of any Notes of such tranche, the Global Note Holder will be considered the sole Holder under the applicable Indenture of any Notes evidenced by the Global Note. The Holder of any Note shall have the right to receive payment of the principal of and interest on such Note and to institute suit for the enforcement of any such payment (Section 508). Beneficial owners of Notes evidenced by a Global Note will not be considered the owners or Holders thereof under the applicable Indentures for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

    Payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on any Notes of a tranche registered in the name of the Global Note Holder for such tranche on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the applicable Indenture. Under the terms of the Indentures, the company and the Trustee may treat the persons in whose names Notes of a tranche, including the Global Note for such tranche, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes of such tranche. The company believes, however, that it is

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
currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

CERTIFICATED SECURITIES

    Subject to certain conditions, any person having a beneficial interest in a Global Note for a tranche of Notes may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of certificated securities ("Certificated Securities"). Upon any such issuance, the Trustee is required to register such Certificated Securities in the names of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the company is unable to locate a qualified successor within 90 days or (ii) the company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture for such tranche, then, upon surrender by the Global Note Holder of its Global Note for such tranche, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

    Neither the company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

    The Indentures require that payments in respect of the Notes represented by the Global Notes (including principal, premium, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the company will make all payments of principal, premium, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The company, the Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on July 25, 1997. The Registration Rights Agreement provides that (i) the company and the Subsidiary Guarantors will file an Exchange Offer Registration Statement with the Commission no later than September 23, 1997, (ii) the company and the Subsidiary Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission no later than December 22, 1997, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the company and the Subsidiary Guarantors will use their best efforts to consummate the Exchange Offer no later than the earlier of January 21, 1998 or 45 days after the Exchange Offer Registration Statement has been declared effective and (iv) if obligated to file the Shelf Registration Statement, the company and the Subsidiary Guarantors will use their best efforts to (a) file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises (and in any event by January 21, 1998) and
(b) cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises. The company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until July 25, 1999 or such shorter period that will terminate when all the securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. If (a) the company and the Subsidiary Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"),
(c) the company fails to consummate the Exchange Offer by the earlier of January 21, 1998 or 45 days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the company will pay to each Holder of Notes, with respect to the first 90-day period, or any portion thereof, following a Registration Default, Liquidated Damages in an amount equal to .25% per annum of the principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional .25% per annum of the principal amount of Notes for each subsequent 90-day period, or any portion thereof, until all Registration Defaults have been cured, up to a maximum amount of 1% per annum of the principal amount of Notes. All accrued Liquidated Damages will be paid by the company on each Damages Payment Date (as defined in the Indentures) to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.


                                  DEFINITIONS



    "ABCO" has the meaning set forth on page 34.



    "ABR" has the meaning set forth on page 72.


    "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary of the company or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the company or such acquisition.

    "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Capital Stock or any executive officer or director of any such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


    "Affiliate Transaction" has the meaning set forth on page 83.



    "Agent's Message" has the meaning set forth on page 27.


    "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback), other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indentures described above under the caption "Certain Covenants-- PURCHASE OF NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT" and/or the provisions described above under the caption "Certain Covenants--CONSOLIDATION, MERGER OR SALE OF ASSETS" and not by the provisions of

"--Certain Covenants--LIMITATION ON SALE OF ASSETS"), and (ii) the issue or sale by the company or any of its Restricted Subsidiaries of Equity Interests of any of the company's Restricted Subsidiaries, whether in a single transaction or a series of related transactions, in either case, (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, a transfer of assets by the company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the company or to another Wholly Owned Restricted Subsidiary, or by a Restricted Subsidiary to any other Restricted Subsidiary in which the company holds a larger proportionate Equity Interest, will not be deemed to be an Asset Sale.


    "Asset Sale Offer" has the meaning set forth on page 86.



    "ATOP" has the meaning set forth on page 27.


    "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (B) the amount of each such principal payment by (ii) the sum of all such principal payments.


    "Bank Facility" has the meaning set forth on page 72.


    "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

    "Banks" means the banks and other financial institutions from time to time that are lenders under the New Credit Agreement.


    "Book-Entry Confirmation" has the meaning set forth on page 27.


    "Borrowing Base Amount" means, as to the company, 90% of Net Property and Equipment, determined on a consolidated basis in accordance with GAAP.


    "Broker-Dealer" has the meaning set forth on page 114.


    "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.


    "Bylaw Amendment" has the meaning set forth on page 22.


    "Capital Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

    "Capital Stock" of any Person means any and all shares, interest, partnership interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date of the Indentures, including, without limitation, all common stock and preferred stock.


    "Century Fund I" has the meaning set forth on page 66.



    "CERCLA" has the meaning set forth on page 69.



    "Certificated Securities" has the meaning set forth on page 95.



    "chain" has the meaning set forth on page 49.

    "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the company consolidates with or merges with or into any Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the company) or where (A) the outstanding Voting Stock of the company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities or other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the company as a Restricted Payment as described under "--Certain Covenants-- LIMITATION ON RESTRICTED PAYMENTS" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indentures described under "--Certain Covenants--LIMITATION ON RESTRICTED PAYMENTS") and (B) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving corporation; or (iv) the company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "--Consolidation, Merger, Sale of Assets."


    "Change of Control Provisions" has the meaning set forth on page 86.



    "Change of Control Purchase Date" has the meaning set forth on page 84.



    "Change of Control Purchase Price" has the meaning set forth on page 84.


    "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.


    "Chase Manhattan" has the meaning set forth on page 72.



    "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indentures such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.



    "company" has the meaning set forth on page 1.


    "Consolidated" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied.

    "Consolidated Fixed Charge Coverage Ratio" of the company means, for any period, the ratio of (a) Consolidated Net Income, plus, without duplication, Consolidated Interest Expense, Consolidated Income Tax Expense, Consolidated Non-Cash Charges and Excluded Non-Cash Charges (less the amount of all cash payments made by the company or any of its Restricted Subsidiaries during such period to the extent such payments relate to Excluded Non-Cash Charges that were added back in determining the sum contemplated by this clause (a) for such period or any prior period) deducted in computing Consolidated Net Income, in each case, for such period, of the company and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) Consolidated Interest Expense for such period; PROVIDED that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a PRO FORMA basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the company, a fixed or floating rate of interest, shall be computed by applying, at the option of the company, either the fixed or floating rate and
(ii) in making such computation, Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a PRO FORMA basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

    "Consolidated Income Tax Expense" means for any period the provision for federal, state, local and foreign income taxes of the company and its Restricted Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP.

    "Consolidated Interest Expense" means, without duplication, for any period, the sum of (A) the interest expense of the company and its Restricted Subsidiaries for such period, as determined on a Consolidated basis in accordance with GAAP including, without limitation, (i) amortization of debt discount, (ii) the net cost under Interest Rate Agreements (including amortization of discount), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (B) the aggregate amount for such period of dividends on any Redeemable Capital Stock or Preferred Stock of the company and its Restricted Subsidiaries, (C) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid, or accrued by such Person during such period and (D) all capitalized interest of the company and its Restricted Subsidiaries in each case under each of (A) through
(D) determined on a Consolidated basis in accordance with GAAP.

    "Consolidated Net Income" means, for any period, the Consolidated net income (or loss) of the company and its Restricted Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (ii) up to $20 million of any charges taken with respect to the "Premium Sales" litigation matters, which are described under (4) in Item 3 (Legal Proceedings) of the company's Annual Report on Form 10-K for fiscal year 1996 plus up to an additional $2,500,000 with respect to fees and expenses of the company's counsel in connection with such litigation matters,
(iii) Excluded Non-Cash Charges (less the amount of all cash payments made by the company or any of its Restricted Subsidiaries during such period to the extent such payments relate to Excluded Non-Cash Charges that were added back in determining the sum contemplated by clause (A) of the definition of "Consolidated Fixed Charge Coverage Ratio"), (iv) the portion of net income (or loss) of the company and its Restricted Subsidiaries determined on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the company or any Restricted Subsidiary; (v) net income (or loss) of any Person combined with the company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination,
(vi) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business and (vii) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders.

    "Consolidated Net Sales" means, for any period, the consolidated net sales of the company and its Restricted Subsidiaries for such period, as determined in accordance with GAAP.

    "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common equity holders of such Person and its Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Redeemable Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indentures in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (b) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (c) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

    "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash charges of the company and its Restricted Subsidiaries for such period, as determined on a Consolidated basis in accordance with GAAP (excluding any non-cash charges which require an accrual or reserve for any future period and any Excluded Non-Cash Charges).

    "Consolidated Tangible Assets" means the total of all the assets appearing on the Consolidated balance sheet of the company and its majority-owned or Wholly Owned Restricted Subsidiaries less (i) intangible assets including, without limitation, items such as goodwill, trademarks, trade names, patents and unamortized debt discount and (ii) appropriate adjustments on account of minority interests of other persons holding stock in any majority-owned Restricted Subsidiary of the company.

    "Consolidated Total Assets" means, with respect to the company, the total of all assets appearing on the Consolidated balance sheet of the company and its majority-owned or Wholly Owned Restricted Subsidiaries, as determined on a Consolidated basis in accordance with GAAP.


    "covenant defeasance" has the meaning set forth on page 92.


    "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the company or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.


    "David's" has the meaning set forth on page 35.


    "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.


    "defeasance" has the meaning set forth on page 92.



    "Defeasance Redemption Date" has the meaning set forth on page 92.



    "Depositary" has the meaning set forth on page 94.



    "Depositary Participants" has the meaning set forth on page 94.



    "Depositary's Indirect Participants" has the meaning set forth on page 94.

    "Depositor" has the meaning set forth on page 28.



    "Designated Senior Indebtedness" has the meaning set forth on page 80.


    "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indentures, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.


    "DTC" has the meaning set forth on page 14.



    "EPA" has the meaning set forth on page 69.


    "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.


    "Equity Stores" has the meaning set forth on page 59.



    "Excess Proceeds" has the meaning set forth on page 86.



    "Exchange Act" means the Securities Exchange Act of 1934, as amended.



    "Exchange Date" has the meaning set forth on page 3.



    "Exchange Offer" has the meaning set forth on page 1.


    "Excluded Non-Cash Charges" means all non-cash charges with respect to (A) write-downs of the carrying value in the company's financial statements of certain retail and distribution facilities and related assets in connection with the proposed or actual disposition of such facilities or discontinuance of operations at such facilities or (B) other consolidation and restructuring of facilities and operations.


    "Expiration Date" has the meaning set forth on page 1.



    "FASB" has the meaning set forth on page 47.


    "Fair Market Value" means, with respect to any asset or property, a price which could be negotiated in an arm's length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the company acting in good faith and shall be evidenced by a Board Resolution.


    "fiscal year" has the meaning set forth on page 5.


    "Fixed Rate Senior Note Indenture" means the Indenture dated as of December 15, 1994 among the company, as issuer, each of the subsidiary guarantors named therein as guarantors, and Texas Commerce Bank, National Association, as trustee.

    "Fixed Rate Senior Notes" means the 10 5/8% Senior Notes due 2001 of the company.


    "Fleming" has the meaning set forth on page 1.



    "Fleming Brands" has the meaning set forth on page 5.


    "Floating Rate Senior Note Indenture" means the Indenture dated as of December 15, 1994 among the company, as issuer, each of the subsidiary guarantors named therein as guarantors, and Texas Commerce Bank, National Association, as trustee.

    "Floating Rate Senior Notes" means the Floating Rate Senior Notes due 2001 of the company.


    "FOODS" has the meaning set forth on page 7.



    "Furr's" has the meaning set forth on page 46.

    "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect on the date of the Indentures.


    "Global Note" has the meaning set forth on page 94.



    "Global Note Holder" has the meaning set forth on page 94.


    "Guaranteed Debt" means, with respect to any Person, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained herein guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss, PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

    "Indebtedness" means, with respect to any Person, without duplication, (i) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Capital Lease Obligations of such Person, (v) all obligations under Interest Rate Agreements or Currency Agreements of such Person, (vi) Indebtedness referred to in clauses (i) through (v) above of other Persons, and all dividends of other Persons the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person (other than guarantees of preferred trust securities or similar securities issued by a Qualified Finance Subsidiary),
(viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,
(ix) Qualified Subordinated Indebtedness and (x) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (ix) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indentures, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value is to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.


    "Indentures" has the meaning set forth on page 14.



    "independents" has the meaning set forth on page 49.



    "Indirect Participants" has the meaning set forth on page 94.



    "Initial Purchasers" has the meaning set forth on page 2.

    "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness.

    "Investee Store" means a Person in which the company or any of its Restricted Subsidiaries has invested equity capital, to which it has made loans or for which it has guaranteed loans, in accordance with the business practice of the company and its Restricted Subsidiaries of making equity investments in, making loans to or guaranteeing loans made to Persons for the purpose of assisting any such Person in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores.

    "Investment" means, with respect to any Person, directly or indirectly, any advance (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of the company and its Restricted Subsidiaries), loan or other extension of credit (including by way of guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisitions or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or assets issued or owned by any other Person. The company shall be deemed to make an Investment in an amount equal to the greater of the book value (as determined in accordance with GAAP) and Fair Market Value of the net assets of any Restricted Subsidiary (or, if neither the company nor any of its Restricted Subsidiaries has theretofore made an Investment in such Restricted Subsidiary, in an amount equal to the Investments being made) at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the company or any Restricted Subsidiary shall be deemed an Investment valued at the greater of its book value (as determined in accordance with GAAP) and its Fair Market Value at the time of such transfer.

    "Investment Grade" means BBB or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or in the event S&P or Moody's shall cease rating the Notes and the company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

    "Joint Venture" means any Person in which the company or any of its Restricted Subsidiaries owns 30% or more of the Voting Stock (other than as a result of a Public Equity Offering).


    "Letter of Transmittal" has the meaning set forth on page 1.



    "LIBOR" has the meaning set forth on page 37.


    "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

    "Maturity" when used with respect to the Notes means the date on which the principal of the Notes becomes due and payable as therein provided or as provided in the Indenture pursuant to which such Notes were issued, whether at Stated Maturity or on a redemption date or pursuant to a Change of Control Purchase Offer or an Asset Sale Offer, and whether by declaration of acceleration, call for redemption, purchase or otherwise.

    "Medium-Term Notes" means the Medium-Term Notes, due 1997 to 2003, of the company.

    "Medium-Term Notes Indenture" means the Indenture dated as of December 1, 1989 between the company and First Trust of New York National Association, as trustee.


    "Megafoods" has the meaning set forth on page 34.


    "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.


    "MSF" has the meaning set forth on page 26.

    "MTN Indenture" has the meaning set forth on page 74.


    "Net Proceeds" means the aggregate cash proceeds received by the company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes paid or payable by the company or any of its Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the assets or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnity in respect of the sale price of such asset or assets in each case established in accordance with GAAP.

    "Net Property and Equipment" means, with respect to the company, the Consolidated property and equipment of the company, net of accumulated depreciation, determined in accordance with GAAP.

    "New Credit Agreement" means the credit agreement entered into among the company, the Banks, the Agents listed therein and The Chase Manhattan Bank, as Administrative Agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).


    "New Notes" has the meaning set forth on page 1.



    "New Notes Due 2004" has the meaning set forth on page 1.



    "New Notes Due 2007" has the meaning set forth on page 1.



    "NIBOR" has the meaning set forth on page 72.


    "9 1/2% Debentures" means the 9 1/2% Debentures due 2016 of the company.

    "9 1/2% Debentures Indenture" means the Indenture dated March 15, 1986 between the company and First Trust of New York National Association, as trustee.

    "Non-Payment Default" has the meaning set forth on page 79.


    "Non-Recourse Debt" means Indebtedness (i) as to which neither the company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the company or any of its Restricted Subsidiaries.

    "Note Guarantee" means any guarantee by a Subsidiary Guarantor of the company's obligations under the Notes due 2004 Indenture or the Notes due 2007 Indenture.


    "Notes" has the meaning set forth on page 1.



    "Notes due 2004 Indenture" has the meaning set forth on page 76.



    "Notes due 2007 Indenture" has the meaning set forth on page 76.


    "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.


    "Old Notes" has the meaning set forth on page 1.



    "Old Notes Due 2004" has the meaning set forth on page 1.



    "Old Notes Due 2007" has the meaning set forth on page 1.


    "PARI PASSU Indebtedness" means (a) with respect to the Notes, Indebtedness which ranks PARI PASSU in right of payment to the Notes, and (b) with respect to any Note Guarantee, Indebtedness which ranks PARI PASSU in right of payment to such Note Guarantee.


    "Participants" has the meaning set forth on page 94.



    "Paying Agent" has the meaning set forth on page 76.



    "Payment Blockage Notice" has the meaning set forth on page 79.



    "Payment Default" has the meaning set forth on page 79.


    "Permitted Consideration" means consideration consisting of any combination of the following: (i) cash or Temporary Cash Investments, (ii) assets used or intended for use in the company's business as conducted on the date of the Indentures, (iii) any liabilities (as shown on the company's or such Restricted Subsidiary's most recent balance sheet), of the company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the company or such Restricted Subsidiary from further liability and (iv) any securities, notes or other obligations received by the company or any such Restricted Subsidiary from such transferee that are immediately converted by the company or such Restricted Subsidiary into cash (to the extent of the cash received); PROVIDED that the aggregate amount of such notes or other obligations received by the company and its Restricted Subsidiaries pursuant to
(ii) through (iv) above after the date of the Indentures and held or carried at any date of determination shall not exceed $75 million.

    "Permitted Indebtedness" means any of the following Indebtedness of the company or any Restricted Subsidiary, as the case may be:

    (i) Indebtedness of the company and guarantees of the Subsidiary Guarantors under the New Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $850 million (after giving PRO FORMA effect to the use of proceeds of the Offering) less mandatory repayments actually made in respect of any term Indebtedness thereunder (other than amounts refinanced as permitted under the definition of the New Credit Agreement) or (y) the Borrowing Base Amount less mandatory repayments (other than amounts refinanced as permitted under the definition of the New Credit Agreement) actually made in respect of any term Indebtedness thereunder;

    (ii) Indebtedness of the company under uncommitted bank lines of credit; provided, however, that the aggregate principal amount of Indebtedness incurred pursuant to clauses (i), (ii) and (xv) of this definition of "Permitted Indebtedness" does not exceed the greater of (x) $850 million (after giving PRO FORMA effect to the use of proceeds of the Offering) less mandatory repayments actually made in respect of any term Indebtedness under the New Credit Agreement (other than amounts refinanced as permitted under clause (xviii) hereof) or (y) the Borrowing Base Amount less mandatory repayments actually made in respect of any term Indebtedness under the New Credit Agreement (other than amounts refinanced as permitted under clause (xviii) hereof);

   (iii) Indebtedness of the company evidenced by the Fixed Rate Senior Notes and the Senior Note Guarantees with respect thereto under the Fixed Rate Senior Note Indenture;

    (iv) Indebtedness of the company evidenced by the Floating Rate Senior Notes and the Senior Note Guarantees with respect thereto under the Floating Rate Senior Note Indenture;

    (v) Indebtedness of the company evidenced by the Medium-Term Notes under the Medium-Term Notes Indenture;

    (vi) Indebtedness of the company evidenced by the 9 1/2% Debentures under the 9 1/2% Debentures Indenture;

   (vii) Indebtedness of the company evidenced by the Notes due 2004 and the Note Guarantees with respect thereto under the Notes due 2004 Indenture;

  (viii) Indebtedness of the company evidenced by the Notes due 2007 and the Note Guarantees with respect thereto under the Notes due 2007 Indenture;

    (ix) Indebtedness of the company or any Restricted Subsidiary outstanding on the date of the Indentures and listed on a schedule thereto;

    (x) obligations of the company or any Restricted Subsidiary entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness or retailer notes receivables, which, if related to Indebtedness or such retailer notes receivables, do not exceed the aggregate notional principal amount of such Indebtedness to which such Interest Rate Agreements relate, or (b) under any Currency Agreements in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates which, if related to Indebtedness, do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations;

    (xi) Indebtedness of the company owing to a Wholly Owned Restricted Subsidiary or of any Restricted Subsidiary owing to the company or any Wholly Owned Restricted Subsidiary; PROVIDED that any disposition, pledge or transfer of any such Indebtedness to a Person (other than the company or another Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the company or Restricted Subsidiary, as the case may be, not permitted by this clause (xi);

   (xii) Indebtedness in respect of letters of credit, surety bonds and performance bonds provided in the ordinary course of business;

  (xiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within ten business days of its incurrence;

   (xiv) Indebtedness of the company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

   (xv) Indebtedness of the company evidenced by commercial paper issued by the company; PROVIDED, HOWEVER, that the aggregate principal amount of Indebtedness incurred pursuant to clauses (i), (ii) and (xv) of this definition of "Permitted Indebtedness" does not exceed the greater of
        (x) $850 million (after giving PRO FORMA effect to the use of proceeds of the Offering) less mandatory repayments actually made in respect of any term Indebtedness under the New Credit Agreement (other than amounts refinanced as permitted under clause (xviii) hereof) or (y) the Borrowing Base Amount less mandatory repayments actually made in respect of any term Indebtedness under the New Credit Agreement (other than amounts refinanced as permitted under clause (xviii) hereof);

   (xvi) Indebtedness of the company pursuant to guarantees by the company or any Subsidiary Guarantor in connection with any Permitted Receivables Financing; PROVIDED, HOWEVER, that such Indebtedness shall not exceed 20% of the book value of the Transferred Receivables or in the case of receivables arising from direct financing leases, 30% of the book value thereof;

  (xvii) Indebtedness of the company and its Subsidiaries in addition to that described in clauses (i) through (xvi) of this definition of "Permitted Indebtedness," together with any other outstanding Indebtedness incurred pursuant to this clause (xvii), not to exceed $100 million at any time outstanding in the aggregate; and

  (xviii) any renewals, extensions, substitutions, refunding, refinancings or replacements (each, a "refinancing") of any Indebtedness described in clauses (ii), (iii), (v), (vi), (vii), (viii), (ix) and (xv) of this definition of "Permitted Indebtedness," including any successive refinancings, so long as (A) the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing to an amount greater than such principal amount plus the lesser of (x) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (y) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of reasonable expenses of the company or any Subsidiary, as the case may be, incurred in connection with such refinancing, (B) in the case of any refinancing of PARI PASSU Indebtedness or Subordinated Indebtedness, such new Indebtedness is made PARI PASSU with or subordinated to the Notes to the same extent as the Indebtedness being refinanced and (C) such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; PROVIDED that with respect to the Medium-Term Notes, a refinancing shall be deemed to include a repayment of any such Medium-Term Notes and subsequent incurrence of Indebtedness so long as (I), after giving effect to such repayment and subsequent incurrence of new Indebtedness, the aggregate principal amount of Medium-Term Notes and such new Indebtedness does not exceed the principal amount of Medium-Term Notes outstanding on the date of the Indentures and (II) clauses (A) through (C) of this subsection (xviii) are complied with.

    "Permitted Investment" means (i) Investment in any Wholly Owned Restricted Subsidiary or any Investment in any Person by the company or any Wholly Owned Restricted Subsidiary as a result of which such Person becomes a Wholly Owned Restricted Subsidiary or any Investment in the company by a Wholly Owned Restricted Subsidiary; (ii) intercompany Indebtedness to the extent permitted under clause (xi) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments; (iv) sales of goods and services on trade credit terms consistent with the company's past practices or otherwise consistent with trade credit terms in common use in the industry; (v) Investments in direct financing leases for equipment and real estate owned or leased by the company and leased to its customers in the ordinary course of business consistent with past practice; (vi) Investments in Joint Ventures related to the company's expansion of its retail operations, not to exceed $50 million at any one time outstanding;
(vii) Investments in Investee Stores either in the form of equity, loans or other extensions of credit; PROVIDED that any such Investment may only be made if the amount thereof, when added to the aggregate outstanding amount of Permitted Investments in Investee Stores (excluding for purposes of this clause
(vii) any Investments made pursuant to clause (v)), after giving effect to any loan repayments or returns of capital in respect of any Permitted Investment in Investee Stores, does not exceed 12.5% of Consolidated Total Assets at the time of determination; (viii) Investments in a Qualified Finance Subsidiary in connection with a Qualified TIPS Transaction; (ix) other Investments, in addition to those permitted under (i) through (viii) above, in an aggregate amount not to exceed $10 million and (x) any substitutions or replacements of any Investment so long as the aggregate amount of such Investment is not increased by such substitution or replacement.


    "Permitted Junior Securities" has the meaning set forth on page 80.


    "Permitted Liens" means, with respect to any Person:

        (a) any Lien existing as of the date of the Indentures;

        (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes, assessments, governmental charges or levies not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) security for the performance of tenders, leases (including, without limitation, statutory and common law landlord's liens) and contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers and restrictions on the use of property or minor irregularities of title (and, with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the company or any Restricted Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations; (7) operation of law in favor of growers, dealers and suppliers of fresh fruits and vegetables, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (8) the grant by the company to licensees, pursuant to security agreements, of security interests in trademarks and goodwill, patents and trade secrets of the company to secure the damages, if any, of such licensees, resulting from the rejection of the license of such licensees in a bankruptcy, reorganization or similar proceeding with respect to the company; or (9) security for surety or appeal bonds;

        (c) any Lien on any property or assets of a Restricted Subsidiary in favor of the company or any Wholly Owned Restricted Subsidiary;

        (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the company or any Restricted Subsidiary; PROVIDED that such Lien does not extend to any assets of the company or any Restricted Subsidiary other than the assets acquired in the transaction resulting in such Acquired Indebtedness being incurred by the company or Restricted Subsidiary, as the case may be;

        (e) any Lien to secure the performance of bids, trade contracts, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the company or any Restricted Subsidiary;

        (f) any Lien securing any Interest Rate Agreements or Currency Agreements permitted to be incurred pursuant to clause (x) of the definition of "Permitted Indebtedness" or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

        (g) any Lien securing the Notes;

        (h) any Lien on an asset securing Indebtedness (including Capital Lease Obligations) incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; PROVIDED that such Lien covers only such asset and attaches concurrently or within 180 days after the acquisition or completion of construction thereof;

        (i) any Lien on real or personal property securing Capital Lease Obligations of the company or any Restricted Subsidiary as lessee with respect to such real or personal property to the extent such Indebtedness can be incurred pursuant to "Certain Covenants--LIMITATION ON INDEBTEDNESS" other than as Permitted Indebtedness;

        (j) any Lien on a Financing Receivable or other receivable that is transferred in a Permitted Receivables Financing;

        (k) any Lien consisting of any pledge to any Person of Indebtedness owed by any Restricted Subsidiary to the company or to any Wholly Owned Restricted Subsidiary; PROVIDED, that (i) such Restricted Subsidiary is a Subsidiary Guarantor and (ii) the principal amount pledged does not exceed the Indebtedness secured by such pledge;

        (l) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clause (a) so long as no additional collateral is granted as security thereby.

    "Permitted Receivables Financing" means any transaction involving the transfer (by way of sale, pledge or otherwise) by the company or any of its Restricted Subsidiaries of receivables to any other Person, PROVIDED that after giving effect to such transaction the sum of (i) the aggregate uncollected balances of the receivables so transferred ("Transferred Receivables") PLUS (ii) the aggregate amount of all collections on Transferred Receivables theretofore received by the seller but not yet remitted to the purchaser, in each case at the date of determination, would not exceed $600 million.

    "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.


    "Poison Pill" has the meaning set forth on page 22.


    "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding, or issued after the date of the Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

    "Premium" has the meaning set forth on page 62.



    "price impact" has the meaning set forth on page 58.


    "Prior Indentures" means the 9 1/2% Debentures Indenture, the Medium-Term Notes Indenture, the Fixed Rate Senior Note Indenture and the Floating Rate Senior Note Indenture.

    "Public Equity Offering" means (i) with respect to the provisions of the Indentures permitting redemption of up to 35% of the respective Notes at the option of the company within 180 days of a Public Equity Offering, a primary public offering of equity securities of the company, and (ii) with respect to the last sentence of "Certain Covenants--LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES," a primary or secondary public offering of equity securities of any Restricted Subsidiary of the company, in each case pursuant to an effective registration statement under the Securities Act with net cash proceeds of at least $50 million.

    "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

    "Qualified Finance Subsidiary" means a Subsidiary of the company constituting a "finance subsidiary," within the meaning of Rule 3a-5 under the Investment Company Act of 1940, as amended, formed for the purpose of engaging in a Qualified TIPS Transaction.

    "Qualified TIPS Transaction" means an issuance by a Qualified Finance Subsidiary of preferred trust securities or similar securities in respect of which any dividends, liquidation preference or other obligations under such securities are guaranteed by the company to the extent required by the Investment Company Act of 1940, as amended, or customary transactions of such type.

    "Qualified Subordinated Indebtedness" means Subordinated Indebtedness of the company to a Qualified Finance Subsidiary incurred in connection with a Qualified TIPS Transaction.


    "Randall's" has the meaning set forth on page 64.


    "Rating Agency" means any of (i) S&P, (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a security rating agency or agencies, as the case may be, nationally recognized in the United States, selected by the company, which shall be substituted for S&P or Moody's or both, as the case may be, and, in each case, any successors thereto.

    "Rating Category" means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and
(iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradation, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

    "Rating Decline" means the occurrence on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention of the company or Persons controlling the company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of the following: (i) if the Notes are rated by either Rating Agency as Investment Grade immediately prior to the beginning of such period, the rating of the Notes by both Rating Agencies shall be below Investment Grade; or
(ii) if the Notes are rated below Investment Grade by both Rating Agencies immediately prior to the beginning of such period, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).


    "Recapitalization Program" has the meaning set forth on page 9.

    "Red Apple Note" has the meaning set forth on page 66.


    "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.


    "Registration Default" has the meaning set forth on page 96.



    "Registration Rights Agreement" has the meaning set forth on page 2.



    "Registration Statement" has the meaning set forth on page 4.



    "Restricted Payments" has the meaning set forth on page 81.


    "Restricted Subsidiary" means any Subsidiary of the company that is not (x) an Unrestricted Subsidiary or (y) a Qualified Finance Subsidiary.


    "Retail Services" has the meaning set forth on page 5.



    "Revolving Facility" has the meaning set forth on page 72.



    "RIM" has the meaning set forth on page 54.



    "Scrivner" has the meaning set forth on page 33.



    "Securities Act" means the Securities Act of 1933, as amended.



    "SEMP" has the meaning set forth on page 26.


    "Senior Indebtedness" has the meaning set forth under the caption "--Subordination."


    "SFAS" has the meaning set forth on page 48.


    "Significant Subsidiary" of the company means any Subsidiary of the company that is a "significant subsidiary" as defined in Rule 1.02(w) of Regulation S-X under the Securities Act.

    "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Inc., a New York corporation, or any successor rating agency.


    "STAMP" has the meaning set forth on page 26.


    "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of or premiums on such Indebtedness or such installment of interest is due and payable.

    "Subordinated Indebtedness" means Indebtedness of the company subordinated in right of payment to the Notes.

    "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the company or by one or more other Restricted Subsidiaries, or by the company and one or more other Restricted Subsidiaries.

    "Subsidiary Guarantor" means, in each case as applicable, each Wholly Owned Restricted Subsidiary of the company and each such subsidiary's Wholly Owned Restricted Subsidiaries as of the date of the Indentures and any Wholly Owned Restricted Subsidiary that is required pursuant to the "Additional Guarantees" covenant, on or after the date of the applicable Indenture, to execute a Note Guarantee of the Notes due 2004 pursuant to the Notes due 2004 Indenture or a Note Guarantee of the Notes due 2007 pursuant to the Notes due 2007 Indenture, as the case may be, until a successor replaces any such party pursuant to the applicable provisions of the applicable Indenture and, thereafter, shall mean such successor.


    "Surviving Entity" has the meaning set forth on page 88.


    "Tangible Assets" means the total of all the assets appearing on the Consolidated balance sheet of a majority-owned or Wholly Owned Restricted Subsidiary of the company less the following: (1) intangible assets including, without limitation, items such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense; and (2) appropriate adjustments on account of minority interests of other Persons holding stock in any such majority-owned Restricted Subsidiary of the company.


    "Teamsters" has the meaning set forth on page 85.


    "Temporary Cash Investments" means (i) any evidence of Indebtedness issued by the United States, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States; (ii) any certificate of deposit issued by, or time deposit of, a financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time of which any investment therein is made, of "A" (or higher) according to Moody's or "A" (or higher) according to S&P; (iii) commercial paper issued by a corporation (other than an Affiliate or Restricted Subsidiary of the company) organized and existing under the laws of the United States with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;
(iv) any money market deposit accounts issued or offered by a financial institution that is a member of the Federal Reserve System having capital and surplus in excess of $500 million; (v) short term tax-exempt bonds with a rating, at the time as of which any investment is made therein, of "Aa3" (or higher) according to Moody's or "AA-" (or higher) according to S&P, (vi) shares in a mutual fund, the investment objectives and policies of which require it to invest substantially in the investments of the type described in clause (i) through (v); and (vii) repurchase and reverse repurchase obligations with the term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii); PROVIDED that in the case of clauses (i), (ii), (iii) and (v), such investment matures within one year from the date of acquisition thereof.


    "Term Facility" has the meaning set forth on page 72.



    "traditional pricing" has the meaning set forth on page 6.



    "Transferor" has the meaning set forth on page 28.


    "Transferred Receivables" has the meaning specified in the definition of "Permitted Receivables Financing" set forth herein.

    "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


    "Trustee" has the meaning set forth on page 76.


    "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the company; (iii) is a Person with respect to which neither the company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the company or any of its Restricted Subsidiaries; (v) has at least one member of its board of directors who is not a director or executive officer of the company or any of its Restricted Subsidiaries and has at least one executive officer who is not a director or executive officer of the company or any of its Restricted Subsidiaries; and (vi) does not directly or through any of its Subsidiaries own any Capital Stock of, or own or hold any Lien on any property of, the company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--LIMITATIONS ON RESTRICTED PAYMENTS." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indentures and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Certain Covenants--LIMITATIONS ON INDEBTEDNESS," the company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants-- LIMITATION ON INDEBTEDNESS" and (ii) no Default or Event of Default would be in existence following such designation.


    "VISIONET" has the meaning set forth on page 6.


    "Voting Stock" means stock or securities of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock (other than directors' qualifying shares) of which is owned by the company or another Wholly Owned Restricted Subsidiary.

                              PLAN OF DISTRIBUTION

    There has previously been only a limited secondary market and no public market for the Old Notes. The company does not intend to apply for the listing of the Notes on a national securities exchange or for their quotation through The Nasdaq Stock Market. The Notes are eligible for trading in the PORTAL market. The company has been advised by the Initial Purchasers that the Initial Purchasers currently intend to make a market in the Notes; however, no Initial Purchaser is obligated to do so and any market making may be discontinued by any Initial Purchaser at any time. In addition, such market making activity may be limited during the Exchange Offer. Therefore, there can be no assurance that an active market for the Old Notes or the New Notes will develop. If a trading market does not develop or is not maintained, holders of Notes may experience difficulty in reselling Notes. If a trading market develops for the Notes, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, the company's results of operations and the market for similar securities. Depending on such factors, such securities may trade at a discount from their offering price.

    BROKER-DEALERS WHO DID NOT ACQUIRE OLD NOTES AS A RESULT OF MARKET MAKING ACTIVITIES OR TRADING ACTIVITIES MAY NOT PARTICIPATE IN THE EXCHANGE OFFER.

    With respect to resale of New Notes, based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the company believes that a holder (other than a person that is an affiliate of the company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Exchange Act) who exchanges Old Notes for New Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 thereof. However, if any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988) or similar no-action letters or any similar interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.

    As contemplated by the no-action letters mentioned above and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder in the ordinary course of business,
(ii) the holder is not engaging and does not intend to engage in the distribution of the New Notes, and (iii) the holder acknowledges that, if such holder participates in the Exchange Offer for the purpose of distributing the New Notes, such holder must comply with the registration and prospectus delivery requirements of the Securities Act and cannot rely on the above no-action letters.

    Any broker or dealer registered under the Exchange Act (each a "Broker-Dealer") who holds Old Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the company or an affiliate of the company) may exchange such Old Notes for New Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by it in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of this Prospectus. The company and the Subsidiary Guarantors have agreed to cause the Exchange Offer Registration Statement, of which this Prospectus is a part, to remain continuously effective for a period of 180 days, if required, from the Exchange Date, and to make this Prospectus, as amended or supplemented, available to any such Broker-Dealer for use in connection with resales. Any Broker-Dealer participating in the Exchange Offer will be required to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of New Notes received by it in the Exchange Offer. The delivery by a Broker-Dealer of a prospectus in connection with resales of New Notes shall not be deemed to be an admission by such Broker-Dealer that it is an underwriter within the meaning of the Securities Act. The company will not receive any proceeds from any sale of New Notes by a Broker-Dealer.

    New Notes received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such New Notes.

                                 LEGAL MATTERS

    Certain legal matters with respect to the validity of the New Notes are being passed upon for the company by McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma.

                                    EXPERTS

    The consolidated financial statements at December 28, 1996 and December 30, 1995 and for each of the three fiscal years in the period ended December 28, 1996 appearing in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon appearing herein.

                            FLEMING COMPANIES, INC.
                         INDEX TO FINANCIAL STATEMENTS


Unaudited Consolidated Condensed Statements of Earnings for the 40 weeks ended
  October 4, 1997, and October 5, 1996...............................................        F-2

Unaudited Consolidated Condensed Balance Sheets as of October 4, 1997, and December
  28, 1996...........................................................................        F-3

Unaudited Consolidated Condensed Statements of Cash Flows for 40 weeks ended October
  4, 1997, and October 5, 1996.......................................................        F-4

Notes to Unaudited Consolidated Condensed Financial Statements.......................        F-5

Independent Auditors' Report.........................................................       F-13

Consolidated Statements of Earnings for the three years in the period
  ended December 28, 1996............................................................       F-14

Consolidated Balance Sheets as of December 28, 1996 and December 30, 1995............       F-15

Consolidated Statements of Shareholders' Equity for the three years in the period
  ended December 28, 1996............................................................       F-16

Consolidated Statements of Cash Flows for the three years in the period
  ended December 28, 1996............................................................       F-17

Notes to Consolidated Financial Statements...........................................       F-18

Quarterly Financial Information for the years ended December 28, 1996 and
  December 30, 1995 (unaudited)......................................................       F-42

                            FLEMING COMPANIES, INC.


            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS


          FOR THE 40 WEEKS ENDED OCTOBER 4, 1997, AND OCTOBER 5, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                         1997           1996
                                                                                     -------------  -------------
Net sales..........................................................................  $  11,755,946  $  12,616,535
Costs and expenses:
  Cost of sales....................................................................     10,670,361     11,482,148
  Selling and administrative.......................................................        911,420        980,591
  Interest expense.................................................................        124,129        125,045
  Interest income..................................................................        (36,410)       (38,335)
  Equity investment results........................................................         11,027         12,972
  Litigation charge................................................................         19,218         20,650
                                                                                     -------------  -------------
    Total costs and expenses.......................................................     11,699,745     12,583,071
                                                                                     -------------  -------------
Earnings before taxes..............................................................         56,201         33,464
Taxes on income....................................................................         28,602         17,100
                                                                                     -------------  -------------
Earnings before extraordinary charge...............................................         27,599         16,364
Extraordinary charge from early retirement of debt (net of taxes)..................         13,330       --
                                                                                     -------------  -------------
Net earnings.......................................................................  $      14,269  $      16,364
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Net earnings per share:
  Earnings before extraordinary charge.............................................  $         .73  $         .43
  Extraordinary charge.............................................................            .35       --
                                                                                     -------------  -------------
  Net earnings.....................................................................  $         .38  $         .43
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Dividends paid per share...........................................................  $         .06  $         .34
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Weighted average shares outstanding................................................         37,803         37,768
                                                                                     -------------  -------------
                                                                                     -------------  -------------


      See notes to unaudited consolidated condensed financial statements.

                            FLEMING COMPANIES, INC.


                UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS


                                 (IN THOUSANDS)

                                     ASSETS

                                                                                        OCTOBER 4,   DECEMBER 28,
                                                                                           1997          1996
                                                                                       ------------  ------------
Current assets:
  Cash and cash equivalents..........................................................  $     27,019   $   63,667
  Receivables........................................................................       309,813      329,505
  Inventories........................................................................       997,219    1,051,313
  Other current assets...............................................................        95,140      119,123
                                                                                       ------------  ------------
    Total current assets.............................................................     1,429,191    1,563,608
Investments and notes receivable.....................................................       183,214      205,683
Investment in direct financing leases................................................       202,358      212,202
Property and equipment...............................................................     1,595,454    1,562,382
  Less accumulated depreciation and amortization.....................................      (673,326)    (603,241)
                                                                                       ------------  ------------
Net property and equipment...........................................................       922,128      959,141
Other assets.........................................................................       162,142      118,096
Goodwill.............................................................................       970,602      996,446
                                                                                       ------------  ------------
Total assets.........................................................................  $  3,869,635   $4,055,176
                                                                                       ------------  ------------
                                                                                       ------------  ------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................................................  $    814,933   $  952,769
  Current maturities of long-term debt...............................................        47,601      124,613
  Current obligations under capital leases...........................................        20,916       19,715
  Other current liabilities..........................................................       234,288      245,774
                                                                                       ------------  ------------
    Total current liabilities........................................................     1,117,738    1,342,871
Long-term debt.......................................................................     1,137,684    1,091,606
Long-term obligations under capital leases...........................................       359,162      361,685
Deferred income taxes................................................................        28,626       37,729
Other liabilities....................................................................       136,057      145,327
Commitments and contingencies
Shareholders' equity:
  Common stock, $2.50 par value per share............................................        94,510       94,494
  Capital in excess of par value.....................................................       504,232      503,595
  Reinvested earnings................................................................       526,422      514,408
  Cumulative currency translation adjustment.........................................        (4,700)      (4,700)
                                                                                       ------------  ------------
                                                                                          1,120,464    1,107,797
  Less ESOP note.....................................................................        (5,199)      (6,942)
  Less additional minimum pension liability..........................................       (24,897)     (24,897)
                                                                                       ------------  ------------
      Total shareholders' equity.....................................................     1,090,368    1,075,958
                                                                                       ------------  ------------
Total liabilities and shareholders' equity...........................................  $  3,869,635   $4,055,176
                                                                                       ------------  ------------
                                                                                       ------------  ------------


      See notes to unaudited consolidated condensed financial statements.

                            FLEMING COMPANIES, INC.


           UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS


          FOR THE 40 WEEKS ENDED OCTOBER 4, 1997, AND OCTOBER 5, 1996
                                 (IN THOUSANDS)

                                                                                              1997        1996
                                                                                           ----------  ----------
Cash flows from operating activities:
  Net earnings...........................................................................  $   14,269  $   16,364
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization........................................................     139,738     145,082
    Credit losses........................................................................      14,840      21,550
    Deferred income taxes................................................................        (577)     (7,574)
    Equity investment results............................................................      11,027      12,973
    Gain on sale of businesses...........................................................      (2,586)     (3,666)
    Litigation charge....................................................................      --          20,650
    Cost of early debt retirement........................................................      22,227      --
    Consolidation and restructuring reserve activity.....................................      (1,987)       (713)
    Change in assets and liabilities, excluding effect of acquisitions:
      Receivables........................................................................       1,036     (22,698)
      Inventories........................................................................      52,762     120,411
      Accounts payable...................................................................    (133,626)    (45,204)
      Other assets and liabilities.......................................................     (32,197)    (34,061)
    Other adjustments, net...............................................................      (2,894)         77
                                                                                           ----------  ----------
      Net cash provided by operating activities..........................................      82,032     223,191
                                                                                           ----------  ----------
Cash flows from investing activities:
  Collections on notes receivable........................................................      47,829      45,480
  Notes receivable funded................................................................     (29,725)    (48,876)
  Notes receivable sold..................................................................      --          34,980
  Purchase of property and equipment.....................................................     (82,348)   (100,602)
  Proceeds from sale of property and equipment...........................................      11,859      12,283
  Investments in customers...............................................................      (1,963)       (356)
  Proceeds from sale of investment.......................................................       2,196       3,506
  Businesses acquired....................................................................      (9,572)     --
  Proceeds from sale of businesses.......................................................      13,093       9,244
  Other investing activities.............................................................       6,255       5,683
                                                                                           ----------  ----------
      Net cash used in investing activities..............................................     (42,376)    (38,658)
                                                                                           ----------  ----------
Cash flows from financing activities:
  Proceeds from long-term borrowings.....................................................     896,950     128,000
  Principal payments on long-term debt...................................................    (927,616)   (279,544)
  Principal payments on capital lease obligations........................................     (15,362)    (16,342)
  Sale of common stock under incentive stock and stock ownership plans...................         491       2,002
  Dividends paid.........................................................................      (2,260)    (12,700)
  Other financing activities.............................................................     (28,507)     (5,229)
                                                                                           ----------  ----------
      Net cash used in financing activities..............................................     (76,304)   (183,813)
                                                                                           ----------  ----------
Net increase (decrease)in cash and cash equivalents......................................     (36,648)        720
Cash and cash equivalents, beginning of period...........................................      63,667       4,426
                                                                                           ----------  ----------
Cash and cash equivalents, end of period.................................................  $   27,019  $    5,146
                                                                                           ----------  ----------
                                                                                           ----------  ----------
Supplemental information:
  Cash paid for interest.................................................................  $  119,529  $  117,133
  Cash paid for income taxes.............................................................  $   33,361  $   32,118
                                                                                           ----------  ----------
                                                                                           ----------  ----------


      See notes to unaudited consolidated condensed financial statements.

                            FLEMING COMPANIES, INC.


         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



    1. The consolidated condensed balance sheet as of October 4, 1997, and the consolidated condensed statements of earnings and cash flows for the 40-week periods ended October 4, 1997, and October 5, 1996, have been prepared by the company, without audit. In the opinion of management, all adjustments necessary to present fairly the company's financial position at October 4, 1997, and the results of operations and cash flows for the periods presented have been made. All such adjustments are of a normal, recurring nature except as disclosed. Earnings per share disclosures are computed using weighted average shares outstanding. The impact of common stock options on earnings per share is immaterial. Certain reclassifications have been made to the prior year amounts to conform to the current year's classification.


    The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    2. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and related notes included in the company's 1996 annual report on Form 10-K.

    3. The LIFO method of inventory valuation is used for determining the cost of most grocery and certain perishable inventories. The excess of current cost of LIFO inventories over their stated value was $34 million at October 4, 1997, and $29 million at December 28, 1996.

    4. During the first and second quarters of 1997, the company undertook various activities and received a series of commitments which culminated in the implementation of an $850 million senior secured credit facility and the sale of $500 million of senior subordinated notes on July 25, 1997. Proceeds from the senior subordinated notes plus initial borrowings under the senior secured credit facility were used to repay all outstanding bank debt (which totaled approximately $550 million) and the balance, together with additional revolver borrowings, was used to redeem the company's $200 million of floating rate senior notes.


    The recapitalization program resulted in an extraordinary charge of $13.3 million, after income tax benefits of $8.9 million, or $.35 per share, in the company's third quarter ended October 4, 1997. Almost all of the charge represented a non-cash write-off of unamortized financing costs related to the debt which was prepaid.


    The new $850 million senior secured credit facility consists of a $600 million revolving credit facility with a maturity date of July 25, 2003, and a $250 million amortizing term loan with a maturity date of July 25, 2004. The new credit facility is secured by the inventory and accounts receivable of the company and its subsidiaries and is guaranteed by substantially all of the company's subsidiaries. See Note 6. The stated interest rate on borrowings under the new credit agreement is equal to the London interbank offered interest rate ("LIBOR") plus a margin. The level of the margin is dependent on credit ratings on the company's senior secured bank debt.

    The $500 million of senior subordinated notes ("Notes") consists of two issues: $250 million of 10 1/2% Notes due December 1, 2004 and $250 million of 10 5/8% Notes due July 31, 2007. The Notes are general unsecured obligations of the company, subordinated in right of payment to all existing and future senior indebtedness of the company, and senior to or of equal rank with all future subordinated indebtedness of the company (the company currently has no other subordinated indebtedness outstanding). The payment

                            FLEMING COMPANIES, INC.

of principal, interest and premium, if any, payable on the Notes is guaranteed by substantially all of the company's subsidiaries. See Note 6.

    The new credit facility currently contains the following more significant financial covenants: maintenance of a fixed charge coverage ratio of at least
1.7 to 1, based on earnings before interest, taxes, depreciation and amortization and net rent expense; maintenance of a ratio of inventory-plus-accounts receivable to funded-bank-debt (including letters of credit) of at least 1.4 to 1; and a limitation on restricted payments, including dividends.

    5. In accordance with applicable accounting standards, the company records a charge reflecting contingent liabilities (including those associated with litigation matters) when management determines that a material loss is "probable" and either "quantifiable" or "reasonably estimable". Additionally, the company discloses material loss contingencies when the likelihood of a material loss is deemed to be greater than "remote" but less than "probable". Set forth below is information regarding certain material loss contingencies:

PREMIUM

    The company and several other defendants were named in two suits filed in U.S. District Court in Miami, Florida in 1993. The suits involved an allegedly fraudulent scheme conducted by a failed grocery diverter--Premium Sales Corporation ("Premium")--and others in which large losses occurred to the detriment of a class of investors which brought one of the suits. The other suit was brought by the receiver/ trustee of the estates of Premium and certain of its affiliated entities. Plaintiffs sought actual damages of approximately $300 million, treble damages, punitive damages, attorneys' fees, costs, expenses and other appropriate relief.

    The company denied plaintiffs' accusations; however, to avoid future expense and eliminate uncertainty, the company entered into a settlement agreement in December 1996. The company recorded a charge of $20 million during the third quarter of 1996 in anticipation of the settlement and deposited that amount into an escrow account in December 1996 pending finalization of the settlement. On September 23, 1997, the deposited funds were released from escrow and on October 17, 1997, the claimants dismissed their actions against the company with prejudice.

DAVID'S

    The company and certain of its affiliates were named in a lawsuit filed by David's Supermarkets, Inc. ("David's") in the District Court of Johnson County, Texas in 1993 alleging product overcharges during a three year period. In April 1996, judgment in excess of $210 million was entered against the company and the company recorded a $7.1 million liability. During the second quarter of 1996, the judgment was vacated, a new trial granted and the accrual was reduced to $650,000.

    The company denied the plaintiff's allegations; however, to eliminate the uncertainty and expense of protracted litigation, the company paid $19.9 million to the plaintiff in April 1997 in exchange for dismissal, with prejudice, of all plaintiff's claims against the company, resulting in a charge to first quarter earnings of $19.2 million.

FURR'S

    Furr's Supermarkets, Inc. ("Furr's"), which purchased approximately $545 million of products from the company in 1996 under a supply contract expiring in 2001, filed a lawsuit in the District Court of Bernalillo County, New Mexico, in February 1997 naming as defendants the company, certain company

                            FLEMING COMPANIES, INC.

officers and a company employee. Furr's claimed it was overcharged for products under the supply contract and alleged various causes of action including breach of contract, misrepresentation, fraud and violation of certain of New Mexico's trade practices statutes. Furr's sought an award of unspecified monetary damages including actual, consequential, incidental, punitive and treble damages together with interest, attorneys' fees and court costs.

    Fleming denied each of Furr's allegations and filed suit against Furr's seeking to enforce an indemnification agreement entered into by Furr's in 1993. Fleming also filed a shareholder derivative suit alleging malfeasance against certain of Furr's officers and directors.

    Prior to filing the lawsuit, Furr's sought to exercise the supply contract's competitiveness clause and sought to audit the company's pricing. Furr's submitted what it asserted was a "qualified competitive bid" as defined in the contract. Fleming rejected the bid as not qualifying under the contract and invoked the arbitration clause of the supply contract.


    On October 23, 1997, Fleming and Furr's entered into an agreement providing for the settlement of all of Furr's claims against the company and certain members of its management and all of the company's claims against Furr's and certain members of its board of directors.



    The agreement requires Furr's board to offer Furr's for sale through an auction process to occur over a six-month period which begain on October 29, 1997. Fleming's El Paso product supply center (the "El Paso PSC"), together with related equipment and inventory, will be offered for sale together with Furr's. Several entities, including Fleming, have submitted indications of interest to Furr's. Upon the sale of Furr's (if other than to Fleming), Fleming would receive approximately 30% of the net proceeds.



    Prospective purchasers will be asked to bid either including or excluding the El Paso PSC. If the successful bidder has offered to purchase the El Paso PSC, Fleming will enter into an acquisition agreement for the El Paso PSC with such purchaser, together with the related equipment and the inventory. If the successful bidder does not purchase the El Paso PSC, Fleming will receive payment of certain liquidation costs for the orderly liquidation of the El Paso PSC. If Furr's is not sold during the six-month period, Furr's will have 30 days within which to elect to purchase the El Paso PSC (and close the transaction within 120 days) or to pay the liquidation costs (after a nine-month transition period). Other Fleming customers currently being served by the El Paso PSC will continue to be served by other Fleming units.



    Under the agreement, Fleming will pay Furr's $800,000 per month, not to exceed 19 months from October 23, 1997, as a refund of fees and charges. The term of such payments are to coincide with the expiration of the supply contracts which will occur upon either (i) the sale of the El Paso PSC or (ii) the completion of the orderly liquidation of the El Paso PSC on or before June 1, 1999.



    While Fleming and Furr's have agreed to cooperate in order to sell Furr's, the ultimate outcome of their joint efforts cannot be predicted. However, if Fleming is not the successful bidder, Fleming expects that on or before June 1, 1999, the company will cease to supply Furr's, the El Paso PSC will be sold or liquidated and Fleming's substantial equity investment in Furr's will be sold and a gain realized. The agreement does not cause an impairment in value of any recorded balances.



    While the loss of Furr's business will be significant in the near term, Fleming believes that the reinvestment of its employed capital in other profitable operations will offset the lost business.

                            FLEMING COMPANIES, INC.

MEGAFOODS

    In August 1994, a former customer, Megafoods Stores, Inc. ("Megafoods" or the "debtor"), and certain of its affiliates filed chapter 11 bankruptcy proceedings in Arizona. The company filed claims, including a claim for indebtedness for goods sold on open account, equipment leases and secured loans, totaling approximately $28 million (including claims for future payments and other non-recorded assets). Additionally, the debtor was liable or contingently liable to the company under store subleases and lease guarantees extended by the company for the debtor's benefit. The debtor objected to the company's claims and filed an adversary proceeding against the company seeking subordination of the company's claims, return of an approximate $12 million deposit and affirmative relief for damages which was subsequently amended to include allegations of overcharges for products.


    In August 1996, the court approved a settlement of both the debtor's adversary proceeding against the company and the company's disputed claims in the bankruptcy. The settlement provides that the company will retain the $12 million deposit, relinquish its secured and unsecured claims in exchange for the right to receive 10% of distributions, if any, made to the unsecured creditors and pay the debtor $2.5 million in exchange for the furniture, fixtures and equipment from 17 stores and two storage facilities. The company agreed to lease the furniture, fixtures and equipment in 14 of the stores to the reorganized debtor for nine years (or until, in each case, the expiration of the store lease) at an annual rental of $18,000 per store.



    During the fourth quarter of 1996, the debtor sold its Phoenix stores. In January 1997, the debtor filed a joint liquidating plan which incorporates the settlement agreement. During the second quarter of 1997, the debtor sold its Texas assets and the purchaser agreed to assume the debtor's obligation to lease furniture, fixtures and equipment from the company. The consummation of this sale resulted in the disposition of substantially all of the debtor's remaining physical assets. The company did not receive any distribution from the sale of the debtor's assets. The company expects the debtor's plan of liquidation will become effective and the settlement agreement will be consummated on or before January 31, 1998.


    The company recorded charges relating to Megafoods of approximately $6.5 million in 1994, $3.5 million in 1995 and $5.8 million in 1996. Approximately $3 million of recorded net assets relating to Megafoods (consisting of equipment) remain on the company's books.

RANDALL'S

    On July 30, 1997, Randall's Food Markets, Inc. ("Randall's"), initiated arbitration proceedings against Fleming before the American Arbitration Association in Dallas, Texas. Randall's alleges that Fleming conspired with a group of manufacturers and vendors to defraud Randall's by cooperating to inflate prices charged to Randall's. Randall's also alleges that Fleming impermissably modified the pricing mechanism of the supply contract. Randall's alleges breach of contract, fraud and RICO violations, and seeks actual damages, punitive damages, treble damages under RICO, termination of its supply contract and attorneys' fees and court costs. Randall's alleges it suffered substantial but unquantified damages. The contract on which Randall's bases its claim prohibits either party from recovering any amount other than actual damages; recovery of consequential damages, punitive damages and all similar forms of damages are expressly prohibited. Randall's asserts that such provision is contrary to public policy and therefore not binding on it.

    Randall's has been a Fleming customer for over 30 years. In 1996 Randall's purchased approximately $485 million of products from Fleming under an eight year supply contract entered into in 1993 in connection with Fleming's purchase of certain distribution assets from Randall's. Prior to initiating the

                            FLEMING COMPANIES, INC.

arbitration proceeding and making allegations against Fleming for overcharges, Randall's had sought unsuccessfully to terminate the supply contract.

    The company believes it has complied with its obligations to Randall's in good faith and that punitive and consequential damages are not recoverable under the supply contract. The company will vigorously defend its interests in the arbitration. While management is unable to predict the potential range of monetary exposure to Randall's, if any, the effect of an unfavorable outcome or the loss of Randall's business could have a material adverse effect on the company.

CLASS ACTION SUITS

    In 1996, the company and certain of its present and former officers and directors, including the chief executive officer, were named as defendants in nine purported class action lawsuits filed by certain stockholders and one purported class action lawsuit filed by a noteholder. In April 1997, the court consolidated the nine stockholder cases as City of Philadelphia, et al. v. Fleming Companies, Inc., et al.; the noteholder case was also consolidated, but only for pre-trial purposes. A complaint has been filed in the consolidated cases alleging liability for the company's failure to properly account for and disclose the contingent liability created by the David's litigation and by the company's alleged "deceptive business practices." The plaintiffs claim that these alleged failures and practices led to the David's litigation and to other material contingent liabilities, caused the company to change its manner of doing business at great cost and loss of profit, and materially inflated the trading price of the company's common stock. The company denies each of these allegations.


    On November 12, 1997, the company won a declaratory judgment action against certain of its insurance carriers regarding a directors and officers ("D&O") insurance policy issued to Fleming for the benefit of its officers and directors. On motion for summary judgment, the U.S. District Court for the Western District of Oklahoma ruled that the company's exposure, if any, under the class action suits is covered by the D&O policies (aggregating $60 million) written by the insurance carriers, and that the "larger settlement rule" will be applicable to the case. According to the trial court, under the larger settlement rule, a D&O insurer would be liable for the entire amount of coverage available under a policy even if there were some overlap in the liability created by the insured individuals and the uninsured corporation. If a corporation's liability were increased by uninsured parties beyond that of the insured individuals, then that portion of the liability would be the sole obligation of that corporation. The court also held that allocation was not available to the insurance carriers as an affirmative defense. The insurance carriers have appealed.



    The plaintiffs seek undetermined but significant damages and management is unable to predict the ultimate outcome of these cases. However, while management believes that the cases could have a material adverse impact on interim or annual results of operations, based upon the ruling of the court described above, the company believes the cases will not have a material adverse effect on the company's liquidity or consolidated financial position.


CENTURY

    Century Shopping Center Fund I ("Century Fund I") commenced an action in November 1988 in the Milwaukee County Circuit Court, State of Wisconsin, seeking injunctive relief and monetary damages of an unspecified amount against a subsidiary which was subsequently merged into the company. The plaintiff originally obtained a temporary restraining order preventing the subsidiary from closing a store at the Howell Plaza Shopping Center, for which the plaintiff was the landlord, and from opening a new store at a competing shopping center located nearby. Shortly thereafter, the order was dissolved by the court and the

                            FLEMING COMPANIES, INC.

stores opened and closed as scheduled. Following the closure of the store, a number of shopping center tenants and the center itself experienced financial difficulty ultimately resulting in bankruptcy.

    In November 1993, the court granted Century Fund I leave to amend its complaint to allege breach of contract, tortious interference with contract, tortious interference to business, defamation, attempted monopolization, conspiracy to monopolize, conspiracy to restrain trade, and monopolization. Plaintiff claims that defendant and defendant's new landlord conspired to force the Howell Plaza Shopping Center out of business.

    In June 1993, three former tenants of the Howell Plaza Shopping Center filed another case in the same court and in September 1993, the trustee in bankruptcy for Howell Plaza, Inc. (the predecessor to Century Fund I and its successor as defendant's landlord) filed a third case. The allegations of these cases are very similar to the allegations made in the Century Fund I case.

    In June 1994, the trial court granted defendant's motion to dismiss all three cases. That decision was reversed in August 1995 by the Wisconsin Court of Appeals. The matter was remanded to the trial court. The cases have been consolidated but are not currently set for trial.

    Plaintiffs seek actual damages, consequential damages, treble damages, punitive damages, attorneys' fees, court costs and other appropriate relief. In March 1997, plaintiffs supplied the company with an analysis of damages; alleged actual damages, after trebling but excluding any estimated punitive damages, amounted to approximately $18 million.


    In July 1997, the trial court granted plaintiffs' motion for summary judgment with respect to their breach of contract claim against Fleming (as to liability only, not as to damages). Plaintiffs have alleged $1.7 million of actual damages resulted from the breach of contract. Management is unable to predict the ultimate outcome of this matter. However, an unfavorable outcome in the litigation could have a material adverse effect on the company.


OTHER

    The company supplies goods and services to some of its customers (particularly to its large customers) pursuant to supply contracts containing a "competitiveness" clause. Under this clause, a customer may submit a "qualified bid" from a third-party supplier to provide the customer with a range of goods and services comparable to those goods and services offered by Fleming. If the prices to be charged under the qualifying bid are lower than those charged by the company by more than an agreed percentage, the company may lower its prices to come within the agreed percentage or, if the company chooses not to lower its prices, the customer may accept the competitor's bid. The competitiveness clause is not exercised frequently and disputes regarding the clause must generally be submitted to binding arbitration. Additionally, the company believes that most of its supply contracts prohibit recovery of both punitive and consequential damages if any dispute ever arises.

    From time to time, customers may seek to renegotiate the terms of their supply contracts, or exercise the competitiveness clause of such agreements or otherwise alter the terms of their contractual obligations to the company to obtain financial concessions. Based on its historical experience, the company does not believe such efforts have had a material adverse effect on its operations or financial condition to date.

    The company utilizes numerous computer systems which were developed employing six digit date structures (i.e., two digits each for the month, day and year). Where date logic requires the year 2000 or beyond, such date structures may produce inaccurate results. Management has implemented a program to comply with year 2000 requirements on a system-by-system basis. Program costs are being expensed as

                            FLEMING COMPANIES, INC.

incurred, but to compensate for the dilutive effect on results of operations, the company has delayed other non-critical development and support initiatives. Fleming's plan includes extensive systems testing and is expected to be completed by the first quarter of 1999. The solution for each system is potentially unique and may be dependent on third-party software providers and developers. A failure on the part of the company to ensure that its computer systems are year 2000 compliant could have a material adverse effect on the company's operations. Additionally, failure of the company's suppliers or, more importantly, its customers, to become year 2000 compliant might have a material adverse impact on the company's operations.

    The company's facilities and operations are subject to various laws, regulations and judicial and administrative orders concerning protection of the environment and human health, including provisions regarding the transportation, storage, distribution, disposal or discharge of materials. In conformity with these provisions, the company has a comprehensive program for testing and removal, replacement or repair of its underground fuel storage tanks and for site remediation where necessary. The company has established reserves that it believes will be sufficient to satisfy anticipated costs of all known remediation requirements. In addition, the company is addressing several other environmental cleanup matters involving its properties, all of which the company believes are immaterial.

    The company and others have been designated by the U.S. Environmental Protection Agency ("EPA") and by similar state agencies as potentially responsible parties under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or similar state laws, as applicable, with respect to EPA-designated Superfund sites. While liability under CERCLA for remediation at such sites is generally joint and several with other responsible parties, the company believes that, to the extent it is ultimately determined to be liable for the expense of remediation at any site, such liability will not result in a material adverse effect on its consolidated financial position or results of operations. The company is committed to maintaining the environment and protecting natural resources and human health and to achieving full compliance with all applicable laws, regulations and orders.


    The company is a party to various other litigation and contingent loss situations arising in the ordinary course of its business including: disputes with customers and former customers; disputes with owners and former owners of financially troubled or failed customers; disputes with employees regarding wages, workers' compensation and alleged discriminatory practices; tax assessment and other matters, some of which are for substantial amounts. However, as of the date of this Prospectus, the company does not believe any such action will result in a material adverse effect on the company.


    6. Certain company indebtedness is guaranteed by all direct and indirect subsidiaries of the company (except for certain inconsequential subsidiaries), all of which are wholly owned. The guarantees are joint and several, full, complete and unconditional. There are no restrictions on the ability of the subsidiary guarantors to transfer funds to the company in the form of cash dividends, loans or advances. Full financial statements for the subsidiary guarantors are not presented herein because management does not believe such information would be material.

                            FLEMING COMPANIES, INC.

    The following summarized financial information, which includes allocations of material corporate-related expenses, for the combined subsidiary guarantors may not necessarily be indicative of the results of operations or financial position had the subsidiary guarantors been operated as independent entities.

                                                                         OCTOBER 4,     OCTOBER 5,
                                                                            1997           1996
                                                                        -------------  -------------
                                                                               (IN MILLIONS)
Current assets........................................................    $      23      $      22
Noncurrent assets.....................................................    $      53      $      49
Current liabilities...................................................    $      16      $      10
Noncurrent liabilities................................................    $       7      $       9

                                                                               40 WEEKS ENDED
                                                                        ----------------------------
                                                                         OCTOBER 4,     OCTOBER 5,
                                                                            1997           1996
                                                                        -------------  -------------
                                                                               (IN MILLIONS)
Net sales.............................................................    $     256      $     265
Costs and expenses....................................................    $     256      $     269
Net earnings (loss)...................................................       --          $      (2)

    During the last three years, a significant number of subsidiary guarantors have been merged into the parent company, resulting in a substantial reduction in the amounts appearing in the summarized financial information.

    7.  The accompanying earnings statements include the following:


                                                                                         40 WEEKS
                                                                                  ----------------------
                                                                                     1997        1996
                                                                                  ----------  ----------
                                                                                      (IN THOUSANDS)
Depreciation and amortization (includes amortized costs in interest expense)....  $  139,738  $  145,082
Amortized costs in interest expense.............................................  $    7,165  $    9,967

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Fleming Companies, Inc.

    We have audited the accompanying consolidated balance sheets of Fleming Companies, Inc. and subsidiaries (the "Company") as of December 28, 1996 and December 30, 1995, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the three years in the period ended December 28, 1996. Our audits also included the financial statement schedule listed in Item 21(b) of the accompanying Registration Statement. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Fleming Companies, Inc. and subsidiaries at December 28, 1996 and December 30, 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 28, 1996, in conformity with generally accepted accounting principles. Also in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Oklahoma City, Oklahoma
March 4, 1997

(March 26, 1997 as to the second
paragraph of the Subsequent Events note)

                            FLEMING COMPANIES, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
Net sales...........................................................  $  16,486,739  $  17,501,572  $  15,723,691
Costs and expenses (income):
  Cost of sales.....................................................     15,004,715     16,091,039     14,601,050
  Selling and administrative........................................      1,274,649      1,189,199        932,588
  Interest expense..................................................        163,466        175,390        120,071
  Interest income...................................................        (49,122)       (58,206)       (57,148)
  Equity investment results.........................................         18,458         27,240         14,793
  Litigation settlement.............................................         20,000             --             --
  Facilities consolidation..........................................             --         (8,982)            --
                                                                      -------------  -------------  -------------
    Total costs and expenses........................................     16,432,166     17,415,680     15,611,354
                                                                      -------------  -------------  -------------
Earnings before taxes...............................................         54,573         85,892        112,337
Taxes on income.....................................................         27,887         43,891         56,168
                                                                      -------------  -------------  -------------
Net earnings........................................................  $      26,686  $      42,001  $      56,169
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Net earnings per share..............................................  $         .71  $        1.12  $        1.51
Weighted average shares outstanding.................................         37,774         37,577         37,254

    Sales to customers accounted for under the equity method were approximately $1.0 billion, $1.5 billion and $1.6 billion in 1996, 1995 and 1994, respectively.

                See notes to consolidated financial statements.

                            FLEMING COMPANIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                  AT DECEMBER 28, 1996, AND DECEMBER 30, 1995

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

                                                                                            1996         1995
                                                                                         -----------  -----------
Current assets:
  Cash and cash equivalents............................................................  $    63,667  $     4,426
  Receivables..........................................................................      329,505      340,215
  Inventories..........................................................................    1,051,313    1,207,329
  Other current assets.................................................................      119,123       98,801
                                                                                         -----------  -----------
      Total current assets.............................................................    1,563,608    1,650,771
Investments and notes receivable.......................................................      205,683      271,763
Investment in direct financing leases..................................................      212,202      225,552
Property and equipment:
  Land.................................................................................       60,867       59,364
  Buildings............................................................................      416,188      406,302
  Fixtures and equipment...............................................................      661,654      667,087
  Leasehold improvements...............................................................      220,182      202,751
  Leased assets under capital leases...................................................      203,491      192,022
                                                                                         -----------  -----------
                                                                                           1,562,382    1,527,526
    Less accumulated depreciation and amortization.....................................     (603,241)    (532,364)
                                                                                         -----------  -----------
      Net property and equipment.......................................................      959,141      995,162
Other assets...........................................................................      118,096      132,338
Goodwill, net..........................................................................      996,446    1,021,099
                                                                                         -----------  -----------
Total assets...........................................................................  $ 4,055,176  $ 4,296,685
                                                                                         -----------  -----------
                                                                                         -----------  -----------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................................................................  $   952,769  $ 1,001,123
  Current maturities of long-term debt.................................................      124,613       53,917
  Current obligations under capital leases.............................................       19,715       19,452
  Other current liabilities............................................................      245,774      211,863
                                                                                         -----------  -----------
      Total current liabilities........................................................    1,342,871    1,286,355
Long-term debt.........................................................................    1,091,606    1,347,987
Long-term obligations under capital leases.............................................      361,685      368,876
Deferred income taxes..................................................................       37,729       40,179
Other liabilities......................................................................      145,327      169,966
Commitments and contingencies
Shareholders' equity:
  Common stock, $2.50 par value, authorized--100,000 shares, issued and
    outstanding--37,798 and 37,716 shares..............................................       94,494       94,291
  Capital in excess of par value.......................................................      503,595      501,474
  Reinvested earnings..................................................................      514,408      501,214
  Cumulative currency translation adjustment...........................................       (4,700)      (4,549)
                                                                                         -----------  -----------
                                                                                           1,107,797    1,092,430
    Less ESOP note.....................................................................       (6,942)      (9,108)
    Less additional minimum pension liability..........................................      (24,897)          --
                                                                                         -----------  -----------
      Total shareholders' equity.......................................................    1,075,958    1,083,322
                                                                                         -----------  -----------
Total liabilities and shareholders' equity.............................................  $ 4,055,176  $ 4,296,685
                                                                                         -----------  -----------
                                                                                         -----------  -----------

Receivables include $27 million and $34 million in 1996 and 1995, respectively, due from customers accounted for under the equity method.

                See notes to consolidated financial statements.

                            FLEMING COMPANIES, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     1996                     1995                     1994
                                            -----------------------  -----------------------  -----------------------
                                             SHARES       AMOUNT      SHARES       AMOUNT      SHARES       AMOUNT
                                            ---------  ------------  ---------  ------------  ---------  ------------
Common stock:
  Beginning of year.......................     37,716  $     94,291     37,480  $     93,705     36,940  $     92,350
  Incentive stock and stock ownership
    plans.................................         82           203        236           586        540         1,355
                                            ---------  ------------  ---------  ------------  ---------  ------------
  End of year.............................     37,798        94,494     37,716        94,291     37,480        93,705
                                            ---------  ------------  ---------  ------------  ---------  ------------
                                            ---------                ---------                ---------
Capital in excess of par value:
  Beginning of year.......................                  501,474                  494,966                  489,044
  Incentive stock and stock ownership
    plans.................................                    2,121                    6,508                    5,922
                                                       ------------             ------------             ------------
  End of year.............................                  503,595                  501,474                  494,966
                                                       ------------             ------------             ------------
Reinvested earnings:
  Beginning of year.......................                  501,214                  503,962                  492,250
  Net earnings............................                   26,686                   42,001                   56,169
  Cash dividends, $.36 per share in 1996,
    $1.20 per share in 1995 and 1994......                  (13,492)                 (44,749)                 (44,457)
                                                       ------------             ------------             ------------
  End of year.............................                  514,408                  501,214                  503,962
                                                       ------------             ------------             ------------
Cumulative currency translation
  adjustment:
  Beginning of year.......................                   (4,549)                  (2,972)                    (288)
  Currency translation adjustment.........                     (151)                  (1,577)                  (2,684)
                                                       ------------             ------------             ------------
  End of year.............................                   (4,700)                  (4,549)                  (2,972)
                                                       ------------             ------------             ------------
ESOP note:
  Beginning of year.......................                   (9,108)                 (11,106)                 (12,950)
  Payments................................                    2,166                    1,998                    1,844
                                                       ------------             ------------             ------------
  End of year.............................                   (6,942)                  (9,108)                 (11,106)
                                                       ------------             ------------             ------------
Additional minimum pension liability:
  Beginning of year.......................                       --
  Additional minimum liability
    recognized............................                  (24,897)
                                                       ------------
  End of year.............................                  (24,897)
                                                       ------------
Total shareholders' equity, end of year...             $  1,075,958             $  1,083,322             $  1,078,555
                                                       ------------             ------------             ------------
                                                       ------------             ------------             ------------

                See notes to consolidated financial statements.

                            FLEMING COMPANIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

                                 (IN THOUSANDS)

                                                                              1996         1995          1994
                                                                           -----------  -----------  -------------
Cash flows from operating activities:
  Net earnings...........................................................  $    26,686  $    42,001  $      56,169
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization........................................      187,617      180,796        145,910
    Credit losses........................................................       26,921       30,513         61,218
    Deferred income taxes................................................       (5,451)      12,052         30,430
    Equity investment results............................................       18,458       27,240         14,793
    Consolidation and restructuring reserve activities, net..............       (2,865)     (33,062)       (31,142)
    Change in assets and liabilities, excluding effect of acquisitions:
      Receivables........................................................      (13,955)       7,156          1,964
      Inventories........................................................      150,524      149,676         57,689
      Accounts payable...................................................      (45,666)       6,390         30,691
      Other assets and liabilities.......................................      (15,368)     (18,807)       (34,899)
    Other adjustments, net...............................................          612       (4,956)            39
                                                                           -----------  -----------  -------------
    Net cash provided by operating activities............................      327,513      398,999        332,862
                                                                           -----------  -----------  -------------
Cash flows from investing activities:
  Collections on notes receivable........................................       64,028       88,441        111,149
  Notes receivable funded................................................      (66,298)    (103,771)      (122,206)
  Notes receivable sold..................................................       34,980       77,063             --
  Businesses acquired....................................................           --      (10,654)      (387,488)
  Proceeds from sale of businesses.......................................       13,300           --          6,682
  Purchase of property and equipment.....................................     (128,552)    (116,769)      (150,057)
  Proceeds from sale of property and equipment...........................       15,796       29,907         14,917
  Investments in customers...............................................         (365)     (11,298)       (12,764)
  Proceeds from sale of investments......................................       15,020       17,649          4,933
  Other investing activities.............................................       (4,479)      (4,169)        (2,793)
                                                                           -----------  -----------  -------------
    Net cash used in investing activities................................      (56,570)     (33,601)      (537,627)
                                                                           -----------  -----------  -------------
Cash flows from financing activities:
  Proceeds from long-term borrowings.....................................      171,000       93,000      2,225,751
  Principal payments on long-term debt...................................     (356,685)    (452,690)    (1,912,717)
  Principal payments on capital lease obligations........................      (19,622)     (17,269)       (13,990)
  Sale of common stock under incentive stock and stock ownership plans...        2,195        7,094          7,277
  Dividends paid.........................................................      (13,447)     (44,749)       (44,457)
  Other financing activities.............................................        4,857       25,290        (30,381)
                                                                           -----------  -----------  -------------
    Net cash provided by (used in) financing activities..................     (211,702)    (389,324)       231,483
                                                                           -----------  -----------  -------------
Net increase (decrease) in cash and cash equivalents.....................       59,241      (23,926)        26,718
Cash and cash equivalents, beginning of year.............................        4,426       28,352          1,634
                                                                           -----------  -----------  -------------
Cash and cash equivalents, end of year...................................  $    63,667  $     4,426  $      28,352
                                                                           -----------  -----------  -------------
                                                                           -----------  -----------  -------------

                See notes to consolidated financial statements.

                            FLEMING COMPANIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS

    The company markets food and related products and offers retail services to supermarkets in 42 states and several other countries. The company also operates approximately 270 company-owned retail food stores in several geographic areas. The company's activities encompass two major businesses: food distribution and company-owned retail food operations.

    FISCAL YEAR

    The company's fiscal year ends on the last Saturday in December. Fiscal years 1996 and 1995 were 52 weeks; 1994 was 53 weeks. The impact of the additional week in 1994 is not material to the results of operations or financial position.

    BASIS OF PRESENTATION

    The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include all material subsidiaries. Material intercompany items have been eliminated. The equity method of accounting is usually used for investments in certain entities in which the company has an investment in common stock of between 20% and 50%. Under the equity method, original investments are recorded at cost and adjusted by the company's share of earnings or losses of these entities and for declines in estimated realizable values deemed to be other than temporary.

    CASH AND CASH EQUIVALENTS

    Cash equivalents consist of liquid investments readily convertible to cash with an original maturity of three months or less. The carrying amount for cash equivalents is a reasonable estimate of fair value.

    RECEIVABLES

    Receivables include the current portion of customer notes receivable of $34 million in 1996 and $42 million in 1995. Receivables are shown net of allowance for doubtful accounts of $25 million in 1996 and $35 million in 1995. The company extends credit to its retail customers located over a broad geographic base. Regional concentrations of credit risk are limited. Interest income on impaired loans is recognized only when payments are received.

    INVENTORIES

    Inventories are valued at the lower of cost or market. Most grocery and certain perishable inventories, aggregating approximately 70% and 80% of total inventories in 1996 and 1995, respectively, are valued on

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

a last-in, first-out (LIFO) method. The cost for the remaining inventories is determined by the first-in, first-out (FIFO) method. Current replacement cost of LIFO inventories was greater than the carrying amounts by approximately $28 million and $22 million at year-end 1996 and 1995, respectively.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost or, for leased assets under capital leases, at the present value of minimum lease payments. Depreciation, as well as amortization of assets under capital leases, are based on the estimated useful asset lives using the straight-line method. The estimated useful lives used in computing depreciation and amortization are: buildings and major improvements--20 to 40 years; warehouse, transportation and other equipment--3 to 10 years; and data processing equipment and software-- 5 to 7 years.

    GOODWILL

    The excess of purchase price over the value of net assets of businesses acquired is amortized on the straight-line method over periods not exceeding 40 years. Goodwill is shown net of accumulated amortization of $159 million and $127 million in 1996 and 1995, respectively.

    IMPAIRMENT

    In 1996, the company adopted SFAS No. 121--Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. The adoption did not have a material impact on the company's financial position or results of operations. Asset impairments are recorded when events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment is assessed and measured, by asset type, as follows: notes receivable--fair value of the collateral for each note; and, long-lived assets, goodwill and other intangibles--estimate of the future cash flows expected to result from the use of the asset and its eventual disposition aggregated to a business unit level.

    FINANCIAL INSTRUMENTS

    Interest rate hedge transactions and other financial instruments are utilized to manage interest rate exposure. The methods and assumptions used to estimate the fair value of significant financial instruments are discussed in the Investments and Notes Receivable and Long-Term Debt notes.

    TAXES ON INCOME

    Deferred income taxes arise from temporary differences between financial and tax bases of certain assets and liabilities.

    FOREIGN CURRENCY TRANSLATION

    Adjustments resulting from the translation of assets and liabilities of an international investment are included in shareholders' equity.

    NET EARNINGS PER SHARE

    Earnings per share are computed based on net earnings divided by the weighted average shares outstanding. The impact of common stock options on earnings per share is immaterial.

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

SIGNIFICANT ACQUISITIONS

    In July 1994, the company acquired all the outstanding stock of Haniel Corporation, the parent of Scrivner Inc. ("Scrivner"). The company paid $388 million in cash and refinanced substantially all of Scrivner's existing $670 million indebtedness.

    The acquisition was accounted for as a purchase and the results of operations of Scrivner are included in the consolidated financial statements since the beginning of the third quarter of 1994. The purchase price was allocated based on estimated fair values of assets acquired and liabilities assumed at the date of the acquisition. The excess of purchase price over the fair value of net assets acquired of $583 million is being amortized on a straight-line basis over 40 years.

    Unaudited pro forma information for 1994 summarizing consolidated results of operations of the company and Scrivner as if the acquisition had occurred at the beginning of 1994, with pro forma adjustments to give effect to amortization of goodwill, interest expense on acquisition debt and certain other adjustments, together with related income tax effects, is as follows: net sales--$18.9 billion; net earnings--$43 million; net earnings per share--$1.15.

INVESTMENTS AND NOTES RECEIVABLE

    Investments and notes receivable consist of the following:

                                                                           1996        1995
                                                                        ----------  ----------
                                                                            (IN THOUSANDS)
Investments in and advances to customers..............................  $   72,246  $  103,941
Notes receivable from customers.......................................     107,811     142,015
Other investments and receivables.....................................      25,626      25,807
                                                                        ----------  ----------
Investments and notes receivable......................................  $  205,683  $  271,763
                                                                        ----------  ----------
                                                                        ----------  ----------

    Investments and notes receivable are shown net of reserves of $24 million and $18 million in 1996 and 1995, respectively.

    The company extends long-term credit to certain retail customers. Loans are primarily collateralized by inventory and fixtures. Interest rates are above prime with terms up to 10 years. The carrying amount of notes receivable approximates fair value because of the variable interest rates charged on the notes.

    Components of the company's recorded investment in notes receivable are as follows:

                                                                            1996       1995
                                                                          ---------  ---------
                                                                             (IN MILLIONS)
Impaired notes, including current portion...............................  $      21  $      28
Credit loss allowance on impaired notes.................................  $       6  $      17

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

    Activity in the allowance for credit losses is as follows:

                                                                 1996       1995       1994
                                                               ---------  ---------  ---------
                                                                        (IN MILLIONS)
Balance, beginning of year...................................  $      53  $      49  $      63
Charged to costs and expenses................................         27         31         61
Uncollectible accounts written off, net of recoveries........        (36)       (27)      (101)
Asset impairment.............................................          5         --         --
Acquired reserves............................................         --         --         26
                                                               ---------  ---------  ---------
Balance, end of year.........................................  $      49  $      53  $      49
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The company has sold certain notes receivable at face value with limited recourse. The outstanding balance at year-end 1996 on all notes sold is $102 million, of which the company is contingently liable for $18 million should all the notes become uncollectible.

LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                  1996          1995
                                                                              ------------  ------------
                                                                                    (IN THOUSANDS)
Term bank loans, due 1997 to 2000, average interest rates of 7.3% and
  6.7%......................................................................  $    591,253  $    659,497
10.625% senior notes due 2001...............................................       300,000       300,000
Floating rate senior notes due 2001, annual payments of $1,000 in 1999 and
  2000, interest rates of 7.9% and 8.1%.....................................       200,000       200,000
Medium-term notes, due 1997 to 2003, average interest rates of 7.1% for both
  years.....................................................................        99,000        99,000
Revolving bank credit, average interest rate of 6.5% and 6.6%...............        20,000        76,000
Uncommitted credit lines, average interest rate of 6.4% in 1995.............            --        50,000
Mortgaged real estate notes and other debt, net of asset sale proceeds
  escrow, varying interest rates from 4% to 14.4%, due 1997 to 2003.........         5,966        17,407
                                                                              ------------  ------------
                                                                                 1,216,219     1,401,904
Less current maturities.....................................................      (124,613)      (53,917)
                                                                              ------------  ------------
Long-term debt..............................................................  $  1,091,606  $  1,347,987
                                                                              ------------  ------------
                                                                              ------------  ------------

    FIVE-YEAR MATURITIES

    Aggregate maturities of long-term debt for the next five years are as follows: 1997-$125 million; 1998-$175 million; 1999-$233 million; 2000-$175 million and 2001-$501 million.

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

    REVOLVING CREDIT AND TERM LOAN AGREEMENT

    The company has a $1.19 billion committed revolving credit and term loan agreement with a group of banks. The bank credit agreement carries an annual facility fee on the total revolving credit portion and a commitment fee on the unused amount of the revolving credit portion. Interest rates are based on various money market rate options selected by the company at the time of borrowing. Borrowings and commitments by the bank under the revolving credit portion of the bank credit agreement mature in 1999 and the amortizing term bank loan matures in 2000.

    The bank credit agreement and the indentures for the senior notes contain certain financial covenants. The bank credit agreement currently contains the following more significant financial covenants: maintenance of a consolidated debt-to-net worth ratio of not more than 2.25 to 1; maintenance of a minimum consolidated net worth of at least $903 million; maintenance of a fixed charge coverage ratio of at least 1.1 to 1; a limitation on dividend payments of $.08 per share, per quarter; and limitations on capital expenditures. Covenants associated with the senior notes are generally less restrictive than those of the bank credit agreement.

    At year-end 1996, the company would have been allowed to borrow an additional $484 million under the company's revolving credit facility contained in the bank credit agreement.

    Under the company's most restrictive borrowing covenant, which is the fixed charge coverage ratio, $55 million of additional fixed charges could have been incurred. The company is currently in compliance with all financial covenants under the bank credit agreement and senior notes.

    The bank credit agreement and the senior note indentures also place significant restrictions on the company's ability to incur additional indebtedness, to create liens or other encumbrances, to make certain payments, investments, loans and guarantees and to sell or otherwise dispose of a substantial portion of assets to, or merge or consolidate with, an unaffiliated entity.

    The bank credit agreement contains a provision that, in the event of a defined change of control, the agreement may be terminated. The indentures for the senior notes provide an option for the note holders to require the company to repurchase the notes in the event of a defined change of control and defined decline in credit ratings.

    MEDIUM-TERM NOTES

    The company has registered $565 million in medium-term notes. Of this, $290 million may be issued from time to time, at fixed or floating rates, as determined at the time of issuance. Under the bank credit agreement, new issues of certain kinds of debt must have a maturity after December 2000. The security provisions for the bank credit agreement required the company to equitably and ratably secure the medium-term notes. Security for the medium-term notes consists of a pledge of intercompany receivables.

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

    INTEREST EXPENSE

    Components of interest expense are as follows:

                                                              1996        1995        1994
                                                           ----------  ----------  ----------
                                                                     (IN THOUSANDS)
Interest costs incurred:
  Long-term debt.........................................  $  122,859  $  135,254  $   83,748
  Capital lease obligations..............................      35,656      36,132      33,718
  Other..................................................       5,055       4,712       2,969
                                                           ----------  ----------  ----------
  Total incurred.........................................     163,570     176,098     120,435
Less interest capitalized................................        (104)       (708)       (364)
                                                           ----------  ----------  ----------
Interest expense.........................................  $  163,466  $  175,390  $  120,071
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    DERIVATIVES

    The company enters into interest rate hedge agreements with the objective of managing interest costs and exposure to changing interest rates. The classes of derivative financial instruments used include interest rate swaps and caps. The company's policy regarding derivatives is to engage in a financial risk management process to manage its defined exposures to uncertain future changes in interest rates which impact net earnings. The primary purpose of the financial risk management process is to control and limit the potential impact on net earnings, according to pre-established targets, of rate changes in a manner which does not incur unreasonable or unmanageable additional risks or expense.

    The bank credit agreement requires the company to provide interest rate protection on a substantial portion of the related outstanding indebtedness. Strategies for achieving the company's objectives have resulted in the company maintaining interest rate swaps and caps covering $850 million aggregate principal amount of floating rate indebtedness at year-end 1996 and 1995. These amounts exceed the requirements set forth in the bank credit agreement. The maturities for hedge agreements range from 1997 to 2000. The counterparties to these agreements are major national and international financial institutions.

    The interest rate employed on most of the company's floating rate indebtedness is equal to the London interbank offered rate ("LIBOR") plus a margin. The average fixed interest rate paid by the company on the interest rate swaps is 6.95%, covering $600 million of floating rate indebtedness. The interest rate swap agreements, which were implemented through six counterparty banks, and which have an average remaining life of two years, provide for the company to receive substantially the same LIBOR that the company pays on its floating rate indebtedness. The company has purchased interest rate cap agreements from two counterparty banks for an additional $250 million of its floating rate indebtedness. The agreements cap LIBOR at 7.33% over the next two years.

    The notional amounts of interest rate swaps and caps do not represent amounts exchanged by the parties and are not a measure of the company's exposure to credit or market risks. The amounts exchanged are calculated on the basis of the notional amounts and the other terms of the hedge agreements. Notional amounts are not included in the consolidated balance sheet.

    The company believes its exposure to potential loss due to counterparty nonperformance is minimized primarily due to the relatively strong credit ratings of the counterparty banks for their unsecured long-term

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

debt (A- or higher from Standard & Poor's Ratings Group or A2 or higher from Moody's Investor Service, Inc.) and the size and diversity of the counterparty banks.

    Derivative financial instruments are reported in the balance sheet where the company has made a cash payment upon entering into or terminating the transaction. The carrying amount is amortized over the initial life of the hedge agreement. The company had a financial basis of $3 million and $5 million in the interest rate cap agreements at year-end 1996 and 1995, respectively. In addition, accrued interest payable or receivable for the interest rate agreements is included in the balance sheet. Payments made or received under interest rate swap or cap agreements are included in interest expense.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of long-term debt was determined using valuation techniques that considered cash flows discounted at current market rates and management's best estimate for instruments without quoted market prices. At year-end 1996 and 1995, the carrying value of debt exceeded the fair value by $30 million and $38 million, respectively.

    For derivatives, the fair value was estimated using termination cash values. At year-end 1996, interest rate hedge agreement values would represent an obligation of $20 million, and at year-end 1995, an obligation of $27 million.

    SUBSIDIARY GUARANTEE OF SENIOR NOTES

    The senior notes are guaranteed by all direct and indirect subsidiaries of the company (except for certain inconsequential subsidiaries), all of which are wholly owned. The guarantees are joint and several, full, complete and unconditional. There are currently no restrictions on the ability of the subsidiary guarantors to transfer funds to the company in the form of cash dividends, loans or advances. Financial statements for the subsidiary guarantors are not presented herein because the operations and financial position of such subsidiaries are not material.

    The summarized financial information, which includes allocations of material corporate-related expenses, for the combined subsidiary guarantors may not necessarily be indicative of the results of operations or financial position had the subsidiary guarantors been operated as independent entities.

                                                                       1996       1995
                                                                     ---------  ---------
                                                                        (IN MILLIONS)
Current assets.....................................................  $      25  $     251
Noncurrent assets..................................................  $      57  $     487
Current liabilities................................................  $       8  $     104
Noncurrent liabilities.............................................  $       1  $       1


                                                                       1996       1995       1994
                                                                     ---------  ---------  ---------
                                                                              (IN MILLIONS)
Net sales..........................................................  $     298  $   2,842  $   3,318
Costs and expenses.................................................  $     314  $   2,787  $   3,341
Net earnings (loss)................................................  $      (8) $      27  $     (12)

    A significant number of subsidiaries have been merged into the parent company beginning in 1994, resulting in a substantial reduction in the amounts appearing in the summarized financial information.

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

LEASE AGREEMENTS

    CAPITAL AND OPERATING LEASES

    The company leases certain distribution facilities with terms generally ranging from 20 to 25 years, while lease terms for other operating facilities range from 1 to 15 years. The leases normally provide for minimum annual rentals plus executory costs and usually include provisions for one to five renewal options of five years.

    The company leases company-owned retail store facilities with terms generally ranging from 15 to 20 years. These agreements normally provide for contingent rentals based on sales performance in excess of specified minimums. The leases usually include provisions for one to four renewal options of two to five years. Certain equipment is leased under agreements ranging from two to eight years with no renewal options.

    Accumulated amortization related to leased assets under capital leases was $64 million and $53 million at year-end 1996 and 1995, respectively.

    Future minimum lease payment obligations for leased assets under capital leases as of year-end 1996 are set forth below:

YEARS
------------------------------------------------------------------------------      LEASE
                                                                                 OBLIGATIONS
                                                                                --------------
                                                                                (IN THOUSANDS)
1997..........................................................................   $     25,298
1998..........................................................................         24,821
1999..........................................................................         24,611
2000..........................................................................         23,427
2001..........................................................................         22,628
Later.........................................................................        185,129
                                                                                --------------
Total minimum lease payments..................................................        305,914
Less estimated executory costs................................................           (161)
                                                                                --------------
Net minimum lease payments....................................................        305,753
Less interest.................................................................       (137,891)
                                                                                --------------
Present value of net minimum lease payments...................................        167,862
Less current obligations......................................................         (8,866)
                                                                                --------------
Long-term obligations.........................................................   $    158,996
                                                                                --------------
                                                                                --------------

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

    Future minimum lease payments required at year-end 1996 under operating leases that have initial noncancelable lease terms exceeding one year are presented in the following table:

                                 FACILITY    FACILITIES    EQUIPMENT    EQUIPMENT      NET
YEARS                            RENTALS      SUBLEASED     RENTALS     SUBLEASED    RENTALS
-----------------------------  ------------  -----------  -----------  -----------  ----------
                                                       (IN THOUSANDS)
1997.........................  $    160,097  $   (70,905)  $  22,625    $  (2,328)  $  109,489
1998.........................       148,825      (63,283)     15,320       (1,546)      99,316
1999.........................       133,388      (51,822)      8,795         (839)      89,522
2000.........................       120,259      (41,993)      3,456         (570)      81,152
2001.........................       110,891      (34,329)        363          (62)      76,863
Later........................       683,862     (142,122)         63           --      541,803
                               ------------  -----------  -----------  -----------  ----------
Total lease payments.........  $  1,357,322  $  (404,454)  $  50,622    $  (5,345)  $  998,145
                               ------------  -----------  -----------  -----------  ----------
                               ------------  -----------  -----------  -----------  ----------

    The following table shows the composition of total annual rental expense under noncancelable operating leases and subleases with initial terms of one year or greater:

                                                              1996        1995        1994
                                                           ----------  ----------  ----------
                                                                     (IN THOUSANDS)
Minimum rentals..........................................  $  208,250  $  199,834  $  160,065
Contingent rentals.......................................       1,874       1,654         866
Less sublease income.....................................     (88,014)    (92,108)    (77,684)
                                                           ----------  ----------  ----------
Rental expense...........................................  $  122,110  $  109,380  $   83,247
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    DIRECT FINANCING LEASES

    The company leases retail store facilities for sublease to customers with terms generally ranging from 15 to 20 years. Most leases provide for a contingent rental based on sales performance in excess of specified minimums. The leases and subleases usually contain provisions for one to four renewal options of two to five years.

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

    The following table shows the future minimum rentals receivable under direct financing leases and future minimum lease payment obligations under capital leases in effect at year-end 1996:

                                                                    LEASE RENTALS     LEASE
YEARS                                                                RECEIVABLE    OBLIGATIONS
------------------------------------------------------------------  -------------  -----------
                                                                          (IN THOUSANDS)
1997..............................................................   $    36,854   $    30,950
1998..............................................................        34,399        30,934
1999..............................................................        32,232        30,863
2000..............................................................        30,996        29,624
2001..............................................................        30,582        28,443
Later.............................................................       238,046       220,551
                                                                    -------------  -----------
Total minimum lease payments......................................       403,109       371,365
Less estimated executory costs....................................        (1,341)       (1,334)
                                                                    -------------  -----------
Net minimum lease payments........................................       401,768       370,031
Less interest.....................................................      (172,392)     (156,493)
                                                                    -------------  -----------
Present value of net minimum lease payments.......................       229,376       213,538
Less current portion..............................................       (17,174)      (10,849)
                                                                    -------------  -----------
Long-term portion.................................................   $   212,202   $   202,689
                                                                    -------------  -----------
                                                                    -------------  -----------

    Contingent rental income and contingent rental expense are not material.

FACILITIES CONSOLIDATION AND RESTRUCTURING

    In 1993 the company recorded a charge of $108 million for facilities consolidations, reengineering, impairment of retail-related assets and elimination of regional operations. Components of the charge provided for severance costs, impaired property and equipment, product handling and damage, and impaired other assets. Four distribution centers have been closed and one additional facility will be closed as part of the facilities consolidation plan. Reengineering has occurred with respect to approximately 40% of its food distribution sales base, or 17 of its 35 operating units. Most impaired retail-related assets have been disposed or subleased. Regional operations have been eliminated. In 1995 management changed its estimates with respect to the general merchandising operations portion of the reengineering plan and reversed $9 million of the related provision.


    Although there have been no changes to the plans for consolidation and restructuring as contemplated at the end of 1993, there have been significant delays, primarily due to the integration of Scrivner, acceptance of the changes by customers and management of labor relations. Customer acceptance and labor relations continue to be important and unpredictable. The company believes that the remaining accruals are still required. The company estimates that approximately $10 million will be utilized in 1997 and the majority of the remaining balance will be utilized in 1998.

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

    Facilities consolidation and restructuring reserve activities are:

                                                                 REENGINEERING/ CONSOLIDATION
                                                                   SEVERANCE     COSTS/ASSET
                                                       TOTAL         COSTS       IMPAIRMENTS
                                                     ----------  -------------  -------------
                                                                  (IN THOUSANDS)
Balance, year-end 1993.............................  $   85,521    $  25,136     $    60,385
Expenditures and write-offs........................     (31,142)      (2,686)        (28,456)
                                                     ----------  -------------  -------------
Balance, year-end 1994.............................      54,379       22,450          31,929
Credited to income.................................      (8,982)          --          (8,982)
Expenditures and write-offs........................     (24,080)      (6,690)        (17,390)
                                                     ----------  -------------  -------------
Balance, year-end 1995.............................      21,317       15,760           5,557
Expenditures and write-offs........................      (2,865)      (2,642)           (223)
                                                     ----------  -------------  -------------
Balance, year-end 1996.............................  $   18,452    $  13,118     $     5,334
                                                     ----------  -------------  -------------
                                                     ----------  -------------  -------------

TAXES ON INCOME

    Components of taxes on income (tax benefit) are as follows:

                                                                 1996       1995       1994
                                                               ---------  ---------  ---------
                                                                       (IN THOUSANDS)
Current:
  Federal....................................................  $  24,729  $  24,817  $  18,536
  State......................................................      8,609      7,022      7,202
                                                               ---------  ---------  ---------
Total current................................................     33,338     31,839     25,738
                                                               ---------  ---------  ---------
Deferred:
  Federal....................................................     (4,388)     9,850     22,188
  State......................................................     (1,063)     2,202      8,242
                                                               ---------  ---------  ---------
Total deferred...............................................     (5,451)    12,052     30,430
                                                               ---------  ---------  ---------
Taxes on income..............................................  $  27,887  $  43,891  $  56,168
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

    Deferred tax expense (benefit) relating to temporary differences includes the following components:

                                                                1996        1995       1994
                                                             ----------  ----------  ---------
                                                                      (IN THOUSANDS)
Depreciation and amortization..............................  $  (12,561) $  (23,398) $  (4,967)
Inventory..................................................      (6,586)     (2,113)       382
Capital losses.............................................      (2,494)       (854)        --
Asset valuations and reserves..............................      13,567      26,040     20,396
Equity investment results..................................         526        (312)     6,255
Credit losses..............................................       3,995       2,897     11,728
Lease transactions.........................................      (1,298)     (1,170)    (1,448)
Associate benefits.........................................        (478)      2,249     (4,215)
Note sales.................................................         315        (144)    (2,547)
Acquired loss carryforwards................................       1,616       4,422      1,616
Other......................................................      (2,053)      4,435      3,230
                                                             ----------  ----------  ---------
Deferred tax expense (benefit).............................  $   (5,451) $   12,052  $  30,430
                                                             ----------  ----------  ---------
                                                             ----------  ----------  ---------

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

    Temporary differences that give rise to deferred tax assets and liabilities as of year-end 1996 and 1995 are as follows:

                                                                           1996        1995
                                                                        ----------  ----------
                                                                            (IN THOUSANDS)
Deferred tax assets:
Depreciation and amortization.........................................  $    9,187  $    8,709
Asset valuations and reserve activities...............................      60,008      75,215
Associate benefits....................................................      83,408      68,783
Credit losses.........................................................      19,891      23,885
Equity investment results.............................................       9,202       9,440
Lease transactions....................................................      13,308      11,840
Inventory.............................................................      16,013      15,954
Acquired loss carryforwards...........................................       4,581       6,198
Capital losses........................................................       3,354         860
Other.................................................................      20,926      18,323
                                                                        ----------  ----------
Gross deferred tax assets.............................................     239,878     239,207
Less valuation allowance..............................................      (4,514)     (4,514)
                                                                        ----------  ----------
Total deferred tax assets.............................................     235,364     234,693
                                                                        ----------  ----------
Deferred tax liabilities:
Depreciation and amortization.........................................     116,842     128,924
Equity investment results.............................................       2,455       2,166
Lease transactions....................................................       1,995       1,825
Inventory.............................................................      52,586      59,113
Associate benefits....................................................      20,931      23,402
Asset valuations and reserve activities...............................         535       8,025
Note sales............................................................       3,754       3,495
Prepaid expenses......................................................       3,162       3,578
Other.................................................................      18,644      17,620
                                                                        ----------  ----------
Total deferred tax liabilities........................................     220,904     248,148
                                                                        ----------  ----------
Net deferred tax asset (liability)....................................  $   14,460  $  (13,455)
                                                                        ----------  ----------
                                                                        ----------  ----------

    The change in net deferred asset/liability from 1995 to 1996 is allocated $5.4 million to deferred income tax benefit, $16.6 million to stockholders' equity, and $5.8 million to purchase price allocations.

    The valuation allowance relates to $4 million of acquired loss carryforwards that, if utilized, will be reversed to goodwill in future years. Management believes it is more likely than not that all other deferred tax assets will be realized.

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

    The effective income tax rates are different from the statutory federal income tax rates for the following reasons:

                                                         1996       1995       1994
                                                       ---------  ---------  ---------
Statutory rate.......................................       35.0%      35.0%      35.0%
State income taxes, net of federal tax benefit.......        9.0        7.0        8.9
Acquisition-related differences......................        6.1        8.4        6.9
Other................................................        1.0         .7        (.8)
                                                       ---------  ---------  ---------
Effective rate.......................................       51.1%      51.1%      50.0%
                                                       ---------  ---------  ---------
                                                       ---------  ---------  ---------

SEGMENT INFORMATION

    The following table sets forth the composition of the company's net sales, operating earnings, depreciation and amortization, capital expenditures and identifiable assets. Food distribution includes food and general merchandise distribution.

                                                                 1996       1995       1994
                                                               ---------  ---------  ---------
                                                                        (IN MILLIONS)

NET SALES
Food distribution............................................  $  14,904  $  16,665  $  15,543
Less sales elimination.......................................     (2,123)    (2,529)    (1,953)
                                                               ---------  ---------  ---------
Net food distribution........................................     12,781     14,136     13,590
Retail food..................................................      3,706      3,366      2,134
                                                               ---------  ---------  ---------
Total........................................................  $  16,487  $  17,502  $  15,724
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------
OPERATING EARNINGS
Food distribution............................................  $     299  $     288  $     263
Retail food..................................................         47         46         27
Corporate....................................................       (139)      (119)      (100)
                                                               ---------  ---------  ---------
Total operating earnings.....................................        207        215        190
Interest expense.............................................       (163)      (175)      (120)
Interest income..............................................         49         58         57
Equity investment results....................................        (18)       (21)       (15)
Litigation settlement........................................        (20)        --         --
Facilities consolidation.....................................         --          9         --
                                                               ---------  ---------  ---------
Earnings before taxes........................................  $      55  $      86  $     112
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------
DEPRECIATION AND AMORTIZATION
Food distribution............................................  $     107  $     117  $      99
Retail food..................................................         56         43         33
Corporate....................................................         25         21         14
                                                               ---------  ---------  ---------
Total........................................................  $     188  $     181  $     146
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

                                                                 1996       1995       1994
                                                               ---------  ---------  ---------
                                                                        (IN MILLIONS)
CAPITAL EXPENDITURES
Food distribution............................................  $      59  $      70  $     107
Retail food..................................................         50         30         26
Corporate....................................................         20         14          7
                                                               ---------  ---------  ---------
Total........................................................  $     129  $     114  $     140
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------
IDENTIFIABLE ASSETS
Food distribution............................................  $   2,647  $   3,021  $   3,262
Retail food..................................................        647        588        547
Corporate....................................................        761        688        799
                                                               ---------  ---------  ---------
Total........................................................  $   4,055  $   4,297  $   4,608
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    Certain reclassifications have been made to the 1995 information. Equity investment results representing a joint venture in 1995 have been reclassified to retail operating earnings to compare to the 1996 consolidation of that joint venture.

SHAREHOLDERS' EQUITY

    The company offers a Dividend Reinvestment and Stock Purchase Plan which offers shareholders the opportunity to automatically reinvest their dividends in common stock at a 5% discount from market value. Shareholders also may purchase shares at market value by making cash payments up to $5,000 per calendar quarter. Such programs resulted in issuing 125,000 and 283,000 new shares in 1996 and 1995, respectively.

    The company has a rights plan designed to protect stockholders should the company become the target of coercive and unfair takeover tactics. Stockholders have one right for each share of common stock held. In the event of certain defined events that constitute a change of control, each right entitles stockholders (other than any defined acquiror) to purchase 1/100 of a share of new preferred stock at an exercise price of $75 (the "Exercise Price") or to exchange the right upon the payment of the Exercise Price for that number of shares of company common stock determined by dividing twice the Exercise Price ($150) by the then current market price of the common stock. Furthermore, if the company is involved in a merger or other business combination or sale of a specified percentage of assets or earning power, the rights (other than those held by the acquiror) may be used to purchase, for the Exercise Price, that number of shares of the acquiror's common stock determined by dividing twice the Exercise Price by the then current market price of the acquiror's common stock. The rights expire on July 6, 2006. The company is currently involved in litigation regarding a shareholder proposed bylaw amendment which would require that any rights plan be first approved by shareholders and that the current rights plan be terminated.

    The company has severance agreements with certain management associates. The agreements generally provide two years' salary to these associates if the associate's employment terminates within two years after a change of control. In the event of a change of control, a supplemental trust will be funded to provide for these salary obligations.

    The company's employee stock ownership plan (ESOP) established in 1990 allows substantially all associates to participate. In 1990, the ESOP entered into a note with a bank to finance purchase of the shares. In 1994, the company paid off the note and entered into a note from the ESOP. The ESOP will

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

repay to the company the remaining loan balance with proceeds from company contributions. The receivable from the ESOP is presented as a reduction of shareholders' equity.

    The company makes contributions to the ESOP based on fixed debt service requirements of the ESOP note. Such contributions were approximately $2 million per year in 1996, 1995 and 1994. Dividends used by the ESOP for debt service and interest and compensation expense recognized by the company were not material.

    In 1996 and 1995, options with SARs were exercisable for 7,000 and 14,000 shares, respectively. At year-end 1996, there were 210,000 shares available for grant under the unrestricted stock option plans.

    The company has a stock incentive plan that allows awards to key associates of up to 760,000 restricted shares of common stock and phantom stock units. At year-end 1996, 684,000 shares were available for grant under the stock incentive plan. Shares granted are recorded at the market value when issued and amortized to expense as earned. The unamortized portion was $3 million at year-end 1996 and is netted against capital in excess of par value within shareholders' equity.

    Stock option and stock incentive transactions are as follows:

                                                                WEIGHTED-AVERAGE
                                                     SHARES      EXERCISE PRICE      PRICE RANGE
                                                   -----------  -----------------  ----------------
                                                                (SHARES IN THOUSANDS)
Outstanding, year-end 1993.......................         983       $   35.16      $   4.72 - 42.13
  Granted........................................       1,782       $   25.57      $  24.81 - 29.75
  Exercised......................................          (7)      $   19.50      $   4.72 - 25.19
  Canceled and forfeited.........................        (288)      $   32.83      $  24.94 - 42.13
                                                        -----          ------      ----------------
Outstanding, year-end 1994.......................       2,470       $   28.56      $  10.29 - 42.13
  Granted........................................         118       $   25.52      $  19.44 - 26.44
  Exercised......................................         (10)      $   18.09      $  10.29 - 24.94
  Canceled and forfeited.........................        (457)      $   30.31      $  24.81 - 42.13
                                                        -----          ------      ----------------
Outstanding, year-end 1995.......................       2,121       $   28.06      $  19.44 - 42.13
  Granted........................................       1,005       $   16.67      $  16.38 - 19.75
  Canceled and forfeited.........................        (290)      $   29.07      $  24.81 - 42.13
                                                        -----          ------      ----------------
Outstanding, year-end 1996.......................       2,836       $   23.93      $  16.38 - 42.13
                                                        -----
                                                        -----

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

    Information regarding options outstanding at year-end 1996 is as follows:

                                                            ALL OUTSTANDING  OPTIONS CURRENTLY
                                                                OPTIONS         EXERCISABLE
                                                            ---------------  -----------------
                                                                  (SHARES IN THOUSANDS)
Option price $37.06 - $42.13:
  Number of options.......................................           297               297
  Weighted average exercise price.........................     $   38.51         $   38.51
  Weighted average remaining life in years................             3
Option price $24.81 - $32.90:
  Number of options.......................................         1,519               393
  Weighted average exercise price.........................     $   25.91         $   26.78
  Weighted average remaining life in years................             7
Option price $16.38 - $19.44:
  Number of options.......................................         1,020                 1
  Weighted average exercise price.........................     $   16.71         $   19.44
  Weighted average remaining life in years................            10

    In the event of a change of control, the company may accelerate the vesting and payment of any award or make a payment in lieu of an award.

    The company applies APB Opinion No. 25 -- Accounting for Stock Issued to Employees, and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for the plans. If compensation cost had been recognized for the stock-based compensation plans based on fair values of the awards at the grant dates consistent with the method of SFAS No. 123 -- Accounting for Stock-Based Compensation, reported net earnings and earnings per share would have been $26.5 million and $.70 for 1996 and $42.0 million and $1.12 for 1995, respectively.

    Significant assumptions used to estimate the fair values of awards using the Black-Scholes option-pricing model with the following weighted-average assumptions for 1996 and 1995 are: risk-free interest rate -- approximately 7%; expected lives of options -- 10 years; expected volatility -- 35% to 50%; and expected dividend yield of .5% to 6%.

ASSOCIATE RETIREMENT PLANS

    The company sponsors retirement and profit sharing plans for substantially all non-union and some union associates.

    Benefit calculations for the company's defined benefit retirement plans are primarily a function of years of service and final average earnings at the time of retirement. Final average earnings are the average of the highest five years of compensation during the last 10 years of employment. The company funds these plans by contributing the actuarially computed amounts that meet funding requirements.

    The following table sets forth the company's major qualified defined benefit retirement plans' funded status and the amounts recognized in the statements of earnings. Substantially all the plans' assets are invested in listed stocks, short-term investments and bonds. The significant actuarial assumptions used in

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

the calculation of funded status for 1996 and 1995, respectively are: discount rate -- 7.75% and 7.25%; compensation increases -- 4.5% and 4.0%; and return on assets -- 9.5% for both years.

                                                                1996
                                                    ----------------------------
                                                    ASSETS EXCEED   ACCUMULATED
                                                     ACCUMULATED     BENEFITS
                                                      BENEFITS     EXCEED ASSETS     1995
                                                    -------------  -------------  ----------
                                                                 (IN THOUSANDS)
Actuarial present value of accumulated benefit
  obligations:
  Vested..........................................    $   5,440     $   238,154   $  207,731
                                                    -------------  -------------  ----------
                                                    -------------  -------------  ----------
  Total...........................................    $   5,590     $   245,014   $  213,390
                                                    -------------  -------------  ----------
                                                    -------------  -------------  ----------
Projected benefit obligations.....................    $   5,590     $   274,494   $  229,649
Plan assets at fair value.........................        8,457         228,679      222,434
                                                    -------------  -------------  ----------
Projected benefit obligation in excess of (less
  than) plan assets...............................       (2,867)         45,815        7,215
Unrecognized net loss.............................         (282)        (63,583)     (37,330)
Unrecognized prior service cost...................           (2)           (434)      (1,039)
Unrecognized net asset............................           83           1,041        1,391
Additional liability..............................           --          33,497           --
                                                    -------------  -------------  ----------
Accrued (prepaid) pension cost....................    $  (3,068)    $    16,336   $  (29,763)
                                                    -------------  -------------  ----------
                                                    -------------  -------------  ----------

    Net pension expense includes the following components:

                                                               1996        1995        1994
                                                            ----------  ----------  ----------
                                                                      (IN THOUSANDS)
Service cost..............................................  $   10,802  $   11,348  $    7,288
Interest cost.............................................      19,764      16,367      15,258
Actual (return) loss on plan assets.......................     (22,986)    (45,217)      5,064
                                                            ----------  ----------  ----------
Net amortization and deferral.............................      10,265      29,807     (17,036)
                                                            ----------  ----------  ----------
Net pension expense.......................................  $   17,845  $   12,305  $   10,574
                                                            ----------  ----------  ----------
                                                            ----------  ----------  ----------

    The company also has nonqualified supplemental retirement plans for selected associates. These plans are unfunded with a projected benefit obligation of $24 million and $23 million; and unrecognized prior service and actuarial losses of $9 million and $11 million at year-end 1996 and 1995, respectively, based on actuarial assumptions consistent with the funded plans. The net pension expense for the unfunded plans was $3 million each year in 1996 and 1995, and $2 million for 1994.

    At year-end 1996, the consolidated balance sheet reflects a $42 million additional minimum liability relating to unfunded accumulated benefit obligations for all of the company's defined benefit plans, a $.9 million related intangible asset, and a $25 million reduction of shareholders' equity, net of future tax benefits.

    Contributory profit sharing plans maintained by the company are for associates who meet certain types of employment and length of service requirements. Company contributions under these defined

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

contribution plans are made at the discretion of the board of directors. Expenses for these plans were $3 million each year in 1996 and 1995, and $6 million in 1994.

    Certain associates have pension and health care benefits provided under collectively bargained multiemployer agreements. Expenses for these benefits were $84 million, $75 million and $56 million for 1996, 1995 and 1994, respectively.

ASSOCIATE POSTRETIREMENT HEALTH CARE BENEFITS

    The company offers a comprehensive major medical plan to eligible retired associates who meet certain age and years of service requirements. This unfunded defined benefit plan generally provides medical benefits until Medicare insurance commences.

    Components of postretirement benefits expense are as follows:

                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
                                                                           (IN THOUSANDS)
Service cost.....................................................  $     147  $     137  $     223
Interest cost....................................................      1,443      1,642      1,542
Amortization of net loss.........................................     --            141        196
                                                                   ---------  ---------  ---------
Postretirement expense...........................................  $   1,590  $   1,920  $   1,961
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The composition of the accumulated postretirement benefit obligation (APBO) and the amounts recognized in the balance sheets are presented below.

                                                                            1996       1995
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Retirees................................................................  $  15,843  $  17,197
Fully eligible actives..................................................        689        811
Others..................................................................      1,767      2,216
                                                                          ---------  ---------
APBO....................................................................     18,299     20,224
Unrecognized net (gain) loss............................................        100       (587)
                                                                          ---------  ---------
Accrued postretirement benefit cost.....................................  $  18,399  $  19,637
                                                                          ---------  ---------
                                                                          ---------  ---------

    The weighted average discount rate used in determining the APBO was 7.75% and 7.25% for 1996 and 1995, respectively. For measurement purposes in 1996 and 1995, a 9% and 12%, respectively, annual rate of increase in the per capita cost of covered medical care benefits was assumed. The rate was assumed to decrease to 5% and 6.5% in 1996 and 1995, respectively, by the year 2003, then remain level. If the assumed health care cost increased by 1% for each future year, the current cost and the APBO would have increased by approximately 5% to 6% for all periods presented.

    The company also provides other benefits for certain inactive associates. Expenses related to these benefits are immaterial.

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

SUPPLEMENTAL CASH FLOWS INFORMATION

                                                            1996        1995         1994
                                                         ----------  ----------  -------------
                                                                    (IN THOUSANDS)
Acquisitions:
  Fair value of assets acquired........................              $  142,458  $   1,575,323
  Less:
  Liabilities assumed or created.......................                  63,873      1,198,050
  Existing company investment..........................                  51,126        (15,281)
  Cash acquired........................................                  16,805          5,066
                                                                     ----------  -------------
  Cash paid, net of cash acquired......................              $   10,654  $     387,488
                                                                     ----------  -------------
                                                                     ----------  -------------
Cash paid during the year for:
  Interest, net of amounts capitalized.................  $  152,846  $  171,141  $      98,254
  Income taxes, net of refunds.........................  $   32,291  $   (9,593) $      40,414
Direct financing leases and related obligations........  $   17,062  $   28,568  $      15,640
Property and equipment additions by capital leases.....  $   11,111  $    8,840  $      30,606

LITIGATION AND CONTINGENCIES

    PREMIUM

    The company and several other defendants were named in two suits filed in U.S. District Court in Miami, Florida, in 1993. The suits involved an allegedly fraudulent scheme conducted by a failed grocery diverter -- Premium Sales Corporation ("Premium") and others in which large losses in the Premium-related entities occurred to the detriment of a class of investors which brought one of the suits. The other suit is by the receiver/trustee of the estates of Premium and certain of its affiliated entities (the "Trustee"). Plaintiffs sought actual damages of approximately $300 million, treble damages, punitive damages, attorneys' fees, costs, expenses and other appropriate relief.

    The company denies plaintiffs' accusations and allegations, and denies all wrongdoing, liability, fault or responsibility for loss, if any, with respect to the claims made against it in the Premium litigation. However, to avoid future costs and eliminate uncertainty, the company entered into a settlement agreement with respect to the Premium cases in December 1996. Under the agreement, the plaintiffs (excluding class member opt-outs and non-releasing investors) and all other claimants will dismiss their actions against the company in exchange for a $19.5 million payment plus $500,000 for costs and expenses, and all related claims involving the company will be dismissed.

    The company recorded a charge of $20 million, or $.26 per share, during the third quarter of 1996 in anticipation of the settlement and deposited that amount into an escrow account in December pending finalization. The settlement is subject to, among other conditions, court approval and receipt by the company of releases from investors, including those who might not be bound by the settlement. The company has the right to withdraw the escrowed funds and terminate the settlement if such conditions are not met. As of the date of these financial statements, non-released claims held by investors who would not otherwise be bound by the settlement were estimated to be substantial. In the event the settlement is not consummated, the company expects the litigation will resume. In that event, while management is unable

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

to predict the potential range of monetary exposure to the company, if any, an unfavorable outcome could have a material adverse effect on the company and its financial statements.

    DAVID'S

    The company, a former subsidiary subsequently merged with the company, and a retired executive officer were named in a lawsuit filed by David's Supermarkets, Inc. in the District Court of Johnson County, Texas in 1993 ("David's") alleging product overcharges during a three year period. A jury trial was held in February and March 1996, and on April 12, 1996, judgment was entered against the company in the amount of $207.5 million for violation of the Texas Deceptive Trade Practice Act ("DTPA") plus pre-judgment interest of $3.7 million and post-judgment interest at the rate of 10% per annum. Judgment jointly and severally against the executive was entered for $72.6 million plus pre-judgment and post-judgment interest.

    The company posted a supersedeas bond, commenced appeal of the judgment, and filed a motion for a new trial and recusal of the trial judge on grounds unrelated to the merits. Subsequently, the trial judge recused himself and a new judge was assigned to the case who vacated the judgment and granted a new trial, currently scheduled for May 1997. As a result, letters of credit which had partially secured the supersedeas bond were canceled, thereby restoring $135 million to the company's bank facility.

    Plaintiff continues to allege liability on the part of the company (and its co-defendant) as the result of breach of contract, fraud, conspiracy and violation of the DTPA, and seeks substantial actual damages, treble damages, exemplary damages, attorneys' fees, interest and costs, totaling hundreds of millions of dollars. Management is unable to predict the potential range of additional monetary exposure, if any, to the company. However, based upon the large recovery sought and the unexpected result of the first trial, an unfavorable outcome resulting from the new trial could have a material adverse effect on the company and its financial statements.

    Since the announcement of the initial judgment in the David's litigation, other customers involved in disputes with the company have added allegations of overcharges purporting to be similar to those made in the David's case. Such allegations may also be made by others. Management is unable to predict the potential range of monetary exposure to the company from such allegations, if any. However, if the plaintiff in any of such cases were to be successful in these assertions, the outcome could have a material adverse effect on the company and its financial statements.

    MEGAFOODS

    In August 1994, a former customer, Megafoods Stores, Inc. ("Megafoods" or "debtor"), and certain of its affiliates filed chapter 11 bankruptcy proceedings in Arizona. The company filed claims, including a claim for indebtedness for goods sold on open account, equipment leases and secured loans, totaling approximately $28 million (including claims for future payments and other non-recorded assets). Additionally, the debtor is liable or contingently liable to the company under store subleases and lease guarantees extended by the company for the debtor's benefit. The debtor objected to the company's claims and filed an adversary proceeding against the company seeking subordination of the company's claims, return of an approximate $12 million deposit and affirmative relief for damages which was subsequently amended to include allegations purporting to be similar to those made in the David's litigation.

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

    In August 1996, the court approved a settlement of both the debtor's adversary proceeding against the company and the company's disputed claims in the bankruptcy. The settlement, which is subject to approval by the creditors of a revised plan which will encompass the settlement, provides that the company will retain the $12 million deposit, relinquish its secured and unsecured claims in exchange for the right to receive 10% of distributions, if any, made to the unsecured creditors and pay the debtor $2.5 million in exchange for the furniture, fixtures and equipment from 17 of its stores (located primarily in Texas) and two Texas warehouses. The company agreed to lease to the reorganized debtor the furniture, fixtures and equipment in fourteen of the stores for nine years (or until, in each case, the expiration of the store lease) at an annual rental of $18 thousand per store.

    In October 1996, the debtor announced an agreement to sell its 16 Phoenix stores to a local retail grocery chain for net proceeds of approximately $22 million. In January 1997, the debtor filed a joint liquidating plan which incorporates the settlement. While there are apparent inconsistencies between the liquidating plan and the settlement agreement, the company expects that the economics of the settlement will remain essentially unchanged.

    The company recorded charges of approximately $6.5 million in 1994, $3.5 million in 1995 and $5.8 million in 1996, and at year-end 1996 had approximately $3 million of recorded net assets relating to Megafoods consisting of equipment. If the settlement is consummated, the company will make the $2.5 million payment as provided for in the settlement agreement. The company remains contingently liable for stores subleased by the company to Megafoods and for certain leasehold guarantees extended by the company to third parties on Megafoods' behalf.

    CLASS ACTION SUITS

    The company and certain of its present and former officers and directors, including the chief executive officer, have been named as defendants in nine purported class action lawsuits filed by certain of its stockholders and one purported class action lawsuit filed by a noteholder, alleging the company failed to properly disclose and account for the risk associated with the David's litigation. The plaintiffs in five of the stockholder cases also claim the company failed to disclose that it was engaged in an allegedly "deceptive course of business" with its customers that exposed the company to substantial liability which would severely impair the financial condition, performance and value of the company. The plaintiffs seek undetermined but significant damages. Management is unable to predict the ultimate outcome or a potential range of monetary exposure, if any, to the company from these actions. However, an unfavorable outcome in any of them could have a material adverse effect on the company and its financial statements.

    FURR'S

    Furr's Supermarkets, Inc. ("Furr's"), who purchased $546 million of products in 1996 under a supply agreement expiring in 2001, filed a lawsuit in the District Court of Bernalillo County, New Mexico in February 1997 naming as defendants the company, certain company officers and an employee. Furr's claims it has been overcharged for products under the agreement and alleges various causes of action, among them breach of contract, misrepresentation, fraud and violation of certain of New Mexico's trade practices statutes. Furr's seeks an unspecified monetary award of actual, consequential, incidental and punitive damages, treble damages, interest, attorneys' fees and court costs, and also seeks a declaratory judgment terminating the supply agreement. Prior to filing the lawsuit, Furr's was seeking to exercise the agreement's competitiveness clause and was examining the company's pricing under the agreement. The

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

company believes it has substantially complied with its obligations to Furr's in good faith. Furr's has submitted what it asserts is a qualified competitive bid; the company is examining the submission and, as of the date of these financial statements, had not yet reached any conclusion as to competitiveness. Management is unable to predict the potential range of monetary exposure, if any, to the company. However, the effect of an unfavorable outcome or the loss of the customer's business for any reason could have a material adverse effect on the company and its financial statements.

    OTHER

    The company supplies goods and services to some of its customers (particularly to its large customers) pursuant to supply agreements containing a "competitiveness" clause. Under this clause, the customer may submit to the company a qualified bid from another supplier to provide a comparable range of goods and services at prices lower than those charged by the company by more than an agreed percentage. The company has the right to lower its prices to come within the agreed percentage; if it chooses not to, the customer may accept the competitor's bid. The competitiveness clause is not exercised frequently and disputes regarding the clause must generally be submitted to binding arbitration. Additionally, the company believes that most supply agreements prohibit recovery of both punitive and consequential damages if any litigation ever arises. From time to time, customers of the company may seek to renegotiate the terms of their supply agreements, or exercise the competitiveness clause of such agreements or otherwise alter the terms of their contractual obligations to the company to obtain financial concessions. The company does not believe such efforts have had a material adverse effect on its operations or financial condition.

    The company has purchased insurance to secure its obligation to indemnify its officers and directors against certain liabilities which may result from actions taken on behalf of the company. The company believes this insurance covers potential exposure arising from some of the allegations made in the David's litigation, as well as allegations made in other lawsuits. The company is pursuing a declaratory judgment action against certain of its insurance carriers to resolve certain coverage issues. While the company intends to vigorously assert its rights under the policies, there can be no assurance as to the amount of coverage which may ultimately be available.

    The company's facilities are subject to various laws and regulations regarding the discharge of materials into the environment. In conformity with these provisions, the company has a comprehensive program for testing and removal, replacement or repair of its underground fuel storage tanks and for site remediation where necessary. The company has established reserves that it believes will be sufficient to satisfy anticipated costs of all known remediation requirements. In addition, the company is addressing several other environmental cleanup matters involving its properties, all of which the company believes are immaterial.

    The company has been designated by the U.S. Environmental Protection Agency ("EPA") as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") with others, with respect to EPA-designated Superfund sites. While liability under CERCLA for remediation at such sites is joint and several with other responsible parties, the company believes that, to the extent it is ultimately determined to be liable for clean up at any site, such liability will not result in a material adverse effect on its consolidated financial position or results of operations. The company is committed to maintaining the environment and protecting natural resources and to achieving full compliance with all applicable laws and regulations.

                            FLEMING COMPANIES, INC.

           FOR THE YEARS ENDED DECEMBER 28, 1996, DECEMBER 30, 1995,
                             AND DECEMBER 31, 1994

    At year-end 1996, the company has aggregate contingent liabilities for future minimum rental commitments made on behalf of customers with a present value of approximately $82 million.

    The company is a party to various other litigation, tax assessments and other matters, some of which are for substantial amounts, arising in the ordinary course of business. The ultimate effect of such actions cannot be predicted with certainty. Although the resolution of any of these matters may have a material adverse impact on interim or annual results of operations, the company expects that the outcome of these matters will not result in a material adverse effect on liquidity or consolidated financial position.

SUBSEQUENT EVENTS

    The company has terminated its share rights plan to be effective on the date the company holds its 1997 annual meeting of shareholders.

    On March 21, 1997, the company agreed to pay David's $19.9 million in complete settlement of the David's lawsuit against the company, of which approximately $700,000 was accrued in 1996 and the remainder will be reflected in the company's results of operations in the first quarter of 1997. The company has also agreed to release David's and its founder from the company's recently filed defamation suit.

                            FLEMING COMPANIES, INC.

                        QUARTERLY FINANCIAL INFORMATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

1996                                                       FIRST         SECOND        THIRD         FOURTH         YEAR
------------------------------------------------------  ------------  ------------  ------------  ------------  -------------
Net sales.............................................  $  5,168,234  $  3,742,331  $  3,705,970  $  3,870,204  $  16,486,739
Costs and expenses (income):
  Cost of sales.......................................     4,711,114     3,397,509     3,373,525     3,522,567     15,004,715
  Selling and administrative..........................       401,523       298,402       281,316       293,408      1,274,649
  Interest expense....................................        55,760        34,330        34,955        38,421        163,466
  Interest income.....................................       (15,424)      (11,301)      (11,610)      (10,787)       (49,122)
  Equity investment results...........................         3,165         4,099         5,708         5,486         18,458
  Litigation settlement...............................            --            --        20,000            --         20,000
                                                        ------------  ------------  ------------  ------------  -------------
    Total costs and expenses..........................     5,156,138     3,723,039     3,703,894     3,849,095     16,432,166
                                                        ------------  ------------  ------------  ------------  -------------
Earnings before taxes.................................        12,096        19,292         2,076        21,109         54,573
Taxes on income.......................................         6,181         9,858         1,061        10,787         27,887
                                                        ------------  ------------  ------------  ------------  -------------
Net earnings..........................................  $      5,915  $      9,434  $      1,015  $     10,322  $      26,686
                                                        ------------  ------------  ------------  ------------  -------------
Net earnings per share................................  $        .16  $        .25  $        .03  $        .27  $         .71
Dividends paid per share..............................  $        .30  $        .02  $        .02  $        .02  $         .36
Weighted average shares outstanding...................        37,739        37,788        37,788        37,794         37,774


1995                                                       FIRST         SECOND        THIRD         FOURTH         YEAR
------------------------------------------------------  ------------  ------------  ------------  ------------  -------------
Net sales.............................................  $  5,458,982  $  4,000,070  $  3,898,361  $  4,144,159  $  17,501,572
Costs and expenses (income):
  Cost of sales.......................................     5,020,518     3,676,391     3,599,252     3,794,878     16,091,039
  Selling and administrative..........................       364,081       264,817       258,020       302,281      1,189,199
  Interest expense....................................        56,397        40,046        38,603        40,344        175,390
  Interest income.....................................       (19,481)      (14,393)      (11,673)      (12,659)       (58,206)
  Equity investment results...........................         6,473         3,074         6,658        11,035         27,240
  Facilities consolidation............................        (8,982)           --            --            --         (8,982)
                                                        ------------  ------------  ------------  ------------  -------------
    Total costs and expenses..........................     5,419,006     3,969,935     3,890,860     4,135,879     17,415,680
                                                        ------------  ------------  ------------  ------------  -------------
Earnings before taxes.................................        39,976        30,135         7,501         8,280         85,892
Taxes on income.......................................        20,428        15,399         3,833         4,231         43,891
                                                        ------------  ------------  ------------  ------------  -------------
Net earnings..........................................  $     19,548  $     14,736  $      3,668  $      4,049  $      42,001
                                                        ------------  ------------  ------------  ------------  -------------
Net earnings per share................................  $        .52  $        .39  $        .10  $        .11  $        1.12
Dividends paid per share..............................  $        .30  $        .30  $        .30  $        .30  $        1.20
Weighted average shares outstanding...................        37,497        37,546        37,619        37,675         37,577

    The first quarter of 1996 includes a $7 million charge related to a judgment in the David's litigation. The charge was classified as follows: $4 million as selling and administrative expenses and $3 million as interest expense. During the second quarter of 1996, this judgment was set aside and vacated, and the charge was reversed. A new charge of $650,000 was recorded. The fourth quarter of 1996 includes a $5 million impairment charge, classified as selling and administrative expense, related to an international investment.

    The first quarter of both years consists of 16 weeks; all other quarters are 12 weeks.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR BOTH TOGETHER CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THE PROSPECTUS RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE LETTER OF TRANSMITTAL OR BOTH TOGETHER NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREIN OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                           --------------------------

    All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                        BY REGISTERED OR CERTIFIED MAIL

                    Manufacturers and Traders Trust Company
                                 P.O. Box 1377
                            Buffalo, New York 14240

                                    BY HAND

                    Manufacturers and Traders Trust Company
                             50 Broadway, 7th Floor
                            New York, New York 10004
                      Attention: Corporate Trust Services

                              BY OVERNIGHT COURIER

                    Manufacturers and Traders Trust Company
                            One M&T Plaza, 7th Floor
                            Buffalo, New York 14203
                         Attention: Russell T. Whitley

                                  BY FACSIMILE

                    Manufacturers and Traders Trust Company
                                 (716) 842-4474
                      Confirm by Telephone: (716) 842-5602

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight delivery, or registered or certified mail.)

                                  $250,000,000

                      10 1/2% SERIES B SENIOR SUBORDINATED
                                 NOTES DUE 2004

                                      AND

                                  $250,000,000

                      10 5/8% SERIES B SENIOR SUBORDINATED
                                 NOTES DUE 2007

                            FLEMING COMPANIES, INC.
                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
Available Information..........................          4
Incorporation of Certain Documents by
  Reference....................................          4
Prospectus Summary.............................          5
Risk Factors...................................         18
The Exchange Offer.............................         23
Selected Financial Information.................         31
Management's Discussion and Analysis...........         33
Business.......................................         49
Management.....................................         70
Description of Other Indebtedness..............         72
Description of Notes...........................         76
Definitions....................................         96
Plan of Distribution...........................        114
Legal Matters..................................        115
Experts........................................        115
Index to Financial Statements..................        F-1


                           --------------------------

                               December 22, 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


    As permitted by the Oklahoma General Corporation Act under which the company is incorporated, the company's Certificate of Incorporation provides for indemnification of each of the company's officers and directors against (a) expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding brought by reason of his being or having been a director, officer, employee or agent of the company, or of any other corporation, partnership, joint venture, or other enterprise at the request of the company, other than an action by or in the right of the company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action, he had no reasonable cause to believe that his conduct was unlawful and (b) expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the company brought by reason of his being or having been a director, officer, employee or agent of the company, or any other corporation, partnership, joint venture, or other enterprise at the request of the company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which he shall have been adjudged liable to the company, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. The company's bylaws provide for similar indemnification. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended.



    The company also provides liability insurance for each of its directors and executive officers.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)  Exhibits

  EXHIBIT                                                                    PAGE NUMBER OR INCORPORATION BY
  NUMBER                                                                              REFERENCE TO
-----------                                                              ---------------------------------------
      4.10   Indenture, dated as of December 1, 1989, between Fleming    Exhibit 4 to Registration Statement No.
               Companies, Inc. and First Trust of New York National      33-29633
               Association (successor to Morgan Guaranty Trust
               Company), as Trustee, regarding Medium Term Notes

      4.11   Indenture, dated as of December 15, 1994, among Fleming     Exhibit 4.9 to Form 10-K for year ended
               Companies, Inc., the Subsidiary Guarantors named therein  December 31, 1994 and Texas Commerce Bank National Association, as
               Trustee, regarding 10 5/8% Senior Notes

      4.12   Indenture, dated as of December 15, 1994, among Fleming     Exhibit 4.10 to Form 10-K for year
               Companies, Inc., the Subsidiary Guarantors named therein  ended December 31, 1994 and Texas Commerce Bank National Association, as
               Trustee, regarding Floating Rate Senior Notes

      4.15   Agreement to furnish copies of other long-term debt         Exhibit 4.15 to Form 10-K for year
               instruments                                               ended December 28, 1996

  EXHIBIT                                                                    PAGE NUMBER OR INCORPORATION BY
  NUMBER                                                                              REFERENCE TO
-----------                                                              ---------------------------------------
      4.16   Credit Agreement, dated as of July 25, 1997, among Fleming  Exhibit 4.16 to Form 10-Q for quarter
               Companies, Inc., the Lenders party thereto, BancAmerica   ended July 12, 1997
               Securities, Inc., as syndication agent, Societe
               Generale, as documentation agent and The Chase Manhattan
               Bank, as administrative agent

      4.17   Security Agreement dated as of July 25, 1997, between       Exhibit 4.17 to Form 10-Q for quarter
               Fleming Companies, Inc., the company subsidiaries party   ended July 12, 1997
               thereto and The Chase Manhattan Bank, as collateral
               agent

      4.18   Pledge Agreement, dated as of July 25, 1997, among Fleming  Exhibit 4.18 to Form 10-Q for quarter
               Companies, Inc., the company subsidiaries party thereto   ended July 12, 1997
               and The Chase Manhattan Bank, as collateral agent

      4.19   Guarantee Agreement among the company subsidiaries party    Exhibit 4.19 to Form 10-Q for quarter
               thereto and The Chase Manhattan Bank, as collateral       ended July 12, 1997
               agent

      4.20   Indenture, dated as of July 25, 1997, among Fleming         Exhibit 4.20 to Form 10-Q for quarter
               Companies, Inc., the Subsidiary Guarantors named therein  ended July 12, 1997 and Manufacturers and Traders Trust Company, as Trustee,
               regarding 10 5/8% Senior Subordinated Notes due 2007

      4.21   Indenture, dated as of July 25, 1997, among Fleming         Exhibit 4.21 to Form 10-Q for quarter
               Companies, Inc., the Subsidiary Guarantors named therein  ended July 12, 1997 and Manufacturers and Traders Trust Company regarding
               10 1/2% Senior Subordinated Notes due 2004

      4.22   Registration Rights Agreement, dated as of July 25, 1997,   Exhibit 4.22 to Form 10-Q for quarter
               among Fleming Companies, Inc., the Subsidiary Guarantors  ended July 12, 1997 named therein and Bear, Stearns & Co. Inc. and the other
               Initial Purchasers named therein

      5      Opinion of McAfee & Taft A Professional Corporation

     10.25   Settlement Agreement between Fleming Companies, Inc. and    Exhibit 10.25 to Form 10-Q for quarter
               Furr's Supermarkets, Inc. dated October 23, 1997          ended October 4, 1997

     12      Computation of Ratio of Earnings to Fixed Charges           Exhibit 12 to Form 10-K for year ended
                                                                         December 28, 1996 and to Form 10-Q for
                                                                         quarter ended October 4, 1997.

     23.1*   Consent of Deloitte & Touche LLP

     23.2    Consent of McAfee & Taft A Professional Corporation
               (included as part of its opinion filed as Exhibit 5)

  EXHIBIT                                                                    PAGE NUMBER OR INCORPORATION BY
  NUMBER                                                                              REFERENCE TO
-----------                                                              ---------------------------------------
      24     Powers of Attorney
      25     Statement of Eligibility of Trustee on Form T-1 with
               respect to 10 1/2% Senior Subordinated Notes due 2004
               and 10 5/8% Senior Subordinated Notes due 2007
      99.1   Form of Letter of Transmittal
      99.2   Form of Notice of Guaranteed Delivery
      99.3   Form of Letter to brokers, etc. from Fleming Companies,
               Inc.
      99.4   Form of Letter of registered holder to beneficial owner
               and instruction of beneficial owner
      99.5   Guidelines for Certification of Taxpayer Identification
               Number on Substitute Form W-9


------------------------


* Filed herewith.


    (b) Financial Statement Schedules


       Schedule II--Valuation and Qualifying Accounts


ITEM 22.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 19th day of December, 1997.


                                          FLEMING COMPANIES, INC.

                                          By        /s/  JOHN M. THOMPSON

                                            ------------------------------------

                                                     John M. Thompson,
                                                       VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on December 19, 1997.


      /s/  ROBERT E. STAUTH*          /s/  CAROL B. HALLETT*
-----------------------------------  -------------------------
  Robert E. Stauth, Chairman and         Carol B. Hallett,
Chief Executive Officer (principal           Director
        executive officer)

     /s/  HARRY L. WINN, JR.*         /s/  EDWARD C. JOULLIAN
-----------------------------------            III*
Harry L. Winn, Jr., Executive Vice   -------------------------
   President and Chief Financial      Edward C. Joullian III,
   Officer (principal financial              Director
             officer)

       /s/  KEVIN J. TWOMEY*           /s/  HOWARD H. LEACH*
-----------------------------------  -------------------------
       Kevin J. Twomey, Vice         Howard H. Leach, Director
 President--Controller (principal
        accounting officer)

        /s/  JACK W. BAKER*           /s/  JOHN A. MCMILLAN*
-----------------------------------  -------------------------
      Jack W. Baker, Director            John A. McMillan,
                                             Director

       /s/  ARCHIE R. DYKES*            /s/  GUY A. OSBORN*
-----------------------------------  -------------------------
     Archie R. Dykes, Director        Guy A. Osborn, Director

*By    /s/  DAVID R. ALMOND
-----------------------------------
          David R. Almond
         ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrants have duly caused this amended registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 19th day of December, 1997.


                                          ABCO REALTY CORP.

                                          FLEMING WHOLESALE, INC.

                                          GATEWAY INSURANCE AGENCY, INC.

                                          PROGRESSIVE REALTY, INC.

                                          RFS MARKETING SERVICES, INC.

                                          SCRIVNER TRANSPORTATION, INC.

                                          SMARTRANS, INC.

                                          UNIVERSITY FOODS, INC.

                                          By        /s/  JOHN M. THOMPSON

                                            ------------------------------------

                                                     John M. Thompson,
                                                       VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on December 19, 1997.


     /s/  HARRY L. WINN, JR.*          /s/  DAVID R. ALMOND
-----------------------------------  -------------------------
 Harry L. Winn, Jr., Director and    David R. Almond, Director
             President                       and Vice
(principal executive and financial     President--Secretary
             officer)

       /s/  KEVIN J. TWOMEY*
-----------------------------------
Kevin J. Twomey, Director and Vice
  President (principal accounting
             officer)

*By    /s/  DAVID R. ALMOND
-----------------------------------
          David R. Almond
         ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 19th day of December, 1997.


                                          ABCO MARKETS, INC.

                                          By        /s/  JOHN M. THOMPSON

                                            ------------------------------------

                                                     John M. Thompson,
                                                       VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on December 19, 1997.



     /s/  EDWARD G. HILL, JR.*          /s/  HARRY L. WINN*
-----------------------------------  -------------------------
       Edward G. Hill, Jr.,          Harry L. Winn, Jr., Vice
      President and Director                 President
   (principal executive officer)       (principal financial
                                             officer)
                                       /s/  EDWARD A. GAST*
                                     -------------------------
                                      Edward A. Gast, Senior
                                          Vice President,
                                      Secretary and Treasurer
                                       (principal accounting
                                             officer)

*By    /s/  DAVID R. ALMOND
-----------------------------------
          David R. Almond
         ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 19th day of December, 1997.


                                          FLEMING FOREIGN SALES CORPORATION

                                          By        /s/  JOHN M. THOMPSON

                                            ------------------------------------

                                                     John M. Thompson,
                                                       VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on December 19, 1997.


     /s/  MARK O. NEUMEISTER*          /s/  JOHN M. THOMPSON
-----------------------------------  -------------------------
 Mark O. Neumeister, Director and     John M. Thompson, Vice
             President                 President--Treasurer
   (principal executive officer)       (principal financial
                                             officer)

       /s/  KEVIN J. TWOMEY*           /s/  DAVID R. ALMOND
-----------------------------------  -------------------------
Kevin J. Twomey, Director and Vice   David R. Almond, Director
             President                       and Vice
  (principal accounting officer)       President--Secretary

*By    /s/  DAVID R. ALMOND
-----------------------------------
          David R. Almond
         ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 19th day of December, 1997.


                                          FLEMING INTERNATIONAL, INC.

                                          By        /s/  JOHN M. THOMPSON

                                            ------------------------------------

                                                     John M. Thompson,
                                                       VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on December 19, 1997.


       /s/  WAYNE EPPERSON*            /s/  JOHN M. THOMPSON
-----------------------------------  -------------------------
     Wayne Epperson, President        John M. Thompson, Vice
   (principal executive officer)       President--Treasurer
                                       (principal financial
                                             officer)

     /s/  HARRY L. WINN, JR.*          /s/  DAVID R. ALMOND
-----------------------------------  -------------------------
   Harry L. Winn, Jr., Director      David R. Almond, Director
                                             and Vice
                                       President--Secretary

       /s/  KEVIN J. TWOMEY*
-----------------------------------
  Kevin J. Twomey, Vice President
  (principal accounting officer)

*By    /s/  DAVID R. ALMOND
-----------------------------------
          David R. Almond
         ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 19th day of December, 1997.


                                          FLEMING SUPERMARKETS
                                          OF FLORIDA, INC.

                                          By        /s/  JOHN M. THOMPSON

                                            ------------------------------------

                                                     John M. Thompson,
                                                       VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on December 19, 1997.


       /s/  DAVID R. ALMOND
-----------------------------------  -------------------------
David R. Almond, Director and Vice       Steven A. Lehto,
       President--Secretary                  President
                                       (principal executive
                                             officer)

     /s/  HARRY L. WINN, JR.*        /s/  LOUIS F. MOORE, JR.*
-----------------------------------  -------------------------
   Harry L. Winn, Jr., Director      Louis F. Moore, Jr., Vice
   (principal financial officer)       President--Controller
                                       (principal accounting
                                             officer)

*By    /s/  DAVID R. ALMOND
-----------------------------------
          David R. Almond
         ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 19th day of December, 1997.


                                          FLEMING TRANSPORTATION SERVICE, INC.

                                          By        /s/  JOHN M. THOMPSON

                                            ------------------------------------

                                                     John M. Thompson,
                                                       VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on December 19, 1997.


      /s/  E. STEPHEN DAVIS*           /s/  JOHN M. THOMPSON
-----------------------------------  -------------------------
  E. Stephen Davis, Director and      John M. Thompson, Vice
             President                 President--Treasurer
   (principal executive officer)       (principal financial
                                             officer)

       /s/  KEVIN J. TWOMEY*           /s/  DAVID R. ALMOND
-----------------------------------  -------------------------
Kevin J. Twomey, Director and Vice   David R. Almond, Director
             President                       and Vice
  (principal accounting officer)       President--Secretary

*By    /s/  DAVID R. ALMOND
-----------------------------------
          David R. Almond
         ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 19th day of December, 1997.


                                          LAS, INC.

                                          By        /s/  JOHN M. THOMPSON

                                            ------------------------------------

                                                     John M. Thompson,
                                                       VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on December 19, 1997.


       /s/  JOHN S. RUNYAN*            /s/  JOHN M. THOMPSON
-----------------------------------  -------------------------
   John S. Runyan, Director and       John M. Thompson, Vice
             President                 President--Treasurer
   (principal executive officer)       (principal financial
                                             officer)

       /s/  KEVIN J. TWOMEY*           /s/  DAVID R. ALMOND
-----------------------------------  -------------------------
Kevin J. Twomey, Director and Vice   David R. Almond, Director
             President                       and Vice
  (principal accounting officer)       President--Secretary

*By    /s/  DAVID R. ALMOND
-----------------------------------
          David R. Almond
         ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 19th day of December, 1997.


                                          PIGGLY WIGGLY COMPANY

                                          By        /s/  JOHN M. THOMPSON

                                            ------------------------------------

                                                     John M. Thompson,
                                                       VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on December 19, 1997.


       /s/  LARRY G. WRIGHT*           /s/  JOHN M. THOMPSON
-----------------------------------  -------------------------
   Larry G. Wright, Director and      John M. Thompson, Vice
             President                 President--Treasurer
   (principal executive officer)       (principal financial
                                             officer)

     /s/  HARRY L. WINN, JR.*          /s/  KEVIN J. TWOMEY*
-----------------------------------  -------------------------
   Harry L. Winn, Jr., Director        Kevin J. Twomey, Vice
                                             President
                                       (principal accounting
                                             officer)

       /s/  DAVID R. ALMOND
-----------------------------------
     David R. Almond, Director

*By    /s/  DAVID R. ALMOND
-----------------------------------
          David R. Almond
         ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 19th day of December, 1997.


                                          RETAIL SUPERMARKETS, INC.

                                          By       /s/  CARROLL L. MCLARTY*

                                            ------------------------------------

                                                    Carroll L. McLarty,
                                                         PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on December 19, 1997.


     /s/  CARROLL L. MCLARTY*         /s/  JAMES S. GRIFFIN*
-----------------------------------  -------------------------
 Carroll L. McLarty, Director and        James S. Griffin,
             President                     Director and
   (principal executive officer)     Vice President--Treasurer
                                     (principal financial and
                                        accounting officer)

*By    /s/  DAVID R. ALMOND
-----------------------------------
          David R. Almond
         ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT                                                                    PAGE NUMBER OR INCORPORATION BY
  NUMBER                                                                              REFERENCE TO
-----------                                                              ---------------------------------------
      4.10   Indenture, dated as of December 1, 1989, between Fleming    Exhibit 4 to Registration Statement No.
               Companies, Inc. and First Trust of New York National      33-29633
               Association (successor to Morgan Guaranty Trust
               Company), as Trustee, regarding Medium Term Notes

      4.11   Indenture, dated as of December 15, 1994, among Fleming     Exhibit 4.9 to Form 10-K for year ended
               Companies, Inc., the Subsidiary Guarantors named therein  December 31, 1994 and Texas Commerce Bank National Association, as
               Trustee, regarding 10 5/8% Senior Notes

      4.12   Indenture, dated as of December 15, 1994, among Fleming     Exhibit 4.10 to Form 10-K for year
               Companies, Inc., the Subsidiary Guarantors named therein  ended December 31, 1994 and Texas Commerce Bank National Association, as
               Trustee, regarding Floating Rate Senior Notes

      4.15   Agreement to furnish copies of other long-term debt         Exhibit 4.15 to Form 10-K for year
               instruments                                               ended December 28, 1996

      4.16   Credit Agreement, dated as of July 25, 1997, among Fleming  Exhibit 4.16 to Form 10-Q for quarter
               Companies, Inc., the Lenders party thereto, BancAmerica   ended July 12, 1997
               Securities, Inc., as syndication agent, Societe
               Generale, as documentation agent and The Chase Manhattan
               Bank, as administrative agent

      4.17   Security Agreement dated as of July 25, 1997, between       Exhibit 4.17 to Form 10-Q for quarter
               Fleming Companies, Inc., the company subsidiaries party   ended July 12, 1997
               thereto and The Chase Manhattan Bank, as collateral
               agent

      4.18   Pledge Agreement, dated as of July 25, 1997, among Fleming  Exhibit 4.18 to Form 10-Q for quarter
               Companies, Inc., the company subsidiaries party thereto   ended July 12, 1997
               and The Chase Manhattan Bank, as collateral agent

      4.19   Guarantee Agreement among the company subsidiaries party    Exhibit 4.19 to Form 10-Q for quarter
               thereto and The Chase Manhattan Bank, as collateral       ended July 12, 1997
               agent

      4.20   Indenture, dated as of July 25, 1997, among Fleming         Exhibit 4.20 to Form 10-Q for quarter
               Companies, Inc., the Subsidiary Guarantors named therein  ended July 12, 1997 and Manufacturers and Traders Trust Company, as Trustee,
               regarding 10 5/8% Senior Subordinated Notes due 2007

      4.21   Indenture, dated as of July 25, 1997, among Fleming         Exhibit 4.21 to Form 10-Q for quarter
               Companies, Inc., the Subsidiary Guarantors named therein  ended July 12, 1997 and Manufacturers and Traders Trust Company regarding
               10 1/2% Senior Subordinated Notes due 2004

 EXHIBIT                                                                  PAGE NUMBER OR INCORPORATION BY
 NUMBER                                                                            REFERENCE TO
---------                                                             ---------------------------------------

    4.22   Registration Rights Agreement, dated as of July 25, 1997,  Exhibit 4.22 to Form 10-Q for quarter
             among Fleming Companies, Inc., the Subsidiary            ended July 12, 1997
             Guarantors named therein and Bear, Stearns & Co. Inc.
             and the other Initial Purchasers named therein

    5      Opinion of McAfee & Taft A Professional Corporation

   10.25   Settlement Agreement between Fleming Companies, Inc. and   Exhibit 10.25 to Form 10-Q for quarter
             Furr's Supermarkets, Inc. dated October 23, 1997         ended October 4, 1997

   12      Computation of Ratio of Earnings to Fixed Charges          Exhibit 12 to Form 10-K for year ended
                                                                      December 28, 1996 and to Form 10-Q for
                                                                      quarter ended October 4, 1997.

   23.1*   Consent of Deloitte & Touche LLP

   23.2    Consent of McAfee & Taft A Professional Corporation
             (included as part of its opinion filed as Exhibit 5)

   24      Powers of Attorney

   25      Statement of Eligibility of Trustee on Form T-1 with
             respect to 10 1/2% Senior Subordinated Notes due 2004
             and 10 5/8% Senior Subordinated Notes due 2007

   99.1    Form of Letter of Transmittal

   99.2    Form of Notice of Guaranteed Delivery

   99.3 Form of Letter to brokers, etc. from Fleming Companies, Inc.

   99.4 Form of Letter of registered holder to beneficial owner and instruction of beneficial owner

   99.5    Guidelines for Certification of Taxpayer Identification
             Number on Substitute Form W-9


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* Filed herewith.